                                               Filed Pursuant to Rule 424(b)(5)
                                               Registration File No.: 333-118739

           PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED DECEMBER 23, 2004

                           $583,800,000 (APPROXIMATE)
                    RENAISSANCE HOME EQUITY LOAN TRUST 2004-4
            HOME EQUITY LOAN ASSET-BACKED CERTIFICATES, SERIES 2004-4
                      RENAISSANCE MORTGAGE ACCEPTANCE CORP.
                                    Depositor

                             WELLS FARGO BANK, N.A.
                  Master Servicer and Securities Administrator

                             OCWEN FEDERAL BANK FSB
                                    Servicer
                             ----------------------

YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE S-9 IN THIS
PROSPECTUS SUPPLEMENT.

The certificates are obligations only of the trust.

The mortgage loans are not insured or guaranteed by any governmental agency or by any other person.

CERTIFICATES OFFERED
o    Classes of asset-backed certificates listed below

ASSETS
o    Fixed and adjustable rate, first and second lien, sub-prime residential mortgage loans

CREDIT ENHANCEMENT
o    Excess interest;
o    Overcollateralization;
o    Cross-collateralization; and
o    Subordination

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS
PROSPECTUS SUPPLEMENT OR THE ATTACHED PROSPECTUS IS ACCURATE OR COMPLETE. MAKING
ANY CONTRARY REPRESENTATION IS A CRIMINAL OFFENSE.

============================== ================================== =================================
                                         INITIAL CLASS                    CERTIFICATE RATE
                                      CERTIFICATE BALANCE
------------------------------ ---------------------------------- ---------------------------------

Class AV-1.................              $ 53,000,000                        Adjustable
------------------------------ ---------------------------------- ---------------------------------
Class AV-2.................              $ 31,800,000                        Adjustable
------------------------------ ---------------------------------- ---------------------------------
Class AV-3.................              $  9,700,000                        Adjustable
------------------------------ ---------------------------------- ---------------------------------
Class MV-1.................              $ 10,800,000                        Adjustable
------------------------------ ---------------------------------- ---------------------------------
Class MV-2.................              $  6,600,000                        Adjustable
------------------------------ ---------------------------------- ---------------------------------
Class MV-3.................              $  4,380,000                        Adjustable
------------------------------ ---------------------------------- ---------------------------------
Class MV-4.................              $  1,200,000                        Adjustable
------------------------------ ---------------------------------- ---------------------------------
Class AF-1.................              $139,760,000                        Adjustable
------------------------------ ---------------------------------- ---------------------------------
Class AF-2.................              $ 72,000,000                          3.856%
------------------------------ ---------------------------------- ---------------------------------
Class AF-3.................              $ 64,000,000                          4.154%
------------------------------ ---------------------------------- ---------------------------------
Class AF-4.................              $ 53,400,000                          4.876%
------------------------------ ---------------------------------- ---------------------------------
Class AF-5.................              $ 35,720,000                          5.493%
------------------------------ ---------------------------------- ---------------------------------
Class AF-6.................              $ 34,000,000                          4.754%
------------------------------ ---------------------------------- ---------------------------------
Class MF-1.................              $ 13,920,000                          5.188%
------------------------------ ---------------------------------- ---------------------------------
Class MF-2.................              $ 13,200,000                          5.318%
------------------------------ ---------------------------------- ---------------------------------
Class MF-3.................              $  7,680,000                          5.417%
------------------------------ ---------------------------------- ---------------------------------
Class MF-4.................              $  6,720,000                          5.586%
------------------------------ ---------------------------------- ---------------------------------
Class MF-5.................              $  6,240,000                          5.685%
------------------------------ ---------------------------------- ---------------------------------
Class MF-6.................              $  5,280,000                          5.834%
------------------------------ ---------------------------------- ---------------------------------
Class MF-7.................              $  4,800,000                          5.983%
------------------------------ ---------------------------------- ---------------------------------
Class MF-8.................              $  4,800,000                          6.082%
------------------------------ ---------------------------------- ---------------------------------
Class MF-9.................              $  4,800,000                          6.250%
------------------------------ ---------------------------------- ---------------------------------
Total......................              $583,800,000
------------------------------ ---------------------------------- ---------------------------------

         The initial class certificate balances are subject to a variance of plus or minus 5%.

         The certificate rates on the offered certificates are subject to a net rate cap and will increase after the optional termination date as described in this prospectus supplement. The certificate rates on the adjustable rate certificates may adjust on each distribution date based on changes in the level of the London Interbank Offered Rate for one-month U.S. dollar deposits.

         The underwriters will offer the offered certificates from time to time to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The proceeds to the depositor from the sale of the offered certificates, before deducting expenses, will be approximately
$582,057,000, plus accrued interest in the case of the fixed rate certificates.
Each underwriter's commission will be the positive difference between the price it pays to the depositor for the offered certificates and the amount it receives from the sale of the offered certificates to the public. See "Underwriting" in this prospectus supplement.

         Subject to the satisfaction of specific conditions, the underwriters named below will purchase the offered certificates from the depositor. The offered certificates will be issued in book-entry form only on or about December
29, 2004.

                             ----------------------

                              RBS GREENWICH CAPITAL

CITIGROUP                                               FRIEDMAN BILLINGS RAMSEY
                                December 23, 2004

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
                    PROSPECTUS SUPPLEMENT AND THE PROSPECTUS

         We provide information to you about the offered certificates in two separate documents that provide progressively more detail:

                  this prospectus supplement, which describes the specific terms of your series of certificates; and

                  the prospectus, which provides general information, some of which may not apply to your series of certificates.

         IF THE DESCRIPTION OF YOUR CERTIFICATES IN THIS PROSPECTUS SUPPLEMENT
DIFFERS FROM THE RELATED DESCRIPTION IN THE PROSPECTUS, YOU SHOULD RELY ON THE
INFORMATION IN THIS PROSPECTUS SUPPLEMENT.

                                TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

                                                 PAGE
                                                 ----

PROSPECTUS

                                                 PAGE
                                                 ----

Incorporation of Certain Documents

         You should rely only on the information contained or incorporated by reference in this prospectus supplement and the prospectus. We have not authorized anyone to provide you with different information.

         We are not offering the Home Equity Loan Asset-Backed Certificates,
Series 2004-4 in any state where the offer is not permitted.

         Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the Home Equity Loan Asset-Backed Certificates, Series 2004-4
and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the Home Equity Loan Asset-Backed Certificates, Series 2004-4
will be required to deliver a prospectus supplement and prospectus for ninety days following the date of this prospectus supplement.

                                      S-2

                                     SUMMARY

         This section gives a brief summary of the information contained in this prospectus supplement. The summary does not include all of the important information about the offered certificates. We recommend that you review carefully the more detailed information in this prospectus supplement and in the prospectus.

TITLE OF CERTIFICATES................     Home Equity Loan Asset-Backed
                                          Certificates, Series 2004-4.

ISSUER...............................     Renaissance Home Equity Loan Trust
                                          2004-4.

DEPOSITOR............................     Renaissance Mortgage Acceptance Corp.

SELLER...............................     Delta Funding Corporation.

MASTER SERVICER......................     Wells Fargo Bank, N.A.

SECURITIES ADMINISTRATOR.............     Wells Fargo Bank, N.A.

SERVICER.............................     Ocwen Federal Bank FSB.

TRUSTEE..............................     HSBC Bank USA, National Association.

CUSTODIAN............................     Wells Fargo Bank, N.A.

CAP PROVIDER.........................     The Royal Bank of Scotland plc.

CUT-OFF DATE.........................     For any mortgage loan delivered on the
                                          closing date, the later of (x) the
                                          close of business on December 1, 2004,
                                          and (y) the date of origination of
                                          that mortgage loan.

CLOSING DATE.........................     On or about December 29, 2004.

DISTRIBUTION DATES...................     The 25th day of each month or, if that
                                          day is not a business day, the next
                                          business day, beginning in January
                                          2005.

RECORD DATES.........................     With respect to any distribution date
                                          and any class of adjustable rate
                                          certificates, the business day before
                                          the applicable distribution date, so
                                          long as such class of certificates
                                          remains in book-entry form. With
                                          respect to any distribution date and
                                          the fixed rate certificates, the last
                                          business day of the month before the
                                          month in which the applicable
                                          distribution date occurs.

FINAL SCHEDULED DISTRIBUTION DATES...     The final scheduled distribution date
                                          for each class of offered certificates
                                          is the distribution date in February
                                          2035.

                                      S-3

CERTIFICATE RATES....................     The certificate rate for each class of
                                          adjustable rate certificates will be
                                          the sum of one-month LIBOR plus the
                                          applicable certificate margin subject,
                                          in each case, to the related Net Rate
                                          Cap (as defined below under
                                          "Description of the
                                          Certificates--Glossary"). The
                                          certificate margins are as follows:

                                                      CERTIFICATE MARGIN
                                                      ------------------
     CLASS                                             (1)         (2)
     -----                                            ------     ------
     Class AV-1..................................     0.180%     0.360%
     Class AV-2..................................     0.360%     0.720%
     Class AV-3..................................     0.500%     1.000%
     Class MV-1..................................     0.650%     0.975%
     Class MV-2..................................     1.100%     1.650%
     Class MV-3..................................     1.800%     2.700%
     Class MV-4..................................     3.000%     4.500%
     Class AF-1..................................     0.200%     0.400%
     ---------------
     (1) Prior to or on the optional termination date.

     (2) After the optional termination date.

     The certificate rate for each class of fixed rate certificates will be the applicable fixed interest rate listed in the table below, subject to the related Net Rate Cap. The fixed interest rates are as follows:

                                                        INTEREST RATE
                                                        -------------
     CLASS                                             (1)         (2)
     -----                                            ------     ------
     Class AF-2..................................     3.856%     4.356%
     Class AF-3..................................     4.154%     4.654%
     Class AF-4..................................     4.876%     5.376%
     Class AF-5..................................     5.493%     5.993%
     Class AF-6..................................     4.754%     5.254%
     Class MF-1..................................     5.188%     5.688%
     Class MF-2..................................     5.318%     5.818%
     Class MF-3..................................     5.417%     5.917%
     Class MF-4..................................     5.586%     6.086%
     Class MF-5..................................     5.685%     6.185%
     Class MF-6..................................     5.834%     6.334%
     Class MF-7..................................     5.983%     6.483%
     Class MF-8..................................     6.082%     6.582%
     Class MF-9..................................     6.250%     6.750%
     ---------------

     (1)  Prior to or on the optional termination date.

     (2)  After the optional termination date.

     See "Description of the Certificates--Certificate rates" in this prospectus supplement.

                                      S-4

DESIGNATIONS

Each class of certificates will have different characteristics. Some of those characteristics are reflected in the following general designations. These designations are used in this prospectus supplement and the prospectus to provide a better understanding to potential investors.

     Offered Certificates

Class AV-1, class AV-2, class AV-3, class MV-1, class MV-2, class MV-3, class
MV-4, class AF-1, class AF-2, class AF-3, class AF-4, class AF-5, class AF-6, class MF-1, class MF-2, class MF-3, class MF-4, class MF-5, class MF-6, class
MF-7, class MF-8 and class MF-9 certificates.

     Adjustable Rate Certificates

Class AV, class MV and class AF-1 certificates.

     Fixed Rate Certificates

Class AF certificates (other than the class AF-1 certificates) and class MF certificates.

     Group I Certificates

Class AV and class MV certificates.

     Group II Certificates

Class AF and class MF certificates.

     Certificate Group

Group I certificates or Group II certificates, as applicable.

     Class AV Certificates

Class AV-1, class AV-2 and class AV-3 certificates.

     Class AF Certificates

Class AF-1, class AF-2, class AF-3, class AF-4, class AF-5 and class AF-6 certificates.

     Class MV Certificates

Class MV-1, class MV-2, class MV-3 and class MV-4 certificates

     Class MF Certificates

Class MF-1, class MF-2, class MF-3, class MF-4, class MF-5, class MF-6, class
MF-7, class MF-8 and class MF-9 certificates

     Group I Mortgage Loans

All mortgage loans bearing interest at adjustable rates, including mortgage loans that bear interest at rates that are fixed for two years or three years before beginning to adjust.

     Group II Mortgage Loans

All mortgage loans bearing interest at fixed rates.

     Book-Entry Certificates

All classes of offered certificates.

     Senior Certificates

Class AV and class AF certificates.

     Subordinate Certificates

Class MV and class MF certificates.

OFFERED CERTIFICATES

     Ratings

The offered certificates will not be issued unless they receive ratings at least as high as those set forth below from Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and Moody's Investors Service,
Inc., each referred to in this prospectus supplement as Standard & Poor's and
Moody's, respectively:

                                      S-5

                    STANDARD &
CLASS                 POOR'S      MOODY'S
----------------      ------      -------

AV-1............        AAA         Aaa
AV-2............        AAA         Aaa
AV-3............        AAA         Aaa
MV-1............        AA          Aa2
MV-2............         A           A2
MV-3............        BBB         Baa2
MV-4............       BBB-         Baa3
AF-1............        AAA         Aaa
AF-2............        AAA         Aaa
AF-3............        AAA         Aaa
AF-4............        AAA         Aaa
AF-5............        AAA         Aaa
AF-6............        AAA         Aaa
MF-1............        AA+         Aa1
MF-2............        AA          Aa2
MF-3............        AA-         Aa3
MF-4............        A+           A1
MF-5............         A           A2
MF-6............        A-           A3
MF-7............       BBB+         Baa1
MF-8............        BBB         Baa2
MF-9............       BBB-         Baa3

See "Ratings" in this prospectus supplement.

     Interest Distributions

On each distribution date, each class of offered certificates will be entitled to interest in an amount equal to:

o    the applicable certificate rate, multiplied by

o    the applicable class principal balance on the day before that distribution date, multiplied by

o    the actual number of days in the related interest accrual period in the case of the adjustable rate certificates, or 30 in the case of the fixed rate certificates, divided by 360, minus

o    the pro rata share for that class of any civil relief act interest shortfalls allocated to the offered certificates, plus

o    any unpaid interest amounts for that class from prior distribution dates, plus

o    interest earned during the related interest accrual period on applicable unpaid interest amounts at the applicable certificate rate.

     Interest Accrual Period

The interest accrual period with respect to the adjustable rate certificates will be the period from the prior distribution date or, in the case of the first distribution date, from the closing date, to the day before the applicable distribution date.

The interest accrual period with respect to the fixed rate certificates will be the calendar month prior to the month in which the applicable distribution date occurs.

     Interest Calculations

Actual/360 for the adjustable rate certificates, and 30/360 for the fixed rate certificates.

     Class Principal Balances

The initial class principal balances of the offered certificates set forth on the cover page of this prospectus supplement are subject to a permitted variance of plus or minus 5%.

     Principal Distributions

The securities administrator will distribute principal of the classes of offered certificates in the priority discussed under the caption "Description of the
Certificates--Distribution priorities" in this prospectus supplement.

The class AF-6 certificate is a "lock-out" certificate. The class AF-6 certificates are generally not entitled to receive distributions of principal until the distribution date in January 2008. For each distribution date on or after the distribution date in January 2008, the class AF-6 certificates will be entitled to receive an increasing percentage of that class's proportionate share of principal distributable to the class AF certificates, based on a schedule.

     Minimum Denominations

The offered certificates are offered in minimum denominations of $25,000 and in integral multiples of $1 in excess thereof.

     Form

All of the offered certificates will be in book-entry form.

     SMMEA Eligibility

The class AV, class MV-1, class MV-2 and class MV-3 certificates will constitute
"mortgage related securities" for purposes of SMMEA. The class AF,

                                      S-6

class MF and class MV-4 certificates will not constitute "mortgage related securities" for purposes of SMMEA.

OTHER CERTIFICATES

The trust will issue senior class P certificates, subordinated class BIO certificates and residual certificates. The depositor is not offering these classes to the public pursuant to this prospectus supplement and the prospectus.

THE MORTGAGE LOANS

     Statistic Calculation Mortgage Loans

Set forth below is selected information about the mortgage loans that have been identified by the depositor to be sold to the trust on the closing date, called the statistic calculation mortgage loans. The information in this prospectus supplement with respect to each statistic calculation mortgage loan is based on information for that statistic calculation mortgage loan as of its related cut-off date, called the statistic calculation date. On the closing date, additional mortgage loans may be delivered to the trust. Any additional mortgage loans are expected to consist of first lien or second lien, fixed rate mortgage loans, and first lien, adjustable rate mortgage loans. The statistic calculation mortgage loans, together with any additional mortgage loans, will constitute the mortgage loans.

     Statistic Calculation Mortgage Pool

Number of loans                                    3,966
Aggregate principal balance                 $599,998,569
Range of principal balances          $19,974 to $779,273
Average principal balance                       $151,286
Range of interest rates                  4.99% to 12.14%
Weighted average interest rate                    7.817%
Range of original CLTV                    11.50% to 100%
Weighted average original CLTV                    77.20%
Range of original term to stated
   maturity (months)                           60 to 360
Weighted average original term to
   stated maturity (months)                          330
Range of remaining term to stated
   maturity (months)                           58 to 360
Weighted average remaining term to
   stated maturity (months)                          330
Range of loan ages (months)                       0 to 4
Weighted average loan age (months)                  0.73
Range of credit scores                        432 to 872
Weighted average credit score                        627
Subject to prepayment penalties                   75.98%
Fixed rate                                        80.00%
Adjustable rate                                   20.00%
First lien                                        98.47%
Second lien                                        1.53%

     Group I Mortgage Loans

Number of loans                                      764
Aggregate principal balance                 $119,999,181
Range of principal balances          $27,936 to $693,750
Average principal balance                       $157,067
Range of interest rates                  4.99% to 11.49%
Weighted average interest rate                    7.966%
Range of original CLTV                    18.03% to 100%
Weighted average original CLTV                    79.14%
Range of original term to stated
   maturity (months)                          240 to 360
Weighted average original term to
   stated maturity (months)                          359
Range of remaining term to stated
   maturity (months)                          237 to 360
Weighted average remaining term to
   stated maturity (months)                          359
Range of loan ages (months)                       0 to 4
Weighted average loan age (months)                  0.79
Range of credit scores                        432 to 806
Weighted average credit score                        601
Subject to prepayment penalties                   58.02%
First lien                                       100.00%
Second lien                                        0.00%

     Group II Mortgage Loans

Number of loans                                    3,202
Aggregate principal balance                 $479,999,388
Range of principal balances          $19,974 to $779,273
Average principal balance                       $149,906
Range of interest rates                  5.50% to 12.14%
Weighted average interest rate                    7.779%
Range of original CLTV                    11.50% to 100%
Weighted average original CLTV                    76.71%
Range of original term to stated
   maturity (months)                           60 to 360
Weighted average original term to
   stated maturity (months)                          323
Range of remaining term to stated
   maturity (months)                           58 to 360
Weighted average remaining term to
   stated maturity (months)                          322
Range of loan ages (months)                       0 to 4
Weighted average loan age (months)                  0.72
Range of credit scores                        439 to 872
Weighted average credit score                        634
Subject to prepayment penalties                   80.47%
First lien                                        98.09%
Second lien                                        1.91%

                                      S-7

CREDIT ENHANCEMENT

Credit enhancement refers to a mechanism that is intended to protect the holders of specific classes of certificates against losses due to defaults by the borrowers under the mortgage loans.

The offered certificates, other than the class MV-4 and class MF-9 certificates, have the benefit of four types of credit enhancement:

o    the use of excess interest to cover losses and to maintain the required amount of overcollateralization,

o    the use of overcollateralization to cover losses,

o    cross-collateralization of the two loan groups, and

o    subordination of distributions on the class or classes of certificates with lower relative payment priorities.

The class MV-4 and class MF-9 certificates, which have the lowest relative payment priority with respect to Group I and Group II certificates, respectively, have the benefit of only the first three forms of credit enhancement.

It is a condition to the issuance of the certificates on the closing date that the required overcollateralization amount with respect to each mortgage loan group be met.

Except in very limited circumstances related to cross-collateralization, (a) the class MV certificates will provide credit enhancement only to the more senior classes of class MV certificates and the class AV certificates and (b) the class
MF certificates will provide credit enhancement only to the more senior class of class MF certificates and the class AF certificates.

GROUP I INTEREST RATE CAP AGREEMENT

Under the Group I interest rate cap agreement, the cap provider may be required to make a payment on each interest rate cap agreement payment date, commencing in January 2005. The last interest rate cap agreement payment date for the Group
I interest rate cap agreement occurs in November 2007. Any amounts received under the Group I interest rate cap agreement will be available to pay net rate cap carryover amounts with respect to the Group I certificates. See "The Pooling and Servicing Agreement--The Group I interest rate cap agreement" and "--Net rate cap fund" in this prospectus supplement.

OPTIONAL TERMINATION BY DFC ACCEPTANCE CORPORATION

DFC Acceptance Corporation, an affiliate of the seller and the depositor, may, at its option, but subject to certain conditions set forth in the pooling and servicing agreement, terminate the trust on any distribution date when the aggregate principal balance of the mortgage loans is less than 10% of the aggregate principal balance of the mortgage loans as of the cut-off date.

FEDERAL INCOME TAX CONSIDERATIONS

The trust will make separate elections to treat segregated pools of its assets as "real estate mortgage investment conduits," creating a tiered REMIC structure. The offered certificates (excluding any rights to receive net rate cap carryover) will be designated as "regular interests" in a REMIC and will be treated as debt instruments of a REMIC for federal income tax purposes.

For further information regarding the federal income tax consequences of investing in the offered certificates, see "Federal Income Tax Considerations"
in this prospectus supplement and in the prospectus.

ERISA CONSIDERATIONS

The offered certificates may be purchased by persons investing the assets of employee benefit plans or other retirement arrangements subject to the Employee
Retirement Income Security Act of 1974, as amended, and/or Section 4975 of the
Internal Revenue Code of 1986, as amended, subject to certain considerations described in this prospectus supplement.

                                      S-8

                                  RISK FACTORS

     An investment in the offered certificates involves significant risks.
Before you decide to invest in the offered certificates, we recommend that you carefully consider the following risk factors. Unless otherwise specified, all references to percentages and dollar amounts of mortgage loans refer to the statistic calculation mortgage loans as defined in this prospectus supplement under "Description of the Mortgage Loans--General."

YOU MAY HAVE DIFFICULTY SELLING YOUR CERTIFICATES

     The offered certificates will not be listed on any securities exchange. As a result, if you wish to sell your certificates, you will have to find a purchaser that is willing to purchase your certificates. The underwriters intend to make a secondary market for the offered certificates by offering to buy the offered certificates from investors that wish to sell. However, the underwriters will not be obligated to make offers to buy the offered certificates and may stop making offers at any time. In addition, the prices offered, if any, may not reflect prices that other potential purchasers, were they to be given the opportunity, would be willing to pay. There have been times in the past where there have been very few buyers of similar asset-backed securities, and there may be similar times in the future. As a result, you may not be able to sell your certificates when you wish to do so or you may not be able to obtain the price you wish to receive.

CERTAIN FEATURES OF THE MORTGAGE LOANS MAY RESULT IN LOSSES OR CASH FLOW
SHORTFALLS

     There are a number of features of the mortgage loans that create risks of loss, including the following:

         THE BORROWERS HAVE LESS THAN PERFECT CREDIT AND MAY BE MORE LIKELY TO
         DEFAULT. The seller's underwriting standards are less restrictive than those of Fannie Mae or Freddie Mac with respect to a borrower's credit history and other factors. A derogatory credit history or a lack of credit history will not necessarily prevent the seller from making a loan but may reduce the size or the loan-to-value ratio of the loan the seller will make. As a result of these less restrictive standards, the trust may experience higher rates of delinquencies, defaults and losses than if the mortgage loans were underwritten in a more traditional manner.

         NEWLY ORIGINATED MORTGAGE LOANS MAY BE MORE LIKELY TO DEFAULT WHICH MAY
         CAUSE LOSSES. Defaults on mortgage loans tend to occur at higher rates during the early years of the mortgage loans. Substantially all of the mortgage loans will have been originated within three months prior to the sale to the trust. As a result, the trust may experience higher rates of defaults than if the mortgage loans had been outstanding for a longer period of time.

         DEFAULTS ON SECOND LIEN MORTGAGE LOANS MAY RESULT IN MORE SEVERE
         LOSSES. None of the Group I statistic calculation mortgage loans and approximately 1.91% of the Group II statistic calculation mortgage loans are secured by second liens on the related property. If a borrower on a mortgage loan secured by a second lien defaults, the trust's rights to proceeds on liquidation of the related property are subordinate to the rights of the holder of the first lien on the related property. There may not be enough proceeds to pay both the first lien and the second lien, and the trust would suffer a loss.

         ADDITIONAL MORTGAGE LOANS MAY HAVE CHARACTERISTICS THAT DIFFER FROM
         THOSE OF THE STATISTIC CALCULATION MORTGAGE LOANS WHICH MAY REDUCE YOUR
         YIELD TO MATURITY. Additional mortgage loans may have characteristics that differ from those of the statistic calculation mortgage loans which may reduce your yield to maturity. Following the transfer of any additional mortgage loans to the trust, the characteristics of the mortgage loans may differ from the information presented in this prospectus supplement. The characteristics that may differ include, among others, the composition of the mortgage loans and of the borrowers of the mortgage loans, the credit quality of the mortgage loans, the distribution by interest rate, the distribution by principal balance, the distribution by loan-to-value ratio and the distribution by remaining term to stated maturity. We

                                      S-9

         recommend that you consider potential variances when making your investment decision concerning the offered certificates.

         THE CONCENTRATION OF MORTGAGE LOANS IN SPECIFIC GEOGRAPHIC AREAS MAY
         INCREASE THE RISK OF LOSS. Economic conditions in the states where borrowers reside may affect the delinquency, loss and foreclosure experience of the trust with respect to the mortgage loans.
         Approximately 15.54%, 13.65%, 11.29%, 8.62%, 5.93%, 5.52% and 5.12% of
         the Group I statistic calculation mortgage loans are secured by properties in New Jersey, Massachusetts, Illinois, Florida,
         Pennsylvania, Ohio and New York, respectively, and approximately 34.71%
         and 5.72% of the Group II statistic calculation mortgage loans are secured by properties in New York and New Jersey, respectively. No other state constituted more than 5% of the statistic calculation date principal balances of either statistic calculation mortgage loan group.
         These states may suffer economic problems or reductions in market values for residential properties that are not experienced in other states. Because of the concentration of mortgage loans in these states, those types of problems may have a greater effect on the offered certificates than if borrowers and properties were more spread out in different geographic areas.

         Hurricanes, which have struck the southeast portion of the United
         States during the months of August and September 2004, may have adversely affected any mortgaged properties located in that area. The seller will make a representation and warranty that no mortgaged property is subject to any substantial damage as of the closing date.
         We do not know how many mortgaged properties have been or may be affected by the hurricanes. No assurance can be given as to the effect of this event on the rate of delinquencies and losses on the mortgage loans secured by mortgaged properties that were or may be affected by the hurricanes. Any adverse impact as a result of this event may be borne by the holders of the offered certificates, particularly if the seller fails to repurchase any mortgage loan that breaches this representation and warranty. The servicer maintains servicing operations in Florida and no assurance can be given as to the effect of the hurricanes on the servicer's servicing operations. Any adverse impact as a result of this event may be borne by the holders of the offered certificates.

SIMULTANEOUS SECOND LIEN RISK

     With respect to several first lien mortgage loans, at the time of origination of such first lien mortgage loan, the seller also originated a second lien mortgage loan that will not be included in the trust. With respect to those mortgage loans, foreclosure frequency may be increased relative to mortgage loans that were originated without a simultaneous second lien since mortgagors have less equity in the mortgaged property. Investors should also note that any mortgagor may obtain secondary financing at any time subsequent to the date of origination of their mortgage loan from the seller or from any other lender.

YOUR YIELD TO MATURITY MAY BE REDUCED BY PREPAYMENTS AND DEFAULTS

     The pre-tax yield to maturity on your investment is uncertain and will depend on a number of factors, including the following:

         THE RATE OF RETURN OF PRINCIPAL IS UNCERTAIN. The amount of distributions of principal of the offered certificates and the time when those distributions are received depend on the amount and the times at which borrowers make principal payments on the mortgage loans.
         Those principal payments may be regularly scheduled payments or unscheduled payments resulting from prepayments or defaults of the mortgage loans. The rate of prepayment may be affected by the credit standings of the borrowers. If a borrower's credit standing improves, that borrower may be able to refinance his existing loan on more favorable terms. If a borrower's credit standing declines, the borrower may not be able to refinance or make a payment.

         All of the Group I statistic calculation mortgage loans have fixed interest rates for two or three years after origination and then adjust to the sum of six-month LIBOR and a specified margin as set forth in the related mortgage note. Those mortgage loans may have a higher level of

                                      S-10

         prepayments as they approach their initial adjustment dates because the borrowers may want to avoid periodic changes to their monthly payments.

         YOU MAY BE UNABLE TO REINVEST DISTRIBUTIONS IN COMPARABLE INVESTMENTS.
         Asset-backed securities, like the offered certificates, usually produce more returns of principal to investors when market interest rates fall below the interest rates on the mortgage loans and produce less returns of principal when market interest rates rise above the interest rates on the mortgage loans. If borrowers refinance their mortgage loans as a result of lower interest rates, you will receive an unanticipated payment of principal. As a result, you are likely to receive more money to reinvest at a time when other investments generally are producing a lower yield than that on the offered certificates, and are likely to receive less money to reinvest when other investments generally are producing a higher yield than that on the offered certificates. You will bear the risk that the timing and amount of distributions on your offered certificates will prevent you from attaining your desired yield.

         LIMITATIONS ON CERTIFICATE RATES WILL AFFECT YOUR YIELD TO MATURITY.
         The rate at which interest accrues on each class of offered certificates is subject to a net rate cap. The certificate rate on any distribution date for any class of offered certificates is equal to the lesser of the related Net Rate Cap (as defined below under "Description of the Certificates--Glossary") and (a) with respect to the adjustable rate certificates, the sum of one-month LIBOR plus the applicable certificate margin or (b) with respect to the fixed rate certificates, the applicable fixed rate of interest for such class of certificates.
         If mortgage loans with relatively higher loan rates prepay, the related
         Net Rate Cap on these classes of offered certificates may be lower than otherwise would be the case. In this event, it is possible that the holders of the related offered certificates would not receive payments of interest at their respective stated certificate rates. Your investment in the Group I certificates also involves the risk that the level of one-month LIBOR may change (a) while the interest rates on the
         Group I mortgage loans will not adjust for a specified period of time after origination or (b) in a direction or at a rate that is different from the level of the index used to determine the interest rates on the
         Group I mortgage loans. Your investment in the class AF-1 certificates also involves the risk that the level of one-month LIBOR may change while the interest rates on the Group II mortgage loans do not adjust.
         Although you may be entitled to receive any net rate cap carryover, there is no assurance that sufficient funds would be available on the related or on future distribution dates. The ratings on the certificates do not address the likelihood of your receipt of any net rate cap carryover.

VALUATION OF MORTGAGE PROPERTIES MAY BE DIFFICULT IF THE RELATED MORTGAGE LOANS
WERE ORIGINATED BY USING AN INSURED AUTOMATED VALUATION MODEL

     Some of the mortgage loans were originated using an insured automated valuation model, referred to as an insured AVM. Although the values of the mortgaged properties are insured by the AVM insurer, recovery is dependent on establishing the actual value of the applicable mortgaged property at the time the related mortgage loan was originated. Because a substantial amount of time may have passed between the date of origination of the applicable mortgage loan and the liquidation of the mortgaged property, it may be difficult to establish the actual value of the related mortgaged property retrospectively.

THE SUBORDINATE CERTIFICATES WILL ABSORB CASH SHORTFALLS BEFORE THE SENIOR
CERTIFICATES

     The subordinate certificates will not receive any distributions of interest until the senior certificates in the related certificate group receive their interest distributions and will not receive any distributions of principal until the senior certificates in the related certificate group receive their principal distributions. In addition, the subordinate certificates will not receive any payments of principal until the earlier to occur of: (a) the distribution date on which the aggregate principal balance of the senior certificates in the related certificate group has been reduced to zero, and (b) the later to occur of: (1) the distribution date in January 2008, and (2) the date on which certain tests have been met. If available funds are insufficient to make all of the required distributions on the offered certificates, one or more classes of subordinate certificates may not receive all or a portion of their distributions. In addition, losses due to defaults by borrowers in a mortgage loan group, to the extent not covered by the amount of excess interest and

                                      S-11

overcollateralization at that time, will be allocated to the related subordinate certificates in the reverse order of payment priority. Any allocation of a loss to a class of subordinate certificates will reduce the amount of interest and principal they will receive. Any such losses will be reimbursed only to the extent of future amounts of excess interest available for distribution as described in this prospectus supplement under "Description of the
Certificates--Distribution priorities" or to the extent the class principal balance of a class of subordinate certificates is increased by a subsequent recovery as described in this prospectus supplement under "Description of the
Certificates--Allocation of realized losses." Distributions to the class MV certificates are made in the following order: first to the class MV-1 certificates, second, to the class MV-2 certificates, third, to the class MV-3 certificates, and fourth, to the class MV-4 certificates, and losses are allocated to the class MV certificates in the reverse order, commencing with the class MV-4 certificates. Distributions to the class MF certificates are made in the following order: first, to the class MF-1 certificates, second, to the class
MF-2 certificates, third, to the class MF-3 certificates, fourth, to the class
MF-4 certificates, fifth, to the class MF-5 certificates, sixth, to the class
MF-6 certificates, seventh, to the class MF-7 certificates, eighth, to the class
MF-8 certificates, and ninth, to the class MF-9 certificates, and losses are allocated to the class MF certificates in the reverse order, commencing with the class MF-9 certificates. The class MV-1 and class MF-1 certificates receive distributions before, and are allocated losses after, the other classes of related subordinate certificates. Conversely, the class MV-4 and class MF-9 certificates receive distributions after, and are allocated losses before, the other classes of related subordinate certificates. As a result, the class MV-4 and class MF-9 certificates will be affected to the largest degree by any losses on the related mortgage loans. The source of distributions to each class of subordinate certificates in a certificate group is generally limited to the amounts collected with respect to the mortgage loans in the related mortgage loan group.

INTEREST GENERATED BY THE MORTGAGE LOANS MAY NOT BE ENOUGH TO MAINTAIN
OVERCOLLATERALIZATION

     The mortgage loans are expected to generate more interest than is needed to distribute interest owed on the offered certificates and to pay certain fees and expenses of the trust. Any remaining interest generated by the mortgage loans will then be used to cover losses that occur on the mortgage loans. After these financial obligations of the trust are met, the available excess interest generated by the mortgage loans will be used to maintain or restore overcollateralization. While it is a condition to the issuance of the certificates on the closing date that the initial required levels of overcollateralization be met, we cannot assure you that enough excess interest will be generated to maintain the required levels of overcollateralization. The factors described below will affect the amount of interest that the mortgage loans will generate:

     o    Every time a mortgage loan is prepaid in full or in part, liquidated or written off, excess interest may be reduced because the mortgage loan will no longer be outstanding and generating interest or, in the case of prepayments in part, will be generating less interest;

     o    If the rates of delinquencies, defaults or losses on the mortgage loans turn out to be higher than expected, excess interest will be reduced by the amount needed to compensate for any shortfalls in cash available to make the required distributions on the offered certificates; and

     o    If prepayments, defaults and liquidations occur more rapidly on the mortgage loans with relatively higher interest rates than on the mortgage loans with relatively lower interest rates, the amount of excess interest generated by the mortgage loans will be less than would otherwise be the case.

IMPACT OF WORLD EVENTS

     The economic impact of the United States' military operations in Iraq, as well as the possibility of any terrorist attacks in response to these operations, is uncertain, but could have a material effect on general economic conditions, consumer confidence and market liquidity. No assurance can be given as to the effect of these events on consumer confidence and the performance of the mortgage loans. The holders of the certificates would bear any adverse impact resulting from these events. United States military operations also may increase the likelihood of shortfalls under the Servicemembers Civil Relief Act, called the Civil Relief Act, or similar state laws. Interest shortfalls resulting from the application of the Civil Relief Act or similar state laws in a mortgage loan group, will not be absorbed by excess interest or by the related subordinate certificates. Instead, each class of related certificates, including each class of related offered certificates, will bear a pro rata share of any such shortfalls as described herein.

                                      S-12

ENVIRONMENTAL CONDITIONS AFFECTING THE MORTGAGED PROPERTIES MAY RESULT IN LOSSES

     Real property pledged as security to a lender may be subject to environmental risks. Under the laws of some states, contamination of a property may give rise to a lien on the property to assure the costs of clean-up. In several states, this type of lien has priority over the lien of an existing mortgage or owner's interest against real property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response,
Compensation, and Liability Act of 1980, a lender may be liable, as an owner or operator, for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether or not the environmental damage or threat was caused by a prior owner. A lender also risks liability on foreclosure of the mortgaged property.

VIOLATIONS OF CONSUMER PROTECTION LAWS MAY RESULT IN LOSSES

     Applicable state laws generally regulate interest rates and other charges and require specific disclosures. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans.

     The mortgage loans are also subject to federal laws, including:

          (1) the federal Truth in Lending Act and Regulation Z promulgated under the Truth in Lending Act, which require particular disclosures to the borrowers regarding the terms of the mortgage loans;

          (2) the Equal Credit Opportunity Act and Regulation B promulgated under the Equal Credit Opportunity Act, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the
     Consumer Credit Protection Act, in the extension of credit;

          (3) the Americans with Disabilities Act, which, among other things, prohibits discrimination on the basis of disability in the full and equal enjoyment of the goods, services, facilities, privileges, advantages or accommodations of any place of public accommodation; and

          (4) the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience.

     The seller will represent that none of the mortgage loans will be subject to the Home Ownership and Equity Protection Act of 1994, called HOEPA, and that no proceeds of any mortgage loan were used to finance single-premium credit life insurance policies. The seller will be required to substitute for or repurchase any mortgage loan that breaches such representation and warranty in the circumstances described under "The Pooling and Servicing Agreement--Assignment of mortgage loans" in this prospectus supplement.

     In addition to HOEPA, several legislative proposals have been introduced at federal, state and local levels that are designed to discourage predatory lending practices. Some states and localities have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in mortgage loans that may have interest rates or origination costs above certain levels, and require that borrowers be given certain disclosures prior to entering into a mortgage loan. In some cases, state and local laws may impose requirements and restrictions greater than those in HOEPA. The originator's failure to comply with these laws could subject the trust, and other assignees of the mortgage loans, to monetary penalties and could result in a borrower rescinding a mortgage loan against either the trust or a subsequent holder of the mortgage loans. Lawsuits have been brought in various states making claims against violations of these state and local laws. Named defendants in these cases include participants in the secondary mortgage market, including some securitization trusts.

                                      S-13

     Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the servicer to collect all or part of the principal of or interest on the mortgage loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the trust, as owner of the mortgage loans, to damages and administrative enforcement.

IF PAYMENTS ON THE MORTGAGE LOANS IN THE RELATED MORTGAGE LOAN GROUP ARE
INSUFFICIENT, YOU MAY INCUR A LOSS

     All distributions on the offered certificates will be made from payments by borrowers under the mortgage loans. Except for amounts that may be payable to the net rate cap fund from any proceeds of the Group I interest rate cap agreement, the trust has no other assets to make distributions on the offered certificates. If payments on the mortgage loans in the related mortgage loan group are insufficient, you may suffer a loss on your certificates. The securities administrator, on behalf of the trust, is the only person obligated to make distributions on the offered certificates and only to the extent of available funds. The offered certificates are not insured or guaranteed by any governmental agency.

INSOLVENCY OF THE SELLER OR THE DEPOSITOR MAY CAUSE LOSSES

     The seller and the depositor each intend that the transfer of the mortgage loans to the depositor and from the depositor to the trust will constitute a sale, and the seller, the depositor and the trustee, on behalf of the trust, will agree to treat each transfer as a sale. In the event of the insolvency of the seller or the depositor, the trustee in bankruptcy of the seller or depositor, or the seller or depositor, as debtor-in-possession, may attempt to recharacterize the sale as a loan secured by a pledge of the mortgage loans. If an attempt were to be successful, distributions to holders of the offered certificates could be reduced. Any reduction could adversely affect the yield on the offered certificates. Even if an attempt were to be unsuccessful, holders of the offered certificates could experience delays in distributions, which would adversely affect the yield on the offered certificates. The insolvency of the seller also would adversely affect the seller's ability to repurchase mortgage loans due to defective documentation or for breaches of representations. See
"Delta Funding Corporation--Litigation" in this prospectus supplement.

WITHDRAWAL OR DOWNGRADING OF INITIAL RATINGS WILL REDUCE THE MARKET VALUES OF
THE CERTIFICATES

     A security rating is not a recommendation to buy, sell or hold securities.
Similar ratings on different types of securities do not necessarily mean the same thing. We recommend that you analyze the significance of each rating independently from any other rating. Any rating agency may change its rating of the offered certificates after those offered certificates are issued if that rating agency believes that circumstances have changed. Any subsequent withdrawal or downgrade in rating will likely reduce the price that a subsequent purchaser may be willing to pay for your certificates.

LEGAL ACTIONS ARE PENDING AGAINST THE SELLER

     Because the nature of the seller's business involves the validity of liens and compliance with state and federal lending laws, the seller is subject to numerous claims and legal actions in the ordinary course of its business. While it is impossible to estimate with certainty the ultimate legal and financial liability with respect to claims and actions, and an adverse judgment in a claim or action may have a significant adverse financial effect on the seller, the seller believes that the aggregate amount of liabilities will not result in monetary damages which in the aggregate would have a material adverse effect on the financial condition or results of the seller.

     Several class-action lawsuits have been filed against a number of consumer finance companies alleging violations of various federal and state consumer protection laws. The seller has been named in several lawsuits styled as class actions and has entered into settlement agreements with various governmental agencies following investigations of the seller's lending practices. See "Delta
Funding Corporation--Litigation" in this prospectus supplement for a description of these lawsuits and settlement agreements.

                                      S-14

RECENT DEVELOPMENTS AFFECTING THE SERVICER

     On February 17, 2004, Moody's announced that it had downgraded the servicer's ratings as a primary servicer of residential subprime mortgage loans from "SQ1" ("Strong") to "SQ2" ("Above Average"). On March 1, 2004, Fitch
Ratings announced that the servicer's ratings as a primary servicer of residential subprime mortgage loans would remain on "Rating Watch Negative" and on April 23, 2004, Standard and Poor's placed its "Strong" residential subprime servicer and residential special servicer ratings assigned to Ocwen on "Credit
Watch with negative implications." The reports reflected concerns about the on-going financial stability of the servicer and the effect of potential class-action lawsuits alleging predatory servicing practices in which the servicer was named defendant. Additionally, on November 24, 2004, the servicer filed an application for voluntary dissolution with the Office of Thrift
Supervision.

     A downgrade of the servicer's rating below a specified level or a downgrade in the ratings of the offered certificates attributable to the servicing of the mortgage loans will result in a servicer event of default under the pooling and servicing agreement. If this occurs, a transfer of servicing could occur that may result in a temporary increase in the delinquencies on the transferred mortgage loans, which in turn may result in delays in distributions and/or losses on the offered certificates. See "The Servicer--General" and "The Pooling and Servicing Agreement--Events of default" in this prospectus supplement for additional information.

THE OFFERED CERTIFICATES ARE NOT SUITABLE INVESTMENTS FOR ALL INVESTORS

     The offered certificates are not a suitable investment for any investor that requires a regular or predictable schedule of payments or payment on any specific date. The offered certificates are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment, and the interaction of these factors.

                                      S-15

                     DELTA FUNDING CORPORATION - LITIGATION

     Because the nature of the seller's business involves the collection of numerous accounts, the validity of liens and compliance with various state and federal lending laws, the seller is subject, in the normal course of business, to numerous claims and legal proceedings. The seller's lending practices have been the subject of several lawsuits styled as class actions and of investigations by various regulatory agencies including the Office of the
Attorney General of the State of New York, the Banking Department of the State
of New York (the "NYBD"), and the United States Department of Justice. The
current status of the pending lawsuits styled as class actions is summarized below.

     A. In or about November 1998, the seller received notice that it had been named in a lawsuit filed in the United States District Court for the Eastern
District of New York. In December 1998, plaintiffs filed an amended complaint alleging that the seller had violated the Home Ownership and Equity Protection
Act, called HOEPA, the Truth in Lending Act, called TILA, and New York State
General Business Law ss. 349. The complaint seeks:

     (1)  certification of a class of plaintiffs,

     (2)  declaratory judgment permitting rescission,

     (3)  unspecified actual, statutory, treble and punitive damages (including attorneys' fees),

     (4)  certain injunctive relief, and

     (5)  declaratory judgment declaring the loan transactions as void and unconscionable.

     On December 7, 1998, plaintiff filed a motion seeking a temporary restraining order and preliminary injunction, enjoining the seller from conducting foreclosure sales on 11 properties. The district court judge ruled that in order to consider such a motion, plaintiff must move to intervene on behalf of these 11 borrowers. Thereafter, plaintiff moved to intervene on behalf of 3 of these 11 borrowers and sought the injunctive relief on their behalf. The seller opposed the motions. On December 14, 1998, the district court judge granted the motion to intervene and on December 23, 1998, the district court judge issued a preliminary injunction enjoining the seller from proceeding with the foreclosure sales of the three intervenors' properties. The seller has filed a motion for reconsideration of the December 23, 1998 order.

     In January 1999, the seller filed an answer to plaintiffs' first amended complaint. In July 1999, plaintiffs were granted leave, on consent, to file a second amended complaint. In August 1999, plaintiffs filed a second amended complaint that, among other things, added additional parties but contained the same causes of action alleged in the first amended complaint. In September 1999, the seller filed a motion to dismiss the complaint, which was opposed by plaintiffs and, in June 2000 was granted in part and denied in part by the court. In or about October 1999, plaintiffs filed a motion seeking an order preventing the seller, its attorneys and/or the NYBD from issuing notices to certain of the seller's borrowers, in accordance with a settlement agreement entered into by and between the seller and the NYBD. In or about October 1999 and November 1999, respectively, the seller and the NYBD submitted opposition to plaintiffs' motion. In March 2000, the court issued an order that permits the seller to issue an approved form of the notice. In September 1999, plaintiffs filed a motion for class certification, which was opposed by the seller in
February 2000, and was ultimately withdrawn without prejudice by plaintiffs in
January 2001. In February 2002, the seller executed a settlement agreement with the plaintiffs pursuant to which the seller denied all wrongdoing, but agreed to resolve the litigation on a class-wide basis. A fairness hearing was held in May
2002, and the court reserved decision. In April 2004 and May 2004, the seller, the plaintiffs and certain objectors submitted additional briefs at the court's request. In August 2004, the court issued a Memorandum Decision and Order conditionally granting the motion for final approval of the settlement. By said
Order, the court required the submission of additional documents to the court, including an amended settlement agreement reflecting certain revisions. Those submissions have been made and objected to by certain objectors. The seller anticipates that the settlement will be approved unconditionally by the court.
In the event it is not unconditionally approved, the seller believes that it has meritorious defenses and intends to defend this suit, but cannot estimate with any certainty its ultimate legal or financial liability, if any, with respect to the alleged claims.

                                      S-16

         B. In or about March 1999, the seller received notice that it had been named in a lawsuit filed in the Supreme Court of the State of New York, New York
County, alleging that the seller had improperly charged certain borrowers processing fees. The complaint seeks:

     (1)  certification of a class of plaintiffs,

     (2)  an accounting, and

     (3)  unspecified compensatory and punitive damages (including attorneys'
          fees), based upon alleged

          (a)  unjust enrichment,

          (b)  fraud, and

          (c)  deceptive trade practices.

     In April 1999, the seller filed an answer to the complaint. In September
1999, the seller filed a motion to dismiss the complaint, which was opposed by plaintiffs and in February 2000, the court denied the motion to dismiss. In
April 1999, the seller filed a motion to change venue and plaintiffs opposed the motion. In July 1999, the court denied the motion to change venue. The seller appealed and in March 2000, the appellate court granted the seller's appeal to change venue from New York County to Nassau County. In August 1999, the plaintiffs filed a motion for class certification, which the seller opposed in
July 2000. In or about September 2000, the court granted plaintiffs' motion for class certification, from which the seller filed a notice of appeal. In or about
June 2001, the seller filed a motion for summary judgment to dismiss the complaint, which was denied by the court in October 2001. The seller appealed and the appellate court affirmed in November 2002. The seller filed a motion to reargue in December 2002, which was denied by the court in January 2003.
Discovery is now continuing in the lower court. The seller believes that it has meritorious defenses and intends to defend this suit, but cannot estimate with any certainty its ultimate legal or financial liability, if any, with respect to the alleged claims.

     C. In or about December 2003, the seller received notice that it had been named in two lawsuits filed by the same plaintiff in the Circuit Court, Third
Judicial Circuit in Madison County, Illinois, one alleging that the seller had improperly charged certain borrowers fax fees and one alleging that the seller improperly retained extra per diem interest when loans were satisfied. The complaints seek:

     (1)  certification of a class of plaintiffs,

     (2)  direction to the seller to return fax fees charged to borrowers, and

     (3) unspecified compensatory and statutory damages including pre-judgment and post-judgment interest and attorneys' fees based upon alleged:

          (a)  breach of contract,

          (b)  statutory fraud, and

          (c)  unjust enrichment.

     In February 2004, the seller filed a motion to dismiss the case pertaining to fax fees. In June 2004, the plaintiff filed a motion to amend his complaint, which motion was objected to by the seller, and granted by the court. As the seller's motion to dismiss addressed the original complaint, it was not heard.
The plaintiff served his amended complaint in July 2004 and the seller filed a motion to dismiss it in August 2004, which motion has been opposed by the plaintiff and which the court will hear in January 2005.

     In March 2004, the seller filed a motion to dismiss the case pertaining to per diem interest. In May 2004, the plaintiff filed opposition papers to the seller's motion to dismiss the case and the seller filed its reply papers. In
August 2004, the court denied the seller's motion to dismiss. The seller filed an answer and the plaintiff filed a motion to dismiss the seller's affirmative defenses with prejudice. In December 2004, the court granted the

                                      S-17

plaintiff's motion to the extent it sough to dismiss the affirmative defenses but denied the plaintiff's request to have the affirmative defenses dismissed with prejudice, and the seller was granted leave to amend its answer.

     The seller believes that it has meritorious defenses and intends to defend these suits, but cannot estimate with any certainty its ultimate legal or financial liability, if any, with respect to the alleged claims.

OTHER INFORMATION

     In July 2003, the seller's parent, Delta Financial Corporation ("Delta
Financial"), commenced a lawsuit in the Supreme Court of the State of New York,
Nassau County, against Delta Funding Residual Exchange Company, LLC ("the LLC"),
Delta Funding Residual Management, Inc. ("DFRM"), and James E. Morrison
(President of the LLC and DFRM), alleging that (1) the LLC breached its contractual duties by failing to pay approximately $142,000 due to Delta
Financial in June 2003 and (2) that Mr. Morrison and DFRM knowingly and intentionally caused the default, thereby breaching their respective fiduciary duties to the LLC. The complaint seeks (a) payment of amounts past due under
Delta Financial's agreement with the LLC, plus interest; (b) specific performance of the LLC's obligations to Delta Financial in the future and (c)
monetary damages for breach of fiduciary duty, in an amount to be determined by the court. In September 2003, Mr. Morrison, the LLC and DFRM filed a motion to dismiss Delta Financial's complaint in Nassau County and the LLC and DFRM filed a countersuit in New York County against Delta Financial and certain directors and officers seeking, among other things, not less than $110 million, alleging misrepresentation, negligence and/or fraud by defendants in that case. In
October 2003, Delta Financial filed its opposition to the motion to dismiss and cross-moved to consolidate the two actions in Nassau County. In November 2003,
Delta Financial answered in the New York County action. In February 2004, the
Nassau County court denied the motion to dismiss Delta Financial's causes of action seeking (a) payment of amounts due under agreements with the LLC and (b)
monetary damages for breach of fiduciary duty, and granted the motion to dismiss
Delta Financial's cause of action seeking specific performance to preclude future defaults by Morrison and the LLC. The court also granted Delta
Financial's motion to consolidate the cases in Nassau County. In May 2004, Delta
Financial filed a motion to dismiss the countersuit filed against it. In June
2004, the countersuit plaintiffs filed their opposition papers to Delta
Financial's motion to dismiss and Delta Financial filed its reply papers. In
September 2004, the court denied Delta Financial's motion to dismiss. The parties will now engage in discovery. Delta Financial believes it has meritorious claims in its lawsuit and meritorious defenses in the countersuit, and intends to vigorously prosecute its claims and vigorously defend itself against the countersuit. Delta Financial cannot estimate with any certainty its ultimate legal or financial liability, if any, with respect to the alleged claims in the countersuit.

     In November 2004, Delta Financial and its other wholly-owned subsidiary,
Fidelity Mortgage Inc. ("Fidelity") received notice that they had been named in a lawsuit styled as a collective action filed in the United States District
Court of the Western District of Pennsylvania, alleging that Fidelity did not pay its loan officers overtime compensation and/or minimum wage in violation of the Federal Fair Labor Standards Act, 29 U.S.C. Sec. 207(a)(1) and Sec. 206. The
complaint seeks:

     (1)  an amount equal to the unpaid wages at the applicable overtime rate,

     (2)  an amount equal to the minimum wages at the applicable minimum wage,

     (3)  an equal amount as liquidated damages,

     (4)  costs and attorneys' fees,

     (5)  leave to add additional plaintiffs, and

     (6)  leave to amend to add claims under applicable state laws.

     The seller has not yet responded to the complaint. Delta Financial and
Fidelity believe they have meritorious defenses and intend to defend this suit, but cannot estimate with any certainty their ultimate legal or financial liability, if any, with respect to the alleged claims.

                                      S-18

                        DESCRIPTION OF THE MORTGAGE LOANS

GENERAL

     The mortgage loans will include:

          (a) the mortgage loans identified by the depositor to be sold to the trust on the closing date and described in this prospectus supplement, called the statistic calculation mortgage loans, and

          (b) additional fixed rate and adjustable rate mortgage loans that may be delivered to the trust on or prior to the closing date, referred to as the additional mortgage loans, and together with the statistic calculation mortgage loans, called the mortgage loans.

     Unless stated otherwise, the information in this prospectus supplement with respect to each statistic calculation mortgage loan is approximate and is based on the principal balance of each statistic calculation mortgage loan as of its related cut-off date, called the statistic calculation date.

     The mortgage loans will be divided into two groups, each called a loan group, designated as the Group I mortgage loans and the Group II mortgage loans.
Payments under all of the mortgage loans are calculated on the "actuarial basis." The mortgage loans are primarily secured by first or second liens on one- to four-family residential properties, called the mortgaged properties. No mortgage loan was delinquent as of its related cut-off date.

     The Group I mortgage loans, which comprise approximately 20.00% of the statistic calculation mortgage loans, will bear interest at an adjustable rate, and are referred to as the Group I mortgage loans or the adjustable rate mortgage loans. The Group II mortgage loans, which comprise approximately 80.00%
of the statistic calculation mortgage loans, will bear interest at a fixed rate, and are referred to as Group II mortgage loans or the fixed rate mortgage loans.
The fixed rate mortgage loans are secured by first or second liens on the related mortgaged properties. The adjustable rate mortgage loans, also called
ARMs, are secured by first liens on the related mortgaged properties.

     The interest rate, also referred to as the loan rate, borne by each ARM is subject to initial adjustment on the date set forth in the related promissory note, each called a mortgage note, and at regular intervals thereafter, each such date referred to as an adjustment date, to equal the sum of (a) the applicable loan index and (b) the number of basis points set forth in that mortgage note, called the gross margin, subject to rounding and to the effects of the applicable periodic cap, the applicable lifetime cap and the applicable lifetime floor. The periodic cap limits adjustments in the loan rate for each
ARM on each adjustment date. The lifetime cap is the maximum loan rate that may be borne by an ARM at any point. The lifetime floor is the minimum loan rate that may be borne by an ARM at any point. None of the mortgage loans provide for negative amortization.

     For all of the statistic calculation mortgage loans that are ARMs, the loan index is the London interbank offered rate for six-month United States dollar deposits, and the adjustment dates occur every six months after the initial adjustment date. The reference for each applicable loan index and the date prior to an adjustment date as of which the loan index is determined is set forth in the related mortgage note. All of the statistic calculation mortgage loans that are ARMs have initial adjustment dates that are either 24 months after origination, referred to as 2/28 loans, or 36 months after origination, referred to as 3/27 loans. The periodic cap for the initial adjustment date for the ARMs is approximately 3.000%, and the periodic cap for the ARMs, subsequent to the initial adjustment date, is approximately 1.000%.

     As of the statistic calculation date, substantially all of the statistic calculation mortgage loans that are ARMs were accruing interest at loan rates that are below the sum of the related gross margin and the loan index that would otherwise have been applicable. On the initial adjustment date for each ARM, the related loan rate will adjust to the sum of the applicable loan index and the related gross margin subject to the application of the related periodic cap, lifetime cap and lifetime floor.

                                      S-19

     Approximately 3.02% and 3.26% of the Group I statistic calculation mortgage loans and Group II statistic calculation mortgage loans, respectively, have repair escrows that are being held by the servicer. The appraisals for these mortgage loans were based on the conditions of the mortgaged properties without the repairs, that is, the appraisals were not "subject to" appraisals. The repairs are typically completed within 30 to 60 days after the mortgage loan closes. The related mortgage loan documents give the servicer the right to apply the escrowed amounts to prepayment of the mortgage loan if the repairs are not completed.

     Approximately 75.98% of the statistic calculation mortgage loans provide for payment by the borrower of a prepayment charge on specific prepayments as provided in the related mortgage note.

     Approximately 0.84% of the statistic calculation mortgage loans provide that if the borrower makes the first 12 payments on or before their due dates, the interest rate on the borrower's mortgage loan will be reduced by 50 basis points (0.50%) commencing with the thirteenth payment. If a borrower qualifies for the first rate reduction, that borrower can qualify for a second reduction of 50 basis points (0.50%) commencing with the 25th payment by making each of the 13th through 24th payments on or before their due dates.

CREDIT SCORES

     "Credit scores" are obtained by many lenders in connection with mortgage loan applications to help assess a borrower's credit-worthiness. Credit scores are obtained from credit reports provided by various credit reporting organizations, each of which may employ differing computer models and methodologies. The credit score is designed to assess a borrower's credit history at a single point, using objective information currently on file for the borrower at a particular credit reporting organization. Information utilized to create a credit score may include, among other things, payment history, delinquencies on accounts, level of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit scores range from approximately 400 to approximately 800, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, that is, a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that credit scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan.
Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only the borrower's past credit history. Therefore, a credit score does not take into consideration the differences between mortgage loans and consumer loans generally or the specific characteristics of the related mortgage loan including, for example, the loan-to-value ratio ("LTV") or combined loan-to-value ratio ("CLTV"), the collateral for the mortgage loan, or the debt to income ratio. There can be no assurance that the credit scores of the mortgagors will be an accurate predictor of the likelihood of repayment of the related mortgage loans.

STATISTICAL INFORMATION

     Set forth below is approximate statistical information as of the statistic calculation date (except as otherwise noted) regarding the statistic calculation mortgage loans. Prior to or on the closing date, additional mortgage loans may be delivered to the trust. In addition, prior to the closing date, statistic calculation mortgage loans may be removed and other mortgage loans may be substituted for the removed loans. The depositor believes that the information set forth in this prospectus supplement with respect to the statistic calculation mortgage loans is representative of the characteristics of the mortgage loans at the closing date, although some characteristics of the mortgage loans on the closing date may vary from those of the statistic calculation mortgage loans as a result of such removals and substitutions. The sum of the percentage columns in the following tables may not equal 100% due to rounding.

                                      S-20

                      STATISTIC CALCULATION MORTGAGE LOANS
                           ORIGINAL PRINCIPAL BALANCES

                                                  NUMBER OF
RANGE OF                                    STATISTIC CALCULATION          ORIGINAL               % OF ORIGINAL
ORIGINAL BALANCES                              MORTGAGE LOANS          PRINCIPAL BALANCE        PRINCIPAL BALANCE
-----------------                              --------------          -----------------        -----------------

 $20,000 - $50,000.....................                364             $    14,880,488.40                2.48%
 $50,001 - $100,000....................              1,153                  87,686,481.99               14.60
$100,001 - $150,000....................              1,002                 125,221,189.50               20.85
$150,001 - $200,000....................                513                  89,077,117.60               14.83
$200,001 - $250,000....................                311                  69,986,687.00               11.65
$250,001 - $300,000....................                243                  66,824,809.40               11.13
$300,001 - $350,000....................                164                  53,233,537.00                8.86
$350,001 - $400,000....................                102                  38,354,709.00                6.39
$400,001 - $450,000....................                 49                  20,861,210.00                3.47
$450,001 - $500,000....................                 33                  15,639,999.00                2.60
$500,001 - $550,000....................                 15                   7,860,450.00                1.31
$550,001 - $600,000....................                 10                   5,782,500.00                0.96
$650,001 - $700,000....................                  3                   2,046,250.00                0.34
$700,001 - $750,000....................                  1                     720,000.00                0.12
$750,001 - $780,000....................                  3                   2,319,000.00                0.39
                                                     -----                ---------------              ------
     TOTAL.............................              3,966                $600,494,428.89              100.00%
                                                     =====                ===============              ======

                      STATISTIC CALCULATION MORTGAGE LOANS
                         CUT-OFF DATE PRINCIPAL BALANCES

                                                  NUMBER OF                STATISTIC             % OF STATISTIC
RANGE OF                                    STATISTIC CALCULATION      CALCULATION DATE         CALCULATION DATE
PRINCIPAL BALANCES                             MORTGAGE LOANS          PRINCIPAL BALANCE        PRINCIPAL BALANCE
------------------                             --------------          -----------------        -----------------

 $19,974 - $50,000.....................                366               $  14,958,502.62                2.49%
 $50,001 - $100,000....................              1,151                  87,495,648.70               14.58
$100,001 - $150,000....................              1,002                 125,108,580.94               20.85
$150,001 - $200,000....................                513                  89,010,800.68               14.84
$200,001 - $250,000....................                311                  69,933,549.46               11.66
$250,001 - $300,000....................                243                  66,772,643.14               11.13
$300,001 - $350,000....................                164                  53,199,355.48                8.87
$350,001 - $400,000....................                102                  38,328,887.77                6.39
$400,001 - $450,000....................                 49                  20,852,693.56                3.48
$450,001 - $500,000....................                 33                  15,630,702.19                2.61
$500,001 - $550,000....................                 15                   7,852,962.64                1.31
$550,001 - $600,000....................                 10                   5,770,989.12                0.96
$650,001 - $700,000....................                  3                   2,045,590.92                0.34
$700,001 - $750,000....................                  1                     720,000.00                0.12
$750,001 - $779,273....................                  3                   2,317,661.80                0.39
                                                     -----                ---------------              ------
     TOTAL.............................              3,966                $599,998,569.02              100.00%
                                                     =====                ===============              ======

                                      S-21

                      STATISTIC CALCULATION MORTGAGE LOANS
                                   LOAN RATES

                                                  NUMBER OF                STATISTIC             % OF STATISTIC
RANGE OF CURRENT                            STATISTIC CALCULATION      CALCULATION DATE         CALCULATION DATE
LOAN RATES                                     MORTGAGE LOANS          PRINCIPAL BALANCE        PRINCIPAL BALANCE
----------                                     --------------          -----------------        -----------------

 4.990% - 5.000%.......................                  1             $       239,000.00                0.04%
 5.001% - 5.500%.......................                  4                     838,533.53                0.14
 5.501% - 6.000%.......................                244                  55,183,956.06                9.20
 6.001% - 6.500%.......................                233                  51,612,081.50                8.60
 6.501% - 7.000%.......................                453                  82,816,195.41               13.80
 7.001% - 7.500%.......................                394                  68,891,553.80               11.48
 7.501% - 8.000%.......................                644                  95,117,347.11               15.85
 8.001% - 8.500%.......................                491                  66,310,504.71               11.05
 8.501% - 9.000%.......................                579                  74,662,259.92               12.44
 9.001% - 9.500%.......................                345                  42,703,725.99                7.12
 9.501% - 10.000%......................                358                  40,987,716.56                6.83
10.001% - 10.500%......................                108                  11,161,137.96                1.86
10.501% - 11.000%......................                 65                   5,862,203.55                0.98
11.001% - 11.500%......................                 35                   2,755,411.91                0.46
11.501% - 12.000%......................                 11                     814,691.01                0.14
12.001% - 12.140%......................                  1                      42,250.00                0.01
                                                     -----                ---------------              ------
     TOTAL.............................              3,966                $599,998,569.02              100.00%
                                                     =====                ===============              ======

         As of the statistic calculation date, the weighted average loan rate of the statistic calculation mortgage loans was approximately 7.817% per annum.

                      STATISTIC CALCULATION MORTGAGE LOANS
                        REMAINING TERM TO STATED MATURITY

                                                  NUMBER OF                STATISTIC             % OF STATISTIC
RANGE OF REMAINING TERM                     STATISTIC CALCULATION      CALCULATION DATE         CALCULATION DATE
TO STATED MATURITY (MONTHS)                    MORTGAGE LOANS          PRINCIPAL BALANCE        PRINCIPAL BALANCE
---------------------------                    --------------          -----------------        -----------------

  58 - 60..............................                  8               $     351,736.14                0.06%
  61 - 120.............................                101                   7,697,030.65                1.28
121 - 180..............................                519                  52,141,964.16                8.69
181 - 240..............................                191                  21,712,177.20                3.62
241 - 300..............................                218                  29,895,077.87                4.98
301 - 360..............................              2,929                 488,200,583.00               81.37
                                                     -----                 --------------               -----
     TOTAL.............................              3,966                $599,998,569.02              100.00%
                                                     =====                ===============              ======

                      STATISTIC CALCULATION MORTGAGE LOANS
                            MONTHS SINCE ORIGINATION

                                                  NUMBER OF                STATISTIC             % OF STATISTIC
                                            STATISTIC CALCULATION      CALCULATION DATE         CALCULATION DATE
SEASONING (MONTHS)                             MORTGAGE LOANS          PRINCIPAL BALANCE        PRINCIPAL BALANCE
------------------                             --------------          -----------------        -----------------

Less than 1............................              1,899                $284,730,074.74               47.46%
1- 4...................................              2,067                 315,268,494.28               52.54
                                                     -----                ---------------              ------
     TOTAL.............................              3,966                $599,998,569.02              100.00%
                                                     =====                ===============              ======

                                      S-22

                      STATISTIC CALCULATION MORTGAGE LOANS
                    ORIGINAL COMBINED LOAN-TO-VALUE RATIOS(1)

                                                  NUMBER OF                STATISTIC             % OF STATISTIC
RANGE OF ORIGINAL COMBINED                  STATISTIC CALCULATION      CALCULATION DATE         CALCULATION DATE
LOAN-TO-VALUE RATIOS                           MORTGAGE LOANS          PRINCIPAL BALANCE        PRINCIPAL BALANCE
--------------------                           --------------          -----------------        -----------------

11.50% - 15.00%........................                  5             $       270,972.37                0.05%
15.01% - 20.00%........................                 19                   1,118,250.03                0.19
20.01% - 25.00%........................                 22                   1,272,657.47                0.21
25.01% - 30.00%........................                 32                   2,365,183.26                0.39
30.01% - 35.00%........................                 34                   2,827,744.36                0.47
35.01% - 40.00%........................                 68                   7,061,216.93                1.18
40.01% - 45.00%........................                 70                   8,019,213.80                1.34
45.01% - 50.00%........................                140                  16,878,791.17                2.81
50.01% - 55.00%........................                144                  19,356,046.56                3.23
55.01% - 60.00%........................                172                  22,385,019.99                3.73
60.01% - 65.00%........................                241                  37,701,817.29                6.28
65.01% - 70.00%........................                342                  54,655,918.40                9.11
70.01% - 75.00%........................                475                  75,920,615.73               12.65
75.01% - 80.00%........................                800                 117,729,814.60               19.62
80.01% - 85.00%........................                463                  68,050,629.86               11.34
85.01% - 90.00%........................                436                  72,733,236.67               12.12
90.01% - 95.00%........................                181                  33,493,931.61                5.58
95.01% - 100.00%.......................                322                  58,157,508.92                9.69
                                                     -----                ---------------              ------
     TOTAL.............................              3,966                $599,998,569.02              100.00%
                                                     =====                ===============              ======

---------------------

(1)  The original combined loan-to-value ratio, referred to as CLTV, shown above is equal, with respect to each statistic calculation mortgage loan, to (x)
     the sum of (a) the original principal balance of the mortgage loan at the date of origination plus (b) in the case of a second lien mortgage loan, the remaining balance of the senior lien at the date of origination of the mortgage loan, divided by (y) the value of the related mortgaged property, based upon the lesser of the appraisal made at the time of origination of the mortgage loan or the purchase price of the mortgaged property, where the proceeds are used to purchase the mortgaged property. No assurance can be given that the values of mortgaged properties have remained or will remain at their levels as of the dates of origination of the related statistic calculation mortgage loans. If the residential real estate market should experience an overall decline in property values such that the outstanding balances of mortgage loans together with, in the case of second lien mortgage loans, the outstanding balances of the related first liens, become equal to or greater than the value of the related mortgaged properties, actual losses could be higher than those now generally experienced in the mortgage lending industry.

                      STATISTIC CALCULATION MORTGAGE LOANS
                                OCCUPANCY TYPE(1)

                                                  NUMBER OF                STATISTIC             % OF STATISTIC
                                            STATISTIC CALCULATION      CALCULATION DATE         CALCULATION DATE
OCCUPANCY TYPE                                 MORTGAGE LOANS          PRINCIPAL BALANCE        PRINCIPAL BALANCE
--------------                                 --------------          -----------------        -----------------

Owner Occupied.........................              3,652                $547,423,373.89               91.24%
Investor...............................                314                  52,575,195.13                8.76
                                                     -----                ---------------              ------
     TOTAL.............................              3,966                $599,998,569.02              100.00%
                                                     =====                ===============              ======

---------------------

(1) Based upon representations made by the borrowers at the time of origination of the mortgage loans.

                                      S-23

                      STATISTIC CALCULATION MORTGAGE LOANS
                                  PROPERTY TYPE

                                                  NUMBER OF                STATISTIC             % OF STATISTIC
                                            STATISTIC CALCULATION      CALCULATION DATE         CALCULATION DATE
PROPERTY TYPE                                  MORTGAGE LOANS          PRINCIPAL BALANCE        PRINCIPAL BALANCE
---------------------------------------        --------------          -----------------        -----------------

Single Family..........................              2,999                $419,550,859.36               69.93%
Two- to Four-Family....................                458                 109,349,853.88               18.23
Five- to Eight-Family..................                 67                  15,487,316.47                2.58
Condominium............................                119                  15,708,817.64                2.62
Mixed Use .............................                 98                  20,059,328.82                3.34
Manufactured Housing...................                225                  19,842,392.85                3.31
                                                     -----                ---------------              ------
     TOTAL.............................              3,966                $599,998,569.02              100.00%
                                                     =====                ===============              ======

                      STATISTIC CALCULATION MORTGAGE LOANS
                                  LOAN PURPOSE

                                                  NUMBER OF                STATISTIC             % OF STATISTIC
                                            STATISTIC CALCULATION      CALCULATION DATE         CALCULATION DATE
LOAN PURPOSE                                   MORTGAGE LOANS          PRINCIPAL BALANCE        PRINCIPAL BALANCE
---------------------------------------        --------------          -----------------        -----------------

Cash Out Refinance.....................              1,921                $290,154,311.31               48.36%
Debt Consolidation.....................              1,282                 189,040,459.46               31.51
Purchase...............................                390                  75,646,977.21               12.61
Rate/Term Refinance....................                373                  45,156,821.04                7.53
                                                     -----                ---------------              ------
     TOTAL.............................              3,966                $599,998,569.02              100.00%
                                                     =====                ===============              ======

                      STATISTIC CALCULATION MORTGAGE LOANS
                              DOCUMENTATION PROGRAM

                                                  NUMBER OF                STATISTIC             % OF STATISTIC
                                            STATISTIC CALCULATION      CALCULATION DATE         CALCULATION DATE
DOCUMENTATION PROGRAM                          MORTGAGE LOANS          PRINCIPAL BALANCE        PRINCIPAL BALANCE
---------------------                          --------------          -----------------        -----------------

Full...................................              3,141                $449,082,775.44               74.85%
Limited................................                236                  39,103,859.14                6.52
No Income Verification.................                439                  87,983,845.64               14.66
Stated Income..........................                150                  23,828,088.80                3.97
                                                     -----                ---------------              ------
     TOTAL.............................              3,966                $599,998,569.02              100.00%
                                                     =====                ===============              ======

                      STATISTIC CALCULATION MORTGAGE LOANS
                                    LOAN TYPE

                                                  NUMBER OF                STATISTIC             % OF STATISTIC
                                            STATISTIC CALCULATION      CALCULATION DATE         CALCULATION DATE
LOAN TYPE                                      MORTGAGE LOANS          PRINCIPAL BALANCE        PRINCIPAL BALANCE
---------------------------------------        --------------          -----------------        -----------------

Fixed Rate.............................              3,202                $479,999,388.39               80.00%
2/28 Arm...............................                382                  62,628,517.26               10.44
3/27 Arm...............................                382                  57,370,663.37                9.56
                                                     -----                ---------------              ------
     TOTAL.............................              3,966                $599,998,569.02              100.00%
                                                     =====                ===============              ======

                                      S-24

                      STATISTIC CALCULATION MORTGAGE LOANS
                       GEOGRAPHIC DISTRIBUTION BY STATE(1)

                                                  NUMBER OF                STATISTIC             % OF STATISTIC
                                            STATISTIC CALCULATION      CALCULATION DATE         CALCULATION DATE
GEOGRAPHIC AREA                                MORTGAGE LOANS          PRINCIPAL BALANCE        PRINCIPAL BALANCE
---------------------------------------        --------------          -----------------        -----------------

Alabama................................                 19             $     1,184,674.95                0.20%
Arizona................................                 86                   9,934,668.03                1.66
Arkansas...............................                  4                     193,407.30                0.03
California.............................                 68                  13,146,428.69                2.19
Colorado...............................                 17                   2,465,507.27                0.41
Connecticut............................                 94                  15,198,315.21                2.53
Delaware...............................                 37                   5,079,350.08                0.85
Florida................................                260                  33,548,941.16                5.59
Georgia................................                 55                   6,277,882.77                1.05
Idaho..................................                  2                     143,944.04                0.02
Illinois...............................                195                  28,944,088.36                4.82
Indiana................................                 48                   5,124,863.33                0.85
Kansas.................................                 17                   1,922,667.71                0.32
Kentucky...............................                 53                   5,599,611.94                0.93
Louisiana..............................                 63                   6,721,450.35                1.12
Maine..................................                 23                   2,726,063.31                0.45
Maryland...............................                147                  21,242,340.36                3.54
Massachusetts..........................                131                  29,241,853.33                4.87
Michigan...............................                144                  14,784,668.81                2.46
Minnesota..............................                 61                   8,644,807.86                1.44
Missouri...............................                137                  12,944,691.51                2.16
Montana................................                  1                      71,094.83                0.01
Nebraska...............................                 17                   1,806,952.06                0.30
Nevada.................................                  1                     153,850.00                0.03
New Hampshire..........................                 61                  10,089,616.33                1.68
New Jersey.............................                268                  46,107,919.73                7.68
New Mexico.............................                  2                     203,875.07                0.03
New York...............................                693                 172,764,854.72               28.79
North Carolina.........................                205                  22,222,319.06                3.70
Ohio...................................                250                  26,052,607.81                4.34
Oklahoma...............................                  2                     193,730.95                0.03
Oregon.................................                 11                   1,645,340.30                0.27
Pennsylvania...........................                305                  30,323,326.09                5.05
Rhode Island...........................                 43                   8,219,187.55                1.37
South Carolina.........................                 80                   8,751,179.52                1.46
Tennessee..............................                 59                   4,963,381.46                0.83
Texas..................................                  9                     837,020.68                0.14
Utah...................................                  1                     134,617.58                0.02
Vermont................................                  1                      53,200.00                0.01
Virginia...............................                205                  28,799,493.23                4.80
Washington.............................                 11                   1,610,988.01                0.27
Wisconsin..............................                 80                   9,923,787.67                1.65
                                                     -----                ---------------              ------
     TOTAL.............................              3,966                $599,998,569.02              100.00%
                                                     =====                ===============              ======

---------------------
(1) Determined by property address so designated in the related mortgage.

                                      S-25

                      STATISTIC CALCULATION MORTGAGE LOANS
                        ORIGINAL PREPAYMENT PENALTY TERMS

                                                  NUMBER OF                STATISTIC             % OF STATISTIC
                                            STATISTIC CALCULATION      CALCULATION DATE         CALCULATION DATE
ORIGINAL PREPAYMENT PENALTY TERM (MONTHS)      MORTGAGE LOANS          PRINCIPAL BALANCE        PRINCIPAL BALANCE
-----------------------------------------      --------------          -----------------        -----------------

No Penalty.............................              1,084                $144,122,324.65               24.02%
12.....................................                618                 153,748,168.23               25.62
24.....................................                258                  41,298,064.85                6.88
30.....................................                 33                   6,245,818.54                1.04
36.....................................              1,973                 254,584,192.75               42.43
                                                     -----                ---------------              ------
     TOTAL.............................              3,966                $599,998,569.02              100.00%
                                                     =====                ===============              ======

                      STATISTIC CALCULATION MORTGAGE LOANS
                                  CREDIT SCORES

                                                  NUMBER OF                STATISTIC             % OF STATISTIC
                                            STATISTIC CALCULATION      CALCULATION DATE         CALCULATION DATE
RANGE OF CREDIT SCORES                         MORTGAGE LOANS          PRINCIPAL BALANCE        PRINCIPAL BALANCE
----------------------                         --------------          -----------------        -----------------

Not Available..........................                 15              $    1,848,509.46                0.31%
401 - 450..............................                  3                     455,234.00                0.08
451 - 500..............................                108                  13,061,464.74                2.18
501 - 550..............................                515                  65,113,185.56               10.85
551 - 600..............................                964                 139,196,082.99               23.20
601 - 650..............................              1,071                 164,984,565.82               27.50
651 - 700..............................                757                 126,168,871.18               21.03
701 - 750..............................                347                  61,448,767.51               10.24
751 - 800..............................                136                  21,384,608.44                3.56
801 - 850..............................                 45                   5,770,981.44                0.96
851 - 872..............................                  5                     566,297.88                0.09
                                                     -----                ---------------              ------
     TOTAL.............................              3,966                $599,998,569.02              100.00%
                                                     =====                ===============              ======

                      STATISTIC CALCULATION MORTGAGE LOANS
                                  CREDIT GRADE

                                                  NUMBER OF                STATISTIC             % OF STATISTIC
                                            STATISTIC CALCULATION      CALCULATION DATE         CALCULATION DATE
CREDIT GRADE                                   MORTGAGE LOANS          PRINCIPAL BALANCE        PRINCIPAL BALANCE
------------                                   --------------          -----------------        -----------------

A......................................              3,399                $527,908,963.69               87.99%
B......................................                303                  41,099,901.69                6.85
C......................................                182                  20,408,964.93                3.40
D......................................                 82                  10,580,738.71                1.76
                                                     -----                ---------------              ------
     TOTAL.............................              3,966                $599,998,569.02              100.00%
                                                     =====                ===============              ======

                      STATISTIC CALCULATION MORTGAGE LOANS
                                      LIENS

                                                  NUMBER OF                STATISTIC             % OF STATISTIC
                                            STATISTIC CALCULATION      CALCULATION DATE         CALCULATION DATE
LIEN                                           MORTGAGE LOANS          PRINCIPAL BALANCE        PRINCIPAL BALANCE
----                                           --------------          -----------------        -----------------

First Lien.............................              3,822                $590,833,088.60               98.47%
Second Lien............................                144                   9,165,480.42                1.53
                                                     -----                ---------------              ------
     TOTAL.............................              3,966                $599,998,569.02              100.00%
                                                     =====                ===============              ======

                                      S-26

                  GROUP I STATISTIC CALCULATION MORTGAGE LOANS
                           ORIGINAL PRINCIPAL BALANCES

                                                  NUMBER OF
RANGE OF                                    STATISTIC CALCULATION          ORIGINAL               % OF ORIGINAL
ORIGINAL BALANCES                              MORTGAGE LOANS          PRINCIPAL BALANCE        PRINCIPAL BALANCE
-----------------                              --------------          -----------------        -----------------

 $28,000 - $50,000.....................                 69                $  3,071,611.50                2.56%
 $50,001 - $100,000....................                217                  16,314,603.00               13.59
$100,001 - $150,000....................                177                  22,004,287.50               18.33
$150,001 - $200,000....................                 98                  17,014,445.00               14.17
$200,001 - $250,000....................                 65                  14,602,179.00               12.16
$250,001 - $300,000....................                 57                  15,729,586.00               13.10
$300,001 - $350,000....................                 36                  11,640,895.00                9.70
$350,001 - $400,000....................                 20                   7,561,250.00                6.30
$400,001 - $450,000....................                  8                   3,489,100.00                2.91
$450,001 - $500,000....................                 10                   4,741,749.00                3.95
$500,001 - $550,000....................                  5                   2,631,700.00                2.19
$550,001 - $600,000....................                  1                     571,500.00                0.48
$650,001 - $693,750....................                  1                     693,750.00                0.58
                                                       ---                ---------------              ------
     TOTAL.............................                764                $120,066,656.00              100.00%
                                                       ===                ===============              ======

                  GROUP I STATISTIC CALCULATION MORTGAGE LOANS
                         CUT-OFF DATE PRINCIPAL BALANCES

                                                  NUMBER OF                STATISTIC             % OF STATISTIC
RANGE OF STATISTIC CALCULATION DATE         STATISTIC CALCULATION      CALCULATION DATE         CALCULATION DATE
PRINCIPAL BALANCES                             MORTGAGE LOANS          PRINCIPAL BALANCE        PRINCIPAL BALANCE
------------------                             --------------          -----------------        -----------------

 $27,936 - $50,000.....................                 69             $     3,070,416.19                2.56%
 $50,001 - $100,000....................                217                  16,306,386.07               13.59
$100,001 - $150,000....................                177                  21,993,846.96               18.33
$150,001 - $200,000....................                 98                  17,004,050.96               14.17
$200,001 - $250,000....................                 65                  14,593,748.77               12.16
$250,001 - $300,000....................                 57                  15,719,453.94               13.10
$300,001 - $350,000....................                 36                  11,634,117.68                9.70
$350,001 - $400,000....................                 20                   7,556,805.25                6.30
$400,001 - $450,000....................                  8                   3,487,045.43                2.91
$450,001 - $500,000....................                 10                   4,739,535.94                3.95
$500,001 - $550,000....................                  5                   2,629,401.94                2.19
$550,001 - $600,000....................                  1                     570,621.50                0.48
$650,001 - $693,750....................                  1                     693,750.00                0.58
                                                       ---                ---------------              ------
     TOTAL.............................                764                $119,999,180.63              100.00%
                                                       ===                ===============              ======

                                      S-27

                  GROUP I STATISTIC CALCULATION MORTGAGE LOANS
                                   LOAN RATES

                                                  NUMBER OF                STATISTIC             % OF STATISTIC
                                            STATISTIC CALCULATION      CALCULATION DATE         CALCULATION DATE
RANGE OF CURRENT LOAN RATES                    MORTGAGE LOANS          PRINCIPAL BALANCE        PRINCIPAL BALANCE
---------------------------                    --------------          -----------------        -----------------

 4.990% - 5.000%.......................                  1             $       239,000.00                0.20%
 5.001% - 5.500%.......................                  3                     502,901.30                0.42
 5.501% - 6.000%.......................                  4                   1,126,000.00                0.94
 6.001% - 6.500%.......................                 25                   7,512,973.43                6.26
 6.501% - 7.000%.......................                 70                  13,745,456.19               11.45
 7.001% - 7.500%.......................                 93                  18,575,493.47               15.48
 7.501% - 8.000%.......................                149                  25,701,033.14               21.42
 8.001% - 8.500%.......................                136                  20,459,872.53               17.05
 8.501% - 9.000%.......................                100                  13,480,477.94               11.23
 9.001% - 9.500%.......................                 72                   8,800,195.73                7.33
 9.501% - 10.000%......................                 60                   5,998,809.02                5.00
10.001% - 10.500%......................                 21                   1,904,157.07                1.59
10.501% - 11.000%......................                 18                   1,180,644.88                0.98
11.001% - 11.490%......................                 12                     772,165.93                0.64
                                                       ---                ---------------              ------
     TOTAL.............................                764                $119,999,180.63              100.00%
                                                       ===                ===============              ======

         As of the statistic calculation date, the weighted average loan rate of the Group I statistic calculation mortgage loans was approximately 7.966% per annum.

                  GROUP I STATISTIC CALCULATION MORTGAGE LOANS
                        REMAINING TERM TO STATED MATURITY

                                                  NUMBER OF                STATISTIC             % OF STATISTIC
RANGE OF REMAINING TERM                     STATISTIC CALCULATION      CALCULATION DATE         CALCULATION DATE
TO STATED MATURITY (MONTHS)                    MORTGAGE LOANS          PRINCIPAL BALANCE        PRINCIPAL BALANCE
---------------------------------------        --------------          -----------------        -----------------

237 - 240..............................                  4             $       467,136.28                0.39%
241 - 300..............................                  1                     139,500.00                0.12
301 - 360..............................                759                 119,392,544.35               99.49
                                                       ---                 --------------               -----
     TOTAL.............................                764                $119,999,180.63              100.00%
                                                       ===                ===============              ======

                  GROUP I STATISTIC CALCULATION MORTGAGE LOANS
                            MONTHS SINCE ORIGINATION

                                                  NUMBER OF                STATISTIC             % OF STATISTIC
                                            STATISTIC CALCULATION      CALCULATION DATE         CALCULATION DATE
SEASONING (MONTHS)                             MORTGAGE LOANS          PRINCIPAL BALANCE        PRINCIPAL BALANCE
---------------------------------------        --------------          -----------------        -----------------

Less than 1............................                344                  55,188,149.00               45.99%
1 -4...................................                420                  64,811,031.63               54.01
                                                       ---                ---------------              ------
     TOTAL.............................                764                $119,999,180.63              100.00%
                                                       ===                ===============              ======

                                      S-28

                  GROUP I STATISTIC CALCULATION MORTGAGE LOANS
                        ORIGINAL LOAN-TO-VALUE RATIOS(1)

                                                  NUMBER OF                STATISTIC             % OF STATISTIC
RANGE OF ORIGINAL COMBINED                  STATISTIC CALCULATION      CALCULATION DATE         CALCULATION DATE
LOAN-TO-VALUE RATIOS                           MORTGAGE LOANS          PRINCIPAL BALANCE        PRINCIPAL BALANCE
---------------------------------------     ---------------------      -----------------        -----------------

18.03% - 20.00%........................                  1            $         55,000.00                0.05%
20.01% - 25.00%........................                  1                      65,000.00                0.05
25.01% - 30.00%........................                  3                     406,889.95                0.34
30.01% - 35.00%........................                  2                      87,935.89                0.07
35.01% - 40.00%........................                 10                   1,011,560.70                0.84
40.01% - 45.00%........................                 11                   1,309,546.83                1.09
45.01% - 50.00%........................                 34                   3,299,106.63                2.75
50.01% - 55.00%........................                 30                   4,388,401.53                3.66
55.01% - 60.00%........................                 22                   2,006,061.34                1.67
60.01% - 65.00%........................                 42                   5,429,015.85                4.52
65.01% - 70.00%........................                 74                  10,008,950.43                8.34
70.01% - 75.00%........................                103                  17,528,606.46               14.61
75.01% - 80.00%........................                194                  27,828,811.46               23.19
80.01% - 85.00%........................                 75                  11,277,747.97                9.40
85.01% - 90.00%........................                 71                  11,935,562.43                9.95
90.01% - 95.00%........................                 31                   7,385,295.52                6.15
95.01% - 100.00%.......................                 60                  15,975,687.64               13.31
                                                       ---                ---------------              ------
     TOTAL.............................                764                $119,999,180.63              100.00%
                                                       ===                ===============              ======

---------------------

(1)  The original loan-to-value ratio, referred to as LTV, shown above is equal, with respect to each statistic calculation mortgage loan, to (x) the original principal balance of the mortgage loan at the date of origination divided by (y) the value of the related mortgaged property, based upon the lesser of the appraisal made at the time of origination of the mortgage loan or the purchase price of the mortgaged property, where the proceeds are used to purchase the mortgaged property. No assurance can be given that the values of mortgaged properties have remained or will remain at their levels as of the dates of origination of the related statistic calculation mortgage loans. If the residential real estate market should experience an overall decline in property values such that the outstanding balances of mortgage loans become equal to or greater than the value of the related mortgaged properties, actual losses could be higher than those now generally experienced in the mortgage lending industry.

                  GROUP I STATISTIC CALCULATION MORTGAGE LOANS
                                OCCUPANCY TYPE(1)

                                                  NUMBER OF                STATISTIC             % OF STATISTIC
                                            STATISTIC CALCULATION      CALCULATION DATE         CALCULATION DATE
OCCUPANCY TYPE                                 MORTGAGE LOANS          PRINCIPAL BALANCE        PRINCIPAL BALANCE
--------------                                 --------------          -----------------        -----------------

Owner Occupied.........................                678                $108,453,037.31               90.38%
Investor...............................                 86                  11,546,143.32                9.62
                                                       ---                ---------------              ------
     TOTAL.............................                764                $119,999,180.63              100.00%
                                                       ===                ===============              ======

---------------------

(1)  Based upon representations made by the borrowers at the time of origination of the mortgage loans.

                                      S-29

                  GROUP I STATISTIC CALCULATION MORTGAGE LOANS
                                  PROPERTY TYPE

                                                  NUMBER OF                STATISTIC             % OF STATISTIC
                                            STATISTIC CALCULATION      CALCULATION DATE         CALCULATION DATE
PROPERTY TYPE                                  MORTGAGE LOANS          PRINCIPAL BALANCE        PRINCIPAL BALANCE
-------------                                  --------------          -----------------        -----------------

Single Family..........................                575               $  79,533,807.63               66.28%
Two- to Four-Family....................                148                  34,284,473.92               28.57
Condominium............................                 41                   6,180,899.08                5.15
                                                       ---                ---------------              ------
     TOTAL.............................                764                $119,999,180.63              100.00%
                                                       ===                ===============              ======

                  GROUP I STATISTIC CALCULATION MORTGAGE LOANS
                                  LOAN PURPOSE

                                                  NUMBER OF                STATISTIC             % OF STATISTIC
                                            STATISTIC CALCULATION      CALCULATION DATE         CALCULATION DATE
LOAN PURPOSE                                   MORTGAGE LOANS          PRINCIPAL BALANCE        PRINCIPAL BALANCE
------------                                   --------------          -----------------        -----------------

Cash Out Refinance.....................                359               $  53,796,477.77               44.83%
Debt Consolidation.....................                162                  24,192,790.82               20.16
Purchase...............................                184                  34,251,045.28               28.54
Rate/Term Refinance....................                 59                   7,758,866.76                6.47
                                                       ---                ---------------              ------
     TOTAL.............................                764                $119,999,180.63              100.00%
                                                       ===                ===============              ======

                  GROUP I STATISTIC CALCULATION MORTGAGE LOANS
                              DOCUMENTATION PROGRAM

                                                  NUMBER OF                STATISTIC             % OF STATISTIC
                                            STATISTIC CALCULATION      CALCULATION DATE         CALCULATION DATE
DOCUMENTATION PROGRAM                          MORTGAGE LOANS          PRINCIPAL BALANCE        PRINCIPAL BALANCE
---------------------                          --------------          -----------------        -----------------

Full...................................                541               $  77,698,925.94               64.75%
No Income Verification.................                100                  20,800,506.57               17.33
Limited................................                 81                  13,532,807.86               11.28
Stated Income..........................                 42                   7,966,940.26                6.64
                                                       ---                ---------------              ------
     TOTAL.............................                764                $119,999,180.63              100.00%
                                                       ===                ===============              ======

                  GROUP I STATISTIC CALCULATION MORTGAGE LOANS
                                    LOAN TYPE

                                                  NUMBER OF                STATISTIC             % OF STATISTIC
                                            STATISTIC CALCULATION      CALCULATION DATE         CALCULATION DATE
LOAN TYPE                                      MORTGAGE LOANS          PRINCIPAL BALANCE        PRINCIPAL BALANCE
---------                                      --------------          -----------------        -----------------

3/27 Arm...............................                382               $  57,370,663.37               47.81%
2/28 Arm...............................                382                  62,628,517.26               52.19
                                                       ---                  -------------               -----
     TOTAL.............................                764                $119,999,180.63              100.00%
                                                       ===                ===============              ======

                                      S-30

                  GROUP I STATISTIC CALCULATION MORTGAGE LOANS
                       GEOGRAPHIC DISTRIBUTION BY STATE(1)

                                                  NUMBER OF                STATISTIC             % OF STATISTIC
                                            STATISTIC CALCULATION      CALCULATION DATE         CALCULATION DATE
GEOGRAPHIC AREA                                MORTGAGE LOANS          PRINCIPAL BALANCE        PRINCIPAL BALANCE
---------------                                --------------          -----------------        -----------------

Alabama................................                  6             $       341,347.52                0.28%
Arkansas...............................                  2                      94,566.60                0.08
California.............................                  6                   1,758,645.72                1.47
Colorado...............................                  5                     759,403.37                0.63
Connecticut............................                 25                   3,945,532.43                3.29
Delaware...............................                  4                     620,835.32                0.52
Florida................................                 72                  10,346,531.77                8.62
Georgia................................                 29                   3,804,634.55                3.17
Idaho..................................                  1                      79,946.76                0.07
Illinois...............................                 70                  13,545,393.72               11.29
Indiana................................                  4                     265,712.78                0.22
Kansas.................................                  4                     552,018.36                0.46
Kentucky...............................                  4                     492,003.94                0.41
Louisiana..............................                  4                     328,563.42                0.27
Maine..................................                 11                     975,554.64                0.81
Maryland...............................                 35                   5,590,238.27                4.66
Massachusetts..........................                 55                  16,383,935.13               13.65
Michigan...............................                 28                   2,718,365.97                2.27
Minnesota..............................                 21                   3,181,368.86                2.65
Missouri...............................                  4                     371,324.99                0.31
Nebraska...............................                  3                     481,259.66                0.40
New Hampshire..........................                 11                   1,943,766.99                1.62
New Jersey.............................                 99                  18,651,976.31               15.54
New York...............................                 26                   6,138,136.97                5.12
North Carolina.........................                  7                     817,724.37                0.68
Ohio...................................                 73                   6,624,975.83                5.52
Oklahoma...............................                  2                     193,730.95                0.16
Oregon.................................                  1                     197,707.54                0.16
Pennsylvania...........................                 70                   7,121,238.59                5.93
Rhode Island...........................                 15                   3,218,947.13                2.68
South Carolina.........................                  5                     589,624.98                0.49
Tennessee..............................                  9                     624,963.09                0.52
Texas..................................                  4                     401,903.23                0.33
Utah...................................                  1                     134,617.58                0.11
Vermont................................                  1                      53,200.00                0.04
Virginia...............................                 34                   4,920,058.19                4.10
Wisconsin..............................                 13                   1,729,425.10                1.44
                                                       ---                ---------------              ------
     TOTAL.............................                764                $119,999,180.63              100.00%
                                                       ===                ===============              ======

---------------------

(1) Determined by property address so designated in the related mortgage.

                                      S-31

                  GROUP I STATISTIC CALCULATION MORTGAGE LOANS
                                  GROSS MARGIN

                                                  NUMBER OF                STATISTIC             % OF STATISTIC
                                            STATISTIC CALCULATION      CALCULATION DATE         CALCULATION DATE
RANGE OF GROSS MARGINS                         MORTGAGE LOANS          PRINCIPAL BALANCE        PRINCIPAL BALANCE
----------------------                         --------------          -----------------        -----------------

Less than 4.001%.......................                  1              $      239,000.00                0.20%
 4.001% - 4.500%.......................                  6                   1,153,901.30                0.96
 4.501% - 5.000%.......................                 11                   3,562,960.43                2.97
 5.001% - 5.500%.......................                 42                   8,408,937.35                7.01
 5.501% - 6.000%.......................                 80                  15,394,574.78               12.83
 6.001% - 6.500%.......................                118                  23,260,262.35               19.38
 6.501% - 7.000%.......................                138                  22,810,979.63               19.01
 7.001% - 7.500%.......................                123                  17,728,324.71               14.77
 7.501% - 8.000%.......................                 88                  12,213,266.55               10.18
 8.001% - 8.500%.......................                 73                   8,322,583.55                6.94
 8.501% - 9.000%.......................                 43                   3,843,063.25                3.20
 9.001% - 9.500%.......................                 22                   1,856,174.96                1.55
 9.501% - 10.000%......................                  9                     638,149.83                0.53
10.001% - 10.490%......................                 10                     567,001.94                0.47
                                                       ---                ---------------              ------
     TOTAL.............................                764                $119,999,180.63              100.00%
                                                       ===                ===============              ======

                  GROUP I STATISTIC CALCULATION MORTGAGE LOANS
                          MONTH OF NEXT ADJUSTMENT DATE

                                                  NUMBER OF                STATISTIC             % OF STATISTIC
                                            STATISTIC CALCULATION      CALCULATION DATE         CALCULATION DATE
MONTH OF NEXT ADJUSTMENT DATE                  MORTGAGE LOANS          PRINCIPAL BALANCE        PRINCIPAL BALANCE
-----------------------------                  --------------          -----------------        -----------------

September 2006.........................                  5              $    1,104,689.23                0.92%
October 2006...........................                 80                  13,401,100.04               11.17
November 2006..........................                130                  20,345,319.99               16.95
December 2006..........................                144                  23,870,909.00               19.89
January 2007...........................                 23                   3,906,499.00                3.26
August 2007............................                  1                      49,525.52                0.04
September 2007.........................                  9                   2,310,109.55                1.93
October 2007...........................                 68                  10,077,604.88                8.40
November 2007..........................                126                  17,365,870.10               14.47
December 2007..........................                145                  22,353,033.32               18.63
January 2008...........................                 33                   5,214,520.00                4.35
                                                       ---                ---------------              ------
     TOTAL.............................                764                $119,999,180.63              100.00%
                                                       ===                ===============              ======

         As of the statistic calculation date, the weighted average number of months to the initial adjustment date was 29 months.

                                      S-32

                  GROUP I STATISTIC CALCULATION MORTGAGE LOANS
                                  LIFETIME CAP

                                                  NUMBER OF                STATISTIC             % OF STATISTIC
                                            STATISTIC CALCULATION      CALCULATION DATE         CALCULATION DATE
RANGE OF LIFETIME CAPS                         MORTGAGE LOANS          PRINCIPAL BALANCE        PRINCIPAL BALANCE
----------------------                         --------------          -----------------        -----------------

11.990% - 12.000%......................                  1             $       239,000.00                0.20%
12.001% - 12.500%......................                  3                     502,901.30                0.42
12.501% - 13.000%......................                  4                   1,126,000.00                0.94
13.001% - 13.500%......................                 25                   7,512,973.43                6.26
13.501% - 14.000%......................                 70                  13,745,456.19               11.45
14.001% - 14.500%......................                 93                  18,575,493.47               15.48
14.501% - 15.000%......................                149                  25,701,033.14               21.42
15.001% - 15.500%......................                136                  20,459,872.53               17.05
15.501% - 16.000%......................                100                  13,480,477.94               11.23
16.001% - 16.500%......................                 72                   8,800,195.73                7.33
16.501% - 17.000%......................                 60                   5,998,809.02                5.00
17.001% - 17.500%......................                 21                   1,904,157.07                1.59
17.501% - 18.000%......................                 18                   1,180,644.88                0.98
18.001% - 18.490%......................                 12                     772,165.93                0.64
                                                       ---                ---------------              ------
     TOTAL.............................                764                $119,999,180.63              100.00%
                                                       ===                ===============              ======

                  GROUP I STATISTIC CALCULATION MORTGAGE LOANS
                                 LIFETIME FLOOR

                                                  NUMBER OF                STATISTIC             % OF STATISTIC
                                            STATISTIC CALCULATION      CALCULATION DATE         CALCULATION DATE
RANGE OF LIFETIME FLOORS                       MORTGAGE LOANS          PRINCIPAL BALANCE        PRINCIPAL BALANCE
------------------------                       --------------          -----------------        -----------------

Less than 5.001%.......................                  1             $       239,000.00                0.20%
 5.001% - 5.500%.......................                  3                     502,901.30                0.42
 5.501% - 6.000%.......................                  4                   1,126,000.00                0.94
 6.001% - 6.500%.......................                 25                   7,512,973.43                6.26
 6.501% - 7.000%.......................                 70                  13,745,456.19               11.45
 7.001% - 7.500%.......................                 93                  18,575,493.47               15.48
 7.501% - 8.000%.......................                149                  25,701,033.14               21.42
 8.001% - 8.500%.......................                136                  20,459,872.53               17.05
 8.501% - 9.000%.......................                100                  13,480,477.94               11.23
 9.001% - 9.500%.......................                 72                   8,800,195.73                7.33
 9.501% - 10.000%......................                 60                   5,998,809.02                5.00
10.001% - 10.500%......................                 21                   1,904,157.07                1.59
10.501% - 11.000%......................                 18                   1,180,644.88                0.98
11.001% - 11.490%......................                 12                     772,165.93                0.64
                                                       ---                ---------------              ------
     TOTAL.............................                764                $119,999,180.63              100.00%
                                                       ===                ===============              ======

                  GROUP I STATISTIC CALCULATION MORTGAGE LOANS
                           INITIAL PERIODIC RATE CAPS

                                                  NUMBER OF                STATISTIC             % OF STATISTIC
                                            STATISTIC CALCULATION      CALCULATION DATE         CALCULATION DATE
INITIAL PERIOD RATE CAPS                       MORTGAGE LOANS          PRINCIPAL BALANCE        PRINCIPAL BALANCE
------------------------                       --------------          -----------------        -----------------

3.000%.................................                764                $119,999,180.63              100.00%
     TOTAL.............................                764                $119,999,180.63              100.00%
                                                       ===                ===============              ======

                                      S-33

                  GROUP I STATISTIC CALCULATION MORTGAGE LOANS
                          SUBSEQUENT PERIODIC RATE CAPS

                                                  NUMBER OF                STATISTIC             % OF STATISTIC
                                            STATISTIC CALCULATION      CALCULATION DATE         CALCULATION DATE
SUBSEQUENT PERIODIC RATE CAPS                  MORTGAGE LOANS          PRINCIPAL BALANCE        PRINCIPAL BALANCE
-----------------------------                  --------------          -----------------        -----------------

1.000%.................................                764                $119,999,180.63              100.00%
     TOTAL.............................                764                $119,999,180.63              100.00%
                                                       ===                ===============              ======

                  GROUP I STATISTIC CALCULATION MORTGAGE LOANS
                        ORIGINAL PREPAYMENT PENALTY TERMS

                                                  NUMBER OF                STATISTIC             % OF STATISTIC
                                            STATISTIC CALCULATION      CALCULATION DATE         CALCULATION DATE
ORIGINAL PREPAYMENT PENALTY TERM (MONTHS)      MORTGAGE LOANS          PRINCIPAL BALANCE        PRINCIPAL BALANCE
-----------------------------------------      --------------          -----------------        -----------------

No Penalty.............................                309               $  50,376,662.55               41.98%
12.....................................                 19                   4,136,474.33                3.45
24.....................................                245                  38,911,997.17               32.43
30.....................................                  1                     180,126.65                0.15
36.....................................                190                  26,393,919.93               22.00
                                                       ---                  -------------               -----
     TOTAL.............................                764                $119,999,180.63              100.00%
                                                       ===                ===============              ======

                  GROUP I STATISTIC CALCULATION MORTGAGE LOANS
                                  CREDIT SCORES

                                                  NUMBER OF                STATISTIC             % OF STATISTIC
                                            STATISTIC CALCULATION      CALCULATION DATE         CALCULATION DATE
RANGE OF CREDIT SCORES                         MORTGAGE LOANS          PRINCIPAL BALANCE        PRINCIPAL BALANCE
----------------------                         --------------          -----------------        -----------------

Not Available..........................                  4             $       571,751.87                0.48%
401 - 450..............................                  1                      66,000.00                0.06
451 - 500..............................                 56                   6,850,762.73                5.71
501 - 550..............................                189                  23,505,216.90               19.59
551 - 600..............................                214                  31,299,318.87               26.08
601 - 650..............................                164                  27,236,658.29               22.70
651 - 700..............................                 87                  18,669,109.46               15.56
701 - 750..............................                 38                   9,571,232.26                7.98
751 - 800..............................                 10                   2,053,380.25                1.71
801 - 806..............................                  1                     175,750.00                0.15
                                                       ---                ---------------              ------
     TOTAL.............................                764                $119,999,180.63              100.00%
                                                       ===                ===============              ======

                  GROUP I STATISTIC CALCULATION MORTGAGE LOANS
                                  CREDIT GRADE

                                                  NUMBER OF                STATISTIC             % OF STATISTIC
                                            STATISTIC CALCULATION      CALCULATION DATE         CALCULATION DATE
GRADE                                          MORTGAGE LOANS          PRINCIPAL BALANCE        PRINCIPAL BALANCE
---------------------------------------        --------------          -----------------        -----------------

A......................................                550               $  94,375,004.24               78.65%
B......................................                 96                  12,506,010.53               10.42
C......................................                 78                   8,199,243.22                6.83
D......................................                 40                   4,918,922.64                4.10
                                                       ---                ---------------              ------
     TOTAL.............................                764                $119,999,180.63              100.00%
                                                       ===                ===============              ======

                                      S-34

                  GROUP I STATISTIC CALCULATION MORTGAGE LOANS
                                      LIENS

                                                  NUMBER OF                STATISTIC             % OF STATISTIC
                                            STATISTIC CALCULATION      CALCULATION DATE         CALCULATION DATE
LIEN                                           MORTGAGE LOANS          PRINCIPAL BALANCE        PRINCIPAL BALANCE
----                                           --------------          -----------------        -----------------

First Lien.............................                764                $119,999,180.63              100.00%
     TOTAL.............................                764                $119,999,180.63              100.00%
                                                       ===                ===============              ======

                                      S-35

                  GROUP II STATISTIC CALCULATION MORTGAGE LOANS
                           ORIGINAL PRINCIPAL BALANCES

                                                  NUMBER OF
RANGE OF                                    STATISTIC CALCULATION          ORIGINAL               % OF ORIGINAL
ORIGINAL BALANCES                              MORTGAGE LOANS          PRINCIPAL BALANCE        PRINCIPAL BALANCE
-----------------                              --------------          -----------------        -----------------

 $20,000 - $50,000.....................                295             $    11,808,876.90                2.46%
 $50,001 - $100,000....................                936                  71,371,878.99               14.86
$100,001 - $150,000....................                825                 103,216,902.00               21.48
$150,001 - $200,000....................                415                  72,062,672.60               15.00
$200,001 - $250,000....................                246                  55,384,508.00               11.53
$250,001 - $300,000....................                186                  51,095,223.40               10.64
$300,001 - $350,000....................                128                  41,592,642.00                8.66
$350,001 - $400,000....................                 82                  30,793,459.00                6.41
$400,001 - $450,000....................                 41                  17,372,110.00                3.62
$450,001 - $500,000....................                 23                  10,898,250.00                2.27
$500,001 - $550,000....................                 10                   5,228,750.00                1.09
$550,001 - $600,000....................                  9                   5,211,000.00                1.08
$650,001 - $700,000....................                  2                   1,352,500.00                0.28
$700,001 - $750,000....................                  1                     720,000.00                0.15
$750,001 - $780,000....................                  3                   2,319,000.00                0.48
                                                     -----                ---------------              ------
     TOTAL.............................              3,202                $480,427,772.89              100.00%
                                                     =====                ===============              ======

                  GROUP II STATISTIC CALCULATION MORTGAGE LOANS
                         CUT-OFF DATE PRINCIPAL BALANCES

                                                  NUMBER OF                STATISTIC             % OF STATISTIC
RANGE OF                                    STATISTIC CALCULATION      CALCULATION DATE         CALCULATION DATE
PRINCIPAL BALANCES                             MORTGAGE LOANS          PRINCIPAL BALANCE        PRINCIPAL BALANCE
---------------------------------------        --------------          -----------------        -----------------

 $19,974 - $50,000.....................                297               $  11,888,086.43                2.48%
 $50,001 - $100,000....................                934                  71,189,262.63               14.83
$100,001 - $150,000....................                825                 103,114,733.98               21.48
$150,001 - $200,000....................                415                  72,006,749.72               15.00
$200,001 - $250,000....................                246                  55,339,800.69               11.53
$250,001 - $300,000....................                186                  51,053,189.20               10.64
$300,001 - $350,000....................                128                  41,565,237.80                8.66
$350,001 - $400,000....................                 82                  30,772,082.52                6.41
$400,001 - $450,000....................                 41                  17,365,648.13                3.62
$450,001 - $500,000....................                 23                  10,891,166.25                2.27
$500,001 - $550,000....................                 10                   5,223,560.70                1.09
$550,001 - $600,000....................                  9                   5,200,367.62                1.08
$650,001 - $700,000....................                  2                   1,351,840.92                0.28
$700,001 - $750,000....................                  1                     720,000.00                0.15
$750,001 - $779,273....................                  3                   2,317,661.80                0.48
                                                     -----                ---------------              ------
     TOTAL.............................              3,202                $479,999,388.39              100.00%
                                                     =====                ===============              ======

                                      S-36

                  GROUP II STATISTIC CALCULATION MORTGAGE LOANS
                                   LOAN RATES

                                                  NUMBER OF                STATISTIC             % OF STATISTIC
RANGE OF CURRENT                            STATISTIC CALCULATION      CALCULATION DATE         CALCULATION DATE
LOAN RATES                                     MORTGAGE LOANS          PRINCIPAL BALANCE        PRINCIPAL BALANCE
---------------------------------------        --------------          -----------------        -----------------

 5.500%................................                  1             $       335,632.23                0.07%
 5.501% - 6.000%.......................                240                  54,057,956.06               11.26
 6.001% - 6.500%.......................                208                  44,099,108.07                9.19
 6.501% - 7.000%.......................                383                  69,070,739.22               14.39
 7.001% - 7.500%.......................                301                  50,316,060.33               10.48
 7.501% - 8.000%.......................                495                  69,416,313.97               14.46
 8.001% - 8.500%.......................                355                  45,850,632.18                9.55
 8.501% - 9.000%.......................                479                  61,181,781.98               12.75
 9.001% - 9.500%.......................                273                  33,903,530.26                7.06
 9.501% - 10.000%......................                298                  34,988,907.54                7.29
10.001% - 10.500%......................                 87                   9,256,980.89                1.93
10.501% - 11.000%......................                 47                   4,681,558.67                0.98
11.001% - 11.500%......................                 23                   1,983,245.98                0.41
11.501% - 12.000%%.....................                 11                     814,691.01                0.17
12.001% - 12.140%......................                  1                      42,250.00                0.01
                                                     -----                ---------------              ------
     TOTAL.............................              3,202                $479,999,388.39              100.00%
                                                     =====                ===============              ======

         As of the statistic calculation date, the weighted average loan rate of the Group II statistic calculation mortgage loans was approximately 7.779% per annum.

                  GROUP II STATISTIC CALCULATION MORTGAGE LOANS
                        REMAINING TERM TO STATED MATURITY

                                                  NUMBER OF                STATISTIC             % OF STATISTIC
RANGE OF REMAINING TERM                     STATISTIC CALCULATION      CALCULATION DATE         CALCULATION DATE
TO STATED MATURITY (MONTHS)                    MORTGAGE LOANS          PRINCIPAL BALANCE        PRINCIPAL BALANCE
---------------------------                    --------------          -----------------        -----------------

 58 - 60............................                  8             $       351,736.14                0.07%
 61 - 120............................                101                   7,697,030.65                1.60
121 - 180............................                519                  52,141,964.16               10.86
181 - 240............................                187                  21,245,040.92                4.43
241 - 300............................                217                  29,755,577.87                6.20
301 - 360............................              2,170                 368,808,038.65               76.84
                                                   -----                 --------------               -----
     TOTAL...........................              3,202                $479,999,388.39              100.00%
                                                   =====                ===============              ======

                  GROUP II STATISTIC CALCULATION MORTGAGE LOANS
                            MONTHS SINCE ORIGINATION

                                                  NUMBER OF                STATISTIC             % OF STATISTIC
                                            STATISTIC CALCULATION      CALCULATION DATE         CALCULATION DATE
SEASONING (MONTHS)                             MORTGAGE LOANS          PRINCIPAL BALANCE        PRINCIPAL BALANCE
------------------                             --------------          -----------------        -----------------

Less than 1............................              1,555               $ 229,541,925.74               47.82%
1- 4...................................              1,647                 250,457,462.65               52.18
                                                     -----                 --------------               -----
     TOTAL.............................              3,202                $479,999,388.39              100.00%
                                                     =====                ===============              ======

                                      S-37

                  GROUP II STATISTIC CALCULATION MORTGAGE LOANS
                    ORIGINAL COMBINED LOAN-TO-VALUE RATIOS(1)

                                                  NUMBER OF                STATISTIC             % OF STATISTIC
RANGE OF ORIGINAL COMBINED                  STATISTIC CALCULATION      CALCULATION DATE         CALCULATION DATE
LOAN-TO-VALUE RATIOS                           MORTGAGE LOANS          PRINCIPAL BALANCE        PRINCIPAL BALANCE
--------------------                           --------------          -----------------        -----------------

11.50% - 15.00%........................                  5             $       270,972.37                0.06%
15.01% - 20.00%........................                 18                   1,063,250.03                0.22
20.01% - 25.00%........................                 21                   1,207,657.47                0.25
25.01% - 30.00%........................                 29                   1,958,293.31                0.41
30.01% - 35.00%........................                 32                   2,739,808.47                0.57
35.01% - 40.00%........................                 58                   6,049,656.23                1.26
40.01% - 45.00%........................                 59                   6,709,666.97                1.40
45.01% - 50.00%........................                106                  13,579,684.54                2.83
50.01% - 55.00%........................                114                  14,967,645.03                3.12
55.01% - 60.00%........................                150                  20,378,958.65                4.25
60.01% - 65.00%........................                199                  32,272,801.44                6.72
65.01% - 70.00%........................                268                  44,646,967.97                9.30
70.01% - 75.00%........................                372                  58,392,009.27               12.17
75.01% - 80.00%........................                606                  89,901,003.14               18.73
80.01% - 85.00%........................                388                  56,772,881.89               11.83
85.01% - 90.00%........................                365                  60,797,674.24               12.67
90.01% - 95.00%........................                150                  26,108,636.09                5.44
95.01% - 100.00%.......................                262                  42,181,821.28                8.79
                                                     -----                ---------------              ------
     TOTAL.............................              3,202                $479,999,388.39              100.00%
                                                     =====                ===============              ======

---------------------

(1)  The original combined loan-to-value ratio, referred to as CLTV, shown above is equal, with respect to each fixed rate statistic calculation mortgage loan, to (x) the sum of (a) the original principal balance of the mortgage loan at the date of origination, plus (b) in the case of a second lien mortgage loan, the remaining balance of the senior lien at the date of origination of the mortgage loan, divided by (y) the value of the related mortgaged property, based upon the lesser of the appraisal made at the time of origination of the mortgage loan or the purchase price of the mortgaged property, where the proceeds are used to purchase the mortgaged property.
     No assurance can be given that the values of mortgaged properties have remained or will remain at their levels as of the dates of origination of the related fixed rate statistic calculation mortgage loans. If the residential real estate market should experience an overall decline in property values such that the outstanding balances of mortgage loans together with, in the case of second lien mortgage loans, the outstanding balances of the related first liens, become equal to or greater than the value of the related mortgaged properties, actual losses could be higher than those now generally experienced in the mortgage lending industry.

                  GROUP II STATISTIC CALCULATION MORTGAGE LOANS
                                OCCUPANCY TYPE(1)

                                                  NUMBER OF                STATISTIC             % OF STATISTIC
                                            STATISTIC CALCULATION      CALCULATION DATE         CALCULATION DATE
OCCUPANCY TYPE                                 MORTGAGE LOANS          PRINCIPAL BALANCE        PRINCIPAL BALANCE
--------------                                 --------------          -----------------        -----------------

Owner Occupied.........................              2,974                $438,970,336.58               91.45%
Investor...............................                228                  41,029,051.81                8.55
                                                     -----                ---------------              ------
     TOTAL.............................              3,202                $479,999,388.39              100.00%
                                                     =====                ===============              ======

---------------------

(1) Based upon representations made by the borrowers at the time of origination of such mortgage loans.

                                      S-38

                  GROUP II STATISTIC CALCULATION MORTGAGE LOANS
                                  PROPERTY TYPE

                                                  NUMBER OF                STATISTIC             % OF STATISTIC
                                            STATISTIC CALCULATION      CALCULATION DATE         CALCULATION DATE
PROPERTY TYPE                                  MORTGAGE LOANS          PRINCIPAL BALANCE        PRINCIPAL BALANCE
-------------                                  --------------          -----------------        -----------------

Single Family..........................              2,424                $340,017,051.73               70.84%
Two-Four Family........................                310                  75,065,379.96               15.64
Multi-Use..............................                 98                  20,059,328.82                4.18
Manufacture Housing....................                225                  19,842,392.85                4.13
Five-Eight Family......................                 67                  15,487,316.47                3.23
Condominium............................                 78                   9,527,918.56                1.98
                                                     -----                ---------------              ------
     TOTAL.............................              3,202                $479,999,388.39              100.00%
                                                     =====                ===============              ======

                  GROUP II STATISTIC CALCULATION MORTGAGE LOANS
                                  LOAN PURPOSE

                                                  NUMBER OF                STATISTIC             % OF STATISTIC
                                            STATISTIC CALCULATION      CALCULATION DATE         CALCULATION DATE
LOAN PURPOSE                                   MORTGAGE LOANS          PRINCIPAL BALANCE        PRINCIPAL BALANCE
---------------------------------------        --------------          -----------------        -----------------

Cash Out Refinance.....................              1,562                $236,357,833.54               49.24%
Debt Consolidation.....................              1,120                 164,847,668.64               34.34
Purchase...............................                206                  41,395,931.93                8.62
Rate/Term Refinance....................                314                  37,397,954.28                7.79
                                                     -----                ---------------              ------
     TOTAL.............................              3,202                $479,999,388.39              100.00%
                                                     =====                ===============              ======

                  GROUP II STATISTIC CALCULATION MORTGAGE LOANS
                              DOCUMENTATION PROGRAM

                                                  NUMBER OF                STATISTIC             % OF STATISTIC
                                            STATISTIC CALCULATION      CALCULATION DATE         CALCULATION DATE
DOCUMENTATION PROGRAM                          MORTGAGE LOANS          PRINCIPAL BALANCE        PRINCIPAL BALANCE
---------------------------------------        --------------          -----------------        -----------------

Full...................................              2,600                $371,383,849.50               77.37%
No Income Verification.................                339                  67,183,339.07               14.00
Limited................................                155                  25,571,051.28                5.33
Stated Income..........................                108                  15,861,148.54                3.30
                                                     -----                ---------------              ------
     TOTAL.............................              3,202                $479,999,388.39              100.00%
                                                     =====                ===============              ======

                                      S-39

                  GROUP II STATISTIC CALCULATION MORTGAGE LOANS
                       GEOGRAPHIC DISTRIBUTION BY STATE(1)

                                                  NUMBER OF                STATISTIC             % OF STATISTIC
                                            STATISTIC CALCULATION      CALCULATION DATE         CALCULATION DATE
GEOGRAPHIC AREA                                MORTGAGE LOANS          PRINCIPAL BALANCE        PRINCIPAL BALANCE
---------------------------------------        --------------          -----------------        -----------------

Alabama................................                 13             $       843,327.43                0.18%
Arizona................................                 86                   9,934,668.03                2.07
Arkansas...............................                  2                      98,840.70                0.02
California.............................                 62                  11,387,782.97                2.37
Colorado...............................                 12                   1,706,103.90                0.36
Connecticut............................                 69                  11,252,782.78                2.34
Delaware...............................                 33                   4,458,514.76                0.93
Florida................................                188                  23,202,409.39                4.83
Georgia................................                 26                   2,473,248.22                0.52
Idaho..................................                  1                      63,997.28                0.01
Illinois...............................                125                  15,398,694.64                3.21
Indiana................................                 44                   4,859,150.55                1.01
Kansas.................................                 13                   1,370,649.35                0.29
Kentucky...............................                 49                   5,107,608.00                1.06
Louisiana..............................                 59                   6,392,886.93                1.33
Maine..................................                 12                   1,750,508.67                0.36
Maryland...............................                112                  15,652,102.09                3.26
Massachusetts..........................                 76                  12,857,918.20                2.68
Michigan...............................                116                  12,066,302.84                2.51
Minnesota..............................                 40                   5,463,439.00                1.14
Missouri...............................                133                  12,573,366.52                2.62
Montana................................                  1                      71,094.83                0.01
Nebraska...............................                 14                   1,325,692.40                0.28
Nevada.................................                  1                     153,850.00                0.03
New Hampshire..........................                 50                   8,145,849.34                1.70
New Jersey.............................                169                  27,455,943.42                5.72
New Mexico.............................                  2                     203,875.07                0.04
New York...............................                667                 166,626,717.75               34.71
North Carolina.........................                198                  21,404,594.69                4.46
Ohio...................................                177                  19,427,631.98                4.05
Oregon.................................                 10                   1,447,632.76                0.30
Pennsylvania...........................                235                  23,202,087.50                4.83
Rhode Island...........................                 28                   5,000,240.42                1.04
South Carolina.........................                 75                   8,161,554.54                1.70
Tennessee..............................                 50                   4,338,418.37                0.90
Texas..................................                  5                     435,117.45                0.09
Virginia...............................                171                  23,879,435.04                4.97
Washington.............................                 11                   1,610,988.01                0.34
Wisconsin..............................                 67                   8,194,362.57                1.71
                                                     -----                ---------------              ------
     TOTAL.............................              3,202                $479,999,388.39              100.00%
                                                     =====                ===============              ======

---------------------

(1) Determined by property address so designated in the related mortgage.

                                      S-40

                  GROUP II STATISTIC CALCULATION MORTGAGE LOANS
                        ORIGINAL PREPAYMENT PENALTY TERMS

                                                  NUMBER OF                STATISTIC             % OF STATISTIC
                                            STATISTIC CALCULATION      CALCULATION DATE         CALCULATION DATE
ORIGINAL PREPAYMENT PENALTY TERM (MONTHS)      MORTGAGE LOANS          PRINCIPAL BALANCE        PRINCIPAL BALANCE
-----------------------------------------      --------------          -----------------        -----------------

No prepay..............................                775               $  93,745,662.10               19.53%
12.....................................                599                 149,611,693.90               31.17
24.....................................                 13                   2,386,067.68                0.50
30.....................................                 32                   6,065,691.89                1.26
36.....................................              1,783                 228,190,272.82               47.54
                                                     -----                 --------------               -----
     TOTAL.............................              3,202                $479,999,388.39              100.00%
                                                     =====                ===============              ======

                  GROUP II STATISTIC CALCULATION MORTGAGE LOANS
                                  CREDIT SCORES

                                                  NUMBER OF                STATISTIC             % OF STATISTIC
                                            STATISTIC CALCULATION      CALCULATION DATE         CALCULATION DATE
RANGE OF CREDIT SCORES                         MORTGAGE LOANS          PRINCIPAL BALANCE        PRINCIPAL BALANCE
---------------------------------------        --------------          -----------------        -----------------

Not Available..........................                 11              $    1,276,757.59                0.27%
401 - 450..............................                  2                     389,234.00                0.08
451 - 500..............................                 52                   6,210,702.01                1.29
501 - 550..............................                326                  41,607,968.66                8.67
551 - 600..............................                750                 107,896,764.12               22.48
601 - 650..............................                907                 137,747,907.53               28.70
651 - 700..............................                670                 107,499,761.72               22.40
701 - 750..............................                309                  51,877,535.25               10.81
751 - 800..............................                126                  19,331,228.19                4.03
801 - 850..............................                 44                   5,595,231.44                1.17
851 - 872..............................                  5                     566,297.88                0.12
                                                     -----                ---------------              ------
     TOTAL.............................              3,202                $479,999,388.39              100.00%
                                                     =====                ===============              ======

                  GROUP II STATISTIC CALCULATION MORTGAGE LOANS
                                  CREDIT GRADE

                                                  NUMBER OF                STATISTIC             % OF STATISTIC
                                            STATISTIC CALCULATION      CALCULATION DATE         CALCULATION DATE
CREDIT GRADE                                   MORTGAGE LOANS          PRINCIPAL BALANCE        PRINCIPAL BALANCE
---------------------------------------        --------------          -----------------        -----------------

A......................................              2,849                $433,533,959.45               90.32%
B......................................                207                  28,593,891.16                5.96
C......................................                104                  12,209,721.71                2.54
D......................................                 42                   5,661,816.07                1.18
                                                     -----                ---------------              ------
     TOTAL.............................              3,202                $479,999,388.39              100.00%
                                                     =====                ===============              ======

                  GROUP II STATISTIC CALCULATION MORTGAGE LOANS
                                      LIENS

                                                  NUMBER OF                STATISTIC             % OF STATISTIC
                                            STATISTIC CALCULATION      CALCULATION DATE         CALCULATION DATE
LIEN                                           MORTGAGE LOANS          PRINCIPAL BALANCE        PRINCIPAL BALANCE
----                                           --------------          -----------------        -----------------

First Lien ............................              3,058                $470,833,907.97               98.09%
Second Lien............................                144                   9,165,480.42                1.91
                                                       ---                   ------------                ----
     TOTAL.............................              3,202                $479,999,388.39              100.00%
                                                     =====                ===============              ======

                                      S-41

                       PREPAYMENT AND YIELD CONSIDERATIONS

GENERAL

     The rate of principal payments on the offered certificates, the aggregate amount of distributions on the offered certificates and the yield to maturity of the offered certificates will be related primarily to the rate and timing of payments of principal on the mortgage loans in the related loan group. The rate of principal payments on the mortgage loans will in turn be affected by their amortization schedules and by the rate of full and partial principal prepayments, including for this purpose prepayments resulting from refinancing, liquidations of the mortgage loans due to defaults, casualties, condemnations and repurchases by the seller or purchases by the servicer. The mortgage loans may be prepaid by the mortgagors at any time. However, a majority of the mortgage loans are subject to a prepayment charge existing during the first three years after origination of the mortgage loan.

THE CERTIFICATE RATES

     The certificate rate for each class of offered certificates is subject to a net rate cap. The certificate rate on any distribution date for any class of offered certificates is equal to the lesser of the related Net Rate Cap (as defined below under "Description of the Certificates--Glossary") and (a) with respect to the adjustable rate certificates, the sum of one-month LIBOR plus the applicable certificate margin or (b) with respect to the fixed rate certificates, the applicable fixed rate of interest for such class of certificates. All of the loan rates on the Group II mortgage loans are fixed for the lives of the mortgage loans. If mortgage loans bearing higher loan rates were to prepay at rates faster than mortgage loans with lower loan rates, the
Net Rate Cap for the Group II certificates would be lower than otherwise would be the case. Although the holders of the Group II certificates will be entitled to receive the related net rate cap carryover to the extent funds are available for that purpose as described and in the priority set forth in this prospectus supplement, there is no assurance that sufficient funds will be available. The ratings on the Group II certificates do not address the likelihood of the payment of any net rate cap carryover. Furthermore, the yield to investors in the class AF-1 certificates will be sensitive to the level of one-month LIBOR which adjusts monthly while the interest rates on the Group II mortgage loans do not adjust.

     In addition to the application of the Net Rate Cap related to the Group I mortgage loans, the yield to investors in the Group I certificates will also be sensitive to, among other things, the levels of the loan index on the ARMs and the level of one-month LIBOR. All of the statistic calculation mortgage loans that are ARMs are 2/28 loans or 3/27 loans, which will bear interest at fixed loan rates for 24 months or 36 months, respectively, after origination. Although each of the ARMs bears interest at an adjustable rate, this rate is subject to a periodic rate cap, a lifetime floor and a lifetime cap. If the loan index increases substantially between adjustment dates, the adjusted loan rate on the related mortgage loan may not equal the loan index plus the related gross margin due to the constraint of the caps. In this event, the related loan rate will be less than would have been the case in the absence of the caps. In addition, the loan rate applicable to any adjustment date will be based on the loan index related to the adjustment date. Thus, if the value of the loan index with respect to a mortgage loan rises, the lag in time before the corresponding loan rate increases will, all other things being equal, slow the upward adjustment of the Net Rate Cap related to the Group I mortgage loans. Furthermore, mortgage loans that have not reached their initial adjustment date are more likely to be subject to the applicable periodic rate cap on their initial adjustment date.
See "Description of the Mortgage Loans" in this prospectus supplement. Although the holders of the Group I certificates will be entitled to receive the related net rate cap carryover to the extent funds are available for that purpose as described and in the priority set forth in this prospectus supplement, there is no assurance that sufficient funds will be available. The ratings on the certificates do not address the likelihood of the payment of any net rate cap carryover.

     Although the loan rates on the ARMs are subject to adjustment, the loan rates adjust less frequently than one-month LIBOR and adjust by reference to the loan index. Changes in one-month LIBOR may not correlate with changes in the loan index and neither one-month LIBOR nor the loan index may correlate with prevailing interest rates. It is possible that an increased level of one-month
LIBOR could occur simultaneously with a lower level of prevailing interest rates, which would be expected to result in faster prepayments, thus possibly reducing the weighted average lives of, and yields on, the Group I certificates.

                                      S-42

SUBORDINATE CERTIFICATES

     The subordinate certificates provide credit enhancement for the senior certificates in the related certificate group and will absorb losses on the mortgage loans in the related loan group prior to the related senior certificates. The weighted average lives of, and the yields to maturity on, the subordinate certificates, in the order of their relative payment priorities, will be progressively more sensitive to the rate and timing of mortgagor defaults and the severity of ensuing losses on the related mortgage loans. If the actual rate and severity of losses on the related mortgage loans is higher than those assumed by a holder of a subordinate certificate, the actual yield to maturity on the holder's certificate may be lower than the yield expected by the holder based on that assumption. Realized losses on the related mortgage loans will reduce the class principal balance of the related class of subordinate certificates then outstanding with the lowest relative payment priority if, following all distributions on a distribution date, the aggregate of the class principal balances of all classes of the offered certificates in a certificate group exceeds the related pool balance. As a result of these reductions, less interest will accrue on those subordinate certificates than otherwise would be the case.

     Each basic principal amount includes the net proceeds in respect of principal received upon liquidation of a liquidated mortgage loan. If the net proceeds are less than the unpaid principal balance of the liquidated mortgage loan, the related pool balance will decline more than the aggregate class principal balance of the related offered certificates, thus reducing the related overcollateralization amount. If this difference is not covered by the overcollateralization amount or the application of excess interest, the class of subordinate certificates related to that mortgage loan group then outstanding with the lowest relative payment priority will bear the resulting realized loss.
In addition, the subordinate certificates will not be entitled to any principal distributions prior to the related stepdown date or during the continuation of a delinquency event, unless all of the related certificates with a higher relative payment priority have been paid in full.

     For all purposes, the class MV-4 and class MF-9 certificates will have the lowest payment priority of any class of subordinate certificates related to the
Group I and Group II certificates, respectively.

PRINCIPAL PAYMENT FEATURES OF THE CLASS AF-6 CERTIFICATES

     Investors in the class AF-6 certificates should be aware that the class
AF-6 certificates generally do not receive any portion of principal payments prior to the distribution date occurring in January 2008; thereafter, they will receive an increasing percentage of their pro rata share of principal distributable to the class AF certificates based on a schedule. This percentage will, on and after the distribution date in January 2012, exceed their pro rata share of principal. As a result, the weighted average life of the class AF-6 certificates may be longer or shorter than would otherwise be the case, and the effect on the market value of the class AF-6 certificates of changes in market interest rates or market yields for similar securities may be greater or lesser than for other classes of offered certificates.

PREPAYMENT CONSIDERATIONS

         Prepayments, liquidations and purchases of the mortgage loans, including any optional purchase by the servicer of a mortgage loan that is 90 or more days delinquent and any optional purchase of the remaining mortgage loans in connection with the termination of the trust, in each case as described in this prospectus supplement and subject to certain limitations, will result in distributions on the offered certificates then entitled to distributions of principal which would otherwise be distributed over the remaining terms of the mortgage loans. Since the rate of payment of principal of the mortgage loans will depend on future events and a variety of factors, no assurance can be given as to the rate of principal prepayments. The extent to which the yield to maturity of a class of offered certificates may vary from the anticipated yield will depend upon the degree to which a class of certificates is purchased at a discount or premium, and the degree to which the timing of payments on that certificate is sensitive to prepayments, liquidations and purchases of the related mortgage loans.

         Holders of the offered certificates should consider, in the case of any offered certificates purchased at a discount, and particularly the subordinate certificates, the risk that a slower than anticipated rate of principal payments on the related mortgage loans could result in an actual yield that is lower than the anticipated yield and, in the case of any offered certificates purchased at a premium, the risk that a faster than anticipated rate of principal

                                      S-43

payments on the related mortgage loans could result in an actual yield that is lower than the anticipated yield. The timing of losses on the mortgage loans also will affect an investor's actual yield to maturity, even if the rate of defaults and severity of losses over the life of the trust are consistent with an investor's expectations. In general, the earlier a loss occurs, the greater the effect on an investor's yield to maturity.

         The rate of prepayment on the mortgage loans cannot be predicted. The mortgage loans may experience a higher rate of prepayment than traditional first mortgage loans. The prepayment experience of the trust with respect to the mortgage loans may be affected by a wide variety of factors, including economic conditions, prevailing interest rate levels, the availability of alternative financing and homeowner mobility and changes affecting the deductibility for federal income tax purposes of interest payments on home equity loans. The increased availability of credit to borrowers with impaired or limited credit profiles may affect the prepayment experience on the mortgage loans. As borrowers re-establish or establish an acceptable credit profile, they may be able to refinance their loans at lower rates reflecting their improved credit profiles. Substantially all of the mortgage loans contain "due-on-sale"
provisions and the servicer is required by the agreement to enforce these provisions, unless enforcement is not permitted by applicable law. The enforcement of a "due-on-sale" provision will have the same effect as a prepayment of the related mortgage loan. See "Certain Legal Aspects of
Loans--Due-on-Sale Clauses in Home Equity Loans" in the prospectus.

         The rate of prepayments on fixed rate mortgage loans, such as the Group
II mortgage loans, is affected by prevailing market rates for mortgage loans of a comparable term and risk level. When the market interest rate is below the applicable loan rate, mortgagors may have an increased incentive to refinance their mortgage loans. Depending on prevailing market rates, the future outlook for market rates and economic conditions generally, some mortgagors may sell or refinance mortgaged properties in order to realize their equity in the mortgaged properties, to meet cash flow needs or to make other investments.

         As is the case with conventional fixed rate mortgage loans, ARMs, such as the Group I mortgage loans, may be subject to a greater rate of principal prepayments in a declining interest rate environment. For example, if prevailing interest rates fall significantly, ARMs could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed rate mortgage loans at competitive interest rates may encourage mortgagors to refinance their ARMs to "lock in" a lower fixed interest rate. The
2/28 loans and 3/27 loans may become subject to higher prepayment rates as these loans near their respective initial adjustment dates, even if prevailing interest rates for mortgage loans of a comparable term and risk level are at or even slightly above the loan rates, as the borrowers attempt to avoid increases in their monthly payments. However, no assurance can be given as to the level of prepayments that the mortgage loans will experience.

         In addition to the foregoing factors affecting the weighted average lives of the offered certificates, in order to maintain the related required overcollateralization amount, excess interest would be used to pay principal of those offered certificates and would result in acceleration of the amortization of those offered certificates then entitled to principal distributions, relative to the amortization of the related mortgage loans. Overcollateralization means the excess of a mortgage loan group pool principal balance over the aggregate principal balance of the related certificates. It is a condition to the issuance of the certificates on the closing date that the initial required levels of overcollateralization be met. No additional overcollateralization will be created except to the extent necessary to return the levels to their required amounts.

FINAL SCHEDULED DISTRIBUTION DATES

         The final scheduled distribution date for each class of offered certificates is the distribution date in February 2035. As to each class of offered certificates, the actual final distribution date may be earlier or later, and is expected to be significantly earlier, than the final scheduled distribution date.

PAYMENT DELAY FEATURE OF FIXED RATE CERTIFICATES

         The effective yield on the fixed rate certificates will be lower than the yield otherwise produced by the certificate rate for each class and the purchase price of those certificates because distributions will not be payable to the certificateholders until the 25th day or following business day of the month following the month of accrual, without any additional distribution of interest or earnings in respect of the delay.

                                      S-44

WEIGHTED AVERAGE LIVES

         Generally, greater than anticipated prepayments of principal will increase the yield on offered certificates purchased at a price less than par and will decrease the yield on offered certificates purchased at a price greater than par. The effect on an investor's yield due to principal payments on the mortgage loans occurring at a rate that is faster or slower than the rate anticipated by the investor in the period immediately following the issuance of the certificates will not be entirely offset by a subsequent like reduction or increase in the rate of principal payments. The weighted average lives of the offered certificates also will be affected by the amount and timing of delinquencies and defaults on the related mortgage loans and the recoveries, if any, on related liquidated mortgage loans and foreclosed properties.

         The weighted average life of a certificate refers to the average amount of time that will elapse from the date of issuance to the date each dollar in respect of principal of the certificate is repaid. The weighted average life of any class of offered certificates will be influenced by, among other factors, the rate at which principal payments are made on the related mortgage loans.

         Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this prospectus supplement is called the prepayment assumption and represents an assumed rate of prepayment each month relative to the then outstanding principal balance of the pool of mortgage loans for the life of the mortgage loans. With respect to the Group I mortgage loans, a 100% prepayment assumption assumes a constant prepayment rate, or CPR, of 28% per annum of the outstanding principal balance of the ARMs in each month of the life of such mortgage loans. With respect to the Group II mortgage loans, a 100% prepayment assumption assumes a prepayment rate of 23%
home equity prepayment assumption, or HEP. 23% HEP assumes a CPR of 2.3% of the then outstanding principal balance of the mortgage loans in the first month and an additional 2.3% CPR in each month thereafter up to the tenth month. Beginning in the tenth month and thereafter, 23% HEP assumes a 23% CPR. As used in the table below, 50% prepayment assumption assumes prepayment rates equal to 50% of the applicable prepayment assumption. Correspondingly, 150% prepayment assumption assumes prepayment rates equal to 150% of the applicable prepayment assumption, and so forth.

         Neither prepayment assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans. The depositor believes that no existing statistics of which it is aware provide a reliable basis for holders of the offered certificates to predict the amount or the timing of receipt of prepayments on the mortgage loans.

         The tables set forth under the heading "--Decrement tables" reflect various combinations of the prepayment assumptions for the fixed rate mortgage loans and the adjustable rate mortgage loans. For purposes of the decrement tables, the following prepayment scenarios were used:

                                                         PREPAYMENT SCENARIOS
                                             ----------------------------------------------
TYPE OF LOANS                                I         II         III        IV          V
-------------                                -         --         ---        --          -

Group I mortgage loans................      50%        75%       100%       125%       150%
Group II mortgage loans...............      50%        75%       100%       125%       150%

STRUCTURING ASSUMPTIONS

         For the purposes of the tables below, it is assumed that:

     (1) the mortgage loans consist of pools of loans with the level-pay characteristics set forth in the table below;

     (2) the closing date is December 29, 2004;

     (3) distributions on the offered certificates are made on the 25th day of each month regardless of the date on which the distribution date actually occurs, commencing in January 2005, and are made in accordance with the priorities described in this prospectus supplement;

                                      S-45

     (4) the scheduled monthly payments of principal and interest on each mortgage loan will be timely paid on the first day of each due period, with no delinquencies or defaults, commencing on January 1, 2005;

     (5) all prepayments are prepayments in full with 30 days of accrued interest, received on the last day of the related prepayment period, commencing in December 2004, with respect to the statistic calculation mortgage loans;

     (6) the mortgage loans prepay in accordance with the applicable prepayment scenario;

     (7) the optional termination is not exercised except with respect to the row captioned "Weighted Average Life--To Call" in the decrement tables below;

     (8) one-month LIBOR remains constant at 2.16% and six-month LIBOR is 2.58%
on each adjustment date;

     (9) the interest rates of the mortgage loans are not reduced by any incentive program;

     (10) all of the ARMs have adjustment dates every six months after their respective initial adjustment dates; and

     (11) the master servicing fee rate is 0.01% per annum and the servicing fee rate is 0.50% per annum.

     The foregoing assumptions are referred to in this prospectus supplement collectively as the structuring assumptions.

                                      S-46

ASSUMED MORTGAGE LOAN CHARACTERISTICS

                                                                          STATED                                     MONTHS TO
                                                           ORIGINAL      REMAINING                                     NEXT
                                               GROSS        TERM TO       TERM TO                                    INTEREST
PRODUCT           LOAN                       NOTE RATE     MATURITY      MATURITY   SEASONING              MARGIN   RATE CHANGE
 TYPE            GROUP      BALANCE ($)         (%)        (MONTHS)      (MONTHS)    (MONTHS)    INDEX       (%)       DATE
 ----            -----      -----------         ---        --------      --------    --------    -----       ---       ----

 Fixed            II       50,270,711.50      8.58675         360           359         1         N/A        N/A        N/A
 Fixed            II      143,725,742.06      7.14727         360           359         1         N/A        N/A        N/A
 Fixed            II          106,500.00      8.94000         360           360         0         N/A        N/A        N/A
 Fixed            II        1,925,016.65      8.40377         360           360         0         N/A        N/A        N/A
 Fixed            II        1,642,535.18      8.00332         360           360         0         N/A        N/A        N/A
 Fixed            II          315,823.51      8.13845         360           358         2         N/A        N/A        N/A
 Fixed            II          262,258.71      9.84000         360           358         2         N/A        N/A        N/A
 Fixed            II        6,460,245.70      6.86098         360           359         1         N/A        N/A        N/A
 Fixed            II        3,454,030.01      8.34368         360           359         1         N/A        N/A        N/A
 Fixed            II       81,663,471.00      8.13162         360           359         1         N/A        N/A        N/A
 Fixed            II       39,170,343.83      8.19132         360           359         1         N/A        N/A        N/A
 Fixed            II       20,222,287.90      8.41505         315           315         0         N/A        N/A        N/A
 Fixed            II        1,184,078.08      6.95447         340           339         1         N/A        N/A        N/A
 Fixed            II          132,600.00      8.24000         312           312         0         N/A        N/A        N/A
 Fixed            II          221,951.03      8.99321         334           334         0         N/A        N/A        N/A
 Fixed            II        2,486,948.98      8.72119         322           321         1         N/A        N/A        N/A
 Fixed            II        1,860,460.38      6.26635         302           301         1         N/A        N/A        N/A
 Fixed            II        1,288,961.99      8.00936         297           296         1         N/A        N/A        N/A
 Fixed            II       21,410,891.13      7.57945         311           311         0         N/A        N/A        N/A
 Fixed            II       20,758,758.88      8.11590         316           315         1         N/A        N/A        N/A
 Fixed            II        2,765,948.39      8.49136         240           239         1         N/A        N/A        N/A
 Fixed            II        1,762,692.17      6.99168         240           239         1         N/A        N/A        N/A
 Fixed            II          356,474.21      8.75974         240           239         1         N/A        N/A        N/A
 Fixed            II           30,557.78      9.64000         240           239         1         N/A        N/A        N/A
 Fixed            II          306,805.41      6.94000         240           238         2         N/A        N/A        N/A
 Fixed            II          483,012.65      8.58594         240           240         0         N/A        N/A        N/A
 Fixed            II        2,925,362.51      7.99580         240           239         1         N/A        N/A        N/A
 Fixed            II        2,934,475.33      8.39220         240           239         1         N/A        N/A        N/A
 Fixed            II        3,233,296.86      8.36692         213           213         0         N/A        N/A        N/A
 Fixed            II           97,232.94      7.79000         216           215         1         N/A        N/A        N/A
 Fixed            II          362,049.45      8.10131         210           209         1         N/A        N/A        N/A
 Fixed            II          300,990.16      8.89000         228           227         1         N/A        N/A        N/A
 Fixed            II        2,990,368.30      7.60037         216           215         1         N/A        N/A        N/A
 Fixed            II        2,695,774.76      7.80229         218           217         1         N/A        N/A        N/A
 Fixed            II        8,654,331.30      7.89516         180           179         1         N/A        N/A        N/A
 Fixed            II        2,400,102.52      6.62838         180           179         1         N/A        N/A        N/A
 Fixed            II          632,766.89      7.62265         180           179         1         N/A        N/A        N/A
 Fixed            II          146,112.42      8.99723         180           179         1         N/A        N/A        N/A
 Fixed            II          701,703.77      6.57245         180           179         1         N/A        N/A        N/A
 Fixed            II          324,999.81      8.46767         180           179         1         N/A        N/A        N/A
 Fixed            II       14,280,439.77      7.36649         180           179         1         N/A        N/A        N/A
 Fixed            II        7,515,998.72      7.60784         180           179         1         N/A        N/A        N/A
 Fixed            II        8,599,086.15      8.32279         148           147         1         N/A        N/A        N/A
 Fixed            II          441,846.13      7.00876         131           129         2         N/A        N/A        N/A
 Fixed            II          584,917.18      7.05116         151           150         1         N/A        N/A        N/A
 Fixed            II          254,267.62      6.33376         115           114         1         N/A        N/A        N/A
 Fixed            II          510,691.69      7.77604         122           121         1         N/A        N/A        N/A
 Fixed            II        8,148,945.76      7.10438         141           140         1         N/A        N/A        N/A
 Fixed            II        6,994,521.22      7.51855         141           140         1         N/A        N/A        N/A
3/27 Hybrid Arm    I       27,703,827.87      8.15888         360           359         1      6 Mo Libor  6.93785       35
3/27 Hybrid Arm    I          486,000.00      8.16072         360           360         0      6 Mo Libor  6.79015       36
3/27 Hybrid Arm    I        1,675,593.84      8.25018         360           359         1      6 Mo Libor  6.99789       35
3/27 Hybrid Arm    I          840,483.72      6.65826         360           360         0      6 Mo Libor  5.26111       36
3/27 Hybrid Arm    I          180,126.65      7.94000         360           357         3      6 Mo Libor  7.24000       33
3/27 Hybrid Arm    I           43,976.17      9.04000         360           359         1      6 Mo Libor  7.89000       35
3/27 Hybrid Arm    I        4,709,147.38      7.30300         360           359         1      6 Mo Libor  6.11778       35
3/27 Hybrid Arm    I          174,847.05      8.96060         360           359         1      6 Mo Libor  7.78619       35
3/27 Hybrid Arm    I       13,049,165.08      7.81905         360           359         1      6 Mo Libor  6.60656       35
3/27 Hybrid Arm    I        7,982,107.57      8.26421         360           359         1      6 Mo Libor  7.07950       35
3/27 Hybrid Arm    I           37,735.91      8.74000         312           310         2      6 Mo Libor  8.04000       34
3/27 Hybrid Arm    I          365,484.59      9.11366         322           321         1      6 Mo Libor  8.18465       35
3/27 Hybrid Arm    I           52,975.45      9.51500         240           238         2      6 Mo Libor  8.46500       34
3/27 Hybrid Arm    I           69,192.09      8.69000         240           239         1      6 Mo Libor  7.39000       35
2/28 Hybrid Arm    I       21,751,154.58      8.20542         360           359         1      6 Mo Libor  6.92161       23
2/28 Hybrid Arm    I        2,460,880.49      7.79380         360           359         1      6 Mo Libor  6.66977       23
2/28 Hybrid Arm    I           50,590.43      7.24000         360           359         1      6 Mo Libor  6.19000       23
2/28 Hybrid Arm    I        6,956,496.19      7.16875         360           359         1      6 Mo Libor  6.01010       23
2/28 Hybrid Arm    I          153,716.37      8.87627         360           359         1      6 Mo Libor  7.62943       23
2/28 Hybrid Arm    I       30,910,710.46      7.88934         360           359         1      6 Mo Libor  6.66045       23
2/28 Hybrid Arm    I          344,968.74      8.24853         240           238         2      6 Mo Libor  7.28806       22

                                      S-47

                              MONTHS
                             TO NEXT    INITIAL  PERIODIC
                             PAYMENT   INTEREST  INTEREST   LIFE      LIFE
PRODUCT           LOAN        CHANGE   RATE CAP  RATE CAP   FLOOR     CAP
 TYPE            GROUP         DATE       (%)      (%)       (%)      (%)
 ----            -----         ----       ---      ---       ---      ---

 Fixed            II           N/A       N/A       N/A       N/A      N/A
 Fixed            II           N/A       N/A       N/A       N/A      N/A
 Fixed            II           N/A       N/A       N/A       N/A      N/A
 Fixed            II           N/A       N/A       N/A       N/A      N/A
 Fixed            II           N/A       N/A       N/A       N/A      N/A
 Fixed            II           N/A       N/A       N/A       N/A      N/A
 Fixed            II           N/A       N/A       N/A       N/A      N/A
 Fixed            II           N/A       N/A       N/A       N/A      N/A
 Fixed            II           N/A       N/A       N/A       N/A      N/A
 Fixed            II           N/A       N/A       N/A       N/A      N/A
 Fixed            II           N/A       N/A       N/A       N/A      N/A
 Fixed            II           N/A       N/A       N/A       N/A      N/A
 Fixed            II           N/A       N/A       N/A       N/A      N/A
 Fixed            II           N/A       N/A       N/A       N/A      N/A
 Fixed            II           N/A       N/A       N/A       N/A      N/A
 Fixed            II           N/A       N/A       N/A       N/A      N/A
 Fixed            II           N/A       N/A       N/A       N/A      N/A
 Fixed            II           N/A       N/A       N/A       N/A      N/A
 Fixed            II           N/A       N/A       N/A       N/A      N/A
 Fixed            II           N/A       N/A       N/A       N/A      N/A
 Fixed            II           N/A       N/A       N/A       N/A      N/A
 Fixed            II           N/A       N/A       N/A       N/A      N/A
 Fixed            II           N/A       N/A       N/A       N/A      N/A
 Fixed            II           N/A       N/A       N/A       N/A      N/A
 Fixed            II           N/A       N/A       N/A       N/A      N/A
 Fixed            II           N/A       N/A       N/A       N/A      N/A
 Fixed            II           N/A       N/A       N/A       N/A      N/A
 Fixed            II           N/A       N/A       N/A       N/A      N/A
 Fixed            II           N/A       N/A       N/A       N/A      N/A
 Fixed            II           N/A       N/A       N/A       N/A      N/A
 Fixed            II           N/A       N/A       N/A       N/A      N/A
 Fixed            II           N/A       N/A       N/A       N/A      N/A
 Fixed            II           N/A       N/A       N/A       N/A      N/A
 Fixed            II           N/A       N/A       N/A       N/A      N/A
 Fixed            II           N/A       N/A       N/A       N/A      N/A
 Fixed            II           N/A       N/A       N/A       N/A      N/A
 Fixed            II           N/A       N/A       N/A       N/A      N/A
 Fixed            II           N/A       N/A       N/A       N/A      N/A
 Fixed            II           N/A       N/A       N/A       N/A      N/A
 Fixed            II           N/A       N/A       N/A       N/A      N/A
 Fixed            II           N/A       N/A       N/A       N/A      N/A
 Fixed            II           N/A       N/A       N/A       N/A      N/A
 Fixed            II           N/A       N/A       N/A       N/A      N/A
 Fixed            II           N/A       N/A       N/A       N/A      N/A
 Fixed            II           N/A       N/A       N/A       N/A      N/A
 Fixed            II           N/A       N/A       N/A       N/A      N/A
 Fixed            II           N/A       N/A       N/A       N/A      N/A
 Fixed            II           N/A       N/A       N/A       N/A      N/A
 Fixed            II           N/A       N/A       N/A       N/A      N/A
3/27 Hybrid Arm    I            36      3.00000   1.00000   8.15888  15.15888
3/27 Hybrid Arm    I            37      3.00000   1.00000   8.16072  15.16072
3/27 Hybrid Arm    I            36      3.00000   1.00000   8.25018  15.25018
3/27 Hybrid Arm    I            37      3.00000   1.00000   6.65826  13.65826
3/27 Hybrid Arm    I            34      3.00000   1.00000   7.94000  14.94000
3/27 Hybrid Arm    I            36      3.00000   1.00000   9.04000  16.04000
3/27 Hybrid Arm    I            36      3.00000   1.00000   7.30300  14.30300
3/27 Hybrid Arm    I            36      3.00000   1.00000   8.96060  15.96060
3/27 Hybrid Arm    I            36      3.00000   1.00000   7.81905  14.81905
3/27 Hybrid Arm    I            36      3.00000   1.00000   8.26421  15.26421
3/27 Hybrid Arm    I            35      3.00000   1.00000   8.74000  15.74000
3/27 Hybrid Arm    I            36      3.00000   1.00000   9.11366  16.11366
3/27 Hybrid Arm    I            35      3.00000   1.00000   9.51500  16.51500
3/27 Hybrid Arm    I            36      3.00000   1.00000   8.69000  15.69000
2/28 Hybrid Arm    I            24      3.00000   1.00000   8.20542  15.20542
2/28 Hybrid Arm    I            24      3.00000   1.00000   7.79380  14.79380
2/28 Hybrid Arm    I            24      3.00000   1.00000   7.24000  14.24000
2/28 Hybrid Arm    I            24      3.00000   1.00000   7.16875  14.16875
2/28 Hybrid Arm    I            24      3.00000   1.00000   8.87627  15.87627
2/28 Hybrid Arm    I            24      3.00000   1.00000   7.88934  14.88934
2/28 Hybrid Arm    I            23      3.00000   1.00000   8.24853  15.24853

                                      S-48

DECREMENT TABLES

     Subject to the foregoing discussion and assumptions, the following tables set forth the percentages of the initial class principal balance of each class of offered certificates that would be outstanding after each of the distribution dates shown under the various prepayment scenarios and the corresponding weighted average lives related to those prepayment scenarios.

     Since the tables were prepared on the basis of the structuring assumptions, there are discrepancies between characteristics of the actual mortgage loans and the characteristics of the mortgage loans assumed in preparing the tables. Any discrepancy may have an effect upon the percentages of the class principal balances outstanding and weighted average lives of the certificates set forth in the tables. In addition, since the actual mortgage loans in the trust have characteristics which differ from those assumed in preparing the tables set forth below, the distributions of principal on the certificates may be made earlier or later than as indicated in the tables.

                                      S-49

             PERCENT OF INITIAL CLASS PRINCIPAL BALANCE OUTSTANDING
                    AT THE FOLLOWING PREPAYMENT SCENARIOS(1)

                                                CLASS AV-1                        CLASS AV-2
                                                ----------                        ----------
DISTRIBUTION DATE                   I      II    III    IV      V       I       II     III    IV      V
-----------------                   -      --    ---    --      -       -       --     ---    --      -

Initial Percentage...............   100%  100%   100%   100%   100%    100%    100%    100%   100%   100%
December 25, 2005................    67    51     35     19      4     100     100     100    100    100
December 25, 2006................    38    12      0      0      0     100     100      81     46     14
December 25, 2007................    14     0      0      0      0     100      70      26      0      0
December 25, 2008................     0     0      0      0      0      88      51      26      0      0
December 25, 2009................     0     0      0      0      0      67      33      10      0      0
December 25, 2010................     0     0      0      0      0      52      19       0      0      0
December 25, 2011................     0     0      0      0      0      40       8       0      0      0
December 25, 2012................     0     0      0      0      0      29       0       0      0      0
December 25, 2013................     0     0      0      0      0      20       0       0      0      0
December 25, 2014................     0     0      0      0      0      12       0       0      0      0
December 25, 2015................     0     0      0      0      0       6       0       0      0      0
December 25, 2016................     0     0      0      0      0       0       0       0      0      0
December 25, 2017................     0     0      0      0      0       0       0       0      0      0
December 25, 2018................     0     0      0      0      0       0       0       0      0      0
December 25, 2019................     0     0      0      0      0       0       0       0      0      0
December 25, 2020................     0     0      0      0      0       0       0       0      0      0
December 25, 2021................     0     0      0      0      0       0       0       0      0      0
December 25, 2022................     0     0      0      0      0       0       0       0      0      0
December 25, 2023................     0     0      0      0      0       0       0       0      0      0
December 25, 2024................     0     0      0      0      0       0       0       0      0      0
December 25, 2025................     0     0      0      0      0       0       0       0      0      0
December 25, 2026................     0     0      0      0      0       0       0       0      0      0
December 25, 2027................     0     0      0      0      0       0       0       0      0      0
December 25, 2028................     0     0      0      0      0       0       0       0      0      0
December 25, 2029................     0     0      0      0      0       0       0       0      0      0
December 25, 2030................     0     0      0      0      0       0       0       0      0      0
December 25, 2031................     0     0      0      0      0       0       0       0      0      0
December 25, 2032................     0     0      0      0      0       0       0       0      0      0
December 25, 2033................     0     0      0      0      0       0       0       0      0      0
December 25, 2034................     0     0      0      0      0       0       0       0      0      0
Weighted Average Life (years)(2)
   To Maturity...................     1.68  1.11   0.81   0.63   0.51    6.70    4.41    3.00   2.01   1.60
   To Call.......................     1.68  1.11   0.81   0.63   0.51    6.70    4.41    3.00   2.01   1.60

                                                  CLASS AV-3
                                                  ----------
DISTRIBUTION DATE                        I     II      III       IV        V
-----------------                        -     --      ---       --        -

Initial Percentage...............       100%   100%    100%      100%     100%
December 25, 2005................       100    100     100       100      100
December 25, 2006................       100    100     100       100      100
December 25, 2007................       100    100     100        68        0
December 25, 2008................       100    100     100        68        0
December 25, 2009................       100    100     100        68        0
December 25, 2010................       100    100      94        51        0
December 25, 2011................       100    100      67        33        0
December 25, 2012................       100     99      47        21        0
December 25, 2013................       100     77      34        13        0
December 25, 2014................       100     60      24         9        0
December 25, 2015................       100     47      17         3        0
December 25, 2016................       100     36      12         0        0
December 25, 2017................        84     28       8         0        0
December 25, 2018................        70     21       4         0        0
December 25, 2019................        59     16       1         0        0
December 25, 2020................        49     13       0         0        0
December 25, 2021................        40     10       0         0        0
December 25, 2022................        33      6       0         0        0
December 25, 2023................        27      3       0         0        0
December 25, 2024................        22      1       0         0        0
December 25, 2025................        18      0       0         0        0
December 25, 2026................        14      0       0         0        0
December 25, 2027................        11      0       0         0        0
December 25, 2028................         8      0       0         0        0
December 25, 2029................         5      0       0         0        0
December 25, 2030................         2      0       0         0        0
December 25, 2031................         0      0       0         0        0
December 25, 2032................         0      0       0         0        0
December 25, 2033................         0      0       0         0        0
December 25, 2034................         0      0       0         0        0
Weighted Average Life (years)(2)
   To Maturity...................        16.95  11.69    8.60      5.99     2.52
   To Call.......................        14.39   9.98    7.44      5.18     2.52

--------------------

(1)  The prepayment scenarios for the Group I and Group II mortgage loans are as set forth under "Weighted average lives" in this prospectus supplement.

(2)  The weighted average life of a class of certificates is determined by (a)
     multiplying the amount of each distribution in reduction of the related class principal balance by the number of years from the date of issuance of the certificate to the related distribution date, (b) adding the results, and (c) dividing the sum by the aggregate amount of the reductions in class principal balance of that class referred to in clause (a).

                                      S-50

             PERCENT OF INITIAL CLASS PRINCIPAL BALANCE OUTSTANDING
                    AT THE FOLLOWING PREPAYMENT SCENARIOS(1)

                                                   CLASS MV-1                                    CLASS MV-2
                                                   ----------                                    ----------
DISTRIBUTION DATE                     I       II       III      IV        V        I        II       III      IV        V
-----------------                     -       --       ---      --        -        -        --       ---      --        -

Initial Percentage...............    100%     100%     100%     100%     100%     100%     100%      100%     100%     100%
December 25, 2005................    100      100      100      100      100      100      100       100      100      100
December 25, 2006................    100      100      100      100      100      100      100       100      100      100
December 25, 2007................    100      100      100      100       95      100      100       100      100      100
December 25, 2008................    100       75       52       84       92      100       75        52       34       22
December 25, 2009................     90       59       37       32       53       90       59        37       22       13
December 25, 2010................     76       46       26       14       30       76       46        26       14        7
December 25, 2011................     65       36       19        9       17       65       36        19        9        *
December 25, 2012................     55       28       13        6        8       55       28        13        4        0
December 25, 2013................     47       22        9        3        2       47       22         9        0        0
December 25, 2014................     40       17        7        *        0       40       17         6        0        0
December 25, 2015................     33       13        5        0        0       33       13         1        0        0
December 25, 2016................     28       10        2        0        0       28       10         0        0        0
December 25, 2017................     24        8        0        0        0       24        8         0        0        0
December 25, 2018................     20        6        0        0        0       20        4         0        0        0
December 25, 2019................     17        5        0        0        0       17        1         0        0        0
December 25, 2020................     14        3        0        0        0       14        0         0        0        0
December 25, 2021................     11        1        0        0        0       11        0         0        0        0
December 25, 2022................      9        0        0        0        0        9        0         0        0        0
December 25, 2023................      8        0        0        0        0        8        0         0        0        0
December 25, 2024................      6        0        0        0        0        5        0         0        0        0
December 25, 2025................      5        0        0        0        0        2        0         0        0        0
December 25, 2026................      4        0        0        0        0        0        0         0        0        0
December 25, 2027................      2        0        0        0        0        0        0         0        0        0
December 25, 2028................      *        0        0        0        0        0        0         0        0        0
December 25, 2029................      0        0        0        0        0        0        0         0        0        0
December 25, 2030................      0        0        0        0        0        0        0         0        0        0
December 25, 2031................      0        0        0        0        0        0        0         0        0        0
December 25, 2032................      0        0        0        0        0        0        0         0        0        0
December 25, 2033................      0        0        0        0        0        0        0         0        0        0
December 25, 2034................      0        0        0        0        0        0        0         0        0        0
Weighted Average Life (years)(2)
   To Maturity...................     10.07     6.77     5.30     5.02     5.48     9.97     6.68      5.10     4.40     4.00
   To Call.......................      9.40     6.35     5.02     4.82     4.82     9.40     6.35      4.89     4.26     3.91

                                                  CLASS MV-3
                                                  ----------
DISTRIBUTION DATE                   I       II       III       IV        V
-----------------                   -       --       ---       --        -

Initial Percentage...............  100%     100%     100%      100%     100%
December 25, 2005................  100      100      100       100      100
December 25, 2006................  100      100      100       100      100
December 25, 2007................  100      100      100       100      100
December 25, 2008................  100       75       52        34       22
December 25, 2009................   90       59       37        22        9
December 25, 2010................   76       46       26        13        0
December 25, 2011................   65       36       19         3        0
December 25, 2012................   55       28       11         0        0
December 25, 2013................   47       22        4         0        0
December 25, 2014................   40       17        0         0        0
December 25, 2015................   33       11        0         0        0
December 25, 2016................   28        5        0         0        0
December 25, 2017................   24        1        0         0        0
December 25, 2018................   20        0        0         0        0
December 25, 2019................   17        0        0         0        0
December 25, 2020................   12        0        0         0        0
December 25, 2021................    7        0        0         0        0
December 25, 2022................    4        0        0         0        0
December 25, 2023................    *        0        0         0        0
December 25, 2024................    0        0        0         0        0
December 25, 2025................    0        0        0         0        0
December 25, 2026................    0        0        0         0        0
December 25, 2027................    0        0        0         0        0
December 25, 2028................    0        0        0         0        0
December 25, 2029................    0        0        0         0        0
December 25, 2030................    0        0        0         0        0
December 25, 2031................    0        0        0         0        0
December 25, 2032................    0        0        0         0        0
December 25, 2033................    0        0        0         0        0
December 25, 2034................    0        0        0         0        0
Weighted Average Life (years)(2)
   To Maturity...................    9.71     6.48     4.90      4.11     3.61
   To Call.......................    9.40     6.34     4.83      4.08     3.59

-------------------

* Indicates an amount above zero and less than 0.5% of the original class principal balance outstanding.

(1)  The prepayment scenarios for the Group I and Group II mortgage loans are as set forth under "Weighted average lives" in this prospectus supplement.

(2)  The weighted average life of a class of certificates is determined by (a)
     multiplying the amount of each distribution in reduction of the related class principal balance by the number of years from the date of issuance of the certificate to the related distribution date, (b) adding the results, and (c) dividing the sum by the aggregate amount of the reductions in class principal balance of that class referred to in clause (a).

                                      S-51

             PERCENT OF INITIAL CLASS PRINCIPAL BALANCE OUTSTANDING
                    AT THE FOLLOWING PREPAYMENT SCENARIOS(1)

                                                   CLASS MV-4                                    CLASS AF-1
                                                   ----------                                    ----------
DISTRIBUTION DATE                     I       II       III      IV        V        I        II       III      IV        V
-----------------                     -       --       ---      --        -        -        --       ---      --        -

Initial Percentage...............    100%     100%     100%     100%     100%     100%     100%      100%     100%     100%
December 25, 2005................    100      100      100      100      100       68       54        40       26       12
December 25, 2006................    100      100      100      100      100       28        0         0        0        0
December 25, 2007................    100      100      100      100       47        0        0         0        0        0
December 25, 2008................    100       75       52       34       18        0        0         0        0        0
December 25, 2009................     90       59       37       19        0        0        0         0        0        0
December 25, 2010................     76       46       26        0        0        0        0         0        0        0
December 25, 2011................     65       36        8        0        0        0        0         0        0        0
December 25, 2012................     55       28        0        0        0        0        0         0        0        0
December 25, 2013................     47       17        0        0        0        0        0         0        0        0
December 25, 2014................     40        2        0        0        0        0        0         0        0        0
December 25, 2015................     33        0        0        0        0        0        0         0        0        0
December 25, 2016................     28        0        0        0        0        0        0         0        0        0
December 25, 2017................     23        0        0        0        0        0        0         0        0        0
December 25, 2018................     11        0        0        0        0        0        0         0        0        0
December 25, 2019................      1        0        0        0        0        0        0         0        0        0
December 25, 2020................      0        0        0        0        0        0        0         0        0        0
December 25, 2021................      0        0        0        0        0        0        0         0        0        0
December 25, 2022................      0        0        0        0        0        0        0         0        0        0
December 25, 2023................      0        0        0        0        0        0        0         0        0        0
December 25, 2024................      0        0        0        0        0        0        0         0        0        0
December 25, 2025................      0        0        0        0        0        0        0         0        0        0
December 25, 2026................      0        0        0        0        0        0        0         0        0        0
December 25, 2027................      0        0        0        0        0        0        0         0        0        0
December 25, 2028................      0        0        0        0        0        0        0         0        0        0
December 25, 2029................      0        0        0        0        0        0        0         0        0        0
December 25, 2030................      0        0        0        0        0        0        0         0        0        0
December 25, 2031................      0        0        0        0        0        0        0         0        0        0
December 25, 2032................      0        0        0        0        0        0        0         0        0        0
December 25, 2033................      0        0        0        0        0        0        0         0        0        0
December 25, 2034................      0        0        0        0        0        0        0         0        0        0
Weighted Average Life (years)(2)
   To Maturity...................      9.23     6.13     4.61     3.86     3.35     1.48     1.10      0.90     0.77     0.69
   To Call.......................      9.23     6.13     4.61     3.86     3.35     1.48     1.10      0.90     0.77     0.69

                                                  CLASS AF-2
                                                  ----------
DISTRIBUTION DATE                   I       II       III       IV        V
-----------------                   -       --       ---       --        -

Initial Percentage...............  100%     100%     100%      100%     100%
December 25, 2005................  100      100      100       100      100
December 25, 2006................  100       98       45         0        0
December 25, 2007................   85       10        0         0        0
December 25, 2008................   29        0        0         0        0
December 25, 2009................    0        0        0         0        0
December 25, 2010................    0        0        0         0        0
December 25, 2011................    0        0        0         0        0
December 25, 2012................    0        0        0         0        0
December 25, 2013................    0        0        0         0        0
December 25, 2014................    0        0        0         0        0
December 25, 2015................    0        0        0         0        0
December 25, 2016................    0        0        0         0        0
December 25, 2017................    0        0        0         0        0
December 25, 2018................    0        0        0         0        0
December 25, 2019................    0        0        0         0        0
December 25, 2020................    0        0        0         0        0
December 25, 2021................    0        0        0         0        0
December 25, 2022................    0        0        0         0        0
December 25, 2023................    0        0        0         0        0
December 25, 2024................    0        0        0         0        0
December 25, 2025................    0        0        0         0        0
December 25, 2026................    0        0        0         0        0
December 25, 2027................    0        0        0         0        0
December 25, 2028................    0        0        0         0        0
December 25, 2029................    0        0        0         0        0
December 25, 2030................    0        0        0         0        0
December 25, 2031................    0        0        0         0        0
December 25, 2032................    0        0        0         0        0
December 25, 2033................    0        0        0         0        0
December 25, 2034................    0        0        0         0        0
Weighted Average Life (years)(2)
   To Maturity...................    3.66     2.56     1.99      1.64     1.40
   To Call.......................    3.66     2.56     1.99      1.64     1.40

--------------------

(1)  The prepayment scenarios for the Group I and Group II mortgage loans are as set forth under "Weighted average lives" in this prospectus supplement.

(2)  The weighted average life of a class of certificates is determined by (a)
     multiplying the amount of each distribution in reduction of the related class principal balance by the number of years from the date of issuance of the certificate to the related distribution date, (b) adding the results, and (c) dividing the sum by the aggregate amount of the reductions in class principal balance of that class referred to in clause (a).

                                      S-52

             PERCENT OF INITIAL CLASS PRINCIPAL BALANCE OUTSTANDING
                    AT THE FOLLOWING PREPAYMENT SCENARIOS(1)

                                                   CLASS AF-3                                    CLASS AF-4
                                     -----------------------------------------    -----------------------------------------
DISTRIBUTION DATE                     I       II       III      IV        V        I        II       III      IV        V
-----------------                     -       --       ---      --        -        -        --       ---      --        -

Initial Percentage...............    100%     100%     100%     100%     100%     100%     100%      100%     100%     100%
December 25, 2005................    100      100      100      100      100      100      100       100      100      100
December 25, 2006................    100      100      100       94       41      100      100       100      100      100
December 25, 2007................    100      100       36        0        0      100      100       100       64        0
December 25, 2008................    100       45        0        0        0      100      100        89       35        0
December 25, 2009................     77        5        0        0        0      100      100        43        0        0
December 25, 2010................     43        0        0        0        0      100       71        14        0        0
December 25, 2011................     18        0        0        0        0      100       45         0        0        0
December 25, 2012................      4        0        0        0        0      100       33         0        0        0
December 25, 2013................      0        0        0        0        0       86       18         0        0        0
December 25, 2014................      0        0        0        0        0       67        4         0        0        0
December 25, 2015................      0        0        0        0        0       50        0         0        0        0
December 25, 2016................      0        0        0        0        0       33        0         0        0        0
December 25, 2017................      0        0        0        0        0       19        0         0        0        0
December 25, 2018................      0        0        0        0        0        6        0         0        0        0
December 25, 2019................      0        0        0        0        0        0        0         0        0        0
December 25, 2020................      0        0        0        0        0        0        0         0        0        0
December 25, 2021................      0        0        0        0        0        0        0         0        0        0
December 25, 2022................      0        0        0        0        0        0        0         0        0        0
December 25, 2023................      0        0        0        0        0        0        0         0        0        0
December 25, 2024................      0        0        0        0        0        0        0         0        0        0
December 25, 2025................      0        0        0        0        0        0        0         0        0        0
December 25, 2026................      0        0        0        0        0        0        0         0        0        0
December 25, 2027................      0        0        0        0        0        0        0         0        0        0
December 25, 2028................      0        0        0        0        0        0        0         0        0        0
December 25, 2029................      0        0        0        0        0        0        0         0        0        0
December 25, 2030................      0        0        0        0        0        0        0         0        0        0
December 25, 2031................      0        0        0        0        0        0        0         0        0        0
December 25, 2032................      0        0        0        0        0        0        0         0        0        0
December 25, 2033................      0        0        0        0        0        0        0         0        0        0
December 25, 2034................      0        0        0        0        0        0        0         0        0        0
Weighted Average Life (years)(2)
   To Maturity...................      5.98     4.01     2.99     2.35     1.98    11.14     7.24      4.99     3.68     2.63
   To Call.......................      5.98     4.01     2.99     2.35     1.98    11.14     7.24      4.99     3.68     2.63

                                                      CLASS AF-5
                                       -----------------------------------------
DISTRIBUTION DATE                       I       II       III       IV        V
-----------------                       -       --       ---       --        -

Initial Percentage...............      100%     100%     100%      100%     100%
December 25, 2005................      100      100      100       100      100
December 25, 2006................      100      100      100       100      100
December 25, 2007................      100      100      100       100       92
December 25, 2008................      100      100      100       100       84
December 25, 2009................      100      100      100        93       37
December 25, 2010................      100      100      100        61       19
December 25, 2011................      100      100       91        42       12
December 25, 2012................      100      100       83        41       12
December 25, 2013................      100      100       68        34       12
December 25, 2014................      100      100       53        25       10
December 25, 2015................      100       86       40        18        4
December 25, 2016................      100       69       30        12        *
December 25, 2017................      100       55       22         6        0
December 25, 2018................      100       44       17         2        0
December 25, 2019................       92       35       12         0        0
December 25, 2020................       78       28        7         0        0
December 25, 2021................       66       22        3         0        0
December 25, 2022................       55       17        *         0        0
December 25, 2023................       46       13        0         0        0
December 25, 2024................       38        9        0         0        0
December 25, 2025................       31        5        0         0        0
December 25, 2026................       25        2        0         0        0
December 25, 2027................       20        0        0         0        0
December 25, 2028................       15        0        0         0        0
December 25, 2029................       10        0        0         0        0
December 25, 2030................        5        0        0         0        0
December 25, 2031................        1        0        0         0        0
December 25, 2032................        0        0        0         0        0
December 25, 2033................        0        0        0         0        0
December 25, 2034................        0        0        0         0        0
Weighted Average Life (years)(2)
   To Maturity...................       19.36    14.38    10.82      7.88     5.41
   To Call.......................       15.05    10.72     8.00      6.04     4.63

--------------------
* Indicates an amount above zero and less than 0.5% of the original class principal balance outstanding.

(1)  The prepayment scenarios for the Group I and Group II mortgage loans are as set forth under "Weighted average lives" in this prospectus supplement.

(2)  The weighted average life of a class of certificates is determined by (a)
     multiplying the amount of each distribution in reduction of the related class principal balance by the number of years from the date of issuance of the certificate to the related distribution date, (b) adding the results, and (c) dividing the sum by the aggregate amount of the reductions in class principal balance of that class referred to in clause (a).

                                      S-53

             PERCENT OF INITIAL CLASS PRINCIPAL BALANCE OUTSTANDING
                    AT THE FOLLOWING PREPAYMENT SCENARIOS(1)

                                                   CLASS AF-6                                    CLASS MF-1
                                     ----------------------------------------     ----------------------------------------
DISTRIBUTION DATE                     I       II       III      IV        V        I        II       III      IV        V
-----------------                     -       --       ---      --        -        -        --       ---      --        -

Initial Percentage...............    100%     100%     100%     100%     100%     100%     100%      100%     100%     100%
December 25, 2005................    100      100      100      100      100      100      100       100      100      100
December 25, 2006................    100      100      100      100      100      100      100       100      100      100
December 25, 2007................    100      100      100      100      100      100      100       100      100      100
December 25, 2008................     92       89       89       92       97      100       93        72       54       40
December 25, 2009................     84       81       79       78       80      100       75        54       38       25
December 25, 2010................     74       68       63       58       56       89       61        41       26       16
December 25, 2011................     63       55       47       41       36       77       49        30       18       10
December 25, 2012................     40       28       19       15       18       66       40        23       13        7
December 25, 2013................     25       14        8        5        7       57       32        17        9        4
December 25, 2014................     16        7        3        2        1       48       25        13        6        0
December 25, 2015................      9        4        1        *        *       41       20         9        4        0
December 25, 2016................      6        2        *        *        0       35       16         7        0        0
December 25, 2017................      3        1        *        *        0       30       13         5        0        0
December 25, 2018................      2        *        *        *        0       25       10         4        0        0
December 25, 2019................      1        *        *        0        0       21        8         0        0        0
December 25, 2020................      1        *        *        0        0       18        6         0        0        0
December 25, 2021................      *        *        *        0        0       15        5         0        0        0
December 25, 2022................      *        *        *        0        0       12        4         0        0        0
December 25, 2023................      *        *        0        0        0       10        0         0        0        0
December 25, 2024................      *        *        0        0        0        9        0         0        0        0
December 25, 2025................      *        *        0        0        0        7        0         0        0        0
December 25, 2026................      *        *        0        0        0        6        0         0        0        0
December 25, 2027................      *        0        0        0        0        4        0         0        0        0
December 25, 2028................      *        0        0        0        0        2        0         0        0        0
December 25, 2029................      *        0        0        0        0        0        0         0        0        0
December 25, 2030................      *        0        0        0        0        0        0         0        0        0
December 25, 2031................      *        0        0        0        0        0        0         0        0        0
December 25, 2032................      0        0        0        0        0        0        0         0        0        0
December 25, 2033................      0        0        0        0        0        0        0         0        0        0
December 25, 2034................      0        0        0        0        0        0        0         0        0        0
Weighted Average Life (years)(2)
   To Maturity...................      7.67     6.98     6.59     6.42     6.46    11.26     8.11      6.23     5.18     4.69
   To Call.......................      7.64     6.91     6.41     5.78     5.13    10.33     7.33      5.60     4.67     4.27

                                                    CLASS MF-2
                                     -----------------------------------------
DISTRIBUTION DATE                     I       II       III       IV        V
-----------------                     -       --       ---       --        -

Initial Percentage...............    100%     100%     100%      100%     100%
December 25, 2005................    100      100      100       100      100
December 25, 2006................    100      100      100       100      100
December 25, 2007................    100      100      100       100      100
December 25, 2008................    100       93       72        54       40
December 25, 2009................    100       75       54        38       25
December 25, 2010................     89       61       41        26       16
December 25, 2011................     77       49       30        18       10
December 25, 2012................     66       40       23        13        7
December 25, 2013................     57       32       17         9        3
December 25, 2014................     48       25       13         6        0
December 25, 2015................     41       20        9         3        0
December 25, 2016................     35       16        7         0        0
December 25, 2017................     30       13        5         0        0
December 25, 2018................     25       10        1         0        0
December 25, 2019................     21        8        0         0        0
December 25, 2020................     18        6        0         0        0
December 25, 2021................     15        5        0         0        0
December 25, 2022................     12        1        0         0        0
December 25, 2023................     10        0        0         0        0
December 25, 2024................      9        0        0         0        0
December 25, 2025................      7        0        0         0        0
December 25, 2026................      6        0        0         0        0
December 25, 2027................      4        0        0         0        0
December 25, 2028................      0        0        0         0        0
December 25, 2029................      0        0        0         0        0
December 25, 2030................      0        0        0         0        0
December 25, 2031................      0        0        0         0        0
December 25, 2032................      0        0        0         0        0
December 25, 2033................      0        0        0         0        0
December 25, 2034................      0        0        0         0        0
Weighted Average Life (years)(2)
   To Maturity...................     11.23     8.08     6.20      5.13     4.57
   To Call.......................     10.33     7.33     5.60      4.64     4.16

--------------------
* Indicates an amount above zero and less than 0.5% of the original class principal balance outstanding.

(1)  The prepayment scenarios for the Group I and Group II mortgage loans are as set forth under "Weighted average lives" in this prospectus supplement.

(2)  The weighted average life of a class of certificates is determined by (a)
     multiplying the amount of each distribution in reduction of the related class principal balance by the number of years from the date of issuance of the certificate to the related distribution date, (b) adding the results, and (c) dividing the sum by the aggregate amount of the reductions in class principal balance of that class referred to in clause (a).

                                      S-54

             PERCENT OF INITIAL CLASS PRINCIPAL BALANCE OUTSTANDING
                    AT THE FOLLOWING PREPAYMENT SCENARIOS(1)

                                                   CLASS MF-3                                    CLASS MF-4
                                     ---------------------------------------      ----------------------------------------
DISTRIBUTION DATE                     I       II       III      IV        V        I        II       III      IV        V
-----------------                     -       --       ---      --        -        -        --       ---      --        -

Initial Percentage...............    100%     100%     100%     100%     100%     100%     100%      100%     100%     100%
December 25, 2005................    100      100      100      100      100      100      100       100      100      100
December 25, 2006................    100      100      100      100      100      100      100       100      100      100
December 25, 2007................    100      100      100      100      100      100      100       100      100      100
December 25, 2008................    100       93       72       54       40      100       93        72       54       40
December 25, 2009................    100       75       54       38       25      100       75        54       38       25
December 25, 2010................     89       61       41       26       16       89       61        41       26       16
December 25, 2011................     77       49       30       18       10       77       49        30       18       10
December 25, 2012................     66       40       23       13        7       66       40        23       13        7
December 25, 2013................     57       32       17        9        0       57       32        17        9        0
December 25, 2014................     48       25       13        6        0       48       25        13        5        0
December 25, 2015................     41       20        9        0        0       41       20         9        0        0
December 25, 2016................     35       16        7        0        0       35       16         7        0        0
December 25, 2017................     30       13        4        0        0       30       13         0        0        0
December 25, 2018................     25       10        0        0        0       25       10         0        0        0
December 25, 2019................     21        8        0        0        0       21        8         0        0        0
December 25, 2020................     18        6        0        0        0       18        6         0        0        0
December 25, 2021................     15        3        0        0        0       15        0         0        0        0
December 25, 2022................     12        0        0        0        0       12        0         0        0        0
December 25, 2023................     10        0        0        0        0       10        0         0        0        0
December 25, 2024................      9        0        0        0        0        9        0         0        0        0
December 25, 2025................      7        0        0        0        0        7        0         0        0        0
December 25, 2026................      6        0        0        0        0        3        0         0        0        0
December 25, 2027................      0        0        0        0        0        0        0         0        0        0
December 25, 2028................      0        0        0        0        0        0        0         0        0        0
December 25, 2029................      0        0        0        0        0        0        0         0        0        0
December 25, 2030................      0        0        0        0        0        0        0         0        0        0
December 25, 2031................      0        0        0        0        0        0        0         0        0        0
December 25, 2032................      0        0        0        0        0        0        0         0        0        0
December 25, 2033................      0        0        0        0        0        0        0         0        0        0
December 25, 2034................      0        0        0        0        0        0        0         0        0        0
Weighted Average Life (years)(2)
   To Maturity...................     11.20     8.05     6.17     5.08     4.49    11.16     8.01      6.14     5.06     4.43
   To Call.......................     10.33     7.33     5.60     4.61     4.10    10.33     7.33      5.60     4.61     4.06

                                                    CLASS MF-5
                                      ----------------------------------------
DISTRIBUTION DATE                     I       II       III       IV        V
-----------------                     -       --       ---       --        -

Initial Percentage...............    100%     100%     100%      100%     100%
December 25, 2005................    100      100      100       100      100
December 25, 2006................    100      100      100       100      100
December 25, 2007................    100      100      100       100      100
December 25, 2008................    100       93       72        54       40
December 25, 2009................    100       75       54        38       25
December 25, 2010................     89       61       41        26       16
December 25, 2011................     77       49       30        18       10
December 25, 2012................     66       40       23        13        3
December 25, 2013................     57       32       17         9        0
December 25, 2014................     48       25       13         0        0
December 25, 2015................     41       20        9         0        0
December 25, 2016................     35       16        5         0        0
December 25, 2017................     30       13        0         0        0
December 25, 2018................     25       10        0         0        0
December 25, 2019................     21        8        0         0        0
December 25, 2020................     18        1        0         0        0
December 25, 2021................     15        0        0         0        0
December 25, 2022................     12        0        0         0        0
December 25, 2023................     10        0        0         0        0
December 25, 2024................      9        0        0         0        0
December 25, 2025................      6        0        0         0        0
December 25, 2026................      0        0        0         0        0
December 25, 2027................      0        0        0         0        0
December 25, 2028................      0        0        0         0        0
December 25, 2029................      0        0        0         0        0
December 25, 2030................      0        0        0         0        0
December 25, 2031................      0        0        0         0        0
December 25, 2032................      0        0        0         0        0
December 25, 2033................      0        0        0         0        0
December 25, 2034................      0        0        0         0        0
Weighted Average Life (years)(2)
   To Maturity...................     11.12     7.97     6.11      5.01     4.38
   To Call.......................     10.33     7.33     5.60      4.59     4.03

--------------------

(1)  The prepayment scenarios for the Group I and Group II mortgage loans are as set forth under "Weighted average lives" in this prospectus supplement.

(2)  The weighted average life of a class of certificates is determined by (a)
     multiplying the amount of each distribution in reduction of the related class principal balance by the number of years from the date of issuance of the certificate to the related distribution date, (b) adding the results, and (c) dividing the sum by the aggregate amount of the reductions in class principal balance of that class referred to in clause (a).

                                      S-55

             PERCENT OF INITIAL CLASS PRINCIPAL BALANCE OUTSTANDING
                    AT THE FOLLOWING PREPAYMENT SCENARIOS(1)

                                                   CLASS MF-6                                    CLASS MF-7
                                     ----------------------------------------     -----------------------------------------
DISTRIBUTION DATE                     I       II       III      IV        V        I        II       III      IV        V
-----------------                     -       --       ---      --        -        -        --       ---      --        -

Initial Percentage...............    100%     100%     100%     100%     100%     100%     100%      100%     100%     100%
December 25, 2005................    100      100      100      100      100      100      100       100      100      100
December 25, 2006................    100      100      100      100      100      100      100       100      100      100
December 25, 2007................    100      100      100      100      100      100      100       100      100      100
December 25, 2008................    100       93       72       54       40      100       93        72       54       40
December 25, 2009................    100       75       54       38       25      100       75        54       38       25
December 25, 2010................     89       61       41       26       16       89       61        41       26       16
December 25, 2011................     77       49       30       18       10       77       49        30       18       10
December 25, 2012................     66       40       23       13        0       66       40        23       13        0
December 25, 2013................     57       32       17        9        0       57       32        17        1        0
December 25, 2014................     48       25       13        0        0       48       25        13        0        0
December 25, 2015................     41       20        9        0        0       41       20         5        0        0
December 25, 2016................     35       16        0        0        0       35       16         0        0        0
December 25, 2017................     30       13        0        0        0       30       13         0        0        0
December 25, 2018................     25       10        0        0        0       25        8         0        0        0
December 25, 2019................     21        4        0        0        0       21        0         0        0        0
December 25, 2020................     18        0        0        0        0       18        0         0        0        0
December 25, 2021................     15        0        0        0        0       15        0         0        0        0
December 25, 2022................     12        0        0        0        0       12        0         0        0        0
December 25, 2023................     10        0        0        0        0       10        0         0        0        0
December 25, 2024................      8        0        0        0        0        0        0         0        0        0
December 25, 2025................      0        0        0        0        0        0        0         0        0        0
December 25, 2026................      0        0        0        0        0        0        0         0        0        0
December 25, 2027................      0        0        0        0        0        0        0         0        0        0
December 25, 2028................      0        0        0        0        0        0        0         0        0        0
December 25, 2029................      0        0        0        0        0        0        0         0        0        0
December 25, 2030................      0        0        0        0        0        0        0         0        0        0
December 25, 2031................      0        0        0        0        0        0        0         0        0        0
December 25, 2032................      0        0        0        0        0        0        0         0        0        0
December 25, 2033................      0        0        0        0        0        0        0         0        0        0
December 25, 2034................      0        0        0        0        0        0        0         0        0        0
Weighted Average Life (years)(2)
   To Maturity...................     11.06     7.92     6.07     4.98     4.33    10.98     7.85      6.02     4.93     4.28
   To Call.......................     10.33     7.33     5.60     4.59     4.00    10.33     7.33      5.60     4.59     3.99

                                                     CLASS MF-8
                                      -----------------------------------------
DISTRIBUTION DATE                      I       II       III       IV        V
-----------------                      -       --       ---       --        -

Initial Percentage...............     100%     100%     100%      100%     100%
December 25, 2005................     100      100      100       100      100
December 25, 2006................     100      100      100       100      100
December 25, 2007................     100      100      100       100      100
December 25, 2008................     100       93       72        54       40
December 25, 2009................     100       75       54        38       25
December 25, 2010................      89       61       41        26       16
December 25, 2011................      77       49       30        18        *
December 25, 2012................      66       40       23        11        0
December 25, 2013................      57       32       17         0        0
December 25, 2014................      48       25       11         0        0
December 25, 2015................      41       20        0         0        0
December 25, 2016................      35       16        0         0        0
December 25, 2017................      30       11        0         0        0
December 25, 2018................      25        0        0         0        0
December 25, 2019................      21        0        0         0        0
December 25, 2020................      18        0        0         0        0
December 25, 2021................      15        0        0         0        0
December 25, 2022................      11        0        0         0        0
December 25, 2023................       *        0        0         0        0
December 25, 2024................       0        0        0         0        0
December 25, 2025................       0        0        0         0        0
December 25, 2026................       0        0        0         0        0
December 25, 2027................       0        0        0         0        0
December 25, 2028................       0        0        0         0        0
December 25, 2029................       0        0        0         0        0
December 25, 2030................       0        0        0         0        0
December 25, 2031................       0        0        0         0        0
December 25, 2032................       0        0        0         0        0
December 25, 2033................       0        0        0         0        0
December 25, 2034................       0        0        0         0        0
Weighted Average Life (years)(2)
   To Maturity...................      10.87     7.76     5.95      4.86     4.21
   To Call.......................      10.33     7.33     5.60      4.57     3.97

--------------------
* Indicates an amount above zero and less than 0.5% of the original class principal balance outstanding.

(1)  The prepayment scenarios for the Group I and Group II mortgage loans are as set forth under "Weighted average lives" in this prospectus supplement.

(2)  The weighted average life of a class of certificates is determined by (a)
     multiplying the amount of each distribution in reduction of the related class principal balance by the number of years from the date of issuance of the certificate to the related distribution date, (b) adding the results, and (c) dividing the sum by the aggregate amount of the reductions in class principal balance of that class referred to in clause (a).

                                      S-56

             PERCENT OF INITIAL CLASS PRINCIPAL BALANCE OUTSTANDING
                    AT THE FOLLOWING PREPAYMENT SCENARIOS(1)

                                                   CLASS MF-9
                                     -----------------------------------------
DISTRIBUTION DATE                     I       II       III      IV        V
-----------------                     -       --       ---      --        -

Initial Percentage...............    100%     100%     100%     100%     100%
December 25, 2005................    100      100      100      100      100
December 25, 2006................    100      100      100      100      100
December 25, 2007................    100      100      100      100      100
December 25, 2008................    100       93       72       54       40
December 25, 2009................    100       75       54       38       25
December 25, 2010................     89       61       41       26       13
December 25, 2011................     77       49       30       18        0
December 25, 2012................     66       40       23        0        0
December 25, 2013................     57       32       15        0        0
December 25, 2014................     48       25        0        0        0
December 25, 2015................     41       20        0        0        0
December 25, 2016................     35       11        0        0        0
December 25, 2017................     30        0        0        0        0
December 25, 2018................     25        0        0        0        0
December 25, 2019................     21        0        0        0        0
December 25, 2020................     18        0        0        0        0
December 25, 2021................      8        0        0        0        0
December 25, 2022................      0        0        0        0        0
December 25, 2023................      0        0        0        0        0
December 25, 2024................      0        0        0        0        0
December 25, 2025................      0        0        0        0        0
December 25, 2026................      0        0        0        0        0
December 25, 2027................      0        0        0        0        0
December 25, 2028................      0        0        0        0        0
December 25, 2029................      0        0        0        0        0
December 25, 2030................      0        0        0        0        0
December 25, 2031................      0        0        0        0        0
December 25, 2032................      0        0        0        0        0
December 25, 2033................      0        0        0        0        0
December 25, 2034................      0        0        0        0        0
Weighted Average Life (years)(2)
   To Maturity...................     10.68     7.61     5.83     4.76     4.13
   To Call.......................     10.33     7.33     5.60     4.57     3.97

--------------------

(1)  The prepayment scenarios for the Group I and Group II mortgage loans are as set forth under "Weighted average lives" in this prospectus supplement.

(2)  The weighted average life of a class of certificates is determined by (a)
     multiplying the amount of each distribution in reduction of the related class principal balance by the number of years from the date of issuance of the certificate to the related distribution date, (b) adding the results, and (c) dividing the sum by the aggregate amount of the reductions in class principal balance of that class referred to in clause (a).

                                      S-57

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

         The property of the trust will consist of, to the extent provided in the pooling and servicing agreement:

          (a) the mortgage loans;

          (b) payments received after the applicable cut-off date, other than payments of principal and interest on the mortgage loans that were due on or before the applicable cut-off date;

          (c) mortgaged properties relating to the mortgage loans that are acquired by foreclosure or deed in lieu of foreclosure, together with all collections on and proceeds of such mortgaged properties;

          (d) the collection account and the distribution account and any assets deposited in these accounts from time to time;

          (e) the net rate cap fund and any amounts deposited in this account from time to time; and

          (f) the rights of the trust under the Group I interest rate cap agreement.

     Definitive certificates, as defined under "Description of the
Securities--Book-entry securities" in the prospectus, if issued, will be transferable and exchangeable at the corporate trust office of the securities administrator, which will initially act as certificate registrar. See
"--Book-entry certificates" below. No service charge will be assessed for any registration of exchange or transfer of certificates, but the securities administrator as certificate registrar may require payment of a sum sufficient to cover any tax or other governmental charge.

     The principal balance of each class of offered certificates on any distribution date is equal to the class principal balance of that class on the closing date reduced by the following:

     o    the aggregate amount actually distributed as principal to the holders of that class of certificates prior to the applicable date; and

     o    in the case of a subordinate certificate, any reductions in the class principal balance of that subordinate certificate due to the allocation of realized losses as described in this prospectus supplement.

     The principal balance of a class of subordinate certificates may be increased by any subsequent recoveries as described below under "--Allocation of realized losses."

     The percentage interest represented by an individual certificate of any class, as of any date of determination, will equal the percentage obtained by dividing the current class principal balance of the certificate by the aggregate original class principal balance for the related class of certificates.

SEPARATE REMIC STRUCTURE

     For federal income tax purposes, the trust created by the pooling and servicing agreement will create a tiered REMIC structure. The offered certificates (excluding any related rights to receive net rate cap carryover), will be designated as regular interests in the upper tier REMIC.

BOOK-ENTRY CERTIFICATES

     The book-entry certificates will be issued in one or more certificates which equal the aggregate principal balance of the offered certificates and will initially be registered in the name of Cede & Co., as nominee of the Depository
Trust Company, referred to as DTC. Persons acquiring beneficial ownership interests in the offered

                                      S-58

certificates will hold their certificates through DTC in the United States, or, upon request, through Clearstream Banking, societe anonyme, referred to as
Clearstream, or the Euroclear System, referred to as Euroclear, in Europe, if they are participants of these systems, or indirectly through organizations which are participants in these systems. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries which in turn will hold positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A., will act as depositary for Clearstream and JPMorgan Chase Bank will act as depositary for
Euroclear. Collectively these entities are referred to as the European depositaries.

     Investors may hold beneficial interests in the book-entry certificates in minimum denominations representing class principal balances of $25,000 and in integral multiples of $1 in excess thereof. One certificate of each class of offered certificates may be issued in a different principal amount to accommodate the remainder of the initial principal amount of the certificates of the class. Unless and until definitive certificates are issued, it is anticipated that the only certificateholder of the offered certificates will be
Cede & Co., as nominee of DTC. Certificate owners will not be certificateholders as that term is used in the agreement. Certificate owners are only permitted to exercise their rights indirectly through participants and DTC. For a description of the features of the book-entry registration system, see "Description of the
Securities--Book-entry securities" in the prospectus. For information with respect to tax documentation procedures relating to the certificates, see
"Federal Income Tax Considerations--Tax treatment of foreign investors" and
"--Backup Withholding" in the prospectus and "Global Clearance, Settlement and
Tax Documentation Procedures--Certain U.S. Federal Income Tax Documentation
Requirements" in Annex I to this prospectus supplement.

     None of the depositor, the seller, the servicer, the master servicer, the securities administrator or the trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to beneficial ownership interests.

DISTRIBUTION DATES

     Distributions on the certificates will be made to the extent of funds available by the securities administrator on the 25th day of each month or, if that day is not a business day, on the first business day thereafter, commencing in January 2005, each called a distribution date, to the persons in whose names the certificates are registered, each called a certificateholder, as of the related record date. The record date for any distribution date and the adjustable rate certificates, is the business day before the applicable distribution date so long as the applicable class of certificates remains in book-entry form. The record date for any distribution date and the fixed rate certificates and any adjustable rate certificates no longer in book-entry form is the last business day of the calendar month preceding the month of the applicable distribution date.

     Distributions will be made (1) in immediately available funds by wire transfer or otherwise, to the account of the certificateholder at a domestic bank or other entity having appropriate facilities for distribution, if the certificateholder has so notified the securities administrator five business days prior to the related distribution date, or (2) by check mailed to the address of the person entitled to the distribution as it appears on the certificate register maintained by the securities administrator as certificate registrar. Notwithstanding the foregoing, the final distribution on any certificate will be made in like manner but only upon presentment and surrender of the certificate at the office or agency appointed for that purpose.

GLOSSARY

     For purposes of describing the cash flow structure of the trust, the following terms have the respective meanings set forth below:

     Adjusted Net Mortgage Rate: As to each mortgage loan, an amount equal to the loan rate less the sum of (i) the servicing fee rate, (ii) the master servicing fee rate and (iii) the tax matters fee rate.

                                      S-59

     Available Funds: As to any distribution date and loan group, an amount equal to the sum of the following amounts, without duplication, with respect to the mortgage loans in that loan group:

          (1) scheduled payments of principal and interest on the mortgage loans due during the related Due Period and received by the servicer and master servicer on or prior to the determination date, net of amounts representing the servicing fee and master servicing fee with respect to each mortgage loan and reimbursement for related or nonrecoverable monthly advances and servicing advances and other amounts reimbursable to the seller, the depositor, the servicer, the master servicer, the securities administrator and the trustee pursuant to the pooling and servicing agreement;

          (2) Net Liquidation Proceeds, Recoveries and insurance proceeds with respect to the mortgage loans, net of amounts applied to the restoration or repair of a mortgaged property, and unscheduled payments of principal and interest on the mortgage loans received by the servicer and master servicer during the related Prepayment Period, net of amounts representing the servicing fee and master servicing fee with respect to each mortgage loan and reimbursement for related monthly advances and servicing advances;

          (3) the purchase price for repurchased defective mortgage loans and any related substitution adjustment amounts; and

          (4) payments from the servicer and master servicer in connection with

               (a) monthly advances,

               (b) prepayment interest shortfalls, and

               (c) the termination of the trust with respect to the mortgage loans as provided in the pooling and servicing agreement.

     Available Funds will not include any investment earnings on amounts on deposit in any account.

     Basic Principal Amount: As to any distribution date and loan group, an amount equal to the sum of the following amounts, without duplication, with respect to the mortgage loans in that loan group:

          (1) each payment of principal on a mortgage loan due during the related Due Period and received by the servicer and remitted by the servicer to the master servicer;

          (2) any Net Liquidation Proceeds allocable to principal, any
     Recoveries and all full and partial principal prepayments received by the servicer and remitted by the servicer to the master servicer during the related Prepayment Period;

          (3) the portion of the purchase price allocable to principal of all repurchased defective mortgage loans with respect to that distribution date;

          (4) any substitution adjustment amounts received on or prior to the previous determination date and not yet distributed; and

          (5) any monthly advances with respect to scheduled payments of principal due during the related Due Period.

     Civil Relief Act Shortfalls: As to any distribution date and loan group, with respect to the mortgage loans in the related loan group, reductions in the amount of interest due from borrowers as a result of the application of the
Servicemembers Civil Relief Act or similar state laws.

                                      S-60

     Class AF-6 Calculation Percentage: As to any distribution date, a fraction, expressed as a percentage, the numerator of which is the class principal balance of the class AF-6 certificates and the denominator of which is the aggregate class principal balances of the class AF certificates, in each case prior to giving effect to distributions of principal on that distribution date.

     Class AF-6 Lockout Distribution Amount: As to any distribution date, an amount equal to the product of (1) the applicable Class AF-6 Lockout Percentage for that distribution date, (2) the Class AF-6 Calculation Percentage for that distribution date and (3) the Group II Senior Principal Distribution Amount for
that distribution date, but in no event will the Class AF-6 Lockout Distribution
Amount exceed (a) the outstanding class principal balance of the class AF-6 certificates or (b) the Group II Senior Principal Distribution Amount for that distribution date.

     Class AF-6 Lockout Percentage: As to any distribution date, the applicable percentage set forth below for such distribution date:

                 Distribution Date           Lockout Percentage
                 -----------------           ------------------
                    1st to 36th                      0%
                   37th to 60th                     45%
                   61st to 72nd                     80%
                   73rd to 84th                     100%
                85th and thereafter                 300%

     Class Interest Carryover Shortfall: As to any class of certificates and any distribution date, an amount equal to the sum of (1) the excess of the related
Class Monthly Interest Amount for the preceding distribution date and any outstanding Class Interest Carryover Shortfall with respect to that class on the preceding distribution date, over the amount in respect of interest that is actually distributed to the holders of the class on the preceding distribution date plus (2) interest on the excess, to the extent permitted by law, at the related certificate rate for the related interest accrual period.

     Class Interest Distribution: As to any class of certificates and distribution date, an amount equal to the sum of (a) the related Class Monthly
Interest Amount and (b) any Class Interest Carryover Shortfall for that class of certificates for the applicable distribution date.

     Class MF-1 Principal Distribution Amount: As to any distribution date on or after the Group II Stepdown Date, (x) 100% of the Group II Principal
Distribution Amount if the aggregate class principal balance of the class AF certificates has been reduced to zero and a Group II Delinquency Event exists, or (y) if any class AF certificates are outstanding and a Group II Delinquency
Event is not in effect, the excess of:

     (1) the sum of:

          (A) the aggregate class principal balance of the class AF
     certificates, after taking into account distribution of the Group II Senior
     Principal Distribution Amount for the applicable distribution date, and

          (B) the class principal balance of the class MF-1 certificates immediately prior to the applicable distribution date

          over:

     (2) the lesser of:

          (A) 77.70% of the Group II Pool Balance as of the last day of the related Due Period minus the related Subordination Required
     Overcollateralization Amount for that distribution date and

                                      S-61

          (B) the Group II Pool Balance as of the last day of the related Due
     Period minus the related OC Floor.

     Class MF-2 Principal Distribution Amount: As to any distribution date on or after the Group II Stepdown Date, (x) 100% of the Group II Principal
Distribution Amount if the aggregate class principal balance of the class AF and class MF-1 certificates has been reduced to zero and a Group II Delinquency
Event exists, or (y) if the class AF and class MF-1 certificates are outstanding and a Group II Delinquency Event is not in effect, the excess of:

     (1) the sum of:

          (A) the aggregate class principal balance of the class AF
     certificates, after taking into account distribution of the Group II Senior
     Principal Distribution Amount for the applicable distribution date,

          (B) the class principal balance of the class MF-1 certificates, after taking into account distribution of the Class MF-1 Principal Distribution
     Amount for the applicable distribution date, and

          (C) the class principal balance of the class MF-2 certificates immediately prior to the applicable distribution date

          over:

     (2) the lesser of:

          (A) 83.20% of the Group II Pool Balance as of the last day of the related Due Period minus the related Subordination Required
     Overcollateralization Amount for that distribution date and

          (B) the Group II Pool Balance as of the last day of the related Due
     Period minus the related OC Floor.

     Class MF-3 Principal Distribution Amount: As to any distribution date on or after the Group II Stepdown Date, (x) 100% of the Group II Principal
Distribution Amount if the aggregate class principal balance of the class AF, class MF-1 and class MF-2 certificates has been reduced to zero and a Group II
Delinquency Event exists, or (y) if the class AF, class MF-1 and class MF-2 certificates are outstanding and a Group II Delinquency Event is not in effect, the excess of:

     (1) the sum of:

          (A) the aggregate class principal balance of the class AF
     certificates, after taking into account distribution of the Group II Senior
     Principal Distribution Amount for the applicable distribution date,

          (B) the class principal balance of the class MF-1 certificates, after taking into account distribution of the Class MF-1 Principal Distribution
     Amount for the applicable distribution date,

          (C) the class principal balance of the class MF-2 certificates, after taking into account distribution of the Class MF-2 Principal Distribution
     Amount for the applicable distribution date, and

          (D) the class principal balance of the class MF-3 certificates immediately prior to the applicable distribution date

                                      S-62

          over:

     (2) the lesser of:

          (A) 86.40% of the Group II Pool Balance as of the last day of the related Due Period minus the related Subordination Required
     Overcollateralization Amount for that distribution date and

          (B) the Group II Pool Balance as of the last day of the related Due
     Period minus the related OC Floor.

         Class MF-4 Principal Distribution Amount: As to any distribution date on or after the Group II Stepdown Date, (x) 100% of the Group II Principal
Distribution Amount if the aggregate class principal balance of the class AF, class MF-1, class MF-2 and class MF-3 certificates has been reduced to zero and a Group II Delinquency Event exists, or (y) if the class AF, class MF-1, class
MF-2 and class MF-3 certificates are outstanding and a Group II Delinquency
Event is not in effect, the excess of:

     (1) the sum of:

          (A) the aggregate class principal balance of the class AF
     certificates, after taking into account distribution of the Group II Senior
     Principal Distribution Amount for the applicable distribution date,

          (B) the class principal balance of the class MF-1 certificates, after taking into account distribution of the Class MF-1 Principal Distribution
     Amount for the applicable distribution date,

          (C) the class principal balance of the class MF-2 certificates, after taking into account distribution of the Class MF-2 Principal Distribution
     Amount for the applicable distribution date,

          (D) the class principal balance of the class MF-3 certificates, after taking into account distribution of the Class MF-3 Principal Distribution
     Amount for the applicable distribution date, and

          (E) the class principal balance of the class MF-4 certificates immediately prior to the applicable distribution date

          over:

     (2) the lesser of:

          (A) 89.20% of the Group II Pool Balance as of the last day of the related Due Period minus the related Subordination Required
     Overcollateralization Amount for that distribution date and

          (B) the Group II Pool Balance as of the last day of the related Due
     Period minus the related OC Floor.

     Class MF-5 Principal Distribution Amount: As to any distribution date on or after the Group II Stepdown Date, (x) 100% of the Group II Principal
Distribution Amount if the aggregate class principal balance of the class AF, class MF-1, class MF-2, class MF-3 and class MF-4 certificates has been reduced to zero and a Group II Delinquency Event exists, or (y) if the class AF, class
MF-1, class MF-2, class MF-3 and class MF-4 certificates are outstanding and a
Group II Delinquency Event is not in effect, the excess of:

                                      S-63

     (1) the sum of:

          (A) the aggregate class principal balance of the class AF
     certificates, after taking into account distribution of the Group II Senior
     Principal Distribution Amount for the applicable distribution date,

          (B) the class principal balance of the class MF-1 certificates, after taking into account distribution of the Class MF-1 Principal Distribution
     Amount for the applicable distribution date,

          (C) the class principal balance of the class MF-2 certificates, after taking into account distribution of the Class MF-2 Principal Distribution
     Amount for the applicable distribution date,

          (D) the class principal balance of the class MF-3 certificates, after taking into account distribution of the Class MF-3 Principal Distribution
     Amount for the applicable distribution date,

          (E) the class principal balance of the class MF-4 certificates, after taking into account distribution of the Class MF-4 Principal Distribution
     Amount for the applicable distribution date, and

          (F) the class principal balance of the class MF-5 certificates immediately prior to the applicable distribution date

          over:

     (2) the lesser of:

          (A) 91.80% of the Group II Pool Balance as of the last day of the related Due Period minus the related Subordination Required
     Overcollateralization Amount for that distribution date and

          (B) the Group II Pool Balance as of the last day of the related Due
     Period minus the related OC Floor.

     Class MF-6 Principal Distribution Amount: As to any distribution date on or after the Group II Stepdown Date, (x) 100% of the Group II Principal
Distribution Amount if the aggregate class principal balance of the class AF, class MF-1, class MF-2, class MF-3, class MF-4 and class MF-5 certificates has been reduced to zero and a Group II Delinquency Event exists or (y) if the class
AF, class MF-1, class MF-2, class MF-3, class MF-4 and class MF-5 certificates are outstanding and a Group II Delinquency Event is not in effect, the excess of:

     (1) the sum of:

          (A) the aggregate class principal balance of the class AF
     certificates, after taking into account distribution of the Group II Senior
     Principal Distribution Amount for the applicable distribution date,

          (B) the class principal balance of the class MF-1 certificates, after taking into account distribution of the Class MF-1 Principal Distribution
     Amount for the applicable distribution date,

          (C) the class principal balance of the class MF-2 certificates, after taking into account distribution of the Class MF-2 Principal Distribution
     Amount for the applicable distribution date,

                                      S-64

          (D) the class principal balance of the class MF-3 certificates, after taking into account distribution of the Class MF-3 Principal Distribution
     Amount for the applicable distribution date,

          (E) the class principal balance of the class MF-4 certificates, after taking into account distribution of the Class MF-4 Principal Distribution
     Amount for the applicable distribution date,

          (F) the class principal balance of the class MF-5 certificates, after taking into account distribution of the Class MF-5 Principal Distribution
     Amount for the applicable distribution date, and

          (G) the class principal balance of the class MF-6 certificates immediately prior to the applicable distribution date

          over:

     (2) the lesser of:

          (A) 94.00% of the Group II Pool Balance as of the last day of the related Due Period minus the related Subordination Required
     Overcollateralization Amount for that distribution date and

          (B) the Group II Pool Balance as of the last day of the related Due
     Period minus the related OC Floor.

     Class MF-7 Principal Distribution Amount: As to any distribution date on or after the Group II Stepdown Date, (x) 100% of the Group II Principal
Distribution Amount if the aggregate class principal balance of the class AF, class MF-1, class MF-2, class MF-3, class MF-4, class MF-5 and class MF-6 certificates has been reduced to zero and a Group II Delinquency Event exists or
(y) if the class AF, class MF-1, class MF-2, class MF-3, class MF-4, class MF-5 and class MF-6 certificates are outstanding and a Group II Delinquency Event is not in effect, the excess of:

     (1) the sum of:

          (A) the aggregate class principal balance of the class AF
     certificates, after taking into account distribution of the Group II Senior
     Principal Distribution Amount for the applicable distribution date,

          (B) the class principal balance of the class MF-1 certificates, after taking into account distribution of the Class MF-1 Principal Distribution
     Amount for the applicable distribution date,

          (C) the class principal balance of the class MF-2 certificates, after taking into account distribution of the Class MF-2 Principal Distribution
     Amount for the applicable distribution date,

          (D) the class principal balance of the class MF-3 certificates, after taking into account distribution of the Class MF-3 Principal Distribution
     Amount for the applicable distribution date,

          (E) the class principal balance of the class MF-4 certificates, after taking into account distribution of the Class MF-4 Principal Distribution
     Amount for the applicable distribution date,

                                      S-65

          (F) the class principal balance of the class MF-5 certificates, after taking into account distribution of the Class MF-5 Principal Distribution
     Amount for the applicable distribution date,

          (G) the class principal balance of the class MF-6 certificates, after taking into account distribution of the Class MF-6 Principal Distribution
     Amount for the applicable distribution date, and

          (H) the class principal balance of the class MF-7 certificates immediately prior to the applicable distribution date

          over:

     (2) the lesser of:

          (A) 96.00% of the Group II Pool Balance as of the last day of the related Due Period minus the related Subordination Required
     Overcollateralization Amount for that distribution date and

          (B) the Group II Pool Balance as of the last day of the related Due
     Period minus the related OC Floor.

     Class MF-8 Principal Distribution Amount: As to any distribution date on or after the Group II Stepdown Date, (x) 100% of the Group II Principal
Distribution Amount if the aggregate class principal balance of the class AF, class MF-1, class MF-2, class MF-3, class MF-4, class MF-5, class MF-6 and class
MF-7 certificates has been reduced to zero and a Group II Delinquency Event exists or (y) if the class AF, class MF-1, class MF-2, class MF-3, class MF-4, class MF-5, class MF-6 and class MF-7 certificates are outstanding and a Group
II Delinquency Event is not in effect, the excess of:

     (1) the sum of:

          (A) the aggregate class principal balance of the class AF
     certificates, after taking into account distribution of the Group II Senior
     Principal Distribution Amount for the applicable distribution date,

          (B) the class principal balance of the class MF-1 certificates, after taking into account distribution of the Class MF-1 Principal Distribution
     Amount for the applicable distribution date,

          (C) the class principal balance of the class MF-2 certificates, after taking into account distribution of the Class MF-2 Principal Distribution
     Amount for the applicable distribution date,

          (D) the class principal balance of the class MF-3 certificates, after taking into account distribution of the Class MF-3 Principal Distribution
     Amount for the applicable distribution date,

          (E) the class principal balance of the class MF-4 certificates, after taking into account distribution of the Class MF-4 Principal Distribution
     Amount for the applicable distribution date,

          (F) the class principal balance of the class MF-5 certificates, after taking into account distribution of the Class MF-5 Principal Distribution
     Amount for the applicable distribution date,

                                      S-66

          (G) the class principal balance of the class MF-6 certificates, after taking into account distribution of the Class MF-6 Principal Distribution
     Amount for the applicable distribution date,

          (H) the class principal balance of the class MF-7 certificates, after taking into account distribution of the Class MF-7 Principal Distribution
     Amount for the applicable distribution date, and

          (I) the class principal balance of the class MF-8 certificates immediately prior to the applicable distribution date

          over:

     (2) the lesser of:

          (A) 98.00% of the Group II Pool Balance as of the last day of the related Due Period minus the related Subordination Required
     Overcollateralization Amount for that distribution date and

          (B) the Group II Pool Balance as of the last day of the related Due
     Period minus the related OC Floor.

     Class MF-9 Principal Distribution Amount: As to any distribution date on or after the Group II Stepdown Date, (x) 100% of the Group II Principal
Distribution Amount if the aggregate class principal balance of the class AF, class MF-1, class MF-2, class MF-3, class MF-4, class MF-5, class MF-6, class
MF-7 and class MF-8 certificates has been reduced to zero and a Group II
Delinquency Event exists or (y) if the class AF, class MF-1, class MF-2, class
MF-3, class MF-4, class MF-5, class MF-6, class MF-7 and class MF-8 certificates are outstanding and a Group II Delinquency Event is not in effect, the excess of:

     (1) the sum of:

          (A) the aggregate class principal balance of the class AF
     certificates, after taking into account distribution of the Group II Senior
     Principal Distribution Amount for the applicable distribution date,

          (B) the class principal balance of the class MF-1 certificates, after taking into account distribution of the Class MF-1 Principal Distribution
     Amount for the applicable distribution date,

          (C) the class principal balance of the class MF-2 certificates, after taking into account distribution of the Class MF-2 Principal Distribution
     Amount for the applicable distribution date,

          (D) the class principal balance of the class MF-3 certificates, after taking into account distribution of the Class MF-3 Principal Distribution
     Amount for the applicable distribution date,

          (E) the class principal balance of the class MF-4 certificates, after taking into account distribution of the Class MF-4 Principal Distribution
     Amount for the applicable distribution date,

          (F) the class principal balance of the class MF-5 certificates, after taking into account distribution of the Class MF-5 Principal Distribution
     Amount for the applicable distribution date,

                                      S-67

          (G) the class principal balance of the class MF-6 certificates, after taking into account distribution of the Class MF-6 Principal Distribution
     Amount for the applicable distribution date,

          (H) the class principal balance of the class MF-7 certificates, after taking into account distribution of the Class MF-7 Principal Distribution
     Amount for the applicable distribution date,

          (I) the class principal balance of the class MF-8 certificates, after taking into account distribution of the Class MF-8 Principal Distribution
     Amount for the applicable distribution date, and

          (J) the class principal balance of the class MF-9 certificates immediately prior to the applicable distribution date

          over:

     (2) the lesser of:

          (A) 100.00% of the Group II Pool Balance as of the last day of the related Due Period minus the related Subordination Required
     Overcollateralization Amount for that distribution date and

          (B) the Group II Pool Balance as of the last day of the related Due
     Period minus the related OC Floor.

         Class MV-1 Principal Distribution Amount: As to any distribution date on or after the Group I Stepdown Date, (x) 100% of the Group I Principal
Distribution Amount if the aggregate class principal balance of the class AV certificates has been reduced to zero and a Group I Delinquency Event exists, or
(y) if any class AV certificates are outstanding and a Group I Delinquency Event is not in effect, the excess of:

     (1) the sum of:

          (A) the aggregate class principal balance of the class AV
     certificates, after taking into account distribution of the Group I Senior
     Principal Distribution Amount for the applicable distribution date, and

          (B) the class principal balance of the class MV-1 certificates immediately prior to the applicable distribution date

          over:

     (2) the lesser of:

          (A) 79.70% of the Group I Pool Balance as of the last day of the related Due Period minus the related Subordination Required
     Overcollateralization Amount for that distribution date and

          (B) the Group I Pool Balance as of the last day of the related Due
     Period minus the related OC Floor.

         Class MV-2 Principal Distribution Amount: As to any distribution date on or after the Group I Stepdown Date, (x) 100% of the Group I Principal
Distribution Amount if the aggregate class principal balance of the class AV and class MV-1 certificates has been reduced to zero and a Group I Delinquency Event exists, or (y) if the class AV and class MV-1 certificates are outstanding and a
Group I Delinquency Event is not in effect, the excess of:

                                      S-68

     (1) the sum of:

          (A) the aggregate class principal balance of the class AV
     certificates, after taking into account distribution of the Group I Senior
     Principal Distribution Amount for the applicable distribution date,

          (B) the class principal balance of the class MV-1 certificates, after taking into account distribution of the Class MV-1 Principal Distribution
     Amount for the applicable distribution date, and

          (C) the class principal balance of the class MV-2 certificates immediately prior to the applicable distribution date

          over:

     (2) the lesser of:

          (A) 90.70% of the Group I Pool Balance as of the last day of the related Due Period minus the related Subordination Required
     Overcollateralization Amount for that distribution date and

          (B) the Group I Pool Balance as of the last day of the related Due
     Period minus the related OC Floor.

     Class MV-3 Principal Distribution Amount: As to any distribution date on or after the Stepdown Date, (x) 100% of the Group I Principal Distribution Amount
if the aggregate class principal balance of the class AV, class MV-1 and class
MV-2 certificates has been reduced to zero and a Group I Delinquency Event exists, or (y) if the class AV, class MV-1 and class MV-2 certificates are outstanding and a Group I Delinquency Event is not in effect, the excess of:

     (1) the sum of:

          (A) the aggregate class principal balance of the class AV
     certificates, after taking into account distribution of the Group I Senior
     Principal Distribution Amount for the applicable distribution date,

          (B) the class principal balance of the class MV-1 certificates, after taking into account distribution of the Class MV-1 Principal Distribution
     Amount for the applicable distribution date,

          (C) the class principal balance of the class MV-2 certificates, after taking into account distribution of the Class MV-2 Principal Distribution
     Amount for the applicable distribution date, and

          (D) the class principal balance of the class MV-3 certificates immediately prior to the applicable distribution date

          over:

     (2) the lesser of:

          (A) 98.00% of the Group I Pool Balance as of the last day of the related Due Period minus the related Subordination Required
     Overcollateralization Amount for that distribution date and

                                      S-69

          (B) the Group I Pool Balance as of the last day of the related Due
     Period minus the related OC Floor.

     Class MV-4 Principal Distribution Amount: As to any distribution date on or after the Group I Stepdown Date, (x) 100% of the Group I Principal Distribution
Amount if the aggregate class principal balance of the class AV, class MV-1, class MV-2 and class MV-3 certificates has been reduced to zero and a Group I
Delinquency Event exists, or (y) if the class AV, class MV-1, class MV-2 and class MV-3 certificates are outstanding and a Group I Delinquency Event is not in effect, the excess of:

     (1) the sum of:

          (A) the aggregate class principal balance of the class AV
     certificates, after taking into account distribution of the Group I Senior
     Principal Distribution Amount for the applicable distribution date,

          (B) the class principal balance of the class MV-1 certificates, after taking into account distribution of the Class MV-1 Principal Distribution
     Amount for the applicable distribution date,

          (C) the class principal balance of the class MV-2 certificates, after taking into account distribution of the Class MV-2 Principal Distribution
     Amount for the applicable distribution date,

          (D) the class principal balance of the class MV-3 certificates, after taking into account distribution of the Class MV-3 Principal Distribution
     Amount for the applicable distribution date, and

          (E) the class principal balance of the class MV-4 certificates immediately prior to the applicable distribution date

          over:

     (2) the lesser of:

          (A) 100.00% of the Group I Pool Balance as of the last day of the related Due Period minus the related Subordination Required
     Overcollateralization Amount for that distribution date and

          (B) the Group I Pool Balance as of the last day of the related Due
     Period minus the related OC Floor.

     Class Monthly Interest Amount: As to any distribution date and class of certificates, interest for the related Interest Period at the related certificate rate on the related class principal balance immediately prior to that distribution date minus the pro rata portion of any related Civil Relief
Act Shortfalls during the related Due Period, based on the amount of interest to which the class would otherwise be entitled in the absence of the shortfall.

     Class Principal Carryover Shortfall: As to any class of subordinate certificates and any distribution date, the excess, if any, of (1) the sum of
(x) the amount of the reduction in the class principal balance of that class of subordinate certificates on the applicable distribution date as provided under
"--Allocation of Realized Losses" below and (y) the amount of any such reductions contemplated by clause (x) above on prior distribution dates over (2)
`the amount distributed on prior distribution dates in respect of the reductions contemplated by clause (1) allocated to that class of subordinate certificates on prior distribution dates.

     Delinquency Amount: As to any distribution date and mortgage loan group, the aggregate principal balance of the related mortgage loans that are any of the following (a) 60 or more days delinquent, (b) 60 or more days

                                      S-70

delinquent and in bankruptcy or foreclosure or (c) REO properties as of the last day of the related Prepayment Period.

     Due Period: With respect to each distribution date, the period from and including the second day of the month preceding the month of the applicable distribution date to and including the first day of the month of that distribution date.

     Excess Overcollateralization Amount: As to any distribution date and each mortgage loan group, the lesser of (1) the related Basic Principal Amount for the applicable distribution date and (2) the excess, if any, of (x) the related
Overcollateralization Amount, assuming 100% of the related Basic Principal
Amount is distributed on the offered certificates, over (y) the Group I Required
Overcollateralization Amount or the Group II Required Overcollateralization
Amount, as applicable.

     Group I Cumulative Loss Event: For any distribution date in the applicable period below, if Group I Cumulative Net Losses exceed the applicable percentage set forth below for the related distribution date:

    NUMBER OF DISTRIBUTION DATES       PERCENTAGES
    ----------------------------       -----------

37-48................................  3.50% for the first month plus an additional 1/12th of 2.00% for each month thereafter
49-60................................  5.50% for the first month plus an additional 1/12th of 1.50% for each month thereafter
61-72................................  7.00% for the first month plus an additional 1/12th of 0.75% for each month thereafter
73 and thereafter....................  7.75%

     Group I Cumulative Net Losses: As of any date of determination, the aggregate of the losses due to Liquidated Mortgage Loans in Group I incurred from the cut-off date through the end of the calendar month preceding such date of determination, expressed as a percentage of the Group I Pool Balance as of the closing date.

     Group I Delinquency Event: A Group I Delinquency Event shall have occurred and be continuing, if at any time, (x) the three-month rolling average of the percentage equivalent of a fraction, the numerator of which is the related
Delinquency Amount and the denominator of which is the Group I Pool Balance as of the last day of the related Due Period exceeds (y) 37% of the related Senior
Enhancement Percentage.

     Group I Excess Interest: As to any distribution date, the related Available
Funds remaining after the application of distributions pursuant to clauses 1 through 8 of paragraph A under "--Distribution Priorities," below.

     Group I Net Rate Cap: As to any Interest Period and each class of Group I certificates, a per annum rate equal to the product of (i) the weighted average of the Adjusted Net Mortgage Rates on the Group I mortgage loans as of the beginning of the related Due Period and (ii) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related
Interest Period, adjusted to take into account prepayments in full that are received and distributed in the preceding calendar month.

     Group I Net Rate Cap Carryover: As to any distribution date and each class of Group I certificates, the sum of the following:

          (a) the excess, if any, of the related Class Monthly Interest Amount, calculated at the applicable certificate rate, without regard to the Group
     I Net Rate Cap, over the related Class Monthly Interest Amount for the applicable distribution date,

          (b) any Group I Net Rate Cap Carryover remaining unpaid from the prior distribution date, and

          (c) accrued interest on the amount in clause (b) calculated at the applicable certificate rate for the most recently ended Interest Period, without regard to the Group I Net Rate Cap.

     Group I Pool Balance: As of any date of determination, the aggregate of the
Principal Balances of the Group I mortgage loans as of the applicable date.

                                      S-71

     Group I Principal Distribution Amount: For any distribution date, the lesser of (1) the aggregate class principal balances of the Group I certificates immediately preceding that distribution date and (2) the sum of (x) the related
Basic Principal Amount for that distribution date minus the related Excess
Overcollateralization Amount, if any, for that distribution date and (y) the related Subordination Increase Amount, if any, for that distribution date.

     Group I Required Overcollateralization Amount: As to any distribution date
(a) prior to the Group I Stepdown Date, the product of (x) 2.10% and (y) the
Group I Pool Balance as of the cut-off date and (b) on and after the Group I
Stepdown Date, the greater of (1) the lesser of (x) the product of 2.10% and the
Group I Pool Balance as of the cut-off date and (y) the product of 4.20% and the
Group I Pool Balance as of the end of the related Due Period and (2) the related
OC Floor.

     Notwithstanding the foregoing, on each distribution date during the continuance of (a) a Group I Delinquency Event (whether or not a Group I
Cumulative Loss Event is continuing), the Group I Required Overcollateralization
Amount will equal the Group I Required Overcollateralization Amount in effect as of the immediately preceding distribution date or (b) a Group I Cumulative Loss
Event (and a Group I Delinquency Event is not then continuing), the Group I
Required Overcollateralization Amount will equal the lesser of (x) the Group I
Required Overcollateralization Amount in effect as of the immediately preceding distribution date and (y) the product of 8.40% and the Group I Pool Balance as of the end of the related Due Period; but the Group I Required
Overcollateralization Amount will never be less than the related OC Floor.

     Group I Senior Principal Distribution Amount: As to (a) any distribution date prior to the Group I Stepdown Date or during the continuation of a Group I
Delinquency Event, the lesser of (1) 100% of the Group I Principal Distribution
Amount and (2) the aggregate class principal balance of the class AV certificates immediately prior to that distribution date, and (b) any other distribution date, an amount equal to the lesser of (1) the Group I Principal
Distribution Amount and (2) the excess, if any, of (x) the aggregate class principal balance of the class AV certificates immediately prior to the applicable distribution date over (y) the lesser of (A) 61.70% of the Group I
Pool Balance as of the last day of the related Due Period minus the related
Subordination Required Overcollateralization Amount for that distribution date and (B) the Group I Pool Balance as of the last day of the related Due Period minus the related OC Floor.

     Group I Stepdown Date: The earlier to occur of (x) the first distribution date after the distribution date on which the aggregate class principal balance of the class AV certificates is reduced to zero and (y) the later to occur of
(A) the distribution date in January 2008 and (B) the first distribution date on which the related Senior Enhancement Percentage (calculated for this purpose only after taking into account payments of principal on the related mortgage loans, but prior to distribution of the Group I Principal Distribution Amount and the Group II Principal Distribution Amount to the certificates then entitled to distributions of principal on such distribution date), is at least equal to
42.50%.

     Group II Cumulative Loss Event: For any distribution date in the applicable period below, if Group II Cumulative Net Losses exceed the applicable percentage set forth below for the related distribution date:

    NUMBER OF DISTRIBUTION DATES       PERCENTAGES
    ----------------------------       -----------

37-48................................  2.25% for the first month plus an additional 1/12th of 1.25% for each month thereafter
49-60................................  3.50% for the first month plus an additional 1/12th of 1.25% for each month thereafter
61-72................................  4.75% for the first month plus an additional 1/12th of 1.00% for each month thereafter
73 and thereafter....................  5.75%

         Group II Cumulative Net Losses: As of any date of determination, the aggregate of the losses due to Liquidated Mortgage Loans in Group II incurred from the cut-off date through the end of the calendar month preceding such date of determination, expressed as a percentage of the Group II Pool Balance as of the closing date.

         Group II Delinquency Event: A Group II Delinquency Event shall have occurred and be continuing, if at any time, (x) the three-month rolling average of the percentage equivalent of a fraction, the numerator of which is the related Delinquency Amount and the denominator of which is the Group II Pool
Balance as of the last day of the related Due Period exceeds (y) 45% of the related Senior Enhancement Percentage.

                                      S-72

         Group II Excess Interest: As to any distribution date, the related
Available Funds remaining after the application of distributions pursuant to clauses 1 through 13 of paragraph B under "--Distribution Priorities," below.

         Group II Net Rate Cap: As to any Interest Period and each class of
Group II certificates, a per annum rate equal to the weighted average of the
Adjusted Net Mortgage Rates on the Group II mortgage loans as of the beginning of the related Due Period, and with respect to the class AF-1 certificates only, multiplied by a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related Interest Period, adjusted to take into account prepayments in full that are received and distributed in the preceding calendar month.

         Group II Net Rate Cap Carryover: As to any distribution date and each class of Group II certificates, the sum of the following:

          (a) the excess, if any, of the related Class Monthly Interest Amount, calculated at the applicable certificate rate, without regard to the Group
     II Net Rate Cap, over the related Class Monthly Interest Amount for the applicable distribution date,

          (b) any Group II Net Rate Cap Carryover remaining unpaid from the prior distribution date, and

          (c) accrued interest on the amount in clause (b) calculated at the applicable certificate rate for the most recently ended Interest Period, without regard to the Group II Net Rate Cap.

     Group II Pool Balance: As of any date of determination, the aggregate of the Principal Balances of the Group II mortgage loans as of the applicable date.

     Group II Principal Distribution Amount: For any distribution date, the lesser of (1) the aggregate class principal balances of the Group II certificates immediately preceding that distribution date and (2) the sum of (x)
the related Basic Principal Amount for that distribution date minus the related
Excess Overcollateralization Amount, if any, for that distribution date and (y)
the related Subordination Increase Amount, if any, for that distribution date.

     Group II Required Overcollateralization Amount: As to any distribution date
(a) prior to the Group II Stepdown Date, the product of (x) 2.85% and (y) the
Group II Pool Balance as of the cut-off date and (b) on and after the Group II
Stepdown Date, the greater of (1) the lesser of (x) the product of 2.85% and the
Group II Pool Balance as of the cut-off date and (y) the product of 5.70% and the Group II Pool Balance as of the end of the related Due Period and (2) the related OC Floor.

     Notwithstanding the foregoing, on each distribution date during the continuance of (a) a Group II Delinquency Event (whether or not a Group II
Cumulative Loss Event is continuing), the Group II Required
Overcollateralization Amount will equal the Group II Required
Overcollateralization Amount in effect as of the immediately preceding distribution date or (b) a Group II Cumulative Loss Event (and a Group II
Delinquency Event is not then continuing), the Group II Required
Overcollateralization Amount will equal the lesser of (x) the Group II Required
Overcollateralization Amount in effect as of the immediately preceding distribution date and (y) the product of 11.40% and the Group II Pool Balance as of the end of the related Due Period; but the Group II Required
Overcollateralization Amount will never be less than the related OC Floor.

     Group II Senior Principal Distribution Amount: As to (a) any distribution date prior to the Group II Stepdown Date or during the continuation of a Group
II Delinquency Event, the lesser of (1) 100% of the Group II Principal
Distribution Amount and (2) the aggregate class principal balance of the class
AF certificates immediately prior to that distribution date, and (b) any other distribution date, an amount equal to the lesser of (1) the Group II Principal
Distribution Amount and (2) the excess, if any, of (x) the aggregate class principal balance of the class AF certificates immediately prior to the applicable distribution date over (y) the lesser of (A) 71.90% of the Group II
Pool Balance as of the last day of the related Due Period minus the related
Subordination Required Overcollateralization Amount for that distribution date and (B) the Group II Pool Balance as of the last day of the related Due Period minus the related OC Floor.

                                      S-73

     Group II Stepdown Date: The earlier to occur of (x) the first distribution date after the distribution date on which the aggregate class principal balance of the class AF certificates is reduced to zero and (y) the later to occur of
(A) the distribution date in January 2008 and (B) the first distribution date on which the related Senior Enhancement Percentage (calculated for this purpose only after taking into account payments of principal on the related mortgage loans, but prior to distribution of the Group I Principal Distribution Amount and the Group II Principal Distribution Amount to the certificates then entitled to distributions of principal on such distribution date) is at least equal to
33.80%.

     Interest Period: For any distribution date and the adjustable rate certificates, the period from the prior distribution date, or in the case of the first distribution date, from the closing date, through the day preceding the current distribution date, calculated on the basis of a 360-day year and the actual number of days elapsed. For any distribution date and the fixed rate certificates, the calendar month preceding that distribution date, calculated on the basis of a 360-day year consisting of twelve 30-day months.

     Interest Remittance Amount: As to any distribution date and each mortgage loan group, the portion of the related Available Funds that constitutes amounts in respect of interest.

     Liquidated Mortgage Loan: As to any distribution date, a mortgage loan with respect to which the servicer has determined, in accordance with the servicing procedures specified in the pooling and servicing agreement, as of the end of the preceding Prepayment Period related to such prepayment, that all liquidation proceeds which it expects to recover with respect to that mortgage loan, including the disposition of the related REO, have been received.

     Net Liquidation Proceeds: With respect to any Liquidated Mortgage Loan, liquidation proceeds other than Recoveries, net of any related unreimbursed servicing fees, master servicing fees, servicing advances and monthly advances.

     Net Rate Cap: The Group I Net Rate Cap and the Group II Net Rate Cap, as
applicable.

     Net Rate Cap Carryover: The Group I Net Rate Cap Carryover and the Group II
Net Rate Cap Carryover, as applicable.

     OC Floor: An amount equal to 0.50% of the Group I Pool Balance or Group II
Pool Balance, as applicable, as of the closing date.

     Overcollateralization Amount: As to any distribution date and each mortgage loan group, the excess, if any, of (1) the Group I Pool Balance or the Group II
Pool Balance, as applicable, as of the end of the related Due Period over (2)
the aggregate class principal balance of the related classes of offered certificates, after giving effect to the distribution of the Group I Principal
Distribution Amount or the Group II Principal Distribution Amount, as
applicable, on that distribution date.

     Prepayment Period: As to any distribution date and any principal prepayment in full received on a mortgage loan, the period from the sixteenth day of the calendar month preceding the month in which that distribution date occurs (or in the case of the first distribution date, from the cut-off date) through the fifteenth day of the month in which that distribution date occurs. As to any distribution date and any partial principal prepayment received on a mortgage loan, the calendar month preceding that distribution date.

     Principal Balance: As to any mortgage loan (other than a Liquidated
Mortgage Loan) and any date of determination, the unpaid principal balance of the mortgage loan as of the cut-off date after deduction of payments of principal due on or before that date, minus all amounts credited against the
Principal Balance prior to the date of determination.

     Recovery: With respect to any Liquidated Mortgage Loan, an amount received in respect of principal on that mortgage loan, which has previously been allocated as a realized loss to a class or classes of certificates net of reimbursable expenses to the servicer and master servicer.

                                      S-74

     Senior Enhancement Percentage: As to any distribution date and each mortgage loan group, the percentage equivalent of a fraction, the numerator of which is the sum of (1) the aggregate class principal balance of the related subordinate certificates and (2) the related Overcollateralization Amount, in each case, on the prior distribution date, and the denominator of which is the
Group I Pool Balance or the Group II Pool Balance, as applicable, as of the last day of the prior Due Period.

     Subordination Deficiency: As to any distribution date and each mortgage loan group, the excess, if any, of (x) the Group I Required
Overcollateralization Amount or the Group II Required Overcollateralization
Amount, as applicable, for the applicable distribution date over (y) the related
Overcollateralization Amount for that distribution date after giving effect to the distribution of the related Basic Principal Amount on that distribution date.

     Subordination Increase Amount: As to any distribution date and each mortgage loan group, the lesser of (x) the related Subordination Deficiency and
(y) the Group I Excess Interest or the Group II Excess Interest, as applicable.

     Subordination Required Overcollateralization Amount: As to any distribution date on which a Group I Delinquency Event or a Group II Delinquency Event, as
applicable, does not exist and each mortgage loan group, the Group I Required
Overcollateralization Amount or the Group II Required Overcollateralization
Amount, as applicable, without giving effect to the related OC Floor calculation. As to any other distribution date, the Group I Required
Overcollateralization Amount or the Group II Required Overcollateralization
Amount, as applicable.

                                      S-75

DISTRIBUTION PRIORITIES

     On each distribution date the securities administrator will withdraw from the distribution account the Available Funds for the related mortgage loan group and apply this amount in the following order of priority, in each case, to the extent of the funds remaining:

     A. With respect to funds in the distribution account received with respect to the Group I mortgage loans:

          1. To the entity designated by the tax matters person, the tax matters fee for the Group I mortgage loans for the applicable distribution date.

          2. Concurrently, to each class of class AV certificates, pro rata based on amounts due, the related Class Interest Distribution for the applicable distribution date.

          3. Sequentially, first to the class MV-1 certificates, second to the class MV-2 certificates, third to the class MV-3 certificates and fourth to the class MV-4 certificates, the related Class Monthly Interest Amount for the applicable distribution date.

          4. To the class AV certificates, the Group I Senior Principal
     Distribution Amount for the applicable distribution date, excluding any related Subordination Increase Amount included in that amount, sequentially, first to the class AV-1 certificates, second, to the class
     AV-2 certificates and third to the class AV-3 certificates, until the respective class principal balances of such classes have been reduced to zero.

          5. To the class MV-1 certificates, the Class MV-1 Principal
     Distribution Amount for the applicable distribution date, excluding any related Subordination Increase Amount included in that amount.

          6. To the class MV-2 certificates, the Class MV-2 Principal
     Distribution Amount for the applicable distribution date, excluding any related Subordination Increase Amount included in that amount.

          7. To the class MV-3 certificates, the Class MV-3 Principal
     Distribution Amount for the applicable distribution date, excluding any related Subordination Increase Amount included in that amount.

          8. To the class MV-4 certificates, the Class MV-4 Principal
     Distribution Amount for the applicable distribution date, excluding any related Subordination Increase Amount included in that amount.

          9. To the Group I certificates, the related Subordination Increase
     Amount for the applicable distribution date, allocated in the same order of priority set forth in clauses 4 through 8 of this paragraph A.

          10. To the Group II certificates, the related Subordination Increase
     Amount for the applicable distribution date, allocated in the same order of priority set forth in clauses 4 through 13 of paragraph B below (after giving effect to distributions pursuant to paragraph B below on that distribution date).

          11. Sequentially, first to the class MV-1 certificates, second to the class MV-2 certificates, third to the class MV-3 certificates and fourth to the class MV-4 certificates, (a) any related Class Interest Carryover
     Shortfall and then (b) any related Class Principal Carryover Shortfall.

          12. Sequentially, first to the class MF-1 certificates, second to the class MF-2 certificates, third to the class MF-3 certificates, fourth to the class MF-4 certificates, fifth to the class MF-5 certificates, sixth to the class MF-6 certificates, seventh to the class MF-7 certificates, eighth to the class MF-8 certificates and ninth to the class MF-9 certificates (a)
     any related Class Interest Carryover Shortfall and then (b) any related
     Class Principal Carryover Shortfall (after giving effect to distributions pursuant to paragraph B below on that distribution date).

                                      S-76

          13. To the class BIO certificates for deposit in the net rate cap fund, as required by the pooling and servicing agreement.

          14. To the class BIO certificates, the amount required by the pooling and servicing agreement.

          15. To the residual certificates, any remaining amounts.

     B. With respect to funds in the distribution account received with respect to the Group II mortgage loans:

          1. To the entity designated by the tax matters person, the tax matters fee for the Group II mortgage loans for the applicable distribution date.

          2. Concurrently, to each class of class AF certificates, pro rata based on amounts due, the related Class Interest Distribution for the applicable distribution date.

          3. Sequentially, first to the class MF-1 certificates, second to the class MF-2 certificates, third to the class MF-3 certificates, fourth to the class MF-4 certificates, fifth to the class MF-5 certificates, sixth to the class MF-6 certificates, seventh to the class MF-7 certificates, eighth to the class MF-8 certificates and ninth to the class MF-9 certificates, the related Class Monthly Interest Amount for the applicable distribution date.

          4. To the class AF certificates, the Group II Senior Principal
     Distribution Amount for the applicable distribution date, excluding any related Subordination Increase Amount included in that amount, sequentially, first to the class AF-6 certificates, an amount equal to the
     Class AF-6 Lockout Distribution Amount, and second, sequentially, to the class AF-1, class AF-2, class AF-3, class AF-4, class AF-5 and class AF-6 certificates, in that order, until the respective class principal balances of such classes have been reduced to zero.

          5. To the class MF-1 certificates, the Class MF-1 Principal
     Distribution Amount for the applicable distribution date, excluding any related Subordination Increase Amount included in that amount.

          6. To the class MF-2 certificates, the Class MF-2 Principal
     Distribution Amount for the applicable distribution date, excluding any related Subordination Increase Amount included in that amount.

          7. To the class MF-3 certificates, the Class MF-3 Principal
     Distribution Amount for the applicable distribution date, excluding any related Subordination Increase Amount included in that amount.

          8. To the class MF-4 certificates, the Class MF-4 Principal
     Distribution Amount for the applicable distribution date, excluding any related Subordination Increase Amount included in that amount.

          9. To the class MF-5 certificates, the Class MF-5 Principal
     Distribution Amount for the applicable distribution date, excluding any related Subordination Increase Amount included in that amount.

          10. To the class MF-6 certificates, the Class MF-6 Principal
     Distribution Amount for the applicable distribution date, excluding any related Subordination Increase Amount included in that amount.

          11. To the class MF-7 certificates, the Class MF-7 Principal
     Distribution Amount for the applicable distribution date, excluding any related Subordination Increase Amount included in that amount.

          12. To the class MF-8 certificates, the Class MF-8 Principal
     Distribution Amount for the applicable distribution date, excluding any related Subordination Increase Amount included in that amount.

                                      S-77

          13. To the class MF-9 certificates, the Class MF-9 Principal
     Distribution Amount for the applicable distribution date, excluding any related Subordination Increase Amount included in that amount.

          14. To the Group II certificates, the related Subordination Increase
     Amount for the applicable distribution date, allocated in the same order of priority set forth in clauses 4 through 13 of this paragraph B.

          15. To the Group I certificates, the related Subordination Increase
     Amount for the applicable distribution date, allocated in the same order of priority set forth in clauses 4 through 8 of paragraph A above (after giving effect to distributions pursuant to paragraph A above on that distribution date).

          16. Sequentially, first to the class MF-1 certificates, second to the class MF-2 certificates, third to the class MF-3 certificates, fourth to the class MF-4 certificates, fifth to the class MF-5 certificates, sixth to the class MF-6 certificates, seventh to the class MF-7 certificates, eighth to the class MF-8 certificates and ninth to the class MF-9 certificates (a)
     any related Class Interest Carryover Shortfall and then (b) any related
     Class Principal Carryover Shortfall.

          17. Sequentially, first to the class MV-1 certificates, second to the class MV-2 certificates, third to the class MV-3 certificates and fourth to the class MV-4 certificates, (a) any related Class Interest Carryover
     Shortfall and then (b) any related Class Principal Carryover Shortfall
     (after giving effect to distributions pursuant to paragraph A above on that distribution date).

          18. To the class BIO certificates for deposit in the net rate cap fund, as required by the pooling and servicing agreement.

          19. To the class BIO certificates, the amount required by the pooling and servicing agreement.

          20. To the residual certificates, any remaining amounts.

     On each distribution date, the securities administrator will distribute to the offered certificates, in the order and priority described in this prospectus supplement under "The Pooling and Servicing Agreement--Net rate cap fund," the related Net Rate Cap Carryover for each class of offered certificates, to the extent of amounts in the net rate cap fund, including in the case of the Group I certificates, amounts received under the Group I interest rate cap agreement.

     On each distribution date, the Class Interest Distribution for each class of senior certificates in a certificate group will be distributed on an equal priority within the certificate group and any shortfall in the amount required to be distributed as interest will be allocated pro rata based on the amount that would have been distributed on each class in the absence of a shortfall.

     On each distribution date, the holders of the class P certificates will be entitled to all prepayment charges received with respect to the mortgage loans during the related prepayment period. These amounts will not be available for distribution to the other classes of certificates.

CERTIFICATE RATES

     The certificate rate for each class of Group I certificates is subject to the Group I Net Rate Cap. The certificate rate for each class of Group II certificates is subject to the Group II Net Rate Cap.

     The certificate rate for any Interest Period with respect to the adjustable rate certificates, will equal the lesser of:

                                      S-78

     (y)  the sum of one-month LIBOR and the applicable margin; and

     (z)  the related Net Rate Cap.

     The certificate margins for the adjustable rate certificates, will be as follows:

                                                             CERTIFICATE MARGIN
                                                             ------------------
CLASS                                                     (1)                  (2)
-----                                                     ---                  ---

AV-1..........................................          0.180%               0.360%
AV-2..........................................          0.360%               0.720%
AV-3..........................................          0.500%               1.000%
MV-1..........................................          0.650%               0.975%
MV-2..........................................          1.100%               1.650%
MV-3..........................................          1.800%               2.700%
MV-4..........................................          3.000%               4.500%
AF-1..........................................          0.200%               0.400%

--------------------
(1)  Prior to or on the optional termination date.
(2)  After the optional termination date.

     The certificate rate for any Interest Period with respect to the fixed rate certificates, will equal the lesser of:

     (y) the applicable fixed interest rate listed in the table below; and

     (z) the related Net Rate Cap.

     The fixed interest rates for the fixed rate certificates, will be as follows:

                                                           INTEREST RATE
                                                           -------------
CLASS                                                 (1)                  (2)
-----                                                 ---                  ---

AF-2..........................................      3.856%               4.356%
AF-3..........................................      4.154%               4.654%
AF-4..........................................      4.876%               5.376%
AF-5..........................................      5.493%               5.993%
AF-6..........................................      4.754%               5.254%
MF-1..........................................      5.188%               5.688%
MF-2..........................................      5.318%               5.818%
MF-3..........................................      5.417%               5.917%
MF-4..........................................      5.586%               6.086%
MF-5..........................................      5.685%               6.185%
MF-6..........................................      5.834%               6.334%
MF-7..........................................      5.983%               6.483%
MF-8..........................................      6.082%               6.582%
MF-9..........................................      6.250%               6.750%

--------------------
(1)  Prior to or on the optional termination date.
(2)  After the optional termination date.

     With respect to each distribution date and the adjustable rate certificates, one-month LIBOR will equal the interbank offered rate for one-month United States dollar deposits in the London market as quoted on
Telerate Page 3750 as of 11:00 A.M., London time, on the second LIBOR business day prior to the first day of the related Interest

                                      S-79

Period. Telerate Page 3750 means the display designated as page 3750 on the
Bridge Telerate, or any other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks. If the rate does not appear on the page or any other page as may replace that page on that service (or if that service is no longer offered, any other service for displaying LIBOR or comparable rates as may be selected by the securities administrator after consultation with the seller), the rate will be the reference bank rate.

     The reference bank rate will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by the reference banks, which shall be three major banks that are engaged in transactions in the London interbank market, selected by the securities administrator after consultation with the seller, as of 11:00 A.M., London time, on the day that is two LIBOR business days prior to the first day of the related Interest Period to prime banks in the
London interbank market for a period of one month in amounts approximately equal to the aggregate class principal balance of the adjustable rate certificates.
The securities administrator will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two quotations are provided, the rate will be the arithmetic mean of the quotations.
If on the related date fewer than two quotations are provided as requested, the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the securities administrator after consultation with the seller, as of 11:00 A.M., New York City time, on the date for loans in
U.S. Dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate class principal balance of the adjustable rate certificates. If no quotations can be obtained, the rate will be one-month
LIBOR for the prior distribution date.

     LIBOR business day means any day other than a Saturday or a Sunday or a day on which banking institutions in the State of New York or in the city of London,
England are required or authorized by law to be closed.

OVERCOLLATERALIZATION PROVISIONS

     On each distribution date, the Group I Excess Interest and the Group II
Excess Interest will be applied to, among other things, the accelerated amortization of the related offered certificates then entitled to distributions of principal until the related Overcollateralization Amount equals the Group I
Required Overcollateralization Amount or the Group II Required
Overcollateralization Amount, as applicable. Subject to particular floors, caps and triggers, the Group I Required Overcollateralization Amount and the Group II
Required Overcollateralization Amount may decrease over time. It is a condition to the issuance of the certificates on the closing date that both the Group I
Required Overcollateralization Amount and the Group II Required
Overcollateralization Amount be met.

CROSS-COLLATERALIZATION PROVISIONS

     Some Available Funds with respect to each loan group will be available to cover some shortfalls and to create overcollateralization with respect to the offered certificates relating to the other loan group as described above under the caption "--Distribution priorities." The source of distributions to each class of certificates in a certificate group is generally limited, however, to the amounts collected with respect to the mortgage loans in the related mortgage loan group.

ALLOCATION OF REALIZED LOSSES

     Each Basic Principal Amount includes the Net Liquidation Proceeds in respect of principal received upon liquidation of a Liquidated Mortgage Loan. If the Net Liquidation Proceeds are less than the unpaid principal balance of the related Liquidated Mortgage Loan, the Group I Pool Balance or the Group II Pool
Balance, as applicable, will decline more than the aggregate class principal balance of the related offered certificates. If the difference is not covered by the related Overcollateralization Amount or the application of Group I Excess
Interest or Group II Excess Interest, as applicable, the related class of subordinate certificates then outstanding with the lowest relative payment priority will bear the loss.

     The pooling and servicing agreement does not permit the allocation of realized losses to the senior certificates. Investors in the senior certificates should note that although realized losses cannot be allocated to the senior certificates, under certain loss scenarios there will not be enough principal and interest on the related

                                      S-80

mortgage loans to distribute to the related senior certificates all interest and principal amounts to which they are entitled.

     Any reduction will constitute a Class Principal Carryover Shortfall for the applicable class. Although a Class Principal Carryover Shortfall will not accrue interest, this amount may be paid on a future distribution date to the extent funds are available for distribution as provided above under "--Distribution
Priorities."

     With respect to any class of subordinate certificates to which a realized loss has been allocated (including any class for which the related class principal balance has been reduced to zero) on any distribution date, the class principal balance of that class will be increased up to the amount of related
Recoveries for that distribution date, beginning with the class of subordinate certificates with the highest relative payment priority, up to the amount of realized losses previously allocated to reduce the class principal balance of such class.

     For all purposes of this prospectus supplement, the class MV-4 and class
MF-9 certificates will have the lowest payment priority of any class of subordinate certificates related to the Group I and Group II certificates, respectively.

REPORTS TO CERTIFICATEHOLDERS

     Concurrently with each distribution to certificateholders, the securities administrator will prepare based on information received from the servicer and master servicer and make available to each certificateholder a statement setting forth, among other items the following, to the extent applicable to each class of certificates:

          (a) the aggregate amount of the distribution to each class of certificates on the applicable distribution date;

          (b) the amount of the distribution set forth in paragraph (a) above in respect of interest and the amount of that distribution in respect of any
     Class Interest Carryover Shortfall, and the amount of any Class Interest
     Carryover Shortfall remaining;

          (c) the amount of the distribution set forth in paragraph (a) above in respect of principal;

          (d) the amount of Group I Excess Interest and Group II Excess Interest
     paid as principal;

          (e) the amount of the tax matters fee, the master servicing fee and the servicing fee;

          (f) the aggregate Principal Balances of the mortgage loans in each loan group and the Pool Balance, in each case as of the close of business on the last day of the preceding Due Period;

          (g) the class principal balance of each class of certificates after giving effect to payments allocated to principal above;

          (h) each Overcollateralization Amount, the Group I Required
     Overcollateralization Amount and the Group II Required
     Overcollateralization Amount as of the close of business on the distribution date, after giving effect to distributions of principal on the applicable distribution date;

          (i) the number and aggregate Principal Balances of the mortgage loans in each mortgage loan group as to which the minimum monthly payment is delinquent for 30-59 days, 60-89 days, or 90 or more days, including mortgage loans in foreclosure, in bankruptcy and real estate owned, each separately stated, respectively, as of the end of the preceding month;

          (j) whether a Group I Cumulative Loss Event, Group II Cumulative Loss
     Event, Group I Delinquency Event or a Group II Delinquency Event has
     occurred and is continuing and the calculations of those events;

                                      S-81

          (k) the amounts of realized losses for each mortgage loan group for the applicable Due Period and the cumulative amount of realized losses to date for each mortgage loan group;

          (l) the weighted average loan rate on the mortgage loans in each mortgage loan group and specifying the weighted average loan rate for each mortgage loan group as of the first day of the related Due Period;

          (m) the amount of the related Net Rate Cap Carryover distributed to the offered certificates, stating separately any amounts received from the cap provider with respect to the Group I interest rate cap agreement, and the amount of the related Net Rate Cap Carryover remaining for each class;

          (n) the amount of any Class Principal Carryover Shortfall paid with respect to each class of subordinate certificates and any amounts remaining; and

          (o) the certificate rate for each class of offered certificates for the following Interest Period.

     In the case of information furnished pursuant to clauses (b) and (c) above, the amounts shall be expressed as a dollar amount per certificate with a $1,000 denomination.

     The securities administrator will make available each month, to any interested party, the monthly statement to certificateholders via the securities administrator's internet website. The securities administrator's internet website will initially be located at "www.ctslink.com". Assistance in using the internet website can be obtained by calling the securities administrator's customer service desk at (301) 815-6600. Parties that are unable to use the above distribution method are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The securities administrator will have the right to change the way distribution date statements are distributed in order to make the distribution more convenient and/or more accessible and the securities administrator will provide timely and adequate notification to the certificateholders and the parties to the pooling and servicing agreement regarding any changes. As a condition to access to the securities administrator's internet website, the securities administrator may require registration and the acceptance of a disclaimer; provided that the securities administrator will not be liable for the dissemination of information in accordance with the pooling and servicing agreement.

     The securities administrator will also be entitled to rely on, but shall not be responsible for the content or accuracy of any information provided by, third parties for purposes of preparing the monthly statement and may affix thereto any disclaimer regarding third party information it deems appropriate in its reasonable discretion, without suggesting liability on the part of any other party.

     Within 60 days after the end of each calendar year, the securities administrator will forward to each person, if requested in writing by that person, who was a certificateholder during the prior calendar year a statement containing the information set forth in clauses (b) and (c) above aggregated for the applicable calendar year.

                                      S-82

                                  THE SERVICER

GENERAL

     Ocwen Federal Bank FSB is a federally chartered savings bank with its home office in Fort Lee, New Jersey, its servicing operations in Orlando, Florida and its corporate offices in West Palm Beach, Florida. Ocwen Federal Bank FSB
(together with any successor entity, "Ocwen") is a wholly owned subsidiary of
Ocwen Financial Corporation, a public financial services holding company ("OCN")
headquartered in West Palm Beach, Florida. OCN's primary businesses are the servicing, special servicing and resolution of nonconforming, subperforming and nonperforming residential and commercial mortgage loans for third parties, as well as providing loan servicing technology and business-to-business e-commerce solutions for the mortgage and real estate industries.

     Ocwen is rated as a "Strong" residential subprime servicer and residential special servicer by Standard & Poor's and has an "RPS2" rating as a subprime servicer and an "RSS2" rating as special servicer from Fitch Ratings. Ocwen is also rated "SQ2" ("Above Average") as a primary servicer of subprime loans and as a special servicer by Moody's. On March 1, 2004, Fitch Ratings announced that
Ocwen's ratings as a primary servicer of residential subprime mortgage loans would remain on "Rating Watch Negative" and on April 23, 2004, Standard and
Poor's placed its "Strong" residential subprime servicer and residential special servicer ratings assigned to Ocwen on "Credit Watch with negative implications."

     Ocwen has been named as a defendant in several potential class action lawsuits challenging its mortgage servicing practices. To date, no such lawsuit has been certified by any court as a class action. On April 13, 2004, these lawsuits were consolidated in a single proceeding in the United States District
Court for the District of Illinois under caption styled: Ocwen Federal Bank FSB
Mortgage Servicing Litigation, MDL Docket No. 1604. Ocwen believes that its servicing practices comply with legal requirements. Ocwen intends to defend against such lawsuits. Ocwen is also subject to various other routine pending litigation in the ordinary course of its business. While the outcome of litigation is always uncertain, Ocwen's management is of the opinion that the resolution of any of these claims and lawsuits will not have a material adverse effect on the results of its operations or financial condition or its ability to service the mortgage loans.

     On April 19, 2004, Ocwen entered into a Supervisory Agreement with the
Office of Thrift Supervision (the "OTS") memorializing various loan servicing and customer service practices, some of which were previously adopted by Ocwen and others to be implemented on a going forward basis. It is not known whether the OTS or other regulatory agencies will seek to implement additional measures relating to Ocwen's servicing practices.

     On November 24, 2004, Ocwen filed an application for voluntary dissolution with the OTS, which would, among other things, eliminate certain restrictions imposed on the amount of mortgage servicing rights Ocwen may obtain and therefore will provide Ocwen more flexibility to grow its residential servicing business. As part of the proposed dissolution, it is expected that a purchase and assumption agreement would be entered into with Ocwen Loan Servicing LLC
("OLS"), a Delaware limited liability company, pursuant to which OLS would acquire and assume all of Ocwen's assets and liabilities. Ocwen's management, servicing portfolio and platform would not be changed as a result of any such transaction.

     Ocwen is an approved Freddie Mac and Fannie Mae seller/servicer. As of
September 30, 2004, Ocwen provided servicing for residential mortgage loans with an aggregate unpaid principal balance of approximately $34.4 billion, substantially all of which are being serviced for third parties.

     As of September 30, 2004, OCN had approximately $1.285 billion in assets, approximately $958 million in liabilities and approximately $327 million in equity. As of September 30, 2004, Ocwen's core capital ratio was approximately
19.01% and its total risk-based capital ratio was approximately 19.44%, as measured by the Office of Thrift Supervision. For the quarter ended September
30, 2004, OCN's net income was approximately $39.3 million (which includes a net tax benefit of $31.8 million, primarily reflecting the partial reversal of the deferred tax asset valuation allowance that was established in prior years), as compared to an approximate net income of $9.1 million reported for the quarter ended June 30, 2004. OCN reported approximately $242.0 million of cash and cash equivalents as of September 30, 2004.

                                      S-83

DELINQUENCY AND LOSS EXPERIENCE

     The following tables set forth, for the non-conforming credit mortgage loan servicing portfolio serviced by Ocwen, certain information relating to the delinquency, foreclosure, REO and loss experience with respect to such mortgage loans (including loans in foreclosure in Ocwen's servicing portfolio (which portfolio does not include mortgage loans that are subserviced by others)) at the end of the indicated periods. The indicated periods of delinquency are based on the number of days past due on a contractual basis. No mortgage loan is considered delinquent for these purposes until it is one month past due on a contractual basis.

                                      OCWEN
                         DELINQUENCIES AND FORECLOSURES
                             (DOLLARS IN THOUSANDS)

                                                 AS OF                                               AS OF
                                           DECEMBER 31, 2001                                    DECEMBER 31, 2002
                                           -----------------                                    -----------------
                            BY NO.                  PERCENT BY     PERCENT BY     BY NO.                 PERCENT BY    PERCENT BY
                              OF        BY DOLLAR     NO. OF         DOLLAR         OF       BY DOLLAR     NO. OF        DOLLAR
                            LOANS       AMOUNT        LOANS         AMOUNT        LOANS       AMOUNT       LOANS        AMOUNT
                            -----       ------        -----         ------        -----       ------       -----        ------

Total Portfolio.......     186,955    $17,422,016    100.00%        100.00%     229,335     $26,356,007    100.00%      100.00%
Period of Delinquency(1)
   30-59 days.........       8,520    $  719,620       4.56%          4.13%       8,483     $   858,552      3.70%        3.26%
   60-89 days.........       3,755    $  324,753       2.01%          1.86%       3,718     $   393,762      1.62%        1.49%
   90 days or more....      22,709    $1,896,796      12.15%         10.89%      19,823     $ 1,820,509      8.64%        6.91%
Total Delinquent Loans      34,984    $2,941,169      18.71%         16.88%      32,024     $ 3,072,823     13.96%       11.66%

Loans in Foreclosure(2)     10,286    $908,884         5.50%          5.22%       8,323     $   849,266      3.63%        3.22%

                                                 AS OF                                                AS OF
                                           DECEMBER 31, 2003                                   SEPTEMBER 30, 2004
                                           -----------------                                   ------------------
                            BY NO.                  PERCENT BY     PERCENT BY     BY NO.                 PERCENT BY    PERCENT BY
                             OF       BY DOLLAR      NO. OF         DOLLAR         OF       BY DOLLAR     NO. OF        DOLLAR
                            LOANS      AMOUNT         LOANS         AMOUNT       LOANS       AMOUNT        LOANS        AMOUNT
                            -----      ------         -----         ------       -----       ------        -----        ------

Total Portfolio.......      256,891  $30,551,242        100.00%        100.00%  241,336    $28,364,581     100.00%      100.00%
Period of Delinquency(1)
   30-59 days.........       10,662  $ 1,117,125          4.15%          3.66%   10,828    $ 1,091,513       4.49%        3.85%
   60-89 days.........        4,595  $   488,900          1.79%          1.60%    5,072    $   519,513       2.10%        1.83%
   90 days or more....       24,050  $ 2,341,837          9.36%          7.67%   26,092    $ 2,522,048      10.81%        8.89%
Total Delinquent Loans       39,307  $ 3,947,862         15.30%         12.92%   41,992    $ 4,133,032      17.40%       14.57%
Loans in Foreclosure(2)       9,800  $ 1,057,710          3.81%          3.46%   10,118    $ 1,052,178       4.19%        3.71%

-----------
(1)  Includes 19,175 loans totaling $1,701,448 for September 30, 2004, which were delinquent at the time of transfer to Ocwen.
(2)  Loans in foreclosure are also included under the heading "Total Delinquent
     Loans."

                                      S-84

                                      OCWEN
                                REAL ESTATE OWNED
                             (DOLLARS IN THOUSANDS)

                                 AT                     AT                     AT                     AT
                         DECEMBER 31, 2001      DECEMBER 31, 2002      DECEMBER 31, 2003      SEPTEMBER 30, 2004
                         -----------------      -----------------      -----------------      ------------------
                           BY NO.                BY NO.                 BY NO.                 BY NO.
                             OF     BY DOLLAR     OF     BY DOLLAR       OF      BY DOLLAR      OF       BY DOLLAR
                           LOANS    AMOUNT       LOANS   AMOUNT         LOANS    AMOUNT        LOANS     AMOUNT
                           -----    ------       -----   ------         -----    ------        -----     ------

Total Portfolio.......  186,955   $17,422,016 229,335   $26,356,007  256,891  $30,551,242   241,336    $28,364,581
Foreclosed Loans(1)...    3,983   $ 301,782     3,484    $ 285,598    4,849     $ 437,510     4,946     $ 445,674
Foreclosure Ratio(2)..    2.13%       1.73%     1.52%        1.08%    1.89%         1.43%     2.05%         1.57%

  ------------
(1)  For the purpose of these tables, "Foreclosed Loans" means the principal balance of mortgage loans secured by mortgaged properties the title to which has been acquired by Ocwen.
(2)  The "Foreclosure Ratio" is equal to the aggregate principal balance or number of Foreclosed Loans divided by the aggregate principal balance, or number, as applicable, of mortgage loans in the Total Portfolio at the end of the indicated period.

                                      OCWEN
                           LOAN GAIN/(LOSS) EXPERIENCE
                             (DOLLARS IN THOUSANDS)

                              AS OF             AS OF              AS OF             AS OF
                          DECEMBER 31,       DECEMBER 31,      DECEMBER 31,      SEPTEMBER 30,
                              2001               2002              2003               2004
                              ----               ----              ----               ----

Total Portfolio(1)       $17,422,016        $26,356,007         $30,551,242       $28,364,581
Net Gains/(Losses)(2)(3)  ($266,262)          ($275,036)          ($249,516)        ($337,297)

Net Gains/(Losses) as
   a Percentage of
   Total Portfolio           (1.53)%             (1.04)%              (0.82)%           (1.19)%

  ------------

(1)  "Total Portfolio" on the date stated above, is the principal balance of the mortgage loans outstanding on the last day of the period.
(2)  "Net Gains/(Losses)" are actual gains or losses incurred on liquidated properties and shortfall payoffs for the preceding one-year period. Gains or losses on liquidated properties are calculated as net sales proceeds less unpaid principal at the time of payoff. Shortfall payoffs are calculated as the difference between the principal payoff amount and unpaid principal at the time of payoff.
(3)  Includes ($105,353) as of September 30, 2004 of losses attributable to loans which were delinquent at the time of transfer to Ocwen.

     While the above delinquency, foreclosure, real estate owned and loss experiences reflect Ocwen's experiences for the periods indicated, no assurance can be given that the delinquency, foreclosure and loss experiences on the mortgage loans in the trust will be similar. Accordingly, this information should not be considered to reflect the credit quality of the mortgage loans included in the trust, or as a basis of assessing the likelihood, amount or severity of losses on the mortgage loans. The statistical data in the tables is based on all of the mortgage loans in Ocwen's relevant servicing portfolio. The mortgage loans in the trust may, in general, be more recently originated than, and are likely to have other characteristics which distinguish them from, the majority of the mortgage loans in Ocwen's servicing portfolio.

                               THE MASTER SERVICER

     Wells Fargo Bank, N.A. is a national banking association and an indirect, wholly owned subsidiary of Wells Fargo & Company. Wells Fargo Bank, N.A.'s
master servicing offices are located at 9062 Old Annapolis Road, Columbia,
Maryland 21045. Wells Fargo Bank, N.A., among other things, is engaged in the business of master servicing single-family residential mortgage loans secured by properties located in all 50 states and the District of Columbia. Wells Fargo
Bank, N.A. is also engaged in the business of (i) originating, purchasing and selling residential mortgage loans in its own name and through its affiliates and (ii) servicing residential mortgage loans for its own account and for the account of others. Wells Fargo Bank, N.A. is an approved servicer of Fannie Mae and Freddie Mac and its principal office for servicing functions is located at 1
Home Campus, Des Moines, Iowa 50328-0001.

                                      S-85

     Wells Fargo Bank, N.A. will act as master servicer of the mortgage loans.
The master servicer will oversee and enforce the servicing by the servicer of the mortgage loans in accordance with the servicing provisions of the pooling and servicing agreement. Pursuant to the pooling and servicing agreement, the master servicer will be required to make advances and compensating interest payments to the extent that the servicer is required to do so under the pooling and servicing agreement, but fails to do so.

                       THE POOLING AND SERVICING AGREEMENT

GENERAL

     The certificates will be issued pursuant to the pooling and servicing agreement. A form of pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus supplement and the prospectus are a part. The following summaries together with the information in this prospectus supplement under "Description of the Certificates" and in the prospectus under the headings "Description of the Securities" and "The
Agreements" describe the material provisions of the pooling and servicing agreement. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the pooling and servicing agreement. Wherever particular sections or defined terms of the pooling and servicing agreement are referred to, these sections or defined terms are incorporated by reference in this prospectus supplement. The pooling and servicing agreement will be available to purchasers of the offered certificates through a Current Report on Form 8-K that will be filed with the
Securities and Exchange Commission after the initial issuance of the certificates.

ASSIGNMENT OF MORTGAGE LOANS

     On the closing date, the seller will transfer to the depositor, and the depositor will transfer to the trust, all of its respective right, title and interest in and to each mortgage loan, the related mortgage note, mortgages and other related documents, collectively, referred to as the related documents, including all payments received after the cut-off date other than payments of principal and interest on the mortgage loans due on or before the cut-off date.
The trustee, concurrently with the transfer on the closing date, will deliver the certificates to the depositor. Each mortgage loan transferred to the trust will be identified on a mortgage loan schedule delivered to the trustee pursuant to the pooling and servicing agreement. This schedule will include information as to the Principal Balance of each mortgage loan as of the cut-off date, as well as information with respect to the loan rate.

     The pooling and servicing agreement will require that, within the time period specified in the pooling and servicing agreement, the seller will deliver to the trustee, or the custodian, as the trustee's agent for this purpose, the mortgage loans endorsed to the trustee and the related documents. In lieu of delivery of original mortgages, if the original is not available, the seller may deliver true and correct copies of the original mortgages.

     Under the terms of the pooling and servicing agreement, the seller will promptly and in no event later than 30 days after the closing date, prepare and record assignments of the mortgages related to each mortgage loan in favor of the trustee, unless opinions of counsel satisfactory the rating agencies are delivered to the trustee to the effect that recordation of the assignments is not required in the relevant jurisdictions to protect the interests of the trustee in the mortgage loans. If the recording information with respect to any assignment of mortgage is unavailable within 30 days of the closing date, the assignment will be submitted for recording within 30 days after receipt of this information, but in no event later than one year after the closing date.

     Within 45 days of the closing date, the trustee, or the custodian on behalf of the trustee, will review the mortgage loans and the related documents pursuant to the pooling and servicing agreement and if any mortgage loan or related document is found to be defective in any material respect and the defect is not cured within 90 days following notification of the defect to the depositor and the seller by the trustee or the custodian, the seller will be obligated to either (a) substitute for the mortgage loan an eligible substitute mortgage loan; however, this substitution is permitted only within two years of the closing date and may not be made unless an opinion of counsel is provided to the effect that the substitution will not disqualify any REMIC as a REMIC or result in a prohibited transaction tax under the Internal Revenue Code or (b)
purchase the mortgage loan at a price equal to the outstanding Principal Balance of the mortgage loan as of the date of purchase, plus unpaid interest on the mortgage loan from the date interest was last paid or with respect to which interest was advanced and not reimbursed through

                                      S-86

the end of the calendar month in which the purchase occurred, computed at the loan rate, plus the amount of any unreimbursed servicing advances made by the servicer, plus any costs due to violations of any predatory or abusive lending law. The purchase price will be deposited in the collection account on or prior to the next succeeding determination date after the obligation arises. The obligation of the seller to repurchase or substitute for a defective mortgage loan is the sole remedy regarding any defects in the mortgage loans and related documents available to the trustee or the certificateholders. In addition, on any distribution date the seller may, at its option, repurchase mortgage loans at the purchase price described above from the trust; provided, however, that the total amount of all repurchases made by the seller may not exceed one percent of the aggregate outstanding Principal Balance of the mortgage loans as of the cut-off date.

     In connection with the substitution of an eligible substitute mortgage loan, the seller will be required to deposit in the collection account on or prior to the next succeeding determination date after the obligation arises a substitution amount equal to the excess of the Principal Balance of the related defective mortgage loan over the Principal Balance of the eligible substitute mortgage loan.

     An eligible substitute mortgage loan is a mortgage loan to be substituted by the seller for a defective mortgage loan that must, on the date of the substitution:

     o    have an outstanding Principal Balance after deducting all scheduled principal payments due in the month of the substitution, or in the case of a substitution of more than one mortgage loan for a defective mortgage loan, an aggregate Principal Balance, not in excess of, and not less than 95% of, the Principal Balance of the defective mortgage loan;

     o    have a loan rate not less than the loan rate of the defective mortgage loan and not more than 1% in excess of the loan rate of the defective mortgage loan;

     o    have a mortgage of the same or higher level of priority as the mortgage relating to the defective mortgage loan;

     o    have a remaining term to maturity not more than six months earlier and not later than the remaining term to maturity of the defective mortgage loan; and

     o    comply with each representation and warranty as to the mortgage loans set forth in the pooling and servicing agreement, deemed to be made as of the date of substitution.

     The seller will make representations and warranties as to the accuracy in all material respects of information furnished to the trustee with respect to each mortgage loan. In addition, the seller will represent and warrant, on the closing date that, among other things: (a) at the time of transfer to the depositor, the seller has transferred or assigned all of its right, title and interest in each mortgage loan and the related documents, free of any lien; and
(b) each mortgage loan complied, at the time of origination, in all material respects with applicable state and federal laws. Upon discovery of a breach of any representation and warranty which materially and adversely affects the value of, or the interests of the certificateholders in, the related mortgage loan and related documents, the seller will have a period of 60 days after discovery or notice of the breach to effect a cure. If the breach cannot be cured within the
60-day period, the seller will be obligated to (x) substitute for the mortgage loan an eligible substitute mortgage loan or (y) purchase the mortgage loan from the trust. The same procedure and limitations that are set forth above for the substitution or purchase of defective mortgage loans as a result of deficient documentation relating to the defective mortgage loans will apply to the substitution or purchase of a mortgage loan as a result of a breach of a representation or warranty in the pooling and servicing agreement that materially and adversely affects the interests of the certificateholders.

     Notwithstanding the foregoing, in lieu of providing the duly executed assignment of the mortgage to the trustee and the original recorded assignment or assignments of the mortgage together with all interim recorded assignments of that mortgage, the seller may at its discretion provide evidence that the related mortgage is held through the MERS(R) System. In addition, the mortgages for some or all of the mortgage loans in the trust that are not already held through the

                                      S-87

MERS(R) System may, at the discretion of the servicer, in the future be held through the MERS(R) System. For any mortgage held through the MERS(R) System, the mortgage is recorded in the name of Mortgage Electronic Registration
Systems, Inc., or MERS, as nominee for the owner of the mortgage loan and subsequent assignments of the mortgage were, or in the future may be, at the discretion of the servicer, registered electronically through the MERS(R)
System. For each of these mortgage loans, MERS serves as mortgagee of record on the mortgage solely as a nominee in an administrative capacity on behalf of the trustee, and does not have any interest in the mortgage loan.

PAYMENTS ON MORTGAGE LOANS; DEPOSITS TO COLLECTION ACCOUNT AND DISTRIBUTION
ACCOUNT

     The servicer will establish and maintain in the name of the trustee a separate collection account for the benefit of the holders of the certificates.
The collection account will be an eligible account, as defined in this prospectus supplement. Upon receipt by the servicer of amounts in respect of the mortgage loans, excluding amounts representing the servicing fee, reimbursement for monthly advances and servicer advances and insurance proceeds to be applied to the restoration or repair of a mortgaged property or similar items and amounts in respect of principal and interest due on or before the applicable cut-off date, the servicer will deposit these amounts in the collection account.
Amounts so deposited may be invested in eligible investments, as described in the pooling and servicing agreement, maturing no later than one business day prior to the date on which the amount on deposit is required to be deposited in the distribution account or on the applicable distribution date if approved by the rating agencies. Investment earnings from amounts on deposit in the collection account will not be part of Available Funds.

     The securities administrator will establish a distribution account. No later than 1:00 p.m. New York time on or before the business day prior to each distribution date, the Available Funds for that distribution date are required to be deposited into the distribution account. The distribution account will be an eligible account. Amounts on deposit in the distribution account may be invested in eligible investments maturing on or before the business day prior to the related distribution date or, if the eligible investments are an obligation of the securities administrator or an affiliate or are money market funds for which the securities administrator or any affiliate is the manager or the advisor, the eligible investments shall mature no later than the related distribution date. Investment earnings or losses from amounts on deposit in the distribution account will not be part of Available Funds.

An eligible account is a segregated account that is:

     1.   maintained with a depository institution whose debt obligations at the time of any deposit in the eligible account have the highest short-term debt rating by the rating agencies and whose accounts are insured to the maximum extent provided by either the Savings
          Association Insurance Fund or the Bank Insurance Fund of the Federal
          Deposit Insurance Corporation established by the fund with a minimum long-term unsecured debt rating of "A" by Standard & Poor's and "A2"
          by Moody's (or the required rating from one such rating agencies if the other such rating agency does not provide a rating for such depository institution) and which is any of the following:

          (A)  a federal savings and loan association duly organized, validly existing and in good standing under the federal banking laws,

          (B)  an institution duly organized, validly existing and in good standing under the applicable banking laws of any state,

          (C)  a national banking association duly organized, validly existing and in good standing under the federal banking laws, or

          (D)  a principal subsidiary of a bank holding company;

         2.       a segregated trust account maintained with the corporate trust department of a federal or state chartered depository
                  institution or trust company, having capital and surplus of not less than $50,000,000, acting in its fiduciary capacity;
                  or

                                      S-88

         3.       otherwise acceptable to each rating agency as evidenced by a letter from each rating agency to the securities
                  administrator, without reduction or withdrawal of the then current ratings of the offered certificates.

ADVANCES

     The determination date for each distribution date is on the fourth business day prior to that distribution date. On or prior to the business day before each distribution date, referred to in this prospectus supplement as the deposit date, the servicer will deposit in the collection account an amount equal to each scheduled payment due on a mortgage loan during the related Due Period but not received by the servicer as of the related determination date, net of the servicing fee, called a monthly advance. This obligation of the servicer continues with respect to each mortgage loan until the mortgage loan becomes a
Liquidated Mortgage Loan or the servicer makes a good faith determination that any such advance would not be recoverable in the future. The master servicer will be obligated to make any required monthly advance if the servicer fails in its obligation to do so, to the extent provided in the pooling and servicing agreement. So long as the servicer is Ocwen Federal Bank FSB or an affiliate as specified in the pooling and servicing agreement or has long-term debt rated at least investment grade, the servicer may fund monthly advances from amounts in the collection account that are being held for future distribution but must replace any of those funds so used prior to the next distribution date. Neither the servicer nor the master servicer will be obligated to advance shortfalls of interest resulting from the application of the Civil Relief Act.

     In the course of performing its servicing obligations, the servicer will pay all reasonable and customary "out-of-pocket" costs and expenses incurred in the performance of its servicing obligations, including, but not limited to, the cost of the following:

     o    the preservation, restoration and protection of the mortgaged properties,

     o    any enforcement or judicial proceedings, including foreclosures, and

     o    the management and liquidation of mortgaged properties acquired in satisfaction of the related mortgage.

Each expenditure will constitute a servicing advance.

     The servicer's right to reimbursement for servicing advances is limited to late collections on the related mortgage loan, including liquidation proceeds, released mortgaged property proceeds, insurance proceeds and any other amounts as may be collected by the servicer from the related mortgagor or otherwise relating to the mortgage loan in respect of which the unreimbursed amounts are owed. The servicer's and master servicer's right to reimbursement for monthly advances is limited to late collections on any mortgage loan and to liquidation proceeds and insurance proceeds on the related mortgage loan. The servicer's and master servicer's right to reimbursements is prior to the rights of certificateholders.

     Notwithstanding the foregoing, neither the servicer nor the master servicer are required to make any monthly advance or servicing advance, as applicable, if in either's good faith judgment and sole discretion, the servicer or master servicer, as applicable, determines that the advance will not be ultimately recoverable from collections received from the mortgagor in respect of the related mortgage loan or other recoveries in respect of the mortgage loan. In addition, if any servicing advance or monthly advance is determined in good faith by the servicer or the master servicer, as applicable, to be non-recoverable from these sources, the amount of the nonrecoverable advances may be reimbursed to that party from other amounts on deposit in the collection account or distribution account, as applicable.

     The pooling and servicing agreement provides that the servicer may enter into a facility with any person which provides that the person--called an
"Advancing Person"--may fund monthly advances and/or servicing advances, although no facility of this type shall reduce or otherwise affect the servicer's or master servicer's obligation to fund the monthly advances and/or servicing

                                      S-89

advances. Any monthly advances and/or servicing advances made by an Advancing
Person will be reimbursed to the Advancing Person in the same manner as reimbursements would be made to the servicer.

THE GROUP I INTEREST RATE CAP AGREEMENT

     On the closing date, the securities administrator, on behalf of the trust, will be directed pursuant to the pooling and servicing agreement to enter into an interest rate cap agreement, called the Group I interest rate cap agreement, with The Royal Bank of Scotland plc, referred to as the "cap provider," whereby the cap provider will agree to make payments to the trust on each Interest Rate
Cap Agreement Payment Date on which the Index Rate exceeds the strike rates described below for that distribution date (subject to a rate ceiling). Any amounts received by the securities administrator under the Group I interest rate cap agreement will be deposited into the net rate cap fund. The "Interest Rate
Cap Agreement Payment Date" for the Group I interest rate cap agreement is the second business day prior to the 25th day of each month beginning in January
2005, to and including the termination date, which occurs in November 2007. The rights of the trust under the Group I interest rate cap agreement will not be included as an asset of any REMIC and will constitute the assets of a separate trust.

     Under the Group I interest rate cap agreement, the cap provider will agree to make payments to the trust on each related Interest Rate Cap Agreement
Payment Date equal to the product of (a) a fraction, the numerator of which is the number of days elapsed since the immediately preceding Interest Rate Cap
Agreement Payment Date (or in the case of the initial Interest Rate Cap
Agreement Payment Date, the closing date) to but excluding the current Interest
Rate Cap Agreement Payment Date and the denominator of which is 360, (b) the related notional amount as set forth in Annex II to this prospectus supplement for that Interest Rate Cap Agreement Payment Date and (c) the excess, if any, of
(x) the Index Rate over (y) the related strike rate (subject to a rate ceiling of 10.00000%) as set forth in Annex II to this prospectus supplement for that
Interest Rate Cap Agreement Payment Date, called the "Interest Rate Cap
Agreement Payment Amount." If for any Interest Rate Cap Agreement Payment Date,
the notional amount used to compute the related Interest Rate Cap Agreement
Payment Amount exceeds the class principal balance of the Group I certificates on the first day of the related Interest Period for the distribution date that corresponds with such date, then solely for purposes of computing the amount that the securities administrator shall deposit into the net rate cap fund, the securities administrator will compute each Interest Rate Cap Agreement Payment
Amount by reducing the notional amount set forth in Annex II by the amount of such excess. The securities administrator shall distribute to the holders of the
Class BIO Certificates any Interest Cap Agreement Payment Amount in excess of any amount determined under the immediately preceding sentence. Generally, the
"Index Rate" is the rate for one-month deposits in U.S. Dollars which appears on the Telerate Page 3750 or, if such rate does not appear on the Telerate Page
3750, the rate determined based on the rates at which one-month deposits in U.S.
Dollars are offered by the reference banks to prime banks in the London interbank market. Amounts deposited into the net rate cap fund will be available on any distribution date to pay any Net Rate Cap Carryover to the Group I certificates as described below under "--Net rate cap fund." Any amounts received in respect of the Group I interest rate cap agreement on any Interest
Rate Cap Agreement Payment Date that are not needed to pay Net Rate Cap
Carryover to the Group I certificates on the related distribution date will be withdrawn from the net rate cap fund and distributed to the holders of the class
BIO certificates.

     Unless terminated earlier, the Group I interest rate cap agreement will terminate after the Interest Rate Cap Agreement Payment Date in November 2007.
Both the securities administrator, on behalf of the trust, and the cap provider will have the right to terminate the Group I interest rate cap agreement for certain reasons set forth in the documentation associated with the Group I interest rate cap agreement.

CAP PROVIDER

     The Royal Bank of Scotland plc, referred to in this prospectus supplement as the cap provider, is a Scottish banking organization and a direct, wholly owned subsidiary of The Royal Bank of Scotland Group plc ("RBS Group"), which, together with its subsidiaries, are a diversified financial services group engaged in a wide range of banking, financial and finance related activities in the United Kingdom and internationally. The long-term unsecured, unsubordinated and unguaranteed debt obligations of the cap provider are currently rated "AA"
from Standard & Poor's and "Aa1" from Moody's. Except for the information provided in this paragraph, the cap provider and RBS Group have not been involved in the preparation of, and do not accept any responsibility for, this

                                      S-90

prospectus supplement or the accompanying prospectus. The cap provider is an affiliate of Greenwich Capital Markets, Inc., one of the underwriters.

NET RATE CAP FUND

     The pooling and servicing agreement provides for a reserve fund, called the net rate cap fund, which is held by the securities administrator on behalf of the holders of the certificates. Amounts received from the cap provider pursuant to the Group I interest rate cap agreement will be deposited by the securities administrator into the net rate cap fund as required by the pooling and servicing agreement. To the extent amounts on deposit are sufficient, holders of the applicable certificates will be entitled to receive payments from the net rate cap fund equal to any related Net Rate Cap Carryover. In addition, the amount required to be deposited in the net rate cap fund on any distribution date from Available Funds will equal any Net Rate Cap Carryover for the applicable distribution date remaining after the distribution of Net Rate Cap
Carryover to the Group I certificates from payments received with respect to the
Group I interest rate cap agreement; or, if no Net Rate Cap Carryover is payable on the applicable distribution date, an amount that when added to other amounts already on deposit in the net rate cap fund will cause the aggregate amount on deposit to equal $5,000. Any amounts in excess of such amount not used to pay
Net Rate Cap Carryover will be distributed to the holders of the class BIO certificates on the related distribution date and will not be available on future distribution dates. Any investment earnings on amounts on deposit in the net rate cap fund will be paid to, and for the benefit of, the holders of the class BIO certificates and will not be available to pay any Net Rate Cap
Carryover. The net rate cap fund will not be included as an asset of any REMIC.

     On each distribution date, the securities administrator will distribute to the offered certificates any related Net Rate Cap Carryover in the following order of priority:

     (A) first, to the Group I certificates, from payments made under the Group
I interest rate cap agreement, the related Net Rate Cap Carryover as follows:
first, concurrently, to the class AV certificates, pro rata, based on the amount of Net Rate Cap Carryover due for each such class, second to the class MV-1 certificates, third to the class MV-2 certificates, fourth to the class MV-3 certificates, and fifth to the class MV-4 certificates;

     (B) second, to the class BIO certificates, the remainder of any payments made under the Group I interest rate cap agreement after distributions made in respect of any Net Rate Cap Carryover distributable to the Group I certificates;

     (C) third, from amounts on deposit in the net rate cap fund representing the Group I mortgage loans, the related Net Rate Cap Carryover as follows:
first, concurrently, to the class AV certificates, pro rata, based on the amount of Net Rate Cap Carryover due for each such class, second to the class MV-1 certificates, third to the class MV-2 certificates, fourth to the class MV-3 certificates, fifth to the class MV-4 certificates, sixth, concurrently, to the class AF certificates, pro rata, based on the amount of Net Rate Cap Carryover due for each such class, seventh to the class MF-1 certificates, eighth to the class MF-2 certificates, ninth to the class MF-3 certificates, tenth to the class MF-4 certificates, eleventh, to the class MF-5 certificates, twelfth to the class MF-6 certificates, thirteenth to the class MF-7 certificates, fourteenth to the class MF-8 certificates and fifteenth to the class MF-9 certificates; provided that distributions to the Group I certificates made pursuant to this clause (C) shall be made after giving effect to any distributions to those certificates pursuant to clause (A) above; and provided further that distributions to the Group II certificates made pursuant to this clause (C) shall be made after giving effect to any distributions to those certificates pursuant to clause (D) below;

     (D) fourth, from amounts on deposit in the net rate cap fund representing the Group II mortgage loans, the related Net Rate Cap Carryover as follows:
first, concurrently, to the class AF certificates, pro rata, based on the amount of Net Rate Cap Carryover due for each such class, second to the class MF-1 certificates, third to the class MF-2 certificates, fourth to the class MF-3 certificates, fifth to the class MF-4 certificates, sixth, to the class MF-5 certificates, seventh to the class MF-6 certificates, eighth to the class MF-7 certificates, ninth to the class MF-8 certificates, tenth to the class MF-9 certificates, eleventh, concurrently, to the class AV certificates, pro rata, based on the amount of Net Rate Cap Carryover due for each such class, twelfth to the class MV-1 certificates, thirteenth to the class MV-2 certificates, fourteenth to the class MV-3 certificates and fifteenth to the class MV-4 certificates; provided that distributions to the Group I certificates made pursuant to this clause (D) shall be made after giving effect to any distributions to those certificates pursuant to clauses (A) and (C) above; and

     (E) fifth, to the class BIO certificates, any amounts remaining in the net rate cap fund.

                                      S-91

SERVICING PROCEDURES

     The servicer will make reasonable efforts to collect all payments required to be made under the mortgage loans and will, consistent with the terms of the pooling and servicing agreement, follow the same collection procedures as it follows with respect to comparable loans held in its own portfolio. Consistent with the above and subject to the limitations set forth in the pooling and servicing agreement, the servicer may, in its discretion, (a) waive any assumption fee, late payment charge, or other charge in connection with a mortgage loan and (b) arrange with an obligor a schedule for the liquidation of delinquencies by extending the due dates for scheduled payments on the mortgage loans. In addition, the servicer has the right to modify the terms of the mortgage loans if the modification would be made by the servicer if the mortgage loan were held for the servicer's own account and it first delivers to the master servicer written notice of the modification together with the calculations demonstrating that the modification is permitted by the REMIC provisions of the Internal Revenue Code and applicable Treasury regulations. On the 18th day of each calendar month, or, if the 18th day is not a business day, the immediately preceding business day, the servicer will furnish to the master servicer information with respect to loan level remittance data for such month's remittance.

SERVICING AND MASTER SERVICING COMPENSATION, PAYMENT OF EXPENSES AND PREPAYMENT
INTEREST SHORTFALLS

     With respect to each Due Period, the servicer will receive from interest payments in respect of the mortgage loans a portion of the interest payments as a monthly servicing fee in the amount equal to 0.50% per annum on the Principal
Balance of each mortgage loan as of the first day of each Due Period. All assumption fees, late payment charges and other fees and charges, excluding prepayment charges, to the extent collected from borrowers, will be retained by the servicer as additional servicing compensation.

     With respect to each Due Period, the master servicer will receive from interest payments in respect of the mortgage loans a portion of the interest payments as a monthly master servicing fee in the amount equal to 0.0205% per annum on the Principal Balance of each mortgage loan as of the first day of each
Due Period.

     Not later than the deposit date related to each distribution date, with respect to each mortgage loan as to which a principal prepayment in full was made from the sixteenth day of the calendar month preceding such distribution date to the last day of such month, the servicer is required to remit to the securities administrator, without any right of reimbursement, an amount equal to the lesser of (a) the excess, if any, of the sum of accrued interest on the
Principal Balance of each mortgage loan at the related loan rate, or at any lower rate as may be in effect for the mortgage loan because of application of the Civil Relief Act, minus the servicing fee for the mortgage loan, over the aggregate amount of interest actually paid by the related mortgagors in connection with each such principal prepayment, referred to as the prepayment interest shortfall, and (b) an amount equal to the servicing fee times the aggregate Principal Balance of the mortgage loans as of the first day of the related Due Period. The master servicer is obligated to reduce a portion of its master servicing fee for the related distribution date to the extent necessary to fund any prepayment interest shortfalls required to be paid but not paid by the servicer.

     Neither the servicer nor the master servicer is obligated to offset any of the servicing fee or the master servicing fee, as applicable, against, or to provide any other funds to cover, any Civil Relief Act Shortfalls. In addition, the pooling and servicing agreement prohibits the servicer from waiving all or any part of a prepayment charge with respect to a mortgage loan unless certain conditions, intended to maximize the trust's recovery with respect to such mortgage loan, are satisfied.

EVIDENCE AS TO COMPLIANCE

     The pooling and servicing agreement provides for delivery on or before
March 15 of each year, beginning March 15, 2005, to the depositor, the seller, the trustee, the master servicer, the securities administrator and the rating agencies, as applicable, of an annual statement signed by an officer of the servicer and an annual statement signed by an officer of the master servicer, to the effect that the servicer or the master servicer, as applicable, has fulfilled its material obligations under the pooling and servicing agreement throughout the preceding fiscal year, except as specified in the statement.

                                      S-92

     On or before March 15 of each year beginning March 15, 2005, each of the servicer and the master servicer (with respect to the master servicer, only if the master servicer services loans during such period) will furnish a report prepared by a firm of nationally recognized independent public accountants, who may also render other services to the servicer, to the depositor, the seller, the trustee, the master servicer, the securities administrator and the rating agencies to the effect that the firm has examined particular documents and the records relating to servicing or master servicing, as applicable, of residential mortgage loans under the Uniform Single Attestation Program for Mortgage Bankers
and the firm's conclusions.

CERTAIN MATTERS REGARDING THE SERVICER AND MASTER SERVICER

     The pooling and servicing agreement provides that the servicer may not resign from its obligations and duties under that agreement, except in connection with a permitted transfer of servicing, unless (1) these duties and obligations are no longer permissible under applicable law as evidenced by an opinion of counsel delivered to the depositor, the seller, the master servicer, the securities administrator and the trustee or (2) upon the satisfaction of the following conditions:

         (a) the servicer or the servicing rights owner has proposed a successor servicer to the depositor, the seller and the master servicer in writing and the proposed successor servicer is reasonably acceptable to each of them;

         (b) the proposed successor servicer is (1) an affiliate of the master servicer that services similar collateral or (2) the proposed successor servicer has a rating of at least "Above Average" by Standard & Poor's and either a rating of at least "RPS2" by Fitch Ratings or a rating of at least "SQ2" by
Moody's;

         (c) the rating agencies have confirmed to the trustee that the appointment of the proposed successor servicer as the servicer will not result in the reduction or withdrawal of the then current ratings of the offered certificates; and

         (d) the proposed successor servicer has a net worth of at least
$25,000,000.

         A servicer that satisfies each of these conditions is referred to in this prospectus supplement as an "approved servicer."

         The pooling and servicing agreement provides that the master servicer may not resign from its obligations and duties under that agreement, unless these duties and obligations are no longer permissible under applicable law as evidenced by an opinion of counsel delivered to the depositor, the seller and the trustee.

         No resignation of the servicer or the master servicer will become effective until a successor servicer, including the master servicer, or the trustee has assumed the servicer's or master servicer's, respectively, obligations and duties under the pooling and servicing agreement.

         The servicer may perform any of its duties and obligations under the pooling and servicing agreement through one or more subservicers or delegates, which may be affiliates of the servicer. Notwithstanding any arrangement, the servicer will remain liable and obligated to the master servicer, the trustee and the certificateholders for the servicer's duties and obligations under the pooling and servicing agreement, without any diminution of these duties and obligations and as if the servicer itself were performing the duties and obligations.

         Any corporation into which the servicer or master servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the servicer or master servicer shall be a party, or any corporation succeeding to the business of the servicer or master servicer shall be the successor of the servicer or master servicer, respectively, under the pooling and servicing agreement, without the execution or filing of any paper or any further act on the part of any of the parties to the pooling and servicing agreement, anything in the pooling and servicing agreement to the contrary notwithstanding.

                                      S-93

SERVICER EVENTS OF DEFAULT

     Events of default with respect to the servicer will include:

     (1)  any failure by the servicer (a) to make any required monthly advance which failure continues unremedied for one business day after the date due or (b) to deposit in the collection account or the distribution account any deposit required to be made under the pooling and servicing agreement, which failure continues unremedied for two business days after the date due;

     (2)  any failure by the servicer duly to observe or perform in any material respect any other of its covenants or agreements in the pooling and servicing agreement which, in each case, materially and adversely affects the interests of the certificateholders, and continues unremedied for 60 days after knowledge or the giving of written notice of the failure to the servicer by the master servicer, the securities administrator or the trustee, or to the servicer and the master servicer, the securities administrator or the trustee by
          certificateholders evidencing at least 25% of the voting rights;
          provided, however, that in the case of a failure that cannot be cured within 60 days, the cure period may be extended if the servicer can demonstrate to the reasonable satisfaction of the master servicer, the securities administrator and the trustee that the servicer is diligently pursuing remedial action;

     (3)  any failure by the servicer to make any required servicing advance, which failure continues unremedied for the lesser of the time at which the failure would have a material adverse effect on the trust or for a period of 60 days after knowledge or the giving of written notice of the failure to the servicer by the trustee, the securities administrator or the master servicer, or to the servicer and the trustee, the securities administrator or the master servicer by certificateholders evidencing at least 25% of the voting rights;

     (4)  particular events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings relating to the servicer and particular actions by the servicer indicating insolvency, reorganization or inability to pay its obligations;

     (5)  cumulative losses or delinquency levels exceed the levels set forth in the pooling and servicing agreement;

     (6)  (a) any reduction or withdrawal of the ratings or any shadow ratings of any class of certificates attributable principally to the servicer or the servicing of the mortgage loans or (b) the placement by a rating agency of any class of certificates on credit watch with negative implications attributable principally to the servicer or the servicing of the mortgage loans;

     (7)  any reduction or withdrawal of the ratings of the servicer as a servicer of subprime mortgage loans by one or more of the rating agencies that maintains a servicer rating system and a rating on the certificates to "below average" or below;

     (8)  any failure by the servicer to duly perform, within the required time period, its obligation to provide the annual statement and the accountant's report described below under "--Evidence as to compliance" in this prospectus supplement, which failure continues unremedied for a period of fifteen (15) days after the date on which written notice of such failure, requiring the same to be remedied, has been given to the servicer by the master servicer; and

     (9)  any failure by the servicer to provide, within the required time period set forth in the pooling and servicing agreement, any required reports or data pertaining to the mortgage loans, which failure continues unremedied for a period of thirty (30) days after the date on which written notice of such failure, requiring the same to be remedied, has been given to the servicer by the master servicer.

                                      S-94

     In the event of a default by the servicer, the master servicer will have the right to remove the servicer and will exercise that right if it considers such removal to be in the best interest of the certificateholders. In the event that the master servicer removes the servicer, the master servicer will, in accordance with the pooling and servicing agreement, act as successor servicer under the pooling and servicing agreement or will appoint a successor servicer that is an approved servicer.

     Notwithstanding anything to the contrary in the prospectus, pursuant to the terms of the pooling and servicing agreement, the master servicer or another successor servicer will assume all of the rights and obligations of the servicer and become the successor servicer; provided, however, that there will be a period of transition not to exceed 90 days, called the transition period, before the servicing transfer is fully effected. The master servicer, in its capacity as successor servicer, and each other successor servicer will not be responsible for the lack of information and/or documents that it cannot obtain through reasonable efforts. Notwithstanding the foregoing sentence, the successor servicer will be obligated to make monthly advances and servicing advances upon the removal of the servicer unless it determines reasonably and in good faith that the advances would not be recoverable. The successor servicer shall have no responsibility or obligation (x) to repurchase or substitute for any mortgage loan or (y) for any act or omission of a predecessor servicer during the transition period.

     Pending the appointment, the master servicer will be obligated to act as successor servicer unless prohibited by law. The successor servicer will be entitled to receive the same compensation that the servicer would otherwise have received or the lesser compensation as the master servicer and that successor may agree. A receiver or conservator for the servicer may be empowered to prevent the termination and replacement of the servicer if the only event of default that has occurred is an insolvency event. All reasonable out-of-pocket expenses incurred by the master servicer relating to the transition of servicing functions to the master servicer following the resignation or termination of the servicer will be paid by the predecessor servicer within 90 days of written demand, itemized in reasonable detail, or to the extent not paid by the predecessor servicer, by the trust prior to distributions to certificateholders.

     If an event of default by the servicer described above in clauses (4) or
(5) above occurs, the servicer or the servicing rights owner will have up to 20 days after receipt of a notice of termination to appoint an approved servicer as successor servicer. This right will terminate immediately if prior to the actual transfer of servicing the terminated servicer fails to make any required advance, servicing advance or deposit as and when required by the pooling and servicing agreement. All costs and expenses associated with the appointment, whether or not consummated, and the subsequent transfer of servicing by the servicer (which must be completed within 90 days) are required to be paid by the terminated servicer or the servicing rights owner out of the proceeds of sale or otherwise.

MASTER SERVICER EVENTS OF DEFAULT

     Events of default with respect to the master servicer will include:

     (1)  any failure by the master servicer to furnish the securities administrator the mortgage loan data sufficient to prepare the reports to certificateholders which continues unremedied for a period of one business day after the date upon which written notice of such failure has been given to the master servicer by the trustee or the securities administrator or to the master servicer, the securities administrator and the trustee by certificateholders evidencing at least 25% of the voting rights;

     (2)  any failure by the master servicer duly to observe or perform in any material respect any other of the covenants or agreements (other than those referred to in (6) and (7) below) on the part of the master servicer contained in the pooling and servicing agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure has been given to the master servicer by the trustee or the securities administrator, or to the master servicer, the securities administrator and the trustee by
          certificateholders evidencing at least 25% of the voting rights;

                                      S-95

     (3)  particular events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings relating to the master servicer and particular actions by the master servicer indicating insolvency, reorganization or inability to pay its obligations;

     (4)  the master servicer has been dissolved, or has disposed of all or substantially all of its assets, or has consolidated with or merged into another entity or has permitted another entity to consolidate or merge into it, such that the resulting entity does not meet the criteria for a successor master servicer as specified in the pooling and servicing agreement;

     (5)  if a representation or warranty made by the master servicer in the pooling and servicing agreement proves to be incorrect as of the time made in any respect that materially and adversely affects the interests of the certificateholders, and the breach has not been eliminated or cured within 30 days after the date on which written notice of such incorrect representation or warranty has been given to the master servicer by the trustee or the securities administrator, or to the master servicer, the securities administrator and the trustee by certificateholders evidencing at least 25% of the voting rights;

     (6)  any sale or pledge of any of the rights of the master servicer under the pooling and servicing agreement or an assignment of the pooling and servicing agreement by the master servicer or a delegation of the rights or duties of the master servicer under the pooling and servicing agreement has occurred in any manner not otherwise permitted under the pooling and servicing agreement and without the prior written consent of the trustee and certificateholders evidencing at least 50% of the voting rights; and

     (7)  after receipt of notice from the trustee, any failure of the master servicer to make any monthly advances when such monthly advances are due, as required to be made under the pooling and servicing agreement.

     So long as an event of default with respect to the master servicer remains unremedied, the trustee may, and at the direction of the holders of certificates evidencing not less than 51% of the aggregate voting rights in the trust, the trustee shall terminate all of the rights and obligations of the master servicer as master servicer under the pooling and servicing agreement.

     Notwithstanding anything to the contrary in the prospectus, pursuant to the terms of the pooling and servicing agreement, the trustee will assume all of the rights and obligations of the master servicer and become the successor master servicer. The trustee, in its capacity as successor master servicer, and each other successor master servicer will not be responsible for the lack of information and/or documents that it cannot obtain through reasonable efforts.
Notwithstanding the foregoing sentence, the successor master servicer will be obligated to make monthly advances upon the removal of the master servicer unless it determines reasonably and in good faith that the advances would not be recoverable. The successor master servicer shall have no responsibility or obligation (x) to repurchase or substitute for any mortgage loan or (y) for any act or omission of a predecessor master servicer during the transition period.
If, however, the trustee is unable or unwilling to act as successor master servicer, or if the majority of certificateholders so requests, the trustee may appoint, or petition a court of competent jurisdiction to appoint, as the successor master servicer in the assumption of all or any part of the responsibilities, duties or liabilities of the master servicer any established mortgage loan servicing institution that is an approved servicer (for these purposes excluding clause (b)(1) from the definition of approved servicer as described in this prospectus supplement under "--Certain matters regarding the servicer and master servicer.")

     Pending the appointment, the trustee will be obligated to act in that capacity unless prohibited by law. The successor master servicer will be entitled to receive the same compensation that the master servicer would otherwise have received or the lesser compensation as the trustee and that successor may agree. A receiver or conservator for the master servicer may be empowered to prevent the termination and replacement of the master servicer if the only event of default that has occurred is an insolvency event. All reasonable out-of-pocket expenses incurred by the trustee relating to the transition of servicing functions to the trustee following the resignation or termination of the master servicer will be paid by the predecessor master servicer within 90 days of written demand, itemized in

                                      S-96

reasonable detail, or to the extent not paid by the predecessor master servicer, by the trust prior to distributions to certificateholders.

PLEDGE OF SERVICING RIGHTS

     On or after the closing date, the servicer or the servicing rights owner may pledge and assign all of its rights, title and interest in, to and under the pooling and servicing agreement to one or more lenders, or servicing rights pledgees, selected by the servicer or the servicing rights owner. Provided that no event of default exists, the trustee, the seller and the depositor have agreed that upon delivery to the trustee, the securities administrator and the master servicer by the servicing rights pledgee of a letter signed by the servicer whereunder the servicer resigns as servicer under the pooling and servicing agreement, the master servicer will appoint the servicing rights pledgee or its designee as successor servicer, provided that at the time of such appointment, the servicing rights pledgee or such designee is an approved servicer and that the servicing rights pledgee or such designee agrees to be subject to the terms of the pooling and servicing agreement.

AMENDMENT

     The pooling and servicing agreement may be amended from time to time by the depositor, the seller, the servicer, the master servicer, the securities administrator and the trustee, without the consent of the certificateholders, to:

     o    cure any ambiguity,

     o    correct or supplement any provisions in the pooling and servicing agreement which may be defective or inconsistent with any other provisions of the pooling and servicing agreement or with the expectations of certificateholders,

     o    add to the duties of the servicer, the master servicer or the securities administrator,

     o    comply with any requirements imposed by the Internal Revenue Code or any regulation under the Internal Revenue Code, or to add or amend any provisions of the pooling and servicing agreement as required by the rating agencies in order to maintain or improve any rating of the offered certificates, it being understood that, after obtaining the ratings in effect on the closing date, none of the seller, the trustee, the master servicer, the securities administrator or the servicer is obligated to obtain, maintain, or improve any rating,

     o    provide for gross deposits by the servicer to the collection account,
          or

     o    add any other provisions with respect to matters or questions arising under the pooling and servicing agreement which shall not be inconsistent with the provisions of the pooling and servicing agreement,

provided that the action will not, as evidenced by an opinion of counsel, materially and adversely affect the interests of any certificateholder;
provided, that any amendment will be deemed to not materially and adversely affect the certificateholders and no opinion will be required to be delivered if the person requesting the amendment obtains a letter from the rating agencies stating that the amendment would not result in a downgrading of the then current rating of the offered certificates.

     The pooling and servicing agreement also may be amended from time to time by the depositor, the seller, the servicer, the master servicer, the securities administrator and the trustee, with the consent of certificateholders holding certificates evidencing at least 51% of the voting rights of each class adversely affected by the amendment, or 51% of all of the voting rights if all classes are adversely affected, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the agreement or of modifying in any manner the rights of the certificateholders, provided that no amendment will (x) reduce in any manner the amount of, or delay the timing of, collections of payments on the certificates or distributions or payments which are required to be made

                                      S-97

on any certificate without the consent of the certificateholder or (y) reduce the aforesaid percentage required to consent to any amendment, without the consent of the holders of all certificates of the affected class then outstanding.

TERMINATION; PURCHASE OF MORTGAGE LOANS

     The trust will terminate on the distribution date following the later of
(x) payment in full of all amounts owing to the certificate insurer, unless the certificate insurer otherwise consents, and (y) the earliest of the following:

          (a) the distribution date on which the aggregate class principal balance of all the certificates has been reduced to zero,

          (b) the final payment or other liquidation of the last mortgage loan in the trust and

          (c) the optional purchase of the mortgage loans, as described below.

     Subject to provisions in the pooling and servicing agreement concerning adopting a plan of complete liquidation, DFC Acceptance Corporation, an affiliate of the seller and the depositor, may, at its option, terminate the pooling and servicing agreement, called the clean-up call, on any distribution date following the Due Period during which the aggregate Principal Balance of the mortgage loans is less than 10% of the Pool Balance as of the closing date, called the optional termination date, by purchasing all of the outstanding mortgage loans and REO properties at a price equal to the sum of (a) the outstanding Pool Balance, (b) the lesser of (i) the appraised value of any REO property as determined by the higher of two appraisals completed by two independent appraisers selected by DFC Acceptance Corporation at its expense and
(ii) the principal balance of the mortgage loan related to that REO property and
(c) in each case, the greater of (i) the aggregate amount of accrued and unpaid interest on the mortgage loans through the end of the related Due Period and
(ii) thirty days' accrued interest on the mortgage loans at a rate equal to the weighted average of the loan rates, in each case net of the servicing fee. In addition, pursuant to the pooling and servicing agreement, DFC Acceptance
Corporation has agreed not to exercise its clean-up call rights unless the amounts to be paid to the holders of the class P and class BIO certificates are sufficient to permit the redemption in full of those certain notes, to be issued by a trust to be created by the depositor, with respect to which the class P and class BIO certificates are the primary sources of collateral.

OPTIONAL PURCHASE OF DEFAULTED MORTGAGE LOANS

     The servicer has the option to purchase from the trust any mortgage loan 90 days or more delinquent at a purchase price equal to the outstanding principal balance of the mortgage loan as of the date of purchase, plus all accrued and unpaid interest on that principal balance computed at the loan rate.

VOTING RIGHTS

     Under the pooling and servicing agreement, the portion of the voting rights allocated to the certificates, other than the class BIO certificates, will equal
100% minus the portion allocated to the class BIO certificates. The portion of the voting rights allocated to the class BIO certificates in the aggregate will equal the percentage equivalent of a fraction, the numerator of which is the
Required Overcollateralization Amount and the denominator of which is the Pool
Balance. One percent of the voting rights will be allocated to each of the class
P certificates and to the residual certificates in the aggregate. The remainder will be allocated to the offered certificates in proportion to their respective class principal balances. Voting rights allocated to a class of certificates will be further allocated among the certificates of that class on the basis of their respective percentage interests.

THE TRUSTEE AND SECURITIES ADMINISTRATOR

     HSBC Bank USA, National Association, a national banking association organized and existing under the laws of the United States of America, will be the trustee under the pooling and servicing agreement. The trustee will be paid an annual fee by the master servicer from its master servicing fee. The trustee's corporate trust office is located at 452 Fifth Avenue, New York, New
York 10018, or at such other addresses as the trustee may designate

                                      S-98

from time to time. The trustee may have banking relationships with the seller, the master servicer, the securities administrator and the servicer. The trustee may appoint one or more co-trustees if necessary to comply with the fiduciary requirements imposed by any jurisdiction in which a mortgaged property is located.

     Wells Fargo Bank, N.A. will be named securities administrator pursuant to the pooling and servicing agreement. Wells Fargo Bank, N.A., a direct, wholly-owned subsidiary of Wells Fargo & Co., is a national banking association and is engaged in a wide range of activities typical of a national bank. It maintains a corporate trust office located at Wells Fargo Center, Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479-0113, Attention: Corporate
Trust Services--Renaissance 2004-4. It otherwise conducts its securities administration services at its offices located at 9062 Old Annapolis Road,
Columbia, Maryland 21045, Attention: Corporate Trust Services--Renaissance
2004-4. The securities administrator may have banking relationships with the seller, the trustee and the servicer.

     The master servicer will pay the fees of the trustee and the securities administrator from the master servicing fee. The securities administrator is also entitled to receive as additional compensation the investment earnings on amounts on deposit in the distribution account.

     The trustee and the securities administrator may resign at any time, in which event the depositor will be obligated to appoint a successor trustee or successor securities administrator, as applicable. The depositor may also remove the trustee or the securities administrator if either ceases to be eligible to continue as such under the pooling and servicing agreement or if either becomes insolvent. Upon becoming aware of these circumstances, the depositor will be obligated to appoint a successor trustee or successor securities administrator, as applicable. Any resignation or removal of the trustee or the securities administrator and appointment of a successor will not become effective until acceptance of the appointment by such successor. In the case of any resignation by the securities administrator, if no successor securities administrator has been appointed and has accepted appointment within 60 days after the securities administrator ceases to be the securities administrator, then the trustee will perform the duties of the securities administrator pursuant to the pooling and servicing agreement. If the successor trustee is to act as the successor master servicer under the pooling and servicing agreement, the successor trustee must be an approved servicer as described under the caption "--Certain matters regarding the servicer and master servicer" above.

     No holder of a certificate will have any right under the agreement to institute any proceeding with respect to the pooling and servicing agreement unless the holder previously has given to the trustee or the securities administrator written notice of default and unless certificateholders evidencing at least 51% of the voting rights have made written requests upon the trustee or the securities administrator to institute a proceeding in its own name as trustee or securities administrator, as applicable, under the pooling and servicing agreement and have offered to the trustee or the securities administrator, as applicable, reasonable indemnity and the trustee or the securities administrator for 60 days has neglected or refused to institute any proceeding. Neither the trustee nor the securities administrator will be under any obligation to exercise any of the trusts or powers vested in it by the pooling and servicing agreement or to make any investigation of matters arising under the pooling and servicing agreement or to institute, conduct or defend any litigation under the pooling and servicing agreement or in relation to the pooling and servicing agreement at the request, order or direction of any of the certificateholders, unless the certificateholders have offered to the trustee or the securities administrator, as applicable, reasonable security or indemnity against the cost, expenses and liabilities which may be incurred. The seller is obligated to indemnify the trustee and the securities administrator for certain losses, liabilities and expenses as described in the pooling and servicing agreement, or to the extent that the seller defaults on its obligations, such amounts will be payable by the trust prior to distributions to certificateholders. The pooling and servicing agreement provides that each party to the pooling and servicing agreement, including the trustee acting on behalf of the certificateholders, waives any right it may have to a trial by jury of any dispute arising under or related to the pooling and servicing agreement.

     On each distribution date, the securities administrator will collect and distribute the tax matters fee to the entity designated by the holder of a minority interest in a class of residual certificates, referred to as the tax matters person. The tax matters fee for each distribution date will equal $625 and will be collected from Available Funds in each loan group based on the aggregate Principal Balances of the mortgage loans in that mortgage loan group.

                                      S-99

                                 USE OF PROCEEDS

     The net proceeds to be received from the sale of the certificates will be applied by the depositor to the purchase of the mortgage loans.

                        FEDERAL INCOME TAX CONSIDERATIONS

GENERAL

     The pooling and servicing agreement provides that the trust (exclusive of the assets held in a net rate cap fund and the rights of the trust under the
Group I interest rate cap agreement) will comprise a tiered REMIC structure. The pooling and servicing agreement will designate a single class of interest in each of the REMICs as the residual interest in that REMIC. Certain certificates not offered hereby will represent ownership of the residual interest in each of the REMICs.

     Upon the issuance of the offered certificates, McKee Nelson LLP, special counsel to the depositor ("Tax Counsel"), will deliver its opinion to the effect that, assuming compliance with the pooling and servicing agreement, each of the
REMICs created by and designated in the pooling and servicing agreement will qualify as a REMIC within the meaning of Section 860D of the Internal Revenue
Code of 1986, as amended (the "Code"). In addition, Tax Counsel will deliver its opinion to the effect that the net rate cap fund is an "outside reserve fund"
for purposes of the Treasury regulations promulgated under the REMIC provisions of the Code.

     The following discussion assumes that the rights of the beneficial owners of the offered certificates to receive payments in excess of payments made on the corresponding REMIC regular interests (as described below) will be characterized for federal income tax purposes as interests in an interest rate cap contract written by the Class BIO certificateholder, as counterparty, in favor of such beneficial owners. In the alternative, such rights could be characterized as interests in a partnership among the beneficial owners of the offered certificates and the class BIO certificateholder to share distributions made with respect to the Class BIO certificate. If the Internal Revenue Service were to assert such an alternative characterization and such assertion were to be sustained, the timing and character of the income recognized by a beneficial owner of an offered certificate with respect to distributions of those excess amounts would differ from that described below. Prospective investors should consult their tax advisers concerning the appropriate treatment of the rights to receive distributions in excess of payments made on the corresponding REMIC regular interests (as described below).

TAX TREATMENT OF THE OFFERED CERTIFICATES

     For federal income tax information reporting purposes, the trustee will treat a beneficial owner of an offered certificate (each such certificate a
"component certificate") (i) as holding an undivided interest in a REMIC regular interest corresponding to that certificate and (ii) as having entered into a limited recourse interest rate cap contract (the "Cap Contract"). The REMIC regular interest corresponding to a component certificate will be entitled to receive interest and principal payments at the times and in the amounts that are the same as those made on the offered certificate to which it corresponds, except that the interest payments will be determined without regard to any payments made from the net rate cap fund. Any payment on a component certificate in excess of the amount payable on the corresponding REMIC regular interest will be deemed to have been paid pursuant to the Cap Contract. Consequently, each beneficial owner of a component certificate will be required to report income accruing with respect to the REMIC regular interest component as discussed under
"Federal Income Tax Considerations--Taxation of debt securities including regular interest securities" in the prospectus. In addition, each beneficial owner of a component certificate will be required to report net income with respect to the Cap Contract component and will be permitted to recognize a net deduction with respect to the Cap Contract component, subject to the discussion under "--The Cap Contract Components" below. Prospective investors should consult their own tax advisors regarding the consequences to them in light of their own particular circumstances of taxing separately the two components constituting each component certificate.

                                     S-100

Allocations

     A beneficial owner of a component certificate must allocate its purchase price for the certificate between its components--the REMIC regular interest component and the Cap Contract component.

     For information reporting purposes the trustee will assume the Cap Contract components will have nominal value. Each Cap Contract is difficult to value, and the Internal Revenue Service ("IRS") could assert that the value of a Cap
Contract component as of the closing date is greater than the value used for information reporting purposes. Prospective investors should consider the tax consequences to them if the IRS were to assert a different value for the Cap
Contract components.

     Upon the sale, exchange, or other disposition of a component certificate, the beneficial owner of the certificate must allocate the amount realized between the components of the certificate based on the relative fair market values of those components at the time of sale and must treat the sale, exchange or other disposition of such certificate as a sale, exchange or disposition of the REMIC regular interest component and the Cap Contract component. Assuming that the component certificate is held as a "capital asset" within the meaning of section 1221 of the Code, gain or loss on the disposition of an interest in the Cap Contract component should be capital gain or loss. For a discussion of the material federal income tax consequences to a beneficial owner upon disposition of a REMIC regular interest, see "Federal Income Tax
Considerations--Taxation of debt securities including regular interest securities" in the prospectus.

Original Issue Discount

     The REMIC regular interest component of the certificates may be issued with
OID. A beneficial owner of an offered certificate must include any OID with respect to such component in income as it accrues on a constant yield method, regardless of whether the beneficial owner receives currently the cash attributable to such OID. See "Federal Income Tax Considerations--Taxation of
debt securities including regular interest securities" in the prospectus. The prepayment assumption that will be used in determining the accrual of any OID, market discount, or bond premium, if any, will be a rate equal to 100%, in the case of the Group I mortgage loans, and 100%, in the case of the Group II mortgage loans, of the applicable prepayment assumption as described in this prospectus supplement under "Prepayment and Yield Considerations--Weighted average lives." In addition, the prepayment assumption will assume that the optional termination occurs on the optional termination date. No representation is made that the mortgage loans will prepay at such rates or at any other rates or that the optional termination will occur.

     In certain circumstances, the OID Regulations permit the beneficial owner of a debt instrument to recognize OID under a method that differs from that used by the issuer. Accordingly, it is possible that the beneficial owner of a component certificate may be able to select a method for recognizing OID that differs from that used by the entity identified as the "tax matters person" in the pooling and servicing agreement in preparing reports to the certificateholder and the IRS.

         Certain classes of the certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any beneficial owner of such a class of offered certificates will be treated as holding a certificate with amortizable bond premium will depend on such beneficial owner's purchase price allocated to the regular interest component and the distributions remaining to be made on such certificate at the time of its acquisition by such beneficial owner. Beneficial owners of such classes of certificates should consult their tax advisors regarding the possibility of making an election to amortize such premium. See "Federal Income Tax Considerations--Taxation of debt securities including regular interest securities--Market Discount" and
"--Premium" in the prospectus.

The Cap Contract Components

         The portion of the overall purchase price of a component certificate attributable to the Cap Contract component must be amortized over the life of such certificate, taking into account the declining balance of the related REMIC regular interest component. Treasury regulations concerning notional principal contracts provide

                                     S-101

alternative methods for amortizing the purchase price of an interest rate cap contract. Under one method--the level yield constant interest method--the price paid for an interest rate cap is amortized over the life of the cap as though it were the principal amount of a loan bearing interest at a reasonable rate.
Prospective investors are urged to consult their tax advisors concerning the methods that can be employed to amortize the portion of the purchase price paid for the Cap Contract component of an offered certificate.

     Any payments made to a beneficial owner of a component certificate in excess of the amount payable on the corresponding REMIC regular interest, will be treated as periodic payments on an interest rate cap contract. To the extent the sum of such periodic payments for any year exceeds that year's amortized cost of the Cap Contract component, such excess represents net income for that year. Conversely, to the extent that the amount of that year's amortized cost exceeds the sum of the periodic payments, such excess shall represent a net deduction for that year. Although not clear, net income or a net deduction should be treated as ordinary income or as an ordinary deduction.

     A beneficial owner's ability to recognize a net deduction with respect to the Cap Contract component is limited under sections 67 and 68 of the Code in the case of (i) estates and trusts and (ii) individuals owning an interest in such component directly or through a "pass-through entity" (other than in connection with such individual's trade or business). Pass-through entities include partnerships, S corporations, grantor trusts and non-publicly offered regulated investment companies, but do not include estates, nongrantor trusts, cooperatives, real estate investment trusts and publicly offered regulated investment companies. Further, such a beneficial owner will not be able to recognize a net deduction with respect to the Cap Contract component in computing the beneficial owner's alternative minimum tax liability.

Status of the Component Certificates

     The REMIC regular interest components of the component certificates will be treated as assets described in Section 7701(a)(19)(C) of the Code, and as "real estate assets" under Section 856(c)(5)(B) of the Code, generally, in the same proportion that the assets of the trust, exclusive of the assets not included in any REMIC, would be so treated. In addition, the interest derived from the REMIC regular interest component of a component certificate will be interest on obligations secured by interests in real property for purposes of Section
856(c)(3) of the Code, subject to the same limitation in the preceding sentence.
The Cap Contract components of the offered certificates will not qualify, however, as assets described in Section 7701(a)(19)(C) of the Code or as real estate assets under Section 856(c)(5)(B) of the Code, or as qualified mortgages within the meaning of Section 860G(a)(3) of the Code if held by another REMIC.

TAX INFORMATION REPORTING

     Except in the case of exempt holders, the tax matters person will be required to report annually to the IRS, and to each certificateholder of record, the amount of interest paid, and OID accrued, if any, on the offered certificates, and the amount of interest withheld for federal income taxes, if any, for each calendar year. The term "exempt holder" includes holders that are corporations, some tax-exempt organizations or nonresident aliens who provide certification as to their status as nonresidents. As long as the only
"certificateholder" of record is Cede & Co., as nominee for DTC, certificate owners and the IRS will receive tax and other information including the amount of interest paid on the certificates owned from participants and indirect participants rather than from the tax matters person. The tax matters person and securities administrator, however, will respond to requests for necessary information to enable participants, indirect participants and other persons to complete their tax reporting responsibilities.

                              ERISA CONSIDERATIONS

     Any fiduciary of an employee benefit plan or other retirement arrangement subject to Title I of the Employee Retirement Income Security Act of 1974, as
amended, called ERISA, and/or Section 4975 of the Internal Revenue Code, which proposes to cause the benefit plan or other retirement arrangement, collectively called a plan, to acquire any of the offered certificates should consult with its counsel with respect to the potential consequences, under ERISA and the
Internal Revenue Code, of the plan's acquisition and ownership of the certificates. See "ERISA Considerations" in the prospectus.

                                     S-102

     The U.S. Department of Labor has granted an administrative exemption to a predecessor of Greenwich Capital Markets, Inc. (Prohibited Transaction Exemption
90-59 (which was amended by Prohibited Transaction Exemptions 97-34, 2000-58 and
2002-41) (collectively called the exemption)), which exempt from the application of the prohibited transaction rules transactions relating to (1) the acquisition, sale and holding by plans of particular certificates representing an undivided interest in mortgage and asset-backed pass-through trusts, with respect to which Greenwich Capital Markets, Inc. or any of its affiliates is a manager or co-manager of the underwriting syndicate; and (2) the servicing, operation and management of the mortgage and asset-backed pass-through trusts, provided that the general conditions and other conditions set forth in the exemption are satisfied.

     No exemption is provided from the restrictions of ERISA to any person who is a fiduciary with respect to the assets of an excluded plan for the acquisition or holding of offered certificates on behalf of the excluded plan.
For purposes of the offered certificates, an excluded plan is a plan sponsored by the depositor, the seller, the underwriters, the securities administrator, the master servicer, the trustee, the servicer, any other servicers, the cap provider or any mortgagor with respect to mortgage loans included in the trust constituting more than 5% of the aggregate unamortized principal balance of the assets in the trust, or any affiliate of any one the foregoing parties, called the restricted group. The exemption provides relief to fiduciaries of plans, other than excluded plans, from certain self-dealing and conflict of interest prohibited transactions if the following requirements are met: (i) the fiduciary may not be an obligor with respect to more than 5% of the fair market value of the loans; (ii) no plan's investment in any class of offered certificates may exceed 25% of all of the certificates of the class outstanding at the time of the plan's acquisition and after the plan's acquisition of the class of offered certificates; (iii) no more than 25% of the assets over which the fiduciary has investment authority may be invested in securities of a trust containing assets which are sold or serviced by the same entity; and (iv) in the case of initial issuance, but not secondary market transactions, at least 50% of each class of offered certificates in which plans invest, and at least 50% of the aggregate interest in the trust, must be acquired by persons independent of the restricted group.

     It is expected that the exemption will apply to the acquisition and holding of the offered certificates by plans and that all conditions of the exemption other than those within the control of the investors will be met. However, plan investors should make their own determination, in consultation with their counsel, before acquiring offered certificates in reliance on the applicability of the exemption. The rating of an offered certificate may change. If a class of offered certificates is no longer rated at least investment grade, the certificates of that class will no longer be eligible for relief under the exemption (although a Plan which had previously purchased the offered certificate would not be required under the exemption to dispose of it.) In the absence of the exemption, the purchase and holding of a class of subordinate certificates whose rating has declined below investment grade by a Plan may therefore result in prohibited transactions or the imposition of excise tax or civil penalties. Consequently, transfers of such subordinate certificates will not be registered by the securities administrator unless the securities administrator receives:

          (a) a representation from the transferee of such certificate, acceptable to and in form and substance satisfactory to the securities administrator, to the effect that the transferee is not an employee benefit plan subject to Section 406 of ERISA or a plan or arrangement subject to
     Section 4975 of the Internal Revenue Code, or a person acting on behalf of any plan or arrangement or using the assets of any plan or arrangement to effect the transfer, called a benefit plan investor;

          (b) if the purchaser is an insurance company, a representation that the purchaser is an insurance company which is purchasing the certificates with funds contained in an "insurance company general account", as the term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60,
     called PTCE 95-60, and that the purchase and holding of the certificates are covered under Sections I and III of PTCE 95-60; or

          (c) an opinion of counsel satisfactory to the securities administrator that the purchase or holding of the certificate by a plan, any person acting on behalf of a plan or using the plan's assets will not result in a non-exempt prohibited transaction under ERISA and the Code and will not subject the trustee or the securities administrator to any obligation in addition to those undertaken in the agreement.

     A representation as described above shall be deemed to have been made to the trustee and the securities administrator by the transferee's acceptance of a subordinate certificate in book-entry form. In the event that the

                                     S-103

representation is violated and a transfer to a plan or person acting on behalf of a plan or using the plan's assets is attempted without compliance with (a),
(b) or (c) above, the attempted transfer or acquisition shall be void and of no effect.

     We recommend that any plan fiduciary considering whether to purchase any offered certificates on behalf of a plan consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to the investment. Among other things, before purchasing any offered certificates, a fiduciary of a plan subject to the fiduciary responsibility provisions of ERISA or an employee benefit plan subject to the prohibited transaction provisions of the Internal Revenue Code should make its own determination as to the availability of the exemptive relief provided in the exemption, and also consider the availability of any other prohibited transaction exemptions.

                         LEGAL INVESTMENT CONSIDERATIONS

     The Group I certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). The
Group II certificates will NOT constitute "mortgage related securities" for purposes of SMMEA. Accordingly, many institutions with legal authority to invest in comparably rated securities may not be legally authorized to invest in the offered certificates. See "Legal Investment" in the prospectus.

                                  UNDERWRITING

     Subject to the terms and conditions set forth in the underwriting agreement, dated December 23, 2004, among the depositor, the seller and the underwriters named below, the depositor has agreed to sell to the underwriters and each of the underwriters has severally agreed to purchase from the depositor the offered certificates set forth below under such underwriter's name.

                                                                    FRIEDMAN,
                                GREENWICH         CITIGROUP         BILLINGS,
                                 CAPITAL            GLOBAL       RAMSEY & CO.,
CLASS                         MARKETS, INC.      MARKETS INC.         INC.
-----                         -------------      ------------         ----

Class AV-1................   $ 37,100,000       $ 13,250,000      $ 2,650,000
Class AV-2................   $ 22,260,000       $  7,950,000      $ 1,590,000
Class AV-3................   $  6,790,000       $  2,425,000      $   485,000
Class MV-1................   $  7,560,000       $  2,700,000      $   540,000
Class MV-2................   $  4,620,000       $  1,650,000      $   330,000
Class MV-3................   $  3,066,000       $  1,095,000      $   219,000
Class MV-4................   $    840,000       $    300,000      $    60,000
Class AF-1................   $ 97,832,000       $ 34,940,000      $ 6,988,000
Class AF-2................   $ 50,400,000       $ 18,000,000      $ 3,600,000
Class AF-3................   $ 44,800,000       $ 16,000,000      $ 3,200,000
Class AF-4................   $ 37,380,000       $ 13,350,000      $ 2,670,000
Class AF-5................   $ 25,004,000       $  8,930,000      $ 1,786,000
Class AF-6................   $ 23,800,000       $  8,500,000      $ 1,700,000
Class MF-1................   $  9,744,000       $  3,480,000      $   696,000
Class MF-2................   $  9,240,000       $  3,300,000      $   660,000
Class MF-3................   $  5,376,000       $  1,920,000      $   384,000
Class MF-4................   $  4,704,000       $  1,680,000      $   336,000
Class MF-5................   $  4,368,000       $  1,560,000      $   312,000
Class MF-6................   $  3,696,000       $  1,320,000      $   264,000
Class MF-7................   $  3,360,000       $  1,200,000      $   240,000
Class MF-8................   $  3,360,000       $  1,200,000      $   240,000
Class MF-9................   $  3,360,000       $  1,200,000      $   240,000
                             ------------       ------------      -----------
          Total...........   $408,660,000       $145,950,000      $29,190,000
                             ============       ============      ===========

                                     S-104

     The depositor has been advised that the underwriters propose initially to offer the offered certificates to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The aggregate proceeds to the depositor from the sale of the offered certificates are expected to be approximately $582,057,000, before deducting expenses, plus accrued interest in the case of the fixed rate certificates. The difference between the purchase price paid to the depositor for the offered certificates and the proceeds from the sale of the offered certificates realized by the underwriters will constitute underwriting discounts and commissions. The depositor has been advised by the underwriters that they presently intend to make a market in the offered certificates. However, the underwriters are not obligated to do so, any market-making may be discontinued at any time, and there can be no assurance that an active public market for any class of offered certificates will develop or if one does develop, that it will continue for the life of the applicable class or that it will provide certificateholders with a sufficient level of liquidity of investment.

     The underwriters or their affiliates have ongoing banking relationships with the seller. Immediately prior to the sale of the mortgage loans to the trust, the mortgage loans generally were subject to financing facilities or a mortgage loan repurchase agreement provided by an affiliate of one or more of the underwriters. The seller will apply a portion of the proceeds it receives from the sale of the mortgage loans to the depositor to repay its obligations under the related financing facility or to repurchase mortgage loans under the related repurchase agreement.

     The underwriting agreement provides that the depositor and the seller will indemnify the underwriters against particular civil liabilities, including liabilities under the Securities Act of 1933, as amended.

                                  LEGAL MATTERS

     Certain legal matters with respect to the offered certificates will be passed upon for the depositor by McKee Nelson LLP, and for the underwriters by
Thacher Proffitt & Wood LLP, New York, New York.

                                     RATINGS

     The offered certificates will be rated by Standard & Poor's and Moody's, each called a rating agency. It is a condition to the issuance of the offered certificates that they receive ratings by the rating agencies as follows:

                                                     STANDARD &
CLASS                                                  POOR'S         MOODY'S
-----                                                  ------         -------

Class AV-1........................................       AAA            Aaa
Class AV-2........................................       AAA            Aaa
Class AV-3........................................       AAA            Aaa
Class MV-1........................................       AA             Aa2
Class MV-2........................................        A              A2
Class MV-3........................................       BBB            Baa2
Class MV-4........................................      BBB-            Baa3
Class AF-1........................................       AAA            Aaa
Class AF-2........................................       AAA            Aaa
Class AF-3........................................       AAA            Aaa
Class AF-4........................................       AAA            Aaa
Class AF-5........................................       AAA            Aaa
Class AF-6........................................       AAA            Aaa
Class MF-1........................................       AA+            Aa1
Class MF-2........................................       AA             Aa2
Class MF-3........................................       AA-            Aa3
Class MF-4........................................       A+              A1
Class MF-5........................................        A              A2
Class MF-6........................................       A-              A3
Class MF-7........................................      BBB+            Baa1
Class MF-8........................................       BBB            Baa2
Class MF-9........................................      BBB-            Baa3

                                     S-105

     The ratings assigned by the rating agencies to mortgage pass-through certificates address the likelihood of the receipt of all distributions on the mortgage loans by the related certificateholders under the agreements pursuant to which such certificates are issued. The ratings take into consideration the credit quality of the related mortgage pool, including any credit support providers, structural and legal aspects associated with such certificates, and the extent to which the payment stream on such mortgage pool is adequate to make the payments required by such certificates. The ratings on such certificates do not, however, constitute a statement regarding frequency of prepayments on the related mortgage loans.

     A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. The ratings do not address the likelihood that holders of the applicable certificates will receive any related Net Rate Cap Carryover. Each securities rating should be evaluated independently of similar ratings on different securities.

     There can be no assurance as to whether any other rating agency will rate the offered certificates or, if it does, what rating would be assigned by another rating agency. The rating assigned by another rating agency to the offered certificates of any class could be lower than the respective ratings assigned by the applicable rating agency.

                                     S-106

                                     ANNEX I

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

     Except in limited circumstances, the globally offered Home Equity Loan
Asset-Backed Certificates, Series 2004-4, referred to as the global securities, will be available only in book-entry form. Investors in the global securities may hold the global securities through any of The Depository Trust Company or, upon request, through Clearstream or Euroclear. The global securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding global securities through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice, i.e., seven calendar day settlement.

     Secondary market trading between investors holding global securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior home equity loan asset-backed certificates issues.

     Secondary cross-market trading between Clearstream or Euroclear and DTC participants holding certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream and Euroclear, in this capacity, and as DTC participants.

     Non-U.S. holders, as described below, of global securities will be subject to U.S. withholding taxes unless the holders meet particular requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

     All global securities will be held in book-entry form by DTC in the name of
Cede & Co., as nominee of DTC. Investors' interests in the global securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their respective
Depositaries, which in turn will hold the positions in accounts as DTC participants.

     Investors electing to hold their global securities through DTC will follow the settlement practices applicable to prior home equity loan asset-backed certificates issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their global securities through Clearstream or
Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC Participants. Secondary market trading between DTC participants will be settled using the procedures applicable to prior home equity loan asset-backed certificates issues in same-day funds.

     Trading between Clearstream and/or Euroclear Participants. Secondary market trading between Clearstream participants or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

                                       I-1

     Trading between DTC Seller and Clearstream or Euroclear Purchaser. When
global securities are to be transferred from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant, the purchaser will send instructions to Clearstream or Euroclear through a
Clearstream participant or Euroclear participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the respective depositary, as the case may be, to receive the global securities against payment. Payment will include interest accrued on the global securities from and including the last coupon payment date to and excluding the settlement date, on the basis of a
360-day year and the actual number of days in the accrual period or a 360-day year consisting of twelve 30-day months, as applicable. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective depositary of the DTC participant's account against delivery of the global securities. After settlement has been completed, the global securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream participant's or
Euroclear participant's account. The securities credit will appear the next day
(European time) and the cash debt will be back-valued to, and the interest on the global securities will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date, i.e., the trade fails, the Clearstream or
Euroclear cash debt will be valued instead as of the actual settlement date.

     Clearstream participants and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the global securities are credited to their accounts one day later.

     As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream participants or Euroclear participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream participants or Euroclear participants purchasing global securities would incur overdraft charges for one day, assuming they cleared the overdraft when the global securities were credited to their accounts. However, interest on the global securities would accrue from the value date. Therefore, in many cases the investment income on the global securities earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although this result will depend on each Clearstream participant's or Euroclear participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending global securities to the respective European depositary for the benefit of Clearstream participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participants, a cross-market transaction will settle no differently than a trade between two DTC participants.

     Trading between Clearstream or Euroclear Seller and DTC Purchaser. Due to
time zone differences in their favor, Clearstream participants and Euroclear participants may employ their customary procedures for transactions in which global securities are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream participant or
Euroclear participant at least one business day prior to settlement. In these cases, Clearstream or Euroclear will instruct the respective depositary, as appropriate, to deliver the global securities to the DTC participant's account against payment. Payment will include interest accrued on the global securities from and including the last coupon payment to and excluding the settlement date on the basis of a 360-day year and the actual number of days in the accrual period or a 360-day year consisting of twelve 30-day months, as applicable. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream participant or Euroclear participant the following day, and receipt of the cash proceeds in the
Clearstream participant's or Euroclear participant's account would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. Should the Clearstream participant or Euroclear participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date, i.e., the trade fails, receipt of the cash proceeds in the Clearstream participant's or
Euroclear participant's account would instead be valued as of the actual settlement date.

                                       I-2

     Finally, day traders that use Clearstream or Euroclear and that purchase global securities from DTC participants for delivery to Clearstream participants or Euroclear participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

     (a) borrowing through Clearstream or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts, in accordance with the clearing system's customary procedures;

     (b) borrowing the global securities in the U.S. from a DTC participant no later than one day prior to settlement, which would give the global securities sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

     (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream participant or
Euroclear participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A beneficial owner that is not a United States person within the meaning of
Section 7701(a)(30) of the Internal Revenue Code of 1986 holding a book-entry certificate through Clearstream, Euroclear or DTC may be subject to U.S.
withholding tax at a rate of 30% unless such beneficial owner provides certain documentation to the securities administrator or to the U.S. entity required to withhold tax (the U.S. withholding agent) establishing an exemption from withholding. A holder that is not a United States person may be subject to 30%
withholding unless:

     1. the securities administrator or the U.S. withholding agent receives a statement--

          (a) from the beneficial owner on Internal Revenue Service (IRS) Form
     W-8BEN (or any successor form) that--

     o    is signed by the beneficial owner under penalties of perjury,

     o    certifies that such beneficial owner is not a United States person,
          and

     o    provides the name and address of the beneficial owner, or

          (b) from a securities clearing organization, a bank or other financial institution that holds customers' securities in the ordinary course of its trade or business that--

     o    is signed under penalties of perjury by an authorized representative of the financial institution,

     o    states that the financial institution has received an IRS Form W-8BEN
          (or any successor form) from the beneficial owner or that another financial institution acting on behalf of the beneficial owner has received such IRS Form W-8BEN (or any successor form),

     o    provides the name and address of the beneficial owner, and

     o    attaches the IRS Form W-8BEN (or any successor form) provided by the beneficial owner;

          2. the beneficial owner claims an exemption or reduced rate based on a treaty and provides a properly executed IRS Form W-8BEN (or any successor form) to the securities administrator or the U.S. withholding agent;

                                      I-3

          3. the beneficial owner claims an exemption stating that the income is effectively connected to a U.S. trade or business and provides a properly executed IRS Form W-8ECI (or any successor form) to the securities administrator or the U.S. withholding agent; or

          4. the beneficial owner is a nonwithholding partnership and provides a properly executed IRS Form W-8IMY (or any successor form) with all necessary attachments to the securities administrator or the U.S.
     withholding agent. Certain pass-through entities that have entered into agreements with the Internal Revenue Service (for example qualified intermediaries) may be subject to different documentation requirements; it is recommended that such beneficial owners consult with their tax advisors when purchasing the Certificates.

     A beneficial owner holding book-entry certificates through Clearstream or
Euroclear provides the forms and statements referred to above by submitting them to the person through which the beneficial owner holds an interest in the book-entry certificates, which is the clearing agency, in the case of persons holding directly on the books of the clearing agency. Under certain circumstances, a Form W-8BEN, if furnished with a taxpayer identification number, (TIN), will remain in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect. A Form W-8BEN, if furnished without a TIN, and a Form W-8ECI will remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect.

     In addition, all beneficial owners holding book-entry certificates through
Clearstream, Euroclear or DTC may be subject to backup withholding unless the beneficial owner:

          1. provides a properly executed IRS Form W-8BEN, Form W-8ECI or Form
     W-8IMY (or any successor forms) if that person is not a United States person;

          2. provides a properly executed IRS Form W-9 (or any substitute form)
     if that person is a United States person; or

          3. is a corporation, within the meaning of Section 7701(a) of the
     Internal Revenue Code of 1986, or otherwise establishes that it is a recipient exempt from United States backup withholding.

     This summary does not deal with all aspects of federal income tax withholding or backup withholding that may be relevant to investors that are not
United States persons within the meaning of Section 7701(a)(30) of the Internal
Revenue Code. Such investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the book-entry certificates.

     The term United States person means (1) a citizen or resident of the United
States, (2) a corporation or partnership organized in or under the laws of the
United States or any state or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), (3) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, (4) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust, and (5) to the extent provided in regulations, certain trusts in existence on August 20, 1996 that are treated as United States persons prior to such date and that elect to continue to be treated as United States persons.

                                      I-4

                                    ANNEX II

     The table below shows, as of each Interest Rate Cap Agreement Payment Date, the strike rate (in each case subject to a rate ceiling of 10.00000%) and notional amount for the Group I interest rate cap agreement.

     INTEREST RATE
     CAP AGREEMENT         STRIKE RATE        NOTIONAL
      PAYMENT DATE             (%)           AMOUNT ($)
--------------------       -----------      -----------

January 2005                 8.26551        117,480,000
February 2005                7.19901        114,158,800
March 2005                   7.97035        110,928,947
April 2005                   7.19904        107,787,939
May 2005                     7.43902        104,733,345
June 2005                    7.19907        101,762,797
July 2005                    7.43905         98,873,994
August 2005                  7.19910         96,064,698
September 2005               7.19911         93,332,729
October 2005                 7.43910         90,675,971
November 2005                7.19914         88,092,363
December 2005                7.43913         85,579,899
January 2006                 7.19917         83,136,631
February 2006                7.19919         80,760,663
March 2006                   7.97054         78,450,149
April 2006                   7.19922         76,203,296
May 2006                     7.43921         74,018,359
June 2006                    7.19925         71,893,639
July 2006                    7.43924         69,827,486
August 2006                  7.19928         67,818,294
September 2006               7.19929         65,864,501
October 2006                 7.43929         63,964,586
November 2006                7.19932         62,117,073
December 2006                9.01293         60,320,523
January 2007                 8.72242         58,585,208
February 2007                8.72265         56,897,505
March 2007                   9.65748         55,256,115
April 2007                   8.72312         53,659,770
May 2007                     9.01414         52,107,242
June 2007                    9.23170         50,597,333
July 2007                    9.53984         49,131,270
August 2007                  9.23250         47,705,411
September 2007               9.23291         46,318,659
October 2007                 9.54109         44,969,946
November 2007                9.24071         43,658,233
December 2007 and             0.00%
thereafter                                            0

                                      II-1

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

PROSPECTUS

                               ASSET BACKED NOTES

                            ASSET BACKED CERTIFICATES

                              --------------------

                      RENAISSANCE MORTGAGE ACCEPTANCE CORP.

                                    DEPOSITOR

                              --------------------

The securities are obligations only of the related trust and are not insured or guaranteed by any governmental agency.

THE SECURITIES INVOLVE SIGNIFICANT RISKS. IT IS RECOMMENDED THAT YOU REVIEW THE
INFORMATION UNDER "RISK FACTORS" IN THE RELATED PROSPECTUS SUPPLEMENT.

This prospectus must be accompanied by a prospectus supplement for the particular series.

SECURITIES OFFERED

o    asset backed notes, asset backed certificates or a combination

o    rated in one of four highest rating categories by at least one nationally recognized rating organization

o    not listed on any trading exchange

ASSETS

o    sub-prime mortgage loans secured by first or second liens on residential or mixed use properties

o    securities backed by those types of sub-prime mortgage loans

o    may include one or more forms of enhancement

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS
PROSPECTUS IS ACCURATE OR COMPLETE. MAKING ANY CONTRARY REPRESENTATION IS A
CRIMINAL OFFENSE.

The depositor may offer securities through underwriters or by other methods described under the caption "Plan of Distribution."

                THE DATE OF THIS PROSPECTUS IS DECEMBER 23, 2004

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The depositor, as creator of each trust, has filed with the Securities and
Exchange Commission a Registration Statement under the Securities Act of 1933, as amended, with respect to the notes and the certificates offered pursuant to this prospectus. The Registration Statement includes information about the securities which is not included in this prospectus. Prospective investors may read the Registration Statement and make copies of it at the Commission's main office located at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the
Commission's regional office located at Citicorp Center, 500 West Madison
Street, Suite 1400, Chicago, Illinois 60661-2511. Prospective investors also may obtain a copy of the Registration Statement by paying a fee set by the
Commission and requesting a copy of the Registration Statement by paying a fee set by the Commission and requesting a copy from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Prospective investors who have access to the Internet also may read the
Registration Statement at the Commission's site on the World Wide Web located at
http://www.sec.gov.

     Each trust will be required to file with the Commission pursuant to Section
13(a), 13(c), 14 or 15(d) of the securities Exchange Act of 1934, as amended,
(a) a Current Report on Form 8-K each month after the month of formation of that trust and prior to the expiration of the calendar year in which that trust was formed and (b) an annual report on Form 10-K within 90 days after the end of the calendar year in which the trust was formed. Each Form 8-K will include as an exhibit the monthly statement to securityholders of the related series. The Form
10-K will include certain summary information about the trust. Any reports and documents so filed by or on behalf of a trust before the termination of the offering of the securities of that trust will be incorporated in this prospectus. If the information incorporated in this prospectus modifies or changes the information in this prospectus the modified or changed information will control if any information incorporated by reference in this prospectus is itself modified or changed by subsequent information incorporated by reference, the latter information will control. Any reports and documents that are incorporated in this prospectus will not be physically included in this prospectus or delivered with this prospectus.

     The depositor will provide without charge to each person, including any beneficial owner of securities, to whom a copy of this prospectus is delivered, on the written or oral request of any person, a copy of any or all of the documents incorporated in this prospectus or in any related prospectus supplement, other than exhibits to the documents unless these exhibits are specifically incorporated by reference in the document. Written requests for copies should be directed to Corporate Secretary, Renaissance Mortgage
Acceptance Corp., 1000 Woodbury Road, Woodbury, New York 11797. Telephone
requests for copies should be directed to the depositor, at (516) 364-8500. IN
ORDER TO RECEIVE ANY REQUESTED INFORMATION IN A TIMELY FASHION, PROSPECTIVE
INVESTORS MUST MAKE THEIR REQUESTS NO LATER THAN FIVE BUSINESS DAYS BEFORE THEY
MUST MAKE THEIR INVESTMENT DECISIONS.

                                       2

                                  THE DEPOSITOR

     The depositor is a limited purpose, finance subsidiary of the seller. The depositor was incorporated in the State of Delaware in November 2001. The depositor does not have, and is not expected to have in the future, any significant assets. The depositor's headquarters are located at 1000 Woodbury
Road, Woodbury, New York 11797. Its telephone number is (516) 364-8400.

                                   THE SELLER

     The seller for each trust may be Delta Funding Corporation or another entity identified in the applicable prospectus supplement. If another entity acts as seller for a trust, the prospectus supplement will describe that seller's underwriting guidelines and procedures and loan products.

DELTA FUNDING CORPORATION

     Delta Financial Corporation, called "Delta Financial," or the "company,"and referred to as "we," "our" or "us," through its wholly-owned subsidiaries, engages in the consumer finance business by originating and selling non-conforming home equity loans. Throughout its 22 years of operating history,
Delta Financial has focused on lending to individuals who generally have impaired or limited credit profiles or higher debt-to-income ratios, for such purposes as debt consolidation, home improvement, mortgage refinancing or education.

     Through its wholly owned subsidiary, Delta Funding Corporation, Delta
Financial originates through its wholesale loan channel home equity loans indirectly through licensed mortgage brokers and other real estate professionals who submit loan applications on behalf of the borrower and, commencing in August
2004, on a limited basis, also purchased loans on a flow basis from correspondents, which are generally mortgage bankers and smaller financial institutions. Delta Funding Corporation re-underwrites every loan purchased from a correspondent in accordance with the company's underwriting standards, prior to purchasing the loan. Delta Funding Corporation currently originates and purchases the majority of its loans in 26 states, through its network of approximately 1,700 brokers.

     Delta Financial develops retail loan leads under the name Fidelity
Mortgage, Inc. primarily through its telemarketing system, internet leads, direct mail, radio advertising and its network of seven retail offices and four origination centers located in nine states. The origination centers are typically staffed with considerably more loan officers and cover a broader area than the retail offices. In July 2003, Delta Financial opened a retail office in
Kansas City, Kansas. In March 2004, Delta Financial closed an underperforming retail office in Columbus, Ohio, effectively redistributing its operations to other larger, better performing retail offices located in Ohio.

     Delta Financial's business strategy is to increase its loan originations platform by focusing its efforts on its broker and retail channels of originations by:

     (1)  increasing the number of commissioned-based account executives responsible for generating new business,

     (2)  continuing to provide top quality service to its network of brokers and retail clients,

     (3)  maintaining its underwriting standards,

     (4)  further penetrating its established and recently-entered markets and expanding into new geographic markets,

     (5)  purchase loans on a flow basis from several select correspondents,

     (6)  expanding its retail origination capabilities through larger call centers, and

                                       3

     (7)  continuing to leverage off of its proprietary web-based and workflow technology platform.

     The company's corporate headquarters is located in approximately 81,000 square feet in a 230,600 square foot building located at 1000 Woodbury Road,
Woodbury, New York 11797. Its telephone number is (516) 364-8500.

LOAN UNDERWRITING

     Underwriting Guidelines. We maintain written underwriting guidelines that are in accordance with applicable federal and state laws and regulations and are utilized by all employees associated with the underwriting process. Throughout our 22 year history, these guidelines have been reviewed and updated from time to time by senior underwriters and the head of risk management. We have a staff of seventy-one underwriters with an average of eight years of non-conforming lending experience and four years working for us. All underwriting functions for broker originations are conducted in our Woodbury, New York headquarters and our
Cincinnati, Ohio underwriting office. All underwriting functions for retail originations are conducted in our retail underwriting "hub," located in
Cincinnati, Ohio, our Phoenix, Arizona origination center and our Woodbury, New
York headquarters. We do not delegate underwriting authority to any third party.
Our underwriting department functions independently of our business development and sales departments and does not report to any individual directly involved in the sales origination process.

     We provide our underwriting guidelines to all of the brokers from whom we accept loan applications. Loan applications received from brokers are classified according to particular characteristics, including, but not limited to, the applicant's:

     o    ability to pay;

     o    credit history (with emphasis on the applicant's existing mortgage payment history);

     o    credit score;

     o    income documentation type;

     o    lien position;

     o    loan-to-value ratio, or "LTV";

     o    property type; and

     o    general stability, in terms of employment history, time in residence, occupancy and condition and location of the collateral.

     We have established classifications with respect to the credit profile of the applicant, and each loan is placed into one of four letter ratings "A"
through "D," with sub-ratings within those categories. Terms of loans that we make, as well as maximum loan-to-value ratios and debt-to-income ratios, vary depending on the classification of the applicant and the borrower's credit score. Loan applicants with less favorable credit ratings and/or lower credit scores are generally offered loans with higher interest rates and lower loan-to-value ratios than applicants with more favorable credit ratings and/or higher credit scores. The general criteria our underwriting staff uses in classifying loan applicants are set forth in the following table.

                                       4

                                                  DELTA FUNDING CORPORATION

                                                 UNDERWRITING GUIDELINE MATRIX

DELTA FUNDING CORPORATION

[LOGO OMITTED] 1000 WOODBURY ROAD                                                                                  [LOGO OMITTED]
               WOODBURY, NY 11797
               1-800-225-5335

                                     ----------------------------------------------------------------------------------------------
MAXIMUM LOAN AMOUNTS                                                          FIRST MORTGAGE
SUBJECT TO LTV INCOME                ----------------------------------------------------------------------------------------------
TYPE & OCCUPANCY                                     OWNER OCCUPIED                               NON OWNER OCCUPIED
-----------------------------------------------------------------------------------  ----------------------------------------------
   CREDIT PROGRAM      MIN CREDIT      FULL INCOME   LIMITED INCOME &                  FULL INCOME    LIMITED INCOME &
  MAX LOAN AMOUNT         SC0RE          CHECK       NO INCOME CHECK     AS STATED        CHECK       NO INCOME CHECK    AS STATED
-----------------------------------------------------------------------------------  ----------------------------------------------

                          675         100% 1st Mtg     100% 1st Mtg     90% 1st Mtg    90% 1st Mtg      80% 1st Mtg     70% 1st Mtg
                          650         100% 1st Mtg      95% 1st Mtg     85% 1st Mtg    85% 1st Mtg      80% 1st Mtg     70% 1st Mtg
       A+                 625         100% 1st Mtg      95% 1st Mtg     85% 1st Mtg    85% 1st Mtg      80% 1st Mtg     70% 1st Mtg
  UP TO $1,000,000        600         100% 1st Mtg^     90% 1st Mtg     80% 1st Mtg    80% 1st Mtg      75% 1st Mtg     70% 1st Mtg
                          575          95% 1st Mtg^     85% 1st Mtg     80% 1st Mtg    80% 1st Mtg      75% 1st Mtg         NA
                          550          90% 1st Mtg      85% 1st Mtg     80% 1st Mtg    80% 1st Mtg      75% 1st Mtg         NA
                          525          85% 1st Mtg      80% 1st Mtg         NA         80% 1st Mtg          NA              NA
                          500          80% 1st Mtg      75% 1st Mtg         NA         75% 1st Mtg          NA              NA
-----------------------------------------------------------------------------------  ----------------------------------------------
                          675         100% 1st Mtg     100% 1st Mtg     90% 1st Mtg    90% 1st Mtg      80% 1st Mtg     70% 1st Mtg
                          650         100% 1st Mtg      95% 1st Mtg     85% 1st Mtg    85% 1st Mtg      80% 1st Mtg     70% 1st Mtg
       A1                 625         100% 1st Mtg      95% 1st Mtg     85% 1st Mtg    85% 1st Mtg      80% 1st Mtg     70% 1st Mtg
  UP TO $1,000,000        600          95% 1st Mtg      90% 1st Mtg     80% 1st Mtg    80% 1st Mtg      75% 1st Mtg     70% 1st Mtg
                          575          90% 1st Mtg      85% 1st Mtg     80% 1st Mtg    80% 1st Mtg      75% 1st Mtg         NA
                          550          90% 1st Mtg      85% 1st Mtg     80% 1st Mtg    80% 1st Mtg      75% 1st Mtg         NA
                          525          85% 1st Mtg      75% 1st Mtg         NA         75% 1st Mtg          NA              NA
                          500          80% 1st Mtg      70% 1st Mtg         NA         70% 1st Mtg          NA              NA
-----------------------------------------------------------------------------------  ----------------------------------------------
                          600          90% 1st Mtg      85% 1st Mtg     80% 1st Mtg    80% 1st Mtg      75% 1st Mtg     70% 1st Mtg
       A2                 575          90% 1st Mtg      85% 1st Mtg     80% 1st Mtg    80% 1st Mtg      75% 1st Mtg         NA
  UP TO $500,000          550          85% 1st Mtg      80% 1st Mtg     75% 1st Mtg    80% 1st Mtg      70% 1st Mtg         NA
                          525          80% 1st Mtg      75% 1st Mtg         NA         75% 1st Mtg          NA              NA
                          500          75% 1st Mtg      70% 1st Mtg         NA         70% 1st Mtg          NA              NA
-----------------------------------------------------------------------------------  ----------------------------------------------
                          600          90% 1st Mtg      80% 1st Mtg     75% 1st Mtg    80% 1st Mtg      70% 1st Mtg
       B1                 575          85% 1st Mtg      80% 1st Mtg     75% 1st Mtg    80% 1st Mtg      70% 1st Mtg
  UP TO $500,000          550          85% 1st Mtg      75% 1st Mtg     70% 1st Mtg    75% 1st Mtg      65% 1st Mtg
                          525          80% 1st Mtg          NA              NA             NA               NA
                          500          75% 1st Mtg          NA              NA             NA               NA
-----------------------------------------------------------------------------------  ---------------------------------
                          575          85% 1st Mtg      75% 1st Mtg     70% 1st Mtg    75% 1st Mtg
       B2                 550          80% 1st Mtg      70% 1st Mtg     70% 1st Mtg    70% 1st Mtg
  UP TO $500,000          525          75% 1st Mtg          NA              NA             NA
                          500          70% 1st Mtg          NA              NA             NA
-----------------------------------------------------------------------------------  ----------------
                          575          80% 1st Mtg      75% 1st Mtg                    75% 1st Mtg
       C1                 550          80% 1st Mtg      70% 1st Mtg                    70% 1st Mtg
  UP TO $400,000          525          75% 1st Mtg          NA                             NA
                          500          70% 1st Mtg          NA                             NA
----------------------------------------------------------------------               ----------------
       C2                 550          75% 1st Mtg
  UP TO $400,000          525          70% 1st Mtg     ============================================================================
                          500          65% 1st Mtg                               PROPERTY RESTRICTIONS:
------------------------------------------------------  Minimum Market Value: $70,000          Maximum Market Value: $100,000
       D1                 550          70% 1st Mtg      OO FIC, LIC & NIC (Greater Than) 90%   OO FIC, LIC, NIC (Greater Than) 90%
  UP TO $350,000          500          65% 1st Mtg                                               1-2 fam attached
------------------------------------------------------  OO As Stated (Greater Than) 85%        OO FIC, LIC & NIC (Greater Than) 90%
       * D2               525          65% 1st Mtg                                               3-4 units (25bps higher score)
  UP TO $350,000          500          60% 1st Mtg      NOO (all programs, all LTV's)          NOO FIC (Greater Than) 85%:
------------------------------------------------------                                           1-2 fam attached
       * D3                                                                                    NOO FIC (Greater Than) 85%: 3-4 units
  UP TO $350,000          550          60% 1st Mtg     ============================================================================

                                                       ============================================================================
                                                               ^PROPERTY RESTRICTIONS FOR A+ 95% LTV 575 AND 100% LTV 600:

                                                       o 1-2 fam & condos                   o 3-4 fam (25bps higher score)
                                                       o Min loan amt: $125K                o Max loan amt: $500K
                                                       o Rural properties not eligible      o PLEASE REFER TO DFC UNDERWRITING
                                                                                              GUIDELINES FOR ADDT'L RESTRICTIONS

                                                            BORROWER'S NOT MEETING CRITERIA FOR 100% LTV CAN STILL QUALIFY FOR
                                                            95% WITH A 600 SCORE
                                                       ============================================================================
===================================================================================================================================

                                    --------------------------------------------------------
MAXIMUM LOAN AMOUNTS                                SECOND MORTGAGE
SUBJECT TO LTV INCOME               --------------------------------------------------------
TYPE & OCCUPANCY                            OWNER OCCUPIED              NON OWNER OCCUPIED
-----------------------------------  -------------------------------------------------------
   CREDIT PROGRAM      MIN CREDIT      FULL INCOME    LIMITED INCOME &
  MAX LOAN AMOUNT         SC0RE           CHECK       NO INCOME CHECK    FULL INCOME CHECK
-----------------------------------  -------------------------------------------------------

                          675        #100% 2ND MTG      90% 2nd Mtg         75% 2nd Mtg
                          650        #100% 2ND MTG      90% 2nd Mtg         75% 2nd Mtg
       A+                 625          90% 2nd Mtg      85% 2nd Mtg         75% 2nd Mtg
  UP TO $1,000,000        600          90% 2nd Mtg^^    80% 2nd Mtg         75% 2nd Mtg
                          575          90% 2nd Mtg^^    80% 2nd Mtg         75% 2nd Mtg
                          550          85% 2nd Mtg      80% 2nd Mtg         75% 2nd Mtg
                          525              NA               NA                  NA
                          500              NA               NA                  NA
-----------------------------------  -------------------------------------------------------
                          675        #100% 2ND MTG      90% 2nd Mtg         75% 2nd Mtg
                          650        #100% 2ND MTG      90% 2nd Mtg         75% 2nd Mtg
       A1                 625          90% 2nd Mtg      85% 2nd Mtg         75% 2nd Mtg
  UP TO $1,000,000        600          90% 2nd Mtg^^    80% 2nd Mtg         75% 2nd Mtg
                          575          90% 2nd Mtg^^    80% 2nd Mtg         75% 2nd Mtg
                          550          85% 2nd Mtg      80% 2nd Mtg         75% 2nd Mtg
                          525              NA               NA                  NA
                          500              NA               NA                  NA
-----------------------------------  -------------------------------------------------------
                          600          90% 2nd Mtg^^    80% 2nd Mtg         75% 2nd Mtg
       A2                 575          90% 2nd Mtg^^    80% 2nd Mtg         75% 2nd Mtg
  UP TO $500,000          550          85% 2nd Mtg      80% 2nd Mtg         75% 2nd Mtg
                          525              NA               NA                  NA
                          500              NA               NA                  NA
-----------------------------------  -------------------------------------------------------
                          600          80% 2nd Mtg      80% 2nd Mtg         70% 2nd Mtg
       B1                 575          80% 2nd Mtg      80% 2nd Mtg         70% 2nd Mtg
  UP TO $500,000          550          80% 2nd Mtg      75% 2nd Mtg         70% 2nd Mtg
                          525              NA               NA                  NA
                          500              NA               NA                  NA
-----------------------------------  -------------------------------------------------------
                          575          80% 2nd Mtg
       B2                 550          80% 2nd Mtg
  UP TO $500,000          525              NA
                          500              NA
-----------------------------------  ----------------
                          575          75% 2nd Mtg
       C1                 550          75% 2nd Mtg
  UP TO $400,000          525              NA
                          500              NA
-----------------------------------  ----------------
       C2                 550
  UP TO $400,000          525                 2ND MORTGAGES NOT AVAILABLE FOR
                          500                 -------------------------------
-----------------------------------             o Credit scores less than 550
       D1                 550                   o As Stated Program
  UP TO $350,000          500                   o NPO Loans
-----------------------------------             o Mixed use/Multi-family
       * D2               525                   o Doublewide manufactured
  UP TO $350,000          500                   o Modular/Manufactured
-----------------------------------             o "Unique" properties
       * D3
  UP TO $350,000          550
============================================================================================
================================================================================
                             ^^PROGRAM RESTRICTIONS:

o Min score for all borrower's: 575                o Min term: 120 mths
o 1-4 family & condos                              o Max term: 240 mths
o Min disposable income: $700                      o Max cash out: $100K
o Rural properties not eligible                    o Min loan amount: $40K
o Available for refinances & purchases             o Max loan amount: $150K

       PLEASE REFER TO DFC UNDERWRITING GUIDELINES FOR ADDT'L RESTRICTIONS
================================================================================

MAXIMUM LOAN AMOUNTS
SUBJECT TO LTV INCOME
TYPE & OCCUPANCY
-----------------------------------  ----------------------------------------------------------------------------------------------
   CREDIT PROGRAM      MIN CREDIT
  MAX LOAN AMOUNT         SC0RE                 MORTGAGE PAYMENT HISTORY                        BANKRUPTCY INFORMATION
-----------------------------------  ----------------------------------------------------------------------------------------------

                          675
                          650
       A+                 625                 EXCELLENT MORTGAGE HISTORY                        ***MINIMUM 2 YEARS OLD
  UP TO $1,000,000        600         0x30 on mortgages within last 12 months.        Chapter 7 discharge or Chapter 13 filing.
                          575                No foreclosures last 3 years               Chapter 13 discharge prior to closing.
                          550
                          525
                          500
-----------------------------------  ----------------------------------------------------------------------------------------------
                          675
                          650
       A1                 625                EXCELLENT MORTGAGE HISTORY                        ***MINIMUM 2 YEARS OLD
  UP TO $1,000,000        600        1x30 on mortgages within last 12 months.        Chapter 7 discharge or Chapter 13 filing.
                          575               No foreclosures last 3 years               Chapter 13 discharge prior to closing.
                          550
                          525
                          500
-----------------------------------  ----------------------------------------------------------------------------------------------
                          600
       A2                 575                EXCELLENT MORTGAGE HISTORY                        ***MINIMUM 2 YEARS OLD
  UP TO $500,000          550        2x30 on mortgages within last 12 months.         Chapter 7 discharge or Chapter 13 filing.
                          525               No foreclosures last 2 years            Chapter 13 must be discharged prior to closing.
                          500
-----------------------------------  ----------------------------------------------------------------------------------------------
                          600                 GOOD MORTGAGE HISTORY                           ***MINIMUM 2 YEARS OLD
       B1                 575          3x30 on mortgages within last 12 months.        Chapter 7 discharge or Chapter 13 filing.
  UP TO $500,000          550               No foreclosures last 2 years            Chapter 13 must be discharged prior to closing.
                          525        IF MORTGAGE HISTORY(S) FOR THE PAST 12 MONTHS   IF MORTGAGE HISTORY(S) FOR THE PAST 12 MONTHS
                          500        IS 0X30, THE FORECLOSURE/NOD RESTRICTION WILL   IS 0X30, THE BANKRUPTCY LOOK-BACK PERIOD WILL
                                               BE LOWERED TO 18 MONTHS.                         BE LOWERED TO 18 MONTHS.
-----------------------------------  ----------------------------------------------------------------------------------------------
                          575                 GOOD MORTGAGE HISTORY                           ***MINIMUM 18 MONTHS OLD
       B2                 550            Up to 1x60 rolling (3 mths consecutive)       Chapter 7 discharge or Chapter 13 filing.
  UP TO $500,000          525                  within last 12 months.                           Open Chapter 13 considered.
                          500                No foreclosures last 18 months           Mortgage must be paid as agreed since filing.
                                      IF MORTGAGE HISTORY(S) FOR THE PAST 12 MONTHS   IF MORTGAGE HISTORY(S) FOR THE PAST 12 MONTHS
                                      IS 0X30, THE FORECLOSURE/NOD RESTRICTION WILL   IS 0X30, THE BANKRUPTCY LOOK-BACK PERIOD WILL
                                                BE LOWERED TO 12 MONTHS.                         BE LOWERED TO 12 MONTHS.
 ----------------------------------  ----------------------------------------------------------------------------------------------
                          575                  FAIR MORTGAGE HISTORY                          ***MINIMUM 1 YEAR OLD
       C1                 550           Ox90 on mortgages within last 12 months         Chapter 7 discharge or Chapter 13 filing.
  UP TO $400,000          525                No worse than D-3 at closing.                   No late payments on mortgages
                          500                No foreclosures last 12 months.                since Chapter 7 or 13 filing.
-----------------------------------  ----------------------------------------------------------------------------------------------
       C2                 550                  FAIR MORTGAGE HISTORY
  UP TO $400,000          525           1x90 on mortgages within last 12 months         Chapter 7 must be discharged by closing.
                          500                No worse than D-60 at closing.                   Open Chapter 13 considered.
-----------------------------------  ----------------------------------------------------------------------------------------------
       D1                 550                  POOR MORTGAGE HISTORY
  UP TO $350,000          500          1x120 on mortgages within last 12 months         Chapter 7 must be discharged by closing.
                                             No worse than D-90 at closing.                   Open Chapter 13 considered.
-----------------------------------  ----------------------------------------------------------------------------------------------
       * D2               525                  POOR MORTGAGE HISTORY
  UP TO $350,000          500                No worse than D-119 at closing.            Chapter 7 must be discharged by closing.
                                             Mortgage NOT in foreclosure.                     Open Chapter 13 considered.
-----------------------------------  ----------------------------------------------------------------------------------------------
       * D3                                    POOR MORTGAGE HISTORY
  UP TO $350,000          550          Open foreclosures considered case-by-case.       Chapter 7 must be discharged by closing.
                                                                                              Open Chapter 13 considered.
===================================================================================================================================

----------
*   LOWER LTV BY 5% FOR PROGRAM D2 & D3 IN:
    Connecticut, Idaho, Illinois, Indiana, Iowa, Maine, Massachusetts,
    New Jersey, New York, Oklahoma, Vermont & Wisconsin

**  FOR LTV'S OVER 80% AND/OR TOTAL GROSS INCOME LESS
    than $25K/yr ($2083/mth), max DTI is 50% for program A+ to D3.

*** CHAPTER 13 INVOLUNTARY DISMISSAL DATE FOLLOWS THE
    same guidelines as a Chapter 7 discharge

===================================================================================================
                                       2ND MORTGAGE NOTES:
                            #100% CLTV (OVER 90% CLTV) REQUIREMENTS:
---------------------------------------------------------------------------------------------------

o Minimum 650 middle credit score                     o Minimum loan amount: $40,000 (stand alone)
o Available for refinances or purchases               o Rural properties not eligible
o FIC only (24 months bank statements not allowed)    o Minimum loan amount $250,000
o 1-4 family & condos                                 o Minimum market value $100,000
o Min 3 years old: Bankruptcy disch or foreclosure    o Maximum combined loan amount: $750,000
o Minimum disposable income: $1200                    o Min term: 120 mths. Max term: 240 mths

                PLEASE REFER TO DFC UNDERWRITING GUIDELINES FOR ADDT'L RESTRICTIONS.
===================================================================================================

         We use these categories and characteristics as guidelines only. On a case-by-case basis, we may determine that the prospective borrower warrants an exception from the guidelines, if sufficient compensating factors exist.
Examples of compensating factors we consider include the following:

     o    low debt ratio;

     o    long-term stability of employment and/or residence;

     o    excellent payment history on past mortgages;

     o    a significant reduction in monthly expenses; or

     o    low loan-to-value ratio.

     The mortgage loans we originate have amortization schedules ranging from five years to thirty years, generally bear interest at fixed rates and require equal monthly payments which are due as of a scheduled day of each month.
Substantially all of our mortgage loans are fully amortizing loans. The principal amounts of the loans we originate generally range from a minimum of
$25,000 to a maximum of $800,000 and we will lend up to 100% of the combined loan-to-value ratio. Our loans are generally secured by one- to four-family residences, including condominiums and town-houses, and these properties are usually occupied by the owner. It is our policy not to accept commercial properties or unimproved land as collateral. However, we will accept mixed-use properties, such as a property where a portion of the property is used for residential purposes and the balance is used for commercial purposes, and we will accept small multifamily properties of five to eight units, both at reduced loan-to-value ratios. We do not originate loans where any senior mortgage contains an open-end advance, negative amortization or shared appreciation provisions - all of which could have the effect of increasing the amount of the senior mortgage, thereby increasing the combined loan-to-value, or LTV, and increasing the risk to us.

     Documentation and review. Our mortgage loan program includes:

     o    a full documentation program;
     o    a limited documentation program;
     o    a no income verification program for self-employed borrowers; and
     o    a stated income program.

     Our borrowers' total monthly debt obligations - which include principal and interest on the new loan and all other mortgages, loans, charge accounts and scheduled indebtedness - generally are 50% or less of the borrower's monthly gross income. Some of our borrowers will qualify using our maximum debt-to-income ratio of 55%. For loans to borrowers who are salaried employees, we require current employment information in addition to employment history. We verify this information based on one or more of the following items: written confirmation from employers, recent pay-stubs, recent W-2 tax forms, recent tax returns, bank statements and telephone confirmation from the employer. For our limited documentation program, we require either six months of bank statements or a job letter to be submitted. The submitted job letter should be on the employer's letterhead and include substantially the same information one would find on a standard verification of employment form, including:

     o    job position;
     o    length of time on job;
     o    current salary; and
     o    telephone number and signature of the individual completing the letter on behalf of the employer.

     For our no income verification program, we require proof of self-employment in the same business for two years. We only offer our stated income program, which represents a very small percentage of our loans, for better credit quality borrowers where a telephone verification is performed by an underwriter to verify that the borrower is employed. We usually require lower combined loan-to-value ratios with respect to loans made under programs other than the full documentation.

     We assess a borrower's credit-worthiness primarily based on the borrower's mortgage history and credit score, and we generally adjust our pricing and loan-to-value ratios based on many other risk parameters. Our borrowers often have either (a) mortgage or other credit delinquencies, (b) problems providing documentation

                                       6

required by traditional lenders, and/or (c) collateral types that traditional lenders will not lend against. Qualification for a loan is based primarily upon our risk-based pricing model and guidelines, which we have developed over our 22 year history and our extensive database of prior loan performance. Because there are compelling circumstances with some borrowers, we employ experienced non-conforming mortgage loan credit underwriters to review the applicant's credit profile and to evaluate whether an impaired credit history is a result of adverse circumstances or a continuing inability or unwillingness to meet credit obligations in a timely manner. An applicant's credit record will often be impaired by personal circumstances, including divorce, family illnesses or deaths and temporary job loss due to layoffs and corporate downsizing.

     As part of our settlement agreements with New York State regulators - i.e., the Remediation Agreement and Stipulated Order on Consent - we agreed to modify certain aspects of our underwriting guidelines. These agreements expired in
September 2002; however, we are voluntarily abiding by these underwriting guidelines and intend to continue to originate loans in accordance with these agreements in the foreseeable future.

     We have instituted underwriting internal controls that are designed to ensure that loans are generally reviewed and approved by a minimum of two underwriters. The underwriting department employs underwriters with different levels of experience and authority. Loans generally must receive a secondary review by an underwriter of equal or higher rank. Although the most senior underwriters do not require a secondary review in some circumstances, the vast majority of our loans are reviewed by at least two underwriters. Similarly, maximum loan amount and loan-to-value approval authorities are assigned to each level, ensuring that loans at the highest dollar or LTV-limits we offer are reviewed and approved only by the underwriting department's most senior members.

     Appraisals and Quality Control. Generally, we require appraisals be performed by approved third-party, fee based appraisers. The appraisals generally conform with current Fannie Mae and Freddie Mac secondary market requirements for residential property appraisals. While the majority of our loans will have such an appraisal, some loans that meet certain underwriting criteria were originated using only an insured automated valuation model
("Insured AVM"). Upon the liquidation of the mortgaged property, if the Insured
AVM is determined to have overstated the mortgaged property's value as of the date originally made, the Insured AVM insurer is liable for the lesser of (i)
losses of principal, and (ii) the amount by which the Insured AVM overstated the mortgaged property's value at origination.

     Each appraisal includes, among other things, an inspection of both the exterior and interior of the subject property and data from sales within the preceding 12 months of similar properties within the same general location as the subject property. We perform an appraisal review on each loan prior to closing on appraisals that were not centrally ordered by us. We do not believe that the general quality control practices of many conventional mortgage lenders, which is to perform only drive-by appraisals after closings, provides sufficient protection for non-centrally ordered appraisals. As such, in addition to reviewing each of these appraisal for accuracy, we access alternate sources to validate sales used in the appraisal to determine market value. These sources include:

     o    Multiple Listing Services;
     o    assessment and sales services, such as Comps, Inc., Pace, 1st American and Transamerica;
     o    on-line Internet services such as Realtor.com; and
     o    other sources for verification, including broker price opinions and market analyses by local real estate agents.

     For quality control purposes, using the criteria that we have developed over time, we actively track and grade all appraisers from whom we accept appraisals. We do not accept work from appraisers who have not conformed to our review standards.

     After completing the underwriting and processing of a brokered loan, we schedule the closing of the loan with an approved closing attorney or settlement agent. We hold the closing attorney or settlement agent responsible for completing the loan closing transaction in accordance with applicable law and our operating procedures. We also require title insurance that insures our interest as a lender, and evidence of adequate homeowner's insurance naming us or our servicing agent as an additional insured party on all loans.

                                       7

     We perform a post-funding quality control review to monitor and evaluate our loan origination policies and procedures. The quality control department is separate from the underwriting department and reports directly to a member of senior management.

     Our quality control department samples at least 10% of all loan originations and performs a full quality control re-underwriting and review, the results of which are reported to senior management on a quarterly basis. On a daily basis, should the need arise, the manager of quality control underwriting will notify senior management of any critical loan findings. The sample of loans reviewed are selected in the following manner:

o    all early default payments and customer complaints;
o    at least 5% of the loans reviewed are selected on a random basis; and
o    targets, which may be based on sources of business (both internal branches/teams and external brokers, areas of other third parties) or products (perceived riskier products and newly offered products).

     If any discrepancies are discovered during the review process, senior, a senior quality control underwriter re-reviews the loan and proceeds with any necessary follow-up actions. Discrepancies noted by the review are analyzed and corrective actions are instituted. A typical quality control underwriting review currently includes:

     o    obtaining a new verification of value and/or photo for each property;
     o    re-verifying the credit report;
     o    reviewing loan applications for completeness, signature and consistency with other processing documents;
     o    obtaining new written and/or verbal verification of income and employment from employer;
     o    obtaining new written and/or verbal verification of mortgage to re-verify any outstanding mortgages, if necessary; and
     o    analyzing the underwriting and program selection decisions.

     We update the quality control process from time to time as our policies and procedures change.

     Click & Close(R). Click & Close ("C&C") is a proprietary web-based system that we developed internally to streamline and integrate our origination process. Click & Close, or C&C, opens an online channel of communications between us, brokers, borrowers and a wide range of other mortgage information sources. We currently use C&C to automate and facilitate many of our origination processes, including but not limited to:

     o    logging in and tracking applications in our retail and wholesale channels;
     o    increasing the amount of internal loan origination processes that can be handled electronically, which reduces paper flow between account managers, loan processors and underwriters and allows us to become more paperless;
     o    generating pre-approvals utilizing our risk-based pricing model;
     o    generating stipulation sheets, preliminary disclosures and other documents; and
     o    easy, real time supervisory oversight to ensure all applications are being worked on in a timely manner.

     We are continuing to improve C&C to further streamline our processes and to reduce the paper flow required throughout the mortgage origination process.

                          DESCRIPTION OF THE SECURITIES

GENERAL

     Each series of notes will be issued pursuant to an indenture between the related trust fund and the entity named in the related prospectus supplement as trustee with respect to that series. A form of indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part. The certificates will also be issued in series pursuant to either a separate pooling and servicing agreement or trust agreement among the seller, the servicer, if the series relates to loans, and the trustee. A form of the pooling and servicing agreement has been filed

                                       8

as an exhibit to the registration statement of which this prospectus forms a part. A series may consist of both notes and certificates.

     The following summaries describe the material provisions in the agreements common to each series of securities. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the agreements and the prospectus supplement relating to each series of securities. Where particular provisions or terms used in the agreements are referred to, the actual provisions, including definitions of terms, are incorporated in this prospectus by reference as part of the summaries.

     Each series of securities will consist of one or more classes of securities, one or more of which may have different payment characteristics. A series may also include one or more classes of subordinate securities. The securities of each series will be issued only in fully registered form, without coupons, in the authorized denominations for each class specified in the related prospectus supplement. Upon satisfaction of the conditions, if any, applicable to a class of a series, as described in the related prospectus supplement, the transfer of the securities may be registered and the securities may be exchanged at the office of the trustee specified in the prospectus supplement without the payment of any service charge other than any tax or governmental charge payable in connection with the registration of transfer or exchange. If specified in the related prospectus supplement, one or more classes of a series may be available in book-entry form only.

     Payments of principal of and interest on a series of securities will be made on the distribution dates specified in the related prospectus supplement, which may be different for each class or for the payment of principal and interest. Payments will be made by check mailed to holders of the applicable series, registered at the close of business on the record date specified in the related prospectus supplement applicable to that distribution date at their addresses appearing on the security register. However, payments may be made by wire transfer which shall be at the expense of the holder requesting payment by wire transfer in the circumstances described in the related prospectus supplement. In addition, the final payment of principal in retirement of each security will be made only upon presentation and surrender of that security at the office of the trustee specified in the prospectus supplement. Notice of the final payment on a security will be mailed to the holder of that security before the distribution date on which the final principal payment is expected to be made to the holder of that security.

     Payments of principal of and interest on the securities will be made by the trustee, or a paying agent on behalf of the trustee, as specified in the related prospectus supplement. All payments with respect to the primary assets for a series, amounts withdrawn from any reserve fund, and amounts available pursuant to any other credit enhancement will be deposited directly into the collection account or the certificate account. If provided in the related prospectus supplement, the deposited amounts may be net of amounts payable to the servicer and any other person specified in the prospectus supplement. These amounts may subsequently be deposited into the distribution account and will be available to make payments on the securities of the applicable series on the next applicable distribution date.

BOOK-ENTRY SECURITIES

     If specified in the related prospectus supplement, one or more classes of securities may be issued in book-entry form. Persons acquiring beneficial ownership interests in the book-entry securities will hold their securities through the Depository Trust Company in the United States, or Clearstream
Banking, societe anonyme or the Euroclear System in Europe if they are participants of those systems, or indirectly through organizations which are participants in those systems. The Depository Trust Company is referred to as
DTC, Clearstream Banking, societe anonyme is referred to as Clearstream and the
Euroclear System is referred to as Euroclear. The book-entry securities will be issued in one or more securities which equal the aggregate principal balance of the applicable class or classes of securities and will initially be registered in the name of Cede & Co., the nominee of DTC, referred to as Cede. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries which in turn will hold the omnibus positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank N.A. will act as depositary for Clearstream and JPMorgan
Chase Bank will act as depositary for Euroclear. Except as described below, no person acquiring a book-entry security will be entitled to receive a physical security representing that security called a "definitive security." Unless and until definitive securities are

                                       9

issued, it is anticipated that the only "certificateholder" or "noteholder", as applicable, will be Cede & Co., as nominee of DTC. Owners are only permitted to exercise their rights indirectly through participants and DTC.

     Ownership of a book-entry security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the beneficial owner's account for that purpose. In turn, the financial intermediary's ownership of that book-entry security will be recorded on the records of DTC, or of a participating firm that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's financial intermediary is not a DTC participant and on the records of Clearstream or Euroclear, as appropriate.

     Owners will receive all distributions of principal of, and interest on, the book-entry securities from the trustee through DTC and DTC participants. While the book-entry securities are outstanding, under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among participants on whose behalf it acts with respect to the securities and is required to receive and transmit distributions of principal of, and interest on, the securities. Participants and indirect participants with whom beneficial owners have accounts with respect to securities are similarly required to make book-entry transfers and receive and transmit distributions on behalf of their respective owners. Accordingly, although owners will not possess definitive securities, the rules provide a mechanism by which owners will receive distributions and will be able to transfer their interests.

     Beneficial owners will not receive or be entitled to receive definitive securities representing their respective interests in the securities, except under the limited circumstances described below. Unless and until definitive securities are issued, beneficial owners who are not participants may transfer ownership of securities only through participants and indirect participants by instructing those participants and indirect participants to transfer securities, by book-entry transfer, through DTC for the account of the purchasers of those securities, which account is maintained with their respective participants.
Under the rules of DTC and in accordance with DTC's normal procedures, transfers of ownership of securities will be executed through DTC and the accounts of the respective participants at DTC will be debited and credited. Similarly, the participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing beneficial owners.

     Because of time zone differences, credits of securities received in
Clearstream or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Those credits or any transactions in the securities settled during processing will be reported to the relevant Euroclear or Clearstream participants on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant
Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

     Transfers between participants will occur in accordance with DTC rules.
Transfers between Clearstream participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositary; however, those cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established European time deadlines. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC.
Clearstream participants and Euroclear participants may not deliver instructions directly to the European depositaries.

     DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which, and/or their representatives, own
DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the book-entry securities, whether held for its own account

                                       10

or as a nominee for another person. In general, beneficial ownership of book-entry securities will be subject to the rules, regulations and procedures governing DTC and DTC participants as in effect from time to time.

     Clearstream is incorporated under the laws of Luxembourg as a limited liability company. Clearstream holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thus eliminating the need for physical movement of securities. Transactions may be settled in Clearstream in multiple currencies, including United States dollars. Clearstream provides to its Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a registered bank in Luxembourg, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the
Financial Sector. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a
Clearstream Participant, either directly or indirectly.

     Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thus eliminating the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in multiple currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by
Euroclear Bank SA/NV, under contract with Euroclear Clearance System plc, a
United Kingdom corporation. All operations are conducted by Euroclear Bank
SA/NV, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with Euroclear Bank SA/NV, not Euroclear Clearance System plc. Euroclear Clearance System plc establishes policy for Euroclear on behalf of Euroclear participants. Euroclear Participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

     Securities clearance accounts and cash accounts with Euroclear Bank SA/NV are governed by the Terms and Conditions Governing Use of Euroclear and the
related operating procedures of the Euroclear System and applicable Belgian law.
Terms and conditions and the related operating procedures govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from
Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. Euroclear Bank
SA/NV acts under the terms and conditions and the related operating procedures only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

     Distributions on the book-entry securities will be made on each distribution date by the trustee to DTC. DTC will be responsible for crediting the amount of these payments to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing these payments to the owners that it represents and to each financial intermediary for which it acts as agent. Each financial intermediary will be responsible for disbursing funds to the owners that it represents.

     Under a book-entry format, owners may experience some delay in their receipt of payments, since payments will be forwarded by the trustee to Cede.
Distributions with respect to securities held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by the relevant depositary. These distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of financial intermediaries, the ability of an owner to pledge book-entry securities to persons or entities that do not participate in the depository system, or otherwise take actions in respect of book-entry securities, may be limited due to the lack of physical securities for book-entry securities. In addition, issuance of the book-entry securities in book-entry form may reduce the liquidity of these securities in the secondary

                                       11

market since potential investors may be unwilling to purchase securities for which they cannot obtain physical securities.

     Monthly and annual reports on the applicable trust fund will be provided to
Cede, as nominee of DTC, and may be made available by Cede to owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the financial intermediaries to whose DTC accounts the owners' book-entry securities are credited.

     DTC has advised the trustee that, unless and until definitive securities are issued, DTC will take any action permitted to be taken by the holders of the book-entry securities under the applicable agreement only at the direction of one or more financial intermediaries to whose DTC accounts the book-entry securities are credited, to the extent that these actions are taken on behalf of financial intermediaries whose holdings include book-entry securities.
Clearstream or Euroclear Bank SA/NV, as the case may be, will take any other action permitted to be taken by a holder under the applicable agreement on behalf of a Clearstream participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant depositary to effect actions on its behalf through DTC. DTC may take actions, at the direction of the related participants, with respect to some securities which conflict with actions taken with respect to other securities.

     Definitive securities will be issued to owners, or their nominees, rather than to DTC, only if:

     o    DTC or the depositor advises the trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the book-entry securities and the depositor or the trustee is unable to locate a qualified successor, or

     o    the depositor, with the consent of the related DTC participants, elects to terminate a book-entry system through DTC, or

     o    after the occurrence of an event of default, owners owning a majority in principal amount of the applicable securities advise the trustee and DTC through the financial intermediaries and the DTC participants in writing that the continuation of a book-entry system through DTC, or its successor, is no longer in the best interests of owners.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, the trustee will be required to notify all applicable owners of the occurrence of the event and the availability through DTC of definitive securities. Upon surrender by DTC of the global security or securities representing the book-entry securities and instructions for re-registration, the trustee will issue definitive securities, and thereafter the trustee will then recognize the holders of the definitive securities as certificateholders or noteholders, as applicable, under the applicable agreement.

     Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of
DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform these procedures and the procedures may be discontinued at any time.

     Neither the depositor, the seller, the servicer nor the trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry securities held by
Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

VALUATION OF THE PRIMARY ASSETS

     If specified in the related prospectus supplement for a series of notes, each mortgage loan or underlying security--sometimes called the primary asset--included in the related trust fund for a series will be assigned an initial asset value. At any time the asset value of the primary assets will be equal to the product of the asset value percentage as set forth in the indenture and the lesser of:

                                       12

     o    the stream of remaining regularly scheduled payments on the primary assets, net of amounts payable as expenses, together with income earned on each regularly scheduled payment received through the day preceding the next distribution date at the assumed reinvestment rate, if any, discounted to present value at the highest interest rate on the notes of the related series over periods equal to the interval between payments on the notes, and

     o    the then principal balance of the primary assets.

         The initial asset value of the primary assets will be set forth in the prospectus supplement and generally will be at least equal to the principal amount of the notes of the related series at the date of issuance those notes.

     The assumed reinvestment rate, if any, for a series will be the highest rate permitted by the rating agency or a rate insured by means of a surety bond, guaranteed investment contract, or other arrangement satisfactory to the rating agency. If the assumed reinvestment rate is so insured, the related prospectus supplement will set forth the terms of that arrangement.

PAYMENTS OF INTEREST

     The securities of each class by their terms entitled to receive interest will bear interest calculated on the basis of a 360-day year and either the actual number of days in the applicable accrual period or twelve 30-day months, from the date and at the rate per annum specified, or calculated in the method described, in the related prospectus supplement. Interest on the securities of a series will be payable on the distribution date specified in the related prospectus supplement. If so specified in the related prospectus supplement, the distribution date for the payment of interest of a class may be different from, or occur more or less frequently than, the distribution date for the payment of principal of that class. The rate of interest on securities of a series may be variable or may change with changes in the annual percentage rates of the loans or underlying loans relating to the private securities, as applicable, included in the related trust fund and/or as prepayments occur with respect to loans or underlying loans, as applicable. Principal only securities may not be entitled to receive any interest distributions or may be entitled to receive only nominal interest distributions. Any interest on zero coupon securities that is not paid on the related distribution date will accrue and be added to the principal of the applicable zero coupon security on the related distribution date.

     Interest payable on the securities on a distribution date will include all interest accrued during the period specified in the related prospectus supplement. In the event interest accrues during the calendar month preceding a distribution date, the effective yield to holders will be reduced from the yield that would otherwise be obtainable if interest payable on the securities were to accrue through the day immediately preceding the related distribution date.

PAYMENTS OF PRINCIPAL

     On each distribution date for a series, principal payments will be made to the holders of the securities of that series on which principal is then payable, to the extent set forth in the related prospectus supplement. Payments will be made in an aggregate amount determined as specified in the related prospectus supplement and will be allocated among the respective classes of a series in the manner, at the times and in the priority set forth in the related prospectus supplement. The holders of one or more classes of securities may have the right to request that principal distributions allocable to that class of securities be distributed to such holder. If the requests of holders exceed the amount of principal to be distributed, the requests generally will be filled in the order in which they were received. If the amount of principal to be distributed exceeds the amount of requests, the trustee will select random lots of $1,000 each to receive the principal distribution. Thus, some holders of the applicable class of securities may receive no principal distributions or a disproportionate amount of principal distributions. If so specified in the related prospectus supplement, the distribution date for the payment of principal of a class may be different from, or occur more or less frequently than, the distribution date for the payment of interest for the class.

                                       13

FINAL SCHEDULED DISTRIBUTION DATE

     The final scheduled distribution date with respect to each class of notes is the latest date by which the principal of that class will be fully paid and with respect to each class of certificates will be the date on which the entire aggregate principal balance of the class is expected to be reduced to zero, in each case calculated on the basis of the assumptions applicable to the related series described in the related prospectus supplement. The final scheduled distribution date for each class of a series will be specified in the related prospectus supplement. Since payments on the primary assets will be used to make distributions in reduction of the outstanding principal amount of the securities, it is likely that the actual final distribution of principal of any class will occur earlier, and may occur substantially earlier, than its final scheduled distribution date. Furthermore, with respect to a series of certificates, as a result of delinquencies, defaults and liquidations of the primary assets in the trust fund, the actual final distribution of principal of any certificate may occur later than its final scheduled distribution date. No assurance can be given as to the actual prepayment experience with respect to a series.

SPECIAL REDEMPTION

     If so specified in the prospectus supplement relating to a series of securities having other than monthly distribution dates, one or more classes of securities of a series may be subject to special redemption, in whole or in part, on the day specified in the related prospectus supplement if, as a result of prepayments on the primary assets or low yields then available for reinvestment the entity specified in the related prospectus supplement determines, based on assumptions specified in the applicable agreement, that the amount available for the payment of interest that will have accrued on such securities through the designated interest accrual date specified in the related prospectus supplement is less than the amount of interest that will have accrued on the securities to the designated interest accrual date. In this event and as further described in the related prospectus supplement, the trustee will redeem a sufficient principal amount of outstanding securities of the series so that the available interest amount will equal the amount of interest that will have accrued through the designated interest accrual date for such series of securities outstanding immediately after this redemption.

OPTIONAL REDEMPTION, PURCHASE OR TERMINATION

     The depositor, the seller, the servicer, or another entity designated in the related prospectus supplement may, at its option, cause an early termination of one or more classes of securities by purchasing all or part of the primary assets from the trust fund on or after a date specified in the related prospectus supplement, or on or after the time when the aggregate outstanding principal amount of the securities or primary assets, as specified in the related prospectus supplement is less than the amount or percentage, not more than 25%, specified in the related prospectus supplement. In addition, if so specified in the related prospectus supplement upon particular events of insolvency or receivership of the depositor, the seller or another affiliated entity specified in the related prospectus supplement, the related primary assets of the trust fund will be liquidated and the trust fund will be terminated, subject to the conditions set forth in the related prospectus supplement. The redemption, purchase or repurchase price will be set forth in the related prospectus supplement. If specified in the related prospectus supplement, in the event that a REMIC election has been made, the trustee will receive a satisfactory opinion of counsel that the optional redemption, purchase or termination will be conducted so as to constitute a "qualified liquidation"
under Section 860F of the Internal Revenue Code of 1986, as amended.

WEIGHTED AVERAGE LIFE OF THE SECURITIES

     Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of that security will be repaid to the investor. The weighted average life of a class of the securities will be influenced by the rate at which the principal of the related primary assets is paid, which may be in the form of scheduled amortization or prepayments.

     Prepayments on loans and other receivables can be measured relative to a prepayment standard or model. The prospectus supplement for a series of securities will describe the prepayment standard or model, if any, used and may contain tables setting forth the weighted average life of each class of securities of a series, and the percentage of the original principal amount of each class of securities of the series that would be outstanding on specified distribution dates for the series, in each case based on the assumptions stated
in the related prospectus

                                       14

supplement, including assumptions that prepayments on the loans or underlying loans relating to the private securities, as applicable, included in the related trust fund are made at rates corresponding to various percentages of the prepayment standard or model specified in the related prospectus supplement.

     There is, however, no assurance that prepayment of the loans or underlying loans relating to the private securities, as applicable, included in the related trust fund will conform to any level of any prepayment standard or model specified in the related prospectus supplement. The rate of principal prepayments on pools of loans may be influenced by a variety of factors, including job related factors such as transfers, layoffs or promotions and personal factors such as divorce, disability or prolonged illness. Economic conditions, either generally or within a particular geographic area or industry, also may affect the rate of principal prepayments. Demographic and social factors may influence the rate of principal prepayments in that some borrowers have greater financial flexibility to move or refinance than do other borrowers.
The deductibility of mortgage interest payments, and servicing decisions also affect the rate of principal prepayments. As a result, there can be no assurance as to the rate or timing of principal prepayments of the loans or underlying loans either from time to time or over the lives of the loans or underlying loans.

     The rate of prepayments of conventional housing loans and other receivables has fluctuated significantly in recent years. In general, however, if prevailing interest rates fall significantly below the interest rates on the loans or underlying loans for a series, these loans are likely to prepay at rates higher than if prevailing interest rates remain at or above the interest rates borne by these loans. In this regard, it should be noted that the loans or underlying loans for a series may have different interest rates. In addition, the weighted average life of the securities may be affected by the varying maturities of the loans or underlying loans. If any loans or underlying loans for a series have actual terms-to-stated maturity that are less than those assumed in calculating the final scheduled distribution date of the related securities, one or more classes of the series may be fully paid prior to their respective final scheduled distribution dates, even in the absence of prepayments and a reinvestment return higher than the assumed reinvestment rate.

                                 THE TRUST FUNDS

     The notes of each series will be secured by the pledge of the assets of the related trust fund, and the certificates of each series will represent interests in the assets of the related trust fund. Each trust fund will include:

     o    the primary assets,

     o    amounts available from the reinvestment of payments on the primary assets at the assumed reinvestment rate, if any, specified in the related prospectus supplement,

     o    any credit enhancement or the rights to that credit enhancement,

     o    any mortgaged property that secured a mortgage loan but which is acquired by foreclosure or deed in lieu of foreclosure or
          repossession, and

     o    the amount, if any, initially deposited in the pre-funding account, capitalized interest account, collection account, certificate account or distribution account for a series as specified in the related prospectus supplement.

     The securities will be non-recourse obligations of the related trust fund.
The assets of the trust fund specified in the related prospectus supplement for a series of securities will serve as collateral only for that series of securities. Holders of a series of notes may only proceed against collateral securing that series of notes in the case of a default with respect to that series of notes and may not proceed against any assets of the depositor or the related trust fund not pledged to secure the notes.

     The primary assets for a series will be transferred by the depositor to the trust fund. Loans relating to a series will be serviced by the servicer pursuant to a pooling and servicing agreement, with respect to a series

                                       15

consisting of only certificates or a sale and servicing agreement among the depositor, the seller, the trust fund and the servicer, with respect to a series that includes notes.

     As used in this prospectus, agreement means, with respect to a series of certificates, the pooling and servicing agreement or trust agreement, and with respect to a series that includes notes, the indenture and the sale and servicing agreement, as the context requires.

     If so specified in the related prospectus supplement, a trust fund relating to a series of securities may be a business trust formed under the laws of the state specified in the related prospectus supplement pursuant to a trust agreement between the seller and the trustee of the related trust fund specified in the related prospectus supplement.

     Each trust fund, prior to the initial offering of the related series of securities, will have no assets or liabilities. No trust fund is expected to engage in any activities other than acquiring, managing and holding the related primary assets and other assets contemplated in this prospectus and in the related prospectus supplement and the proceeds of the primary assets and other contemplated assets, issuing securities and making payments and distributions on the issued securities and certain related activities. No trust fund is expected to have any source of capital other than its assets and any related credit enhancement.

     Primary assets included in the trust fund for a series may consist of any combination of loans and private securities, to the extent and as specified in the related prospectus supplement.

     An applicable agreement may provide that additional loans may be added to the trust fund if these loans were originated or acquired by the seller in the ordinary course of its business, the inclusion of the loans will maintain or increase the level of overcollateralization and the inclusion of the loans will not result in the withdrawal or downgrading of the ratings then assigned to the securities of the related series.

THE LOANS

     The primary assets for a series may consist, in whole or in part, of closed-end home equity loans secured by mortgages primarily on single family mortgaged properties which may be subordinated to other mortgages on the same mortgaged property. The home equity loans may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics.

     The full principal amount of a home equity loan is advanced at origination of the loan and generally is repayable in equal, or substantially equal, installments of an amount sufficient to fully amortize the loan at its stated
maturity. As more fully described in the related prospectus supplement, interest on each home equity loan is calculated on the basis of the outstanding principal balance of the loan multiplied by the home equity loan rate on the loan and, in the case of simple interest loans, further multiplied by a fraction, the numerator of which is the number of days in the period elapsed since the preceding payment of interest was made and the denominator is the number of days in the annual period for which interest accrues on the loan. Interest on home equity loans also may be calculated on the actuarial basis, in which case each monthly payment consists of a decreasing amount of interest and an increasing amount of principal, and the payment either earlier or later then the due date payment will not affect the relative applications of principal and interest. The loans for a series may include home equity loans that do not amortize their entire principal balance by their stated maturity in accordance with their terms and require a balloon payment of the remaining principal balance at maturity, as specified in the related prospectus supplement. The original terms to stated
maturity of home equity loans will generally not exceed 360 months.

     The mortgaged properties will include single family property, including one- to four-family residential housing, condominium units and cooperative dwellings, five- to eight-family residential properties and mixed-use property.
Mixed-use properties will consist of structures of no more than three stories, which include one to four residential dwelling units and space used for retail, professional or other commercial uses. Uses may include doctor, dentist or law offices, real estate agencies, boutiques, newsstands, convenience stores or other similar types of uses intended to cater to individual customers. The properties may be located in suburban or metropolitan districts. Any non-residential use will be in compliance with local zoning laws and regulations. The mortgaged properties may consist of detached individual dwellings, individual condominiums, townhouses, duplexes, row houses, individual

                                       16

units in planned unit developments and other attached dwelling units. The mortgaged properties also may include module or manufactured homes which are treated as real estate under local law. Each single family property will be located on land owned in fee simple by the borrower or on land leased by the borrower for a term at least ten years greater than the term of the related loan. Attached dwellings may include owner-occupied structures where each borrower owns the land upon which the unit is built, with the remaining adjacent land owned in common or dwelling units subject to a proprietary lease or occupancy agreement in a cooperatively owned apartment building. Mortgages on cooperative dwellings consist of a lien on the shares issued by the cooperative dwelling and the proprietary lease or occupancy agreement relating to the cooperative dwelling.

     The aggregate principal balance of loans secured by mortgaged properties that are owner- occupied will be disclosed in the related prospectus supplement.
The sole basis for determining that a given percentage of the loans are secured by single family property that is owner-occupied will be either:

     o    the making of a representation by the mortgagor at origination of the home equity loan either that the underlying mortgaged property will be used by the mortgagor for a period of at least six months every year or that the mortgagor intends to use the mortgaged property as a primary residence, or

     o    a finding that the address of the underlying mortgaged property is the mortgagor's mailing address as reflected in the servicer's records.

     The mortgaged properties also may include non-owner occupied investment properties and vacation and second homes.

     The prospectus supplement for each series will provide information with respect to the loans that are primary assets as of the cut-off date, including, among other things, and to the extent relevant:

     o    the aggregate unpaid principal balance of the loans;

     o    the range and weighted average home equity loan rate on the loans, and, in the case of adjustable rate loans, the range and weighted average of the current home equity loan rates and the lifetime rate caps, if any;

     o    the range and average outstanding principal balance of the loans;

     o    the weighted average original and remaining term-to-stated maturity of the loans and the range of original and remaining terms-to-stated
          maturity, if applicable;

     o    the range and weighted average of combined loan-to-value ratios or loan-to-value ratios for the loans, as applicable;

     o    the percentage, by outstanding principal balance as of the cut-off date, of loans that accrue interest at adjustable or fixed interest rates;

     o    any special hazard insurance policy or bankruptcy bond or other enhancement relating to the loans;

     o    the geographic distribution of the mortgaged properties securing the loans;

     o    the percentage of loans, by principal balance as of the cut-off date, that are secured by single family mortgaged properties, shares relating to cooperative dwellings, condominium units, investment property and vacation or second homes;

     o    the lien priority of the home equity loans; and

                                       17

     o    the delinquency status and year of origination of the loans.

     The related prospectus supplement will also specify any other limitations on the types or characteristics of loans for a series.

     If information of the nature described above respecting the loans is not known to the seller at the time the securities are initially offered, approximate or more general information of the nature described above will be provided in the prospectus supplement and additional information will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related series and to be filed with the Securities and
Exchange Commission within 15 days after the initial issuance of the related securities.

PRIVATE SECURITIES

     Primary assets for a series may consist, in whole or in part, of private securities which include pass-through certificates representing beneficial interests in loans of the type that would otherwise be eligible to be loans or collateralized obligations secured by underlying loans. The pass-through certificates or collateralized obligations (A)(x) either (1) will have been previously registered under the Securities Act of 1933 or (2) will be eligible for sale under Rule 144(k) and (y) will be acquired in bona fide secondary market transactions not from the issuer or an affiliate or (B) otherwise will comply with the then-current position of the Securities and Exchange Commission for inclusion in a re-securitization transaction.

     Private securities will have been issued pursuant to a pooling and servicing agreement, a trust agreement or similar agreement. The seller/servicer of the underlying loans will have entered into the applicable agreement with a trustee. The trustee or its agent, or a custodian, will possess the underlying loans. Underlying loans will be serviced by a servicer directly or by one or more sub-servicers who may be subject to the supervision of the private securities servicer.

     The sponsor of the private securities will be a financial institution or other entity engaged generally in the business of lending; a public agency or instrumentality of a state, local or federal government; or a limited purpose corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling loans to the established trusts, and selling beneficial interests in these trusts. The obligations of the private securities sponsor will generally be limited to certain representations and warranties with respect to the assets conveyed by it to the related trust. Additionally, although the underlying loans may be guaranteed by an agency or instrumentality of the United States, the private securities themselves will not be so guaranteed.

     Distributions of principal and interest will be made on the private securities on the dates specified in the related prospectus supplement. The private securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the private securities by the private securities trustee or the private securities servicer. The private securities sponsor or the private securities servicer may have the right to repurchase the underlying loans after a certain date or under other circumstances specified in the related prospectus supplement. The underlying loans may be fixed rate, level payment, fully amortizing loans or adjustable rate loans or loans having balloon or other irregular payment features.

     Credit support in the form of reserve funds, subordination of other private securities issued under the applicable agreement, guarantees, letters of credit, cash collateral accounts, insurance policies or other types of credit support may be provided with respect to the underlying loans or with respect to the private securities themselves. The type, characteristics and amount of credit support will be a function of certain characteristics of the underlying loans and other factors, such as the operating history and degree of securitization experience of the seller/servicer of the underlying loans and the then current market for various types of credit enhancement, and will have been established for the private securities on the basis of requirements of the nationally recognized statistical rating organization that rated the private securities.

     The prospectus supplement for a series for which the primary assets include private securities will specify on an approximate basis and as of the date specified in the related prospectus supplement, to the extent relevant and

                                       18

to the extent information is reasonably available to the depositor and the depositor reasonably believes the information to be reliable:

     (a)  the aggregate approximate principal amount and type of the private securities to be included in the trust fund for the series;

     (b)  certain characteristics of the underlying loans including

          o    the payment features of the underlying loans, for example whether they are fixed rate or adjustable rate and whether they provide for fixed level payments or other payment features,

          o    the approximate aggregate principal balance, if known, of the underlying loans insured or guaranteed by a governmental entity,

          o    the servicing fee or range of servicing fees with respect to the underlying loans,

          o    the minimum and maximum stated maturities of the underlying loans at origination,

          o    the lien priority of the underlying loans, and

          o    the delinquency status and year of origination of the underlying loans;

     (c)  the maximum original term-to-stated maturity of the private securities;

     (d)  the weighted average term-to-stated maturity of the private securities;

     (e)  the pass-through or certificate rate or ranges this rate for the private securities;

     (f)  the private securities sponsor, the private securities servicer and the private securities trustee for private securities;

     (g)  certain characteristics of credit support if any, such as reserve funds, insurance policies, letters of credit or guarantees relating to the loans underlying the private securities or to the private securities themselves;

     (h)  the terms on which underlying loans may, or are required to, be purchased prior to their stated maturity or the stated maturity of the private securities; and

     (i)  the terms on which underlying loans may be substituted for those originally underlying the private securities.

     If information of the nature described above is not known to the depositor at the time the securities are initially offered, approximate or more general information of the nature described above will be provided in the prospectus supplement and the additional information, if available, will be set forth in a
Current Report on Form 8-K to be available to investors of the related series through a filing with the Securities and Exchange Commission within 15 days of the initial issuance of the securities.

COLLECTION, CERTIFICATE AND DISTRIBUTION ACCOUNTS

     A separate collection account or certificate account will be established for each series of securities for receipt of all amounts received on or with respect to the related primary assets. Amounts on deposit in the collection account and amounts available pursuant to any credit enhancement, as provided in the related prospectus supplement, may be deposited in one or more distribution accounts. Funds in the collection, certificate and distribution accounts generally will be invested in eligible investments maturing, with certain exceptions, not later,

                                       19

in the case of funds in the collection account, than the day preceding the date the funds are due to be deposited in the distribution account or otherwise distributed and, in the case of funds in the distribution account and the certificate account, than the day preceding the next distribution date for the related series of securities.

PRE-FUNDING AND CAPITALIZED INTEREST ACCOUNTS

     If specified in the related prospectus supplement, a trust fund will include one or more segregated trust accounts, referred to in this prospectus as a pre-funding account, established and maintained with the trustee for the related series. If so specified, on the closing date for the related series, a portion of the proceeds of the sale of the securities of the related series not to exceed fifty percent of the aggregate principal amount of the series, referred to as the pre-funded amount, may be deposited in the pre-funding account and may be used to purchase additional primary assets during the period of time not to exceed six months specified in the related prospectus supplement, referred to as the pre-funding period. Pending the purchase of additional primary assets, funds deposited in the pre-funding account will be invested in eligible investments. If any pre-funded amount remains on deposit in the pre-funding account at the end of the pre-funding period, that amount will be applied in the manner specified in the related prospectus supplement to prepay the notes and/or the certificates of the applicable series.

     Each additional primary asset must satisfy the eligibility criteria specified in the related prospectus supplement and related agreements. The eligibility criteria will be determined in consultation with each rating agency and/or any credit enhancer prior to the issuance of the related series and are designed to ensure that if additional primary assets were included as part of the initial primary assets, the credit quality of the initial primary assets would be consistent with the initial rating of the securities of the related series. The eligibility criteria will apply to the pool of primary assets, including the subsequent primary assets, and will include a minimum weighted average interest rate, a maximum weighted average remaining term to maturity and a maximum weighted average combined loan-to-value ratio. Depending on the composition of the original primary assets and the type of credit enhancement, additional eligibility criteria such as a minimum interest rate, a maximum principal balance, a limitation on geographic concentration and a limit on certain types of primary assets such as balloon loans or loans secured by other than primary residences. The depositor will certify to the trustee that all conditions precedent to the transfer of the additional primary assets, including the satisfaction of the eligibility criteria, to the trust fund, have been satisfied. It is a condition to the transfer of any additional primary assets to the trust fund that each rating agency, after receiving prior notice of the proposed transfer of the additional primary assets to the trust fund, shall not have advised the depositor or the trustee or any credit enhancer that the conveyance of additional primary assets will result in a qualification, modification or withdrawal of its then current rating of any class of notes or certificates of the series. Following the transfer of additional primary assets to the trust fund, the aggregate characteristics of the primary assets then held in the trust fund may vary from those of the initial primary assets of the trust fund. As a result, the additional primary assets may adversely affect the performance of the related securities.

     If a pre-funding account is established, one or more segregated trust accounts may be established and maintained with the trustee for the related series. On the closing date for the series, a portion of the proceeds of the sale of the securities of that series will be deposited in the segregated trust account and used to fund the excess, if any, of the sum of:

     (a)  the amount of interest accrued on the securities of the series, and

     (b)  if specified in the related prospectus supplement, fees or expenses during the pre-funding period such as trustee fees and credit enhancement fees, over

     (c)  the amount of interest available for these fees or expenses from the primary assets in the trust fund.

     If so specified in the related prospectus supplement, amounts on deposit in the segregated trust account may be released to the seller prior to the end of the pre-funding period subject to the satisfaction of tests specified in the related prospectus supplement. Any amounts on deposit in the segregated trust account at the end of the pre-funding period that are not necessary for these purposes will be distributed to the person specified in the related prospectus supplement.

                                       20

ELIGIBLE INVESTMENTS

     Each agreement generally will define eligible investments to include the following:

     (a)  direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality of the United States, provided that these obligations are backed by the full faith and credit of the United
          States;

     (b)  repurchase agreements on obligations specified in clause (a) maturing not more than three months from the date of their acquisition, provided that the short-term unsecured debt obligations of the party agreeing to repurchase these obligations are at the time rated by each rating agency in its highest short-term rating category;

     (c)  certificates of deposit, time deposits and bankers' acceptances of any
          U.S. depository institution or trust company incorporated under the laws of the United States or any state of the United States and subject to supervision and examination by federal and/or state banking authorities, provided that the unsecured short-term debt obligations of the depository institution or trust company at the date of their acquisition have been rated by each rating agency in its highest unsecured short-term debt rating category;

     (d)  commercial paper, having original maturities of not more than 90 days of any corporation incorporated under the laws of the United States or any state of the United States which on the date of acquisition has been rated by each rating agency in their highest short-term rating categories;

     (e)  short-term investment funds sponsored by any trust company or national banking association incorporated under the laws of the United States or any state of the United States which on the date of acquisition has been rated by each rating agency in their respective highest rating category of long-term unsecured debt; and

     (f)  interests in any money market fund which at the date of acquisition of the interests in that money market fund and throughout the time as the interest is held in that money market fund has a rating of "Aaa" by
          Moody's Investors Service, Inc., and either "AAAm" or "AAAm-G" by
          Standard & Poor's Rating Group, a division of the McGraw-Hill
          Companies, Inc.;

provided that no instrument described above may evidence either the right to receive:

     (a)  only interest with respect to the obligations underlying the instrument or

     (b)  both principal and interest payments derived from obligations underlying the instrument where the interest and principal payments with respect to the instrument provided a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations; and

provided, further, that no instrument described above may be purchased at a price greater than par if that instrument may be prepaid or called at a price less than its purchase price prior to its stated maturity.

     To the extent any investment would require registration of the trust fund as an investment company, the investment will not constitute an eligible investment.

                                   ENHANCEMENT

     The amounts and types of credit enhancement arrangements and the provider of credit enhancement, if applicable, with respect to a series or any class of securities will be set forth in the related prospectus supplement. If specified in the applicable prospectus supplement, credit enhancement for any series of securities may cover one or more classes of notes

                                       21

or certificates, and accordingly may be exhausted for the benefit of a particular class of notes or certificates and subsequently be unavailable to other classes of notes or certificates. Further information regarding any provider of credit enhancement, including financial information when material, will be included in the related prospectus supplement.

     If and to the extent provided in the related prospectus supplement, credit enhancement may include one or more of the following or any combination of the following:

     o    Financial Guaranty Insurance Policy which will be issued by a monoline insurance company and which, subject to the terms of the policy, will guarantee timely payment of interest on, and ultimate, as opposed to timely, payment of principal of, the applicable class or classes of securities;

     o    Overcollateralization which will equal the excess of the aggregate principal balance of the primary assets over the aggregate principal balance of the securities. Overcollateralization may take the form of the initial or subsequent deposit of primary assets to create this excess or may build over time from the application of excess cash amounts generated by the primary assets to accelerate the amortization of the applicable class or classes of securities;

     o    Letter of Credit which will be issued by a bank or other financial institution in a maximum amount which may be permanently reduced as draws are made or may be replenished as previous draws are repaid from excess cash amounts generated by the primary assets. Draws may be made to cover shortfalls generally in collections, with respect to particular types of shortfalls such as those due to particular types of losses or with respect to specific situations such as shortfalls in amounts necessary to pay current interest;

     o    Cash Reserve Fund which may be partially or fully funded on the date of issuance or may be funded over time from excess cash amounts generated by the primary assets. Withdrawals may be made in circumstances similar to those for which draws may be made on a letter of credit;

     o    Insurance Policies which may insure a portion of the loans or underlying loans against credit losses, bankruptcy losses, fraud losses or special hazard losses not covered by typical homeowners insurance policies;

     o    Subordinate securities which will be subordinated in the right to receive distributions to one or more other classes of securities of the same series, some or all of which may themselves be subordinated to other classes of that series. Subordination may be with respect to distributions of interest, principal or both. In addition, all or portions of particular types of losses on the primary assets may be allocated to one or more classes of the subordinate securities prior to the allocation of those losses to other classes of subordinate certificates and/or the senior securities of the applicable series; or

     o    Derivative Products which may include a swap to convert floating or fixed rate payments, as applicable, on the primary assets into fixed or floating rate payments, as applicable, on the securities or a cap or floor agreement intended to provide protection against changes in floating rates of interest payable on the primary assets and/or the securities.

     The presence of credit enhancement is intended to increase the likelihood of receipt by the certificateholders and the noteholders of the full amount of principal and interest due on the applicable certificates and notes and to decrease the likelihood that the certificateholders and the noteholders will experience losses, or may be structured to provide protection against changes in interest rates or against other risks, to the extent and under the conditions specified in the related prospectus supplement. The credit enhancement for a class of securities generally will not provide protection against all risks of loss and may not guarantee repayment of the entire principal and interest on a class of securities. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, securityholders will bear their allocable share of deficiencies. In addition, if a form of credit enhancement covers more than one class of securities of a series, securityholders of that

                                       22

class will be subject to the risk that the credit enhancement will be exhausted by the claims of securityholders of other classes.

                               SERVICING OF LOANS

     Customary servicing functions with respect to loans comprising the primary assets in the trust fund will be provided by the servicer directly pursuant to the related sale and servicing agreement or pooling and servicing agreement, as the case may be, with respect to a series of securities. The servicer will be the entity identified in the related prospectus supplement.

COLLECTION PROCEDURES; ESCROW ACCOUNTS

     The servicer will make reasonable efforts to collect all payments required to be made under the loans and will, consistent with the terms of the related agreement for a series and any applicable credit enhancement, follow the same collection procedures as it follows with respect to comparable loans held in its own portfolio. Consistent with the above, the servicer may, in its discretion,
(a) waive any assumption fee, late payment charge, or other charge in connection with a home equity loan and (b) arrange with an obligor a schedule for the liquidation of delinquencies by extending the due dates for scheduled payments on that loan.

     The servicer, to the extent permitted by law, will establish and maintain escrow or impound accounts with respect to loans in which payments by obligors with respect to taxes, assessments, mortgage and hazard insurance premiums, and other comparable items will be deposited. Loans may not require these payments under the related loan documents, in which case the servicer would not be required to establish any escrow account with respect to the loans. Withdrawals from the escrow accounts are to be made to effect timely payment of taxes, assessments and mortgage and hazard insurance, to refund to obligors amounts determined to be overages, to pay interest to obligors on balances in the escrow account to the extent required by law, to repair or otherwise protect the property securing the related home equity loan and to clear and terminate the escrow account. The servicer will be responsible for the administration of the escrow accounts and generally will make advances to these accounts when a deficiency exists in any of these escrow accounts.

DEPOSITS TO AND WITHDRAWALS FROM THE COLLECTION ACCOUNT OR THE CERTIFICATE
ACCOUNT

     The trustee or the servicer will establish a separate account in the name or for the benefit of the trustee. The collection account and/or certificate account will be an account maintained:

     o    at a depository institution, the long-term unsecured debt obligations of which at the time of any deposit in the account are rated by each rating agency rating the securities of the related series at levels satisfactory to each rating agency or

     o    in an account or accounts the deposits in which are insured to the maximum extent available by the federal deposit insurance corporation, referred to as FDIC, or which are secured in a manner meeting requirements established by each rating agency.

     The funds held in the collection account or the certificate account may be invested, pending remittance to the trustee, in eligible investments. The servicer will be entitled to receive as additional compensation any interest or other income earned on funds in the collection account or certificate account.

     The servicer, the seller or the trustee will deposit into the collection account for each series, within the period specified in the related prospectus supplement, the following payments and collections received or made by it, other than, in respect of principal of and interest on the related primary assets due or, in the case of simple interest loans, received, on or before the related cut-off date:

     (a)  all payments on account of principal, including prepayments, on the primary assets;

                                       23

     (b)  all payments on account of interest on the primary assets after deducting from these payments, at the discretion of the servicer but only to the extent of the amount permitted to be withdrawn or withheld from the collection account in accordance with the related agreement, the servicing fee in respect of the primary assets;

     (c)  all amounts received by the servicer in connection with the liquidation of primary assets or property acquired in respect of the primary assets, whether through foreclosure sale, repossession or otherwise, including payments in connection with the primary assets received from the obligor, other than amounts required to be paid or refunded to the obligor pursuant to the terms of the applicable loan documents or otherwise pursuant to law, exclusive of, in the discretion of the servicer, but only to the extent of the amount permitted to be withdrawn from the collection account or the certificate account in accordance with the related agreement, the servicing fee, if any, in respect of the related primary asset and, to the extent specified in the related prospectus supplement, net of reimbursements for related delinquency advances and servicer advances;

     (d)  all proceeds under any title insurance, hazard insurance or other insurance policy covering any primary asset, other than proceeds to be applied to the restoration or repair of the related property or released to the obligor in accordance with the related agreement;

     (e)  all amounts required to be deposited in the collection account from any applicable reserve fund for the series pursuant to the related agreement;

     (f)  all delinquency advances made by the servicer required pursuant to the related agreement; and

     (g)  all repurchase prices of any primary assets repurchased by the servicer or the seller pursuant to the related agreement.

     The servicer is permitted, from time to time, to make withdrawals from the collection account or the certificate account for each series for the following purposes:

     (a)  to reimburse itself for delinquency advances and servicing advances for a series made by it pursuant to the related agreement; the servicer's right to reimburse itself for delinquency advances and servicing advances is limited to amounts received on or in respect of particular loans, including, for this purpose, liquidation proceeds and amounts representing proceeds of insurance policies covering the related property, which represent late recoveries of scheduled payments respecting which any advance was made;

     (b)  to reimburse itself for any delinquency advances and servicing advances for a series that the servicer determines in good faith it will be unable to recover from amounts of liquidation proceeds or the proceeds of insurance policies;

     (c)  in the event it has elected not to pay itself the servicing fee out of the interest component of any scheduled payment, late payment or other recovery with respect to a particular loan prior to the deposit of the scheduled payment, late payment or recovery into the collection account, to pay to itself the servicing fee, as adjusted pursuant to the related agreement, from any scheduled payment, late payment or other recovery, to the extent permitted by the related agreement;

     (d)  to reimburse itself or the seller for expenses incurred by and recoverable by or reimbursable to it pursuant to the related agreement;

     (e)  to pay to the applicable person with respect to each primary asset or
          REO property acquired in respect of each primary asset that has been repurchased or removed from the trust fund by the seller or the servicer pursuant to the related agreement, all amounts received on the primary asset and not distributed as of the date on which the related repurchase price was determined;

                                       24

     (f)  to make payments to the trustee of the related series for deposit into the distribution account, if any, or for remittance to the holders of the related series in the amounts and in the manner provided for in the related agreement; and

     (g)  to clear and terminate the collection account pursuant to the related agreement.

     In addition, if the servicer deposits in the collection account for a series any amount not required to be deposited in the collection account, it may, at any time, withdraw that amount from the collection account.

ADVANCES AND LIMITATIONS ON ADVANCES

     The related prospectus supplement will describe the circumstances, if any, under which the servicer will make advances with respect to delinquent payments of principal and/or interest on loans. If specified in the related prospectus supplement, the servicer will be obligated to make delinquency advances, and this obligation may be limited in amount, or may not be activated until a certain portion of a specified reserve fund is depleted. Delinquency advances are intended to provide liquidity and, except to the extent specified in the related prospectus supplement, not to guarantee or insure against losses.
Accordingly, to the extent specified in the related prospectus supplement, any funds advanced are recoverable by the servicer out of amounts received on particular loans which represent late recoveries of principal or interest, proceeds of insurance policies or liquidation proceeds respecting which any delinquency advance was made or, to the extent provided in the prospectus supplement, from payments or proceeds from other loans. If and to the extent specified in the related prospectus supplement, the servicer will advance its own funds to pay for any related expenses of foreclosure and disposition of any liquidated loan or related property. The servicer will be entitled to be reimbursed for any advances by the servicer to the extent provided in the prospectus supplement. If an advance by the servicer is made and subsequently determined to be nonrecoverable from late collections, proceeds of insurance policies, or liquidation proceeds from the related loan, the servicer will be entitled to reimbursement from other funds in the collection account, certificate account or distribution account, as the case may be, or from a specified reserve fund as applicable.

MAINTENANCE OF INSURANCE POLICIES AND OTHER SERVICING PROCEDURES

     The servicer will be required to maintain or to cause the obligor on each home equity loan to maintain a hazard insurance policy naming the servicer as loss payee under that policy and providing for extended coverage of the standard form of fire insurance with extended coverage for certain other hazards as is customary in the state in which the related property is located. The standard hazard insurance policies will provide for coverage at least equal to the applicable state standard form of fire insurance policy with extended coverage for property of the type securing the related loans.

     In general, the standard form of fire and extended coverage insurance policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms and therefore will not contain identical terms and conditions, the basic terms of these policies are dictated by respective state laws, and most policies typically do not cover any physical damage resulting from any of the following:

     o    war,

     o    revolution,

     o    governmental actions,

     o    floods and other water-related causes,

     o    earth movement, including earthquakes, landslides and mudflows,

                                       25

     o    nuclear reactions,

     o    wet or dry rot,

     o    vermin,

     o    rodents,

     o    insects or domestic animals,

     o    theft and,

     o    in some cases, vandalism.

     The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. When a mortgaged property is located in a federally designated special flood hazard area at the time of origination of the related loan, the applicable agreement requires the servicer to cause to be maintained flood insurance, to the extent available, in an amount equal in general to the lesser of the maximum insurance available under the federal flood insurance program and the sum of the loan balance of the applicable loan the principal balance of any mortgage loan senior to that loan from time to time.

     The hazard insurance policies covering the mortgaged properties typically contain a co-insurance clause that in effect requires the insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the property, in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the co-insurance clause generally provides that the insurer's liability in the event of partial loss does not exceed the greater of:

     (a)  the replacement cost of the improvements less physical depreciation or

     (b)  the proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

     Each obligor will be required to maintain, coverage in an amount at least equal to the greater of:

     (a)  the amount necessary to avoid the enforcement of any co-insurance clause contained in the policy or

     (b)  the outstanding principal balance of the related loan plus the balance of any senior mortgage.

     The servicer will also maintain on REO property that secured a defaulted loan and that has been acquired upon foreclosure, deed in lieu of foreclosure, or repossession, a standard hazard insurance policy in an amount that is equal to the maximum insurable value of the REO property. No earthquake or other additional insurance will be required of any obligor or will be maintained on
REO property acquired in respect of a default loan, other than pursuant to any applicable laws and regulations as shall at any time be in force and shall require additional insurance.

     The ability of the servicer to assure that hazard insurance proceeds are appropriately applied may depend on its being named as an additional insured under any hazard insurance policy and under any flood insurance policy, or upon the extent to which information in this regard is furnished to the servicer by a borrower. Except as described below, all amounts collected by the servicer under any hazard policy, except for amounts applied or expected to be applied to the restoration or repair of the property or released to the borrower in accordance with the servicer's normal servicing procedures, will be deposited in the collection account. The applicable agreement provides that the servicer may satisfy its obligation to cause hazard policies to be maintained by maintaining a blanket policy issued by an insurer acceptable to the rating agencies insuring against hazard losses to the collateral

                                       26

securing the home equity loans. If the blanket policy contains a deductible clause, the servicer will deposit into the collection account the amount not otherwise payable under the blanket policy because of that deductible clause.

REALIZATION UPON DEFAULTED LOANS

     The servicer will use its reasonable best efforts to foreclose upon, repossess or otherwise comparably convert the ownership of the mortgaged properties securing the related loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with a foreclosure or other conversion, the servicer will follow the practices and procedures as it deems necessary or advisable and as are normal and usual in its servicing activities with respect to comparable loans serviced by it. However, the servicer will not be required to expend its own funds in connection with any foreclosure or towards the restoration of the property unless it determines that:

     o    restoration or foreclosure will increase the liquidation proceeds in respect of the related home equity loan available to the holders after reimbursement to itself for its expenses and

     o    the expenses will be recoverable by it either through liquidation proceeds or the proceeds of insurance.

     In the case of a trust fund for which a REMIC election has been made, the servicer will be required to liquidate any mortgaged property acquired through foreclosure within three years after the year of the acquisition of the beneficial ownership of that mortgaged property. While the holder of a mortgaged property acquired through foreclosure can often maximize its recovery by providing financing to a new purchaser, the trust fund, if applicable, will have no ability to do so and neither the servicer nor the seller will be required to do so.

ENFORCEMENT OF DUE-ON-SALE CLAUSES

     When any mortgaged property is being conveyed by the obligor, the servicer will be obligated to exercise its rights to accelerate the maturity of the related loan under the applicable "due-on-sale" clause, if any, unless exercise of the servicer's rights is not permitted under applicable law or if the enforcement of the due on sale clause would result in loss of coverage under any primary mortgage insurance policy. In this event, the servicer is authorized to accept from or enter into an assumption agreement with the person to whom property has been or is about to be conveyed, pursuant to which the person becomes liable under the loan. To the extent permitted by applicable law, the assumption of liability will not release the original borrower from its obligation under the loan. Any fee collected in connection with an assumption will be retained by the servicer as additional servicing compensation. The terms of a loan may not be changed in connection with an assumption except to the extent specified in the related prospectus supplement.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The servicer will be entitled to a periodic fee as servicing compensation in an amount to be determined as specified in the related prospectus supplement.
The servicing fee may be fixed or variable, as specified in the related prospectus supplement. In addition, the servicer will be entitled to servicing compensation in the form of assumption fees, late payment charges and similar items, or excess proceeds following disposition of property in connection with defaulted loans.

     When an obligor makes a principal prepayment in full between due dates on the related loan, the obligor will generally be required to pay interest on the amount prepaid only to the date of prepayment. If and to the extent provided in the related prospectus supplement in order that one or more classes of the holders of a series will not be adversely affected by any resulting shortfall in interest, the amount of the servicing fee may be reduced to the extent necessary to include in the servicer's remittance to the trustee for distribution to securityholders an amount equal to one month's interest on the related loan, less the servicing fee. If the aggregate amount of shortfalls in a month exceeds the servicing fee or other specified amount for that month, a shortfall to holders may occur.

                                       27

     The servicer will be entitled to reimbursement for servicing advances by the servicer. The related holders will suffer no loss by reason of these servicing advances to the extent expenses are covered under related insurance policies or from excess liquidation proceeds. If claims are either not made or paid under the applicable insurance policies or if coverage under the applicable insurance policies has been exhausted, the related holders will suffer a loss to the extent that liquidation proceeds, after reimbursement of the servicing advances by the servicer, are less than the outstanding principal balance of and unpaid interest on the related loan which would be distributable to holders. The servicer is generally also entitled to reimbursement from the collection account for servicing advances by the servicer. In addition, the servicer will be entitled to reimbursement for delinquency advances as described above under
"--Advances and limitations on advances."

     The rights of the servicer to receive funds from the collection account for a series, whether as the servicing fee or other compensation, or for the reimbursement of delinquency advances and servicing advances by the servicer, expenses or otherwise, are not subordinate to the rights of holders of that series.

EVIDENCE AS TO COMPLIANCE

     The applicable agreement for each series will provide that each year, a firm of independent public accountants will furnish a statement to the trustee to the effect that the firm has examined certain documents and records relating to the servicing of residential mortgage loans by the servicer and that this examination, which has been conducted substantially in compliance with either:

     o    the audit guide for audits of non-supervised mortgagees approved by the department of housing and urban development or

     o    the requirements of the uniform single attestation program for mortgage bankers, and

     o    has disclosed no items of non-compliance with the provisions of the applicable agreement that, in the opinion of the firm, are material, except for the items of non-compliance as shall be referred in the report.

     The applicable agreement for each series will also provide for delivery to the trustee for that series of an annual statement signed by an officer of the servicer to the effect that the servicer has fulfilled its material obligations under the applicable agreement throughout the preceding calendar year.

CERTAIN MATTERS REGARDING THE SERVICER

     If an event of default occurs under either a sale and servicing agreement or a pooling and servicing agreement, the servicer may be replaced by the trustee or a successor servicer. Unless otherwise specified in the related prospectus supplement, events of default and the rights of the trustee upon an event of default under the applicable agreement for the related series will be substantially similar to those described under "The Agreements--Events of default; Rights upon event of default--Pooling and servicing agreement; Sale and servicing agreement."

     The servicer may assign its rights and delegate its duties and obligations under the related agreement for each series if the successor servicer accepting the assignment or delegation:

     (a)  services similar loans in the ordinary course of its business,

     (b)  is reasonably satisfactory to the trustee for the related series,

     (c)  would not cause any rating agency's rating of the securities for the series in effect immediately prior to the assignment, sale or transfer to be qualified, downgraded or withdrawn as a result of that assignment, sale or transfer and

     (d)  executes and delivers to the trustee and the credit enhancer, if any, an agreement, in form and substance reasonably satisfactory to the trustee, and the credit enhancer, if any, which contains an

                                       28

          assumption by the servicer of the due and punctual performance and observance of each covenant and condition to be performed or observed by the servicer under the related agreement from and after the date of the related agreement.

     No assignment will become effective until the trustee or a successor servicer has assumed the servicer's obligations and duties under the related agreement. To the extent that the servicer transfers its obligations to a wholly-owned subsidiary or affiliate, the subsidiary or affiliate need not satisfy the criteria set forth above; however, in this instance, the assigning servicer will remain liable for the servicing obligations under the related agreement. Any entity into which the servicer is merged or consolidated or any successor corporation resulting from any merger, conversion or consolidation will succeed to the servicer's obligations under the related agreement provided that the successor or surviving entity meets the requirements for a successor servicer set forth above.

     The servicer will not be under any liability to the trust fund or the securityholders for taking any action or for refraining from taking any action in good faith pursuant to the agreement, or for errors in judgment; provided, however, that the servicer will not be protected against any liability that otherwise would be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of its reckless disregard of its obligations and duties under the applicable agreement. Each applicable agreement further will provide that the servicer and any director, officer, employee or agent of the servicer will be entitled to indemnification by the trust fund and will be held harmless to the extent provided in the applicable agreement against any loss, liability or expense incurred in connection with any legal action relating to the agreement or the securities, other than any loss, liability or expense related to any specific loan or loans, except any loss, liability or expense otherwise reimbursable pursuant to the applicable agreement, and any loss, liability or expense incurred by the servicer by reason of its willful misfeasance, bad faith or gross negligence in the performance of its duties under the applicable agreement or by reason of the servicer's reckless disregard of its obligations and duties under the applicable agreement.

     Each applicable agreement will provide that the servicer will not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties under the applicable agreement and that in its opinion may involve it in any expense or liability. The servicer, however, in its discretion, may undertake any action that it may deem necessary or desirable with respect to the applicable agreement and the rights and duties of the parties to that agreement and the interest of the securityholders and the credit enhancer, if any, under that agreement. In this event, the legal expenses and costs of an action and any liability resulting from the action will be expenses, costs and liabilities of the trust fund and the servicer will be entitled to be reimbursed for these expenses to the extent provided in the applicable agreement. The servicer's right to indemnity or reimbursement will survive any resignation or termination of the servicer with respect to any losses, expenses, costs or liabilities arising prior to the servicer's resignation or termination, or arising from events that occurred prior to any resignation or termination.
Any claims by or on behalf of the securityholders or the trust fund will be made only against the servicer, who will be liable with respect to its own acts and omissions as well as the acts and omissions of its directors, officers, employees and agents.

                                 THE AGREEMENTS

     The following summaries describe the material provisions of the agreements common to each series of securities. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the agreements. Where particular provisions or terms used in the agreements are referred to, these provisions or terms are as specified in the related agreements.

ASSIGNMENT OF PRIMARY ASSETS

     At the time of issuance of the securities of a series, the seller will transfer, convey and assign to the depositor and the depositor will transfer, convey and assign to the trust fund, all right, title and interest of the transferor in the primary assets and other property to be transferred to the trust fund for a series. An assignment will include all principal and interest due or received on or with respect to the primary assets after the cut-off date to the extent specified in the related prospectus supplement, except for any retained interests. The trustee will, concurrently with an assignment, execute and deliver the securities.

                                       29

     Assignment of loans. The depositor will, as to each loan, deliver or cause to be delivered by the seller to the trustee, or, as specified in the related prospectus supplement a custodian on behalf of the trustee:

     o    the mortgage note endorsed without recourse to the order of the trustee or in blank,

     o    the original mortgage with evidence of recording indicated thereon, except for any mortgage not returned from the public recording office, in which case the seller will certify that the original of such mortgage was delivered to such recording office, and

     o    an assignment of the mortgage in recordable form.

     The trustee or the custodian will hold such documents in trust for the benefit of the holders.

     The seller will, at the time of issuance of the securities, cause assignments to the trustee of the mortgages relating to the loans for a series to be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee's interest in the related loans. If specified in the related prospectus supplement, the seller will cause assignments to the trustee to be so recorded within the time after issuance of the securities as is specified in the related prospectus supplement, in which event, the applicable agreement may require the seller to repurchase from the trustee any loan the related mortgage of which is not recorded within the specified time, at the price described below with respect to repurchases by reason of defective documentation. The enforcement of the repurchase obligation would constitute the sole remedy available to the holders or the trustee for the failure of a mortgage to be recorded.

     Each loan will be identified in a schedule appearing as an exhibit to the related agreement. This schedule will specify with respect to each loan:

     o    the original principal amount and unpaid principal balance as of the cut-off date;

     o    the current interest rate;

     o    the current scheduled payment of principal and interest;

     o    the maturity date, if any, of the related mortgage note; and

     o    if the loan is an adjustable rate loan, the lifetime rate cap, if any, and the index.

     Assignment of private securities. The depositor will cause private securities to be registered in the name of the trustee, or its nominee or correspondent. The trustee, or its nominee or correspondent, will have possession of any certificated private securities. The trustee generally will not be in possession of or be assignee of record of any underlying assets for a private security. Each private security will be identified in a schedule appearing as an exhibit to the related agreement, which will specify the original principal amount, outstanding principal balance as of the cut-off date, annual pass-through rate or interest rate and maturity date for each private security conveyed to the trust fund. In the applicable agreement, the depositor will represent and warrant to the trustee regarding the private securities that:

     (a)  the information contained in the applicable schedule is true and correct in all material respects;

     (b)  immediately prior to the conveyance of the private securities, the depositor had good title to the private securities, and was the sole owner of the private securities, subject to any retained interest;

     (c)  there has been no other sale by it of the private securities; and

     (d)  there is no existing lien, charge, security interest or other encumbrance, other than any retained interest, on the private securities.

                                       30

     Repurchase and substitution of non-conforming primary assets. If any document in the file relating to the primary assets delivered to the trustee, or custodian, is found by the trustee within 90 days of the execution of the related agreement, or promptly after the trustee's receipt of any document permitted to be delivered after the closing date, to be defective in any material respect and the seller does not cure that defect within 90 days, or within any other period specified in the related prospectus supplement, the seller will, not later than 90 days or within any other period specified in the related prospectus supplement, after the trustee's notice to the seller of the defect, repurchase the related primary asset or any property acquired in respect of the primary asset from the trustee at a price equal to the outstanding principal balance of the primary asset and accrued and unpaid interest to the date of the repurchase/substitution of the primary asset at the rate set forth in the related agreement.

     The seller may, rather than repurchase the primary asset as described above, remove the primary asset from the trust fund and substitute in its place one or more other primary assets provided, however, that:

     (a)  with respect to a trust fund for which no REMIC election is made, the substitution must be effected within 120 days of the date of initial issuance of the securities, and

     (b)  with respect to a trust fund for which a REMIC election is made, after a specified time period, the trustee must have received a satisfactory opinion of counsel that the substitution will not cause the trust fund to lose its status as a REMIC or otherwise subject the trust fund to a prohibited transaction tax.

     Any substitute primary asset will have, on the date of substitution,

     o    an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of the outstanding principal balance of the deleted primary asset, the amount of any shortfall to be deposited to the collection account in the month of substitution for distribution to holders,

     o    an interest rate not less than, and not more than 2% greater than, the interest rate or margin of the removed primary asset,

     o    a remaining term-to-stated maturity not greater than, and not more than two years less than, that of the removed primary asset, and

     o    will comply with all of the representations and warranties set forth in the applicable agreement as of the date of substitution.

     The above-described cure, repurchase or substitution obligations constitute the sole remedies available to the holders or the trustee for a material defect in a document for a primary asset.

     The seller will make representations and warranties with respect to primary assets for a series. If the seller cannot cure a breach of any of the representations and warranties in all material respects within the time period specified in the related prospectus supplement after notification by the trustee of the breach, and if the breach is of a nature that materially and adversely affects the value of the primary asset, the seller is obligated to repurchase the affected primary asset or, if provided in the related prospectus supplement, provide a substitute primary asset for the affected primary asset, subject to the same conditions and limitations on purchases and substitutions as described above.

REPORTS TO HOLDERS

     The trustee or other entity specified in the related prospectus supplement will prepare and forward to each holder on each distribution date, or as soon after the distribution date as is practicable, a statement setting forth, to the extent applicable to any series, among other things:

                                       31

     (a)  the amount of principal distributed to holders of the related securities and the outstanding principal balance of the securities following the distribution;

     (b)  the amount of interest distributed to holders of the related securities and the current interest on the securities;

     (c)  the amounts of

          o    any overdue accrued interest included in the distribution,

          o    any remaining overdue accrued interest with respect to the securities or

          o    any current shortfall in amounts to be distributed as accrued interest to holders of the securities;

     (d)  the amounts of distribution,

          o    any overdue payments of scheduled principal included in the distribution,

          o    any remaining overdue principal amounts with respect to the related securities,

          o    any current shortfall in receipt of scheduled principal payments on the related primary assets or

          o    any realized losses or liquidation proceeds to be allocated as reductions in the outstanding principal balances of the related securities;

     (e)  the amount received under any related credit enhancement, the remaining amount available under that credit enhancement and the amount reimbursed to the enhancer, if any;

     (f)  the number and aggregate principal balance of loans that were delinquent

          o    one monthly payment,

          o    two monthly payments and

          o    three or more monthly payments,

     as of the end of the prior collection period;

     (g)  the number and aggregate principal balance of loans in foreclosure, as of the end of the prior collection period;

     (h)  the aggregate principal balance of loans which became REO during the prior collection period;

     (i)  the book value of any REO property acquired by the related trust fund;

     (j)  the amount of losses realized during the prior collection period;

     (k)  the aggregate principal balance of loans repurchased during the prior collection period;

     (l)  the amount of the servicing fee for the prior collection period;

     (m)  during the pre-funding period, the remaining pre-funded amount and the portion of the pre-funding amount used to acquire additional primary assets since the preceding distribution date;

                                       32

     (n)  during the pre-funding period, the amount remaining in the segregated trust account; and

     (o)  any other information as specified in the related agreement.

     In addition, within a reasonable period of time after the end of each calendar year the trustee, unless otherwise specified in the related prospectus supplement, will furnish to each holder of record at any time during the applicable calendar year the aggregate of amounts reported pursuant to (a) , (b)
, and (d)(1) above for that calendar year and any information specified in the related agreement to enable holders to prepare their tax returns including, without limitation, the amount of original issue discount accrued on the securities, if applicable. Information in the distribution date and annual statements provided to the holders will not have been examined and reported upon by an independent public accountant. However, the servicer will provide to the trustee a report by independent public accountants with respect to the servicer's servicing of the loans.

     If so specified in the prospectus supplement for a series of securities, the series or one or more classes of the series will be issued in book-entry form. In this event, owners of beneficial interests in the securities will not be considered holders and will not receive reports directly from the trustee.

     The trustee will forward the reports only to the entity or its nominee which is the registered holder of the global certificate which evidences book-entry securities. Beneficial owners will receive their reports from the participants and indirect participants of the applicable book-entry system in accordance with the practices and procedures of the entities.

EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT

     Pooling and servicing agreement; Sale and servicing agreement. Events of default under the pooling and servicing agreement or sale and servicing agreement for each series of securities relating to loans will be specified in the related prospectus supplement and may include:

     (a)  any failure by the servicer to deposit amounts in the collection account and/or certificate account and/or distribution accounts required to be made under the applicable agreement, which failure continues unremedied for three business days after the giving of written notice of the failure to the servicer by the trustee for the related series, or to the servicer and the trustee by the enhancer or by the holders of the related series evidencing not less than 51% of the aggregate voting rights of the securities for the series,

     (b)  any failure by the servicer duly to observe or perform in any material respect any other of its covenants or agreements in the applicable agreement which continues unremedied for 30 days after the giving of written notice of failure to the servicer by the trustee, or to the servicer and the trustee by the enhancer or by the holders of the related series evidencing not less than 51% of the aggregate voting rights of the securities for the series, and

     (c)  certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by the servicer indicating its insolvency, reorganization or inability to pay its obligations.

     So long as an event of default remains unremedied under the applicable agreement for a series of securities relating to the servicing of loans, the trustee for the series or holders of securities of the series evidencing not less than 51% of the aggregate voting rights of the securities for that series with, if specified in the related prospectus supplement, the consent of the enhancer, may terminate all of the rights and obligations of the servicer as servicer under the applicable agreement, other than its right to recovery of expenses and amounts advanced pursuant to the terms of the applicable agreement which rights the servicer will retain under all circumstances, whereupon the trustee will succeed to all the responsibilities, duties and liabilities of the servicer under the applicable agreement and will be entitled to reasonable servicing compensation not to exceed the applicable servicing fee, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in the applicable agreement.

                                       33

     In the event that the trustee is unwilling or unable so to act, it may select, or petition a court of competent jurisdiction to appoint, a finance institution, bank or loan servicing institution with a net worth of at least
$15,000,000 to act as successor servicer under the provisions of the applicable agreement. The successor servicer would be entitled to reasonable servicing compensation in an amount not to exceed the servicing fee as set forth in the related prospectus supplement, together with the other servicing compensation in the form of assumption fees, late payment charges or otherwise, as provided in the applicable agreement.

     During the continuance of any event of default of the servicer under an agreement for a series of securities, the trustee for the series will have the right to take action to enforce its rights and remedies and to protect and enforce the rights and remedies of the holders of the related series, and, unless otherwise specified in the related prospectus supplement, holders of securities evidencing not less than 51% of the aggregate voting rights of the securities for the series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred upon that trustee. However, the trustee will not be under any obligation to pursue any remedy or to exercise any trusts or powers unless the holders have offered the trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred by the trustee in or by pursuit of a remedy or exercise of any trusts or powers. The trustee may decline to follow any direction if the trustee determines that the action or proceeding so directed may not lawfully be taken or would involve it in personal liability or be unjustly prejudicial to the nonassenting holders.

     Indenture. Events of default under the indenture for each series of notes will include:

     (a)  a default for 30 days or more in the payment of any principal of or interest on any note of a series;

     (b)  failure to perform any other covenant of the seller or the trust fund in the indenture which continues for a period of 60 days after notice of the failure to perform is given in accordance with the procedures described in the related prospectus supplement;

     (c)  any representation or warranty made by the seller or the trust fund in the indenture or in any certificate or other writing delivered pursuant to the indenture or in connection with the indenture with respect to or affecting the series having been incorrect in a material respect as of the time made, and the breach is not cured within 60 days after notice of it is given in accordance with the procedures described in the related prospectus supplement;

     (d)  some events of bankruptcy, insolvency, receivership or liquidation of the seller or the trust fund; or

     (e)  any other event of default provided with respect to notes of that series.

     If an event of default with respect to the notes of any series at the time outstanding occurs and is continuing, either the trustee or the holders of a majority of the then aggregate outstanding amount of the notes of the series with, if specified in the related prospectus supplement, the consent of the enhancer, may declare the principal amount, or, if the notes of that series are zero coupon securities, a portion of the principal amount as may be specified in the terms of that series, as provided in the related prospectus supplement, of all the notes of the series to be due and payable immediately. This declaration may, under some circumstances, be rescinded and annulled by the holders of a majority in aggregate outstanding amount of the notes of the series.

     If, following an event of default with respect to any series of notes, the notes of that series have been declared to be due and payable, the trustee may, in its discretion, notwithstanding the acceleration, elect to maintain possession of the collateral securing the notes of the series and to continue to apply distributions on the collateral as if there had been no declaration of acceleration if the collateral continues to provide sufficient funds for the payment of principal of and interest on the notes of the related series as they would have become due if there had not been a declaration. In addition, unless otherwise specified in the related prospectus supplement, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an event of default other than a default in the payment of any principal or interest on any note of the series for 30 days or more, unless:

                                       34

     (a)  the holders of 100% of the then aggregate outstanding amount of the notes of the series consent to sale,

     (b)  the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest due and unpaid on the outstanding notes of the series at the date of sale or

     (c)  the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the notes as the payments would have become due if these notes had not been declared due and payable, and the trustee obtains the consent of the holders of 662/3%
          of the then aggregate outstanding amount of the notes of the series.

     In the event that the trustee liquidates the collateral in connection with an event of default involving a default for 30 days or more in the payment of principal of or interest on the notes of a series, the indenture provides that the trustee will have a prior lien on the proceeds of any liquidation for unpaid fees and expenses. As a result, upon the occurrence of an event of default, the amount available for distribution to the noteholders may be less than would otherwise be the case. However, the trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the noteholders after the occurrence of an event of default.

     If specified in the related prospectus supplement, in the event the principal of the notes of a series is declared due and payable as described above, the holders of any of these notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount of the notes less the amount of discount which is unamortized.

     Subject to the provisions of the indenture relating to the duties of the trustee, in case an event of default shall occur and be continuing with respect to a series of notes, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders of notes of the series, unless the holders offered to the trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with a request or direction. Subject to the provisions for indemnification and certain limitations contained in the indenture, the holders of a majority of the then aggregate outstanding amount of the notes of the series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the notes of the series, and the holders of a majority of the then aggregate outstanding amount of the notes of the series may, in some cases, waive any default with respect to the notes, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all the holders of the outstanding notes of the related series affected by the default in payment.

THE TRUSTEE

     The identity of the commercial bank, savings and loan association or trust company named as the trustee for each series of securities will be set forth in the related prospectus supplement. The entity serving as trustee may have normal banking relationships with the depositor, or the seller. In addition, for the purpose of meeting the legal requirements of some local jurisdictions, the trustee will have the power to appoint co-trustees or separate trustees of all or any part of the trust fund relating to a series of securities. In the event of an appointment, all rights, powers, duties and obligations conferred or imposed upon the trustee by the applicable agreement relating to the series will be conferred or imposed upon the trustee and each separate trustee or co-trustee jointly, or, in any jurisdiction in which the trustee shall be incompetent or unqualified to perform certain acts, singly upon the separate trustee or co-trustee who will exercise and perform the rights, powers, duties and obligations solely at the direction of the trustee. The trustee may also appoint agents to perform any of the responsibilities of the trustee, which agents will have any or all of the rights, powers, duties and obligations of the trustee conferred on them by the appointment; provided that the trustee will continue to be responsible for its duties and obligations under the applicable agreement. In the event a series includes both notes and certificates, a separate trustee identified in the related prospectus supplement will serve as trustee for the certificateholders and for the notes.

                                       35

DUTIES OF THE TRUSTEE

     The trustee will not make any representations as to the validity or sufficiency of the applicable agreement, the securities or of any primary asset or related documents. If no event of default has occurred, the trustee is required to perform only those duties specifically required of it under the applicable agreement. Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the trustee is required to examine them to determine whether they are in the form required by the related agreement. However, the trustee will not be responsible for the accuracy or content of any documents furnished to it by the holders or the servicer under the applicable agreement.

     The trustee may be held liable for its own negligent action or failure to act, or for its own misconduct; provided, however, that the trustee will not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the holders in an event of default. The trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the applicable agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of its funds or adequate indemnity against risk or liability is not reasonably assured to it.

RESIGNATION OF TRUSTEE

     The trustee may, upon written notice to the depositor, and if specified in the related prospectus supplement, the enhancer, if any, resign at any time, in which event the depositor will be obligated to use its best efforts to appoint a successor trustee. If no successor trustee has been appointed and has accepted the appointment within the period specified in the applicable agreement after the giving of a notice of resignation, the resigning trustee may petition any court of competent jurisdiction for appointment of a successor trustee. The trustee may also be removed at any time:

     (a)  if the trustee ceases to be eligible to continue as trustee under the applicable agreement,

     (b)  if the trustee becomes insolvent or

     (c)  by the holders of securities evidencing over 50% of the aggregate voting rights of the securities in the trust fund upon written notice to the trustee and to the depositor.

     Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

AMENDMENT OF AGREEMENT

     The applicable agreement for each series of securities may be amended by the depositor, the seller, the servicer and the trustee with respect to the series, without notice to or consent of the holders:

     (a)  to cure any ambiguity,

     (b)  to correct any defective provisions or to correct or supplement any provision in the agreement,

     (c)  to add to the duties of the seller, the trust fund or servicer,

     (d)  to add any other provisions with respect to matters or questions arising under the applicable agreement or related credit applicable enhancement,

     (e)  to add or amend any provisions of the applicable agreement as required by a rating agency in order to maintain or improve the rating of the securities, it being understood that none of the seller, the servicer or trustee is obligated to maintain or improve such rating, or

                                       36

     (f)  to comply with any requirements imposed by the Internal Revenue Code of 1986;

provided that any amendment except pursuant to clause (f) above will not materially and adversely affect the interests of any holders of the series or, if specified in the related prospectus supplement, the enhancer, as evidenced by an opinion of counsel. Any amendment except pursuant to clause (f) of the preceding sentence shall be deemed not to adversely affect in any material respect the interests of any holder if the trustee receives written confirmation from each rating agency rating the securities that the amendment will not cause the rating agency to withdraw or reduce the then current rating of the securities.

     The applicable agreement for each series may also be amended by the trustee, the servicer, if applicable, the depositor and the seller with respect to the series with the consent of the enhancer, if specified in the related prospectus supplement or the holders possessing not less than 51% of the aggregate outstanding principal amount of the securities of the series or, if only certain classes of the series are affected by the amendment, 51% of the aggregate outstanding principal amount of the securities of each class of the series affected by the amendment, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the applicable agreement or modifying in any manner the rights of holders of the series;
provided, however, that no amendment may:

     (a)  reduce the amount or delay the timing of payments on any security without the consent of the holder of that security; or

     (b)  reduce the aforesaid percentage of the aggregate outstanding principal amount of securities of each class, the holders of which are required to consent to any amendment or

     (c)  if specified in the related prospectus supplement, adversely affect the interests of the enhancer, without, in the case of clauses (a) or
          (b), the consent of the holders of 100% of the aggregate outstanding principal amount of each class of securities affected by the amendment.

VOTING RIGHTS

     The related prospectus supplement will set forth the method of determining allocation of voting rights with respect to a series. No holder of securities of a series, solely by virtue of the holder's status as a holder, will have any right under the applicable agreement for the relevant series to institute any proceeding with respect to that agreement, unless the holder previously has given to the trustee for the series written notice of default and unless the holders of securities evidencing not less than 51% of the aggregate voting rights of the securities for the series have made written request upon the trustee to institute a proceeding in its own name as trustee under the applicable agreement and have offered to the trustee reasonable indemnity, and the trustee for 60 days has neglected or refused to institute any proceeding.

LIST OF HOLDERS

     Upon written request of three or more holders of record of a series for purposes of communicating with other holders with respect to their rights under the applicable agreement, which request is accompanied by a copy of the communication which the holders propose to transmit, the trustee will afford these holders access during business hours to the most recent list of holders of that series held by the trustee.

     No agreement will provide for the holding of any annual or other meeting of holders.

BOOK-ENTRY SECURITIES

     If specified in the prospectus supplement for a series of securities, a series or one or more classes of a series may be issued in book-entry form. In this event, beneficial owners of the securities will not be considered "holders"
under the agreements and may exercise the rights of holders only indirectly through the participants in the applicable book-entry system.

                                       37

REMIC ADMINISTRATOR

     For any series with respect to which a REMIC election is made, preparation of specific reports and other administrative duties with respect to the trust fund may be performed by a REMIC administrator, who may be the seller or an affiliate of the seller.

TERMINATION

     Pooling and servicing agreement; Trust agreement. The obligations created by the pooling and servicing agreement or trust agreement for a series will terminate upon the distribution to holders of all amounts distributable to them pursuant to the applicable agreement after the earlier of

     (a)  the later of

          (1)  the final payment or other liquidation of the last primary asset remaining in the trust fund for the series and

          (2)  the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure or repossession in respect of any primary asset or

     (b)  the repurchase, as described below, by the servicer or other entity specified in the related prospectus supplement from the trustee for the series of all primary assets and other property at that time subject to the applicable agreement.

     The applicable agreement for each series permits, but does not require, the servicer or other entity specified in the related prospectus supplement to purchase from the trust fund for the series all remaining primary assets at a price equal to, unless otherwise specified in the related prospectus supplement,
100% of the aggregate principal balance of the primary assets plus, with respect to any property acquired in respect of a primary asset, if any, the outstanding principal balance of the related primary asset at the time of foreclosure, less, in either case, related unreimbursed advances, in the case of the primary assets, only to the extent not already reflected in the computation of the aggregate principal balance of the primary assets, and unreimbursed expenses, that are reimbursable pursuant to the terms of the pooling and servicing agreement, plus, in either case, accrued interest at the weighted average rate on the related primary assets through the last day of the due period in which repurchase occurs; provided, however, that if an election is made for treatment as a REMIC under the Internal Revenue Code of 1986, the repurchase price may equal the greater of:

     (a)  100% of the aggregate principal balance of the primary assets, plus accrued interest at the applicable net rates on the primary assets through the last day of the month of the repurchase, or

     (b)  the aggregate fair market value of the primary assets plus the fair market value of any property acquired in respect of a primary asset and remaining in the trust fund.

     The exercise of this right will effect early retirement of the securities of the series, but an entity's right to so purchase is subject to the aggregate principal balance of the primary assets at the time of repurchase being less than a fixed percentage, not more than 25%, to be set forth in the related prospectus supplement, of the aggregate principal balance of the primary assets as of the cut-off date. In no event, however, will the trust created by the agreement continue beyond the expiration of 21 years from the death of the last survivor of certain persons identified the agreement. For each series, the servicer or the trustee, as applicable, will give written notice of termination of the agreement to each holder, and the final distribution will be made only upon surrender and cancellation of the securities at an office or agency specified in the notice of termination. If so provided in the related prospectus supplement for a series, the seller or another entity may effect an optional termination of the trust fund under the circumstances described in the related prospectus supplement.

     Indenture. The indenture will be discharged with respect to a series of notes, except with respect to continuing rights specified in the indenture, upon the delivery to the trustee for cancellation of all the notes of the

                                       38

related series or, with limitations, upon deposit with the trustee of funds sufficient for the payment in full of all of the notes of the series.

     In addition to discharge with certain limitations, the indenture will provide that, if so specified with respect to the notes of any series, the related trust fund will be discharged from any and all obligations in respect of the notes of that series, except:

     o    for certain obligations relating to temporary notes and exchange of notes, to register the transfer of or exchange notes of the series,

     o    to replace stolen, lost or mutilated notes of the series,

     o    to maintain paying agencies and to hold monies for payment in trust,
          and

     o    upon the deposit with the trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of
          America which, through the payment of interest and principal in respect of the notes in accordance with their terms, will provide money in an amount sufficient to pay the principal of and each installment of interest on the notes of the series on the final scheduled distribution date for the notes and any installment of interest on the notes in accordance with the terms of the indenture and the notes of the series. In the event of any defeasance and discharge of notes of a series, holders of notes of the related series would be able to look only to the money and/or direct obligations for payment of principal and interest, if any, on their notes until maturity.

                       CERTAIN LEGAL ASPECTS OF THE LOANS

     The following discussion contains summaries of legal aspects of mortgage loans which are general in nature. Because some of these legal aspects are governed by applicable state law which laws may differ substantially, the summaries do not purport to be complete nor reflect the laws of any particular state other than the state of New York where it is anticipated that a material percentage of the mortgaged properties will be located, nor encompass the laws of all states in which the properties securing the loans are situated.

MORTGAGES

     The loans for a series will be secured by either mortgages or deeds of trust or deeds to secure debt, referred to as mortgage loans, depending upon the prevailing practice in the state in which the property subject to a mortgage loan is located. In New York, the prevailing practice is a mortgage. The filing of a mortgage, deed of trust or deed to secure debt creates a lien or title interest upon the real property covered by the instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note. The priority of the liens is important because, among other things, the foreclosure of a senior lien will extinguish a junior lien, and because the holder of a senior lien generally will have a right to receive insurance, condemnation or other proceeds before the holder of a junior lien.

     Priority between mortgages and deeds of trust, or other instruments of record, generally depends in the first instance on the order of filing with the appropriate government records office. Priority also may be affected by the express terms of the mortgage or the deed of trust and any subordination agreement among the lenders.

     Although priority among liens on the same property generally depends in the first instance on the order of filing, there are a number of ways in which a lien that is a senior lien when it is filed can become subordinate to a lien filed at a later date. A deed of trust or mortgage generally is not prior to any liens for real estate taxes and assessments, particular types of federal liens, some mechanics and materialmen's liens, and other liens given priority by applicable law.

     There are two parties to a mortgage, the mortgagor, who is the borrower/property owner or the land trustee, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a

                                       39

note or bond and the mortgage. In the case of a land trust, there are three parties because title to the property is held by a land trustee under a land trust agreement of which the borrower/property owner is the beneficiary; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note. Under a deed of trust, the homeowner or borrower, called the "grantor," grants the security property to a third-party grantee, called the "trustee," for the benefit of the lender, called the
"beneficiary." The deed of trust, upon the instructions of the beneficiary, gives the trustee the authority, if the borrower defaults, to sell the security property in a "foreclosure" or "trustee's sale" and to apply the sale proceeds to the secured debt. The mortgagee's authority under a mortgage and the trustee's authority under a deed of trust are governed by the law of the state in which the real property is located, the express provisions of the mortgage or deed of trust, and, in some cases, in deed of trust transactions, the directions of the beneficiary.

FORECLOSURE

     Foreclosure of a mortgage is generally accomplished by judicial action, and foreclosure of a deed of trust may be accomplished by judicial action.
Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary parties defendant. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming and expensive. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a receiver or other officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement or pursuant to a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by nonjudicial power of sale.

     If a borrower defaults under a loan secured by a deed of trust, the lender generally may bring suit against the borrower. The lender generally also may attempt to collect the loan by causing the deed of trust to be enforced against the property it encumbers. Enforcement of a deed of trust is accomplished in most cases by a trustee's sale in which the trustee, upon default of the grantor, and subject to the expiration of applicable cure periods, sells the security property at a public sale under the terms of the loan documents and subject to the applicable procedural provisions of state law. In certain states, the lender must exhaust the security through foreclosure, either judicially or non-judicially, prior to collecting on the loan. Whether a lender may subsequently collect on the unpaid balance of the loan is governed by the anti-deficiency statute in the applicable state.

     The trustee's sale generally must be conducted by public auction in the county or city in which all or some part of the security property is located. At the sale, the trustee generally requires a bidder to deposit with the trustee a set amount or a percentage of the full amount of the bidder's final bid in cash, or a cash equivalent satisfactory to the trustee, prior to and as a condition to recognizing the bid, and may conditionally accept and hold these amounts for the duration of the sale. The beneficiary of the deed of trust generally need not bid cash at the sale, but may instead make a "credit bid" up to the extent of the total amount due under the deed of trust, including costs and expenses actually incurred in enforcing the deed of trust, as well as the trustee's fees and expenses. The trustee will sell the security property to the highest proper bidder at the sale.

     A sale conducted in accordance with the terms of the power of sale contained in the deed of trust generally is presumed to be conducted regularly and fairly, and, on a conveyance of the property by trustee's deed, confers absolute legal title to the property to the purchaser, free of all junior deeds of trust and free of all other liens and claims subordinate to the deed of trust under which the sale is made. The purchaser's title, however, is subject to all senior liens and other senior claims. Thus, if the deed of trust being enforced is a junior deed of trust, the trustee will convey title to the property to the purchaser subject to the first deed of trust and any other prior liens and claims. A trustee's sale or judicial foreclosure under a junior deed of trust generally has no effect on the first deed of trust, with the possible exception of the right of a senior beneficiary to accelerate its indebtedness under a default clause or a "due-on-sale" clause contained in the senior deed of trust.

     Because a potential buyer at the sale may find it difficult to determine the exact status of title and other facts about the security property, and because the physical condition of the security property may have deteriorated, it generally is more common for the lender, rather than an unrelated third party, to purchase the security property at a trustee's sale or judicial foreclosure sale. The lender, or other purchaser at the trustee's sale, will be subject to the burdens of ownership, including the obligations to service any senior deed of trust, to obtain hazard insurance and to

                                       40

make repairs at its own expense as are necessary to render the security property suitable for resale. The lender commonly will attempt to resell the security property and obtain the services of a real estate broker and agree to pay the broker a commission in connection with the resale. Depending upon market conditions, the ultimate proceeds of the resale of the security property may not be high enough to equal the lender's investment.

     The proceeds received by the trustee from the sale generally are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the deed of trust under which the sale was conducted.
Any remaining proceeds generally are payable to the holders of junior deeds of trust and other liens and claims in order of their priority. Any balance remaining generally is payable to the grantor. Following the sale, if there are insufficient proceeds to repay the secured debt, the beneficiary under the foreclosed lien generally may obtain a deficiency judgment against the grantor.

     Some courts have been faced with the issue of whether federal or state constitutional due process requires that borrowers under deeds of trust receive notices in addition to the statutorily prescribed minimum. For the most part, the courts in these cases have upheld the notice provisions and procedures described above.

     An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee's rights under the mortgage. It is regulated by statutes and rules and subject throughout to the court's equitable powers.
Generally, a mortgagor is bound by the terms of the related mortgage note and the mortgage as made and cannot be relieved from his default if the mortgagee has exercised his rights in a commercially reasonable manner. However, since a foreclosure action historically was equitable in nature, the court may exercise equitable powers to relieve a mortgagor of a default and deny the mortgagee foreclosure on proof that either the mortgagor's default was neither willful nor in bad faith or the mortgagee's action established a waiver, fraud, bad faith, or oppressive or unconscionable conduct such as to warrant a court of equity to refuse affirmative relief to the mortgagee. Under some circumstances a court of equity may relieve the mortgagor from an entirely technical default where the default was not willful.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring up to several years to complete. Moreover, a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and the sale occurred while the mortgagor was insolvent and within one year, or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law, of the filing of bankruptcy. Similarly, a suit against the debtor on the related mortgage note may take several years and, generally, is a remedy alternative to foreclosure, the mortgagee being precluded from pursuing both at the same time.

     In the case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty potential third party purchasers at the sale have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee for an amount which may be equal to the unpaid principal amount of the mortgage note secured by the mortgage or deed of trust plus accrued and unpaid interest and the expenses of foreclosure, in which event the mortgagor's debt will be extinguished or the lender may purchase for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where a deficiency judgment is available. Subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will subsequently assume the burdens of ownership, including obtaining hazard insurance, paying taxes and making repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

RIGHTS OF REDEMPTION

     In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the trustor or mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale.

                                       41

The right of redemption should be distinguished from the equity of redemption, which is a non-statutory right that must be exercised prior to the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently the practical effect of a right of redemption is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

     In New York, the debtor, or anyone on the debtor's behalf, may cure a default by paying the entire amount of the debt then due, plus costs and expenses actually incurred in enforcing the obligation and statutorily limited attorneys' fees. In addition, the borrower, or its successor, or any other persons having a subordinate lien or encumbrance may discharge the mortgage or deed of trust on the security property by paying the entire principal due as a result of the acceleration, together with interest and costs, expenses and fees.
In New York, with few exceptions, the right of redemption is forever barred by a valid foreclosure.

     When the lender under a junior mortgage or deed of trust cures the default and reinstates or redeems the senior mortgage or deed of trust, the amount paid by the lender for this cure generally becomes a part of the indebtedness secured by the junior deed of trust.

JUNIOR MORTGAGES; RIGHTS OF SENIOR MORTGAGEES

     The mortgage loans comprising or underlying the primary assets included in the trust fund for a series will be secured by mortgages or deeds of trust which may be second or more junior mortgages to other mortgages held by other lenders or institutional investors. The rights of the trust fund, and therefore the holders, as mortgagee under a junior mortgage, are subordinate to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold upon default of the mortgagor, thus extinguishing the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage. A junior mortgagee may satisfy a defaulted senior loan in full and, in some states, may cure a default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In some states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee. In addition, as described above, the rights of the trust fund may be or become subject to liens for real estate taxes and other obligations.
Although the seller generally does not cure defaults under a senior deed of trust or other lien, it is the seller's standard practice to protect its interest by monitoring any sale of which it is aware and bidding for property if it determines that it is in the seller's best interests to do so.

     The standard form of the mortgage used by most institutional lenders, like that used by the seller, confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy required to be maintained by the borrower and all awards made in connection with condemnation proceedings.
The lender generally has the right, subject to the specific provisions of the deed of trust securing its loan, to apply insurance proceeds and awards to repair of any damage to the security property or to payment of any indebtedness secured by the deed of trust, in any order the beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages or deeds of trust. If available, proceeds in excess of the amount of senior mortgage indebtedness, in most cases, will be applied to the indebtedness of a junior mortgage.

     Another provision typically found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste of the property, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the grantor or mortgagor to perform any of these obligations,

                                       42

the mortgagee or beneficiary is given the right under some mortgages to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee or beneficiary for any sums expended by the mortgagee or beneficiary on behalf of the mortgagor or grantor. The mortgage or deed of trust typically provide that all sums so expended by the mortgagee become part of the indebtedness secured by the mortgage.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

     Some states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender.
However, some states calculate the deficiency as the difference between the outstanding indebtedness and the greater of the fair market value of the property and the sales price of the property. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In some other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security; however, in some of these states, the lender, following judgment on a personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale. In New York there is no statutory prohibition limiting remedies to the lender, and the liability for deficiency in a mortgage foreclosure action depends upon the contract. However, by statute, where no express covenant or other separate instrument, such as a guarantee, provides for the liability of a deficiency, the remedies of a lender are confined to the mortgaged property.

     In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the federal bankruptcy laws, the Federal
Soldiers' and Sailors' Relief Act and state laws affording relief to debtors, may interfere with or affect the ability of the secured lender to realize upon collateral and/or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, the filing of a petition acts as a stay against the enforcement of remedies for collection of a debt. Moreover, a court with federal bankruptcy jurisdiction may permit a debtor through a Chapter 13 bankruptcy code rehabilitative plan to cure a monetary default with respect to a loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original loan payment schedule even though the lender accelerated the loan and the lender has taken all steps to realize upon his security, provided no sale of the property has yet occurred, prior to the filing of the debtor's Chapter 13 petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a loan default by permitting the obligor to pay arrearages over a number of years.

     Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan may be modified if the borrower has filed a petition under Chapter 13. These courts have suggested that modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Federal bankruptcy law and limited case law indicate that the foregoing modifications could not be applied to the terms of a loan secured by property that is the principal residence of the debtor. In all cases, the secured creditor is entitled to the value of its security plus post-petition interest, attorney's fees and costs to the extent the value of the security exceeds the debt.

     In a Chapter 11 case under the bankruptcy code, the lender is precluded from foreclosing without authorization from the bankruptcy court. The lender's lien may be transferred to other collateral and/or be limited in amount to the value of the lender's interest in the collateral as of the date of the bankruptcy. The loan term may be extended, the interest rate may be adjusted to market rates and the priority of the loan may be subordinated to

                                       43

bankruptcy court-approved financing. The bankruptcy court can, in effect, invalidate due-on-sale clauses through confirmed Chapter 11 plans of reorganization.

     The bankruptcy code provides priority to specified tax liens over the lender's security. This may delay or interfere with the enforcement of rights in respect of a defaulted loan. In addition, substantive requirements are imposed upon lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. The laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act,
Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act
and related statutes and regulations. These federal laws impose specific statutory liabilities upon lenders who originate loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans.

DUE-ON-SALE CLAUSES IN MORTGAGE LOANS

     Due-on-sale clauses permit the lender to accelerate the maturity of the loan if the borrower sells or transfers, whether voluntarily or involuntarily, all or part of the real property securing the loan without the lender's prior written consent. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases, typically involving single family residential mortgage transactions, their enforceability has been limited or denied. In any event, the Garn-St Germain Depository Institutions Act of 1982 preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain exceptions. As a result, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of due-on-sale clauses with respect to mortgage loans that were:

     (a)  originated or assumed during the "window period" under the Garn-St
          Germain Depository Institutions Act which ended in all cases not later than October 15, 1982, and

     (b)  originated by lenders other than national banks, federal savings institutions and federal credit unions.

     Freddie Mac has taken the position in its published mortgage servicing standards that, out of a total of eleven "window period states," five states,
Arizona, Michigan, Minnesota, New Mexico and Utah, have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of window period loans. Also, the Garn-St Germain Depository Institutions Act does
"encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

     In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under some circumstances, be eliminated in any modified mortgage resulting from a bankruptcy proceeding.

ENFORCEABILITY OF PREPAYMENT AND LATE PAYMENT FEES

     Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In some states, there are or may be specific limitations, upon the late charges which a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Late charges and prepayment fees are typically retained by servicers as additional servicing compensation.

EQUITABLE LIMITATIONS ON REMEDIES

     In connection with lenders' attempts to realize upon their security, courts have invoked general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial

                                       44

requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to realize upon his security if the default under the security agreement is not monetary, such as the borrower's failure to adequately maintain the property or the borrower's execution of secondary financing affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under security agreements receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that, in cases involving the sale by a trustee under a deed of trust or by a mortgagee under a mortgage having a power of sale, there is insufficient state action to afford constitutional protections to the borrower.

     Most conventional single-family mortgage loans may be prepaid in full or in part without penalty. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage. The absence of a restraint on prepayment, particularly with respect to mortgage loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of mortgage loans having higher mortgage rates.

APPLICABILITY OF USURY LAWS

     New York has usury laws which limit the interest and other amounts that may be charged under certain loans. Title V of the Depository Institutions
Deregulation and Monetary Control Act of 1980, enacted in March 1980 referred to as "Title V", provides that state usury limitations shall not apply to specific types of residential first mortgage loans originated by lenders after March 31,
1980. Similar federal statutes were in effect with respect to mortgage loans made during the first three months of 1980. Title V authorizes any state to reimpose interest rate limits by adopting, before April 1, 1983, a state law, or by certifying that the voters of the state have voted in favor of any provision, constitutional or otherwise, which expressly rejects an application of the federal law. Fifteen states adopted a similar law prior to the April 1, 1983 deadline. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V.

ENVIRONMENTAL LEGISLATION

     A federal statute, the Comprehensive Environmental Response, Compensation,
and Liability Act, and a growing number of state laws impose a statutory lien for associated costs on property that is the subject of a cleanup action on account of hazardous wastes or hazardous substances released or disposed of on the property.

     This type of lien generally will have priority over all subsequent liens on the property and, in some of these states, will have priority over prior recorded liens, including the lien of a deed of trust. The priority of the environmental lien under federal law depends on the time of perfection of the federal lien compared to the time of perfection of any competing liens under applicable state law. In addition, under federal environmental legislation and possibly under state law in a number of states, a secured party that takes a deed in lieu of foreclosure or acquires a property at a foreclosure sale may be liable for the costs of cleaning up a contaminated site. Although these costs could be substantial, they would probably not be imposed on a secured lender, such as the applicable trust fund, if it promptly marketed the foreclosed property for resale. In the event that a trust fund acquired title to a property securing a mortgage home equity loan and cleanup costs were incurred in respect of the property, the holders of the securities might incur a delay in the payment if the clean up costs were required to be paid by the trust fund.

SERVICEMEMBERS CIVIL RELIEF ACT

     Under the Servicemembers Civil Relief Act, members of all branches of the military on active duty, including draftees and reservists in military service:

                                       45

     (a)  are entitled to have interest rates reduced and capped at 6% per annum, on obligations, including loans, incurred prior to the commencement of military service for the duration of military service,

     (b)  may be entitled to a stay of proceedings on any kind of foreclosure or repossession action in the case of defaults on any obligations entered into prior to military service for the duration of military service
          and

     (c)  may have the maturity of any obligations incurred prior to military service extended, the payments lowered and the payment schedule readjusted for a period of time after the completion of military service.

     However, the benefits of (a), (b), or (c) above are subject to challenge by creditors and if, in the opinion of the court or administrative agency of the
United States or of any state, the ability of a person to comply with their obligations is not materially impaired by military service, the court may apply equitable principles accordingly. If a borrower's obligation to repay amounts otherwise due on a home equity loan included in a trust fund for a series is relieved pursuant to the Servicemembers Civil Relief Act, none of the trust fund, the servicer, the seller nor the trustee will be required to advance these amounts, and any loss in respect of the borrower's obligation may reduce the amounts available to be paid to the holders of the securities of the related series. Unless otherwise specified in the related prospectus supplement, any shortfalls in interest collections on loans or underlying loans relating to the private securities, as applicable, included in a trust fund for a series resulting from application of the Servicemembers Civil Relief Act of 1940 will be allocated to each class of securities of the related series that is entitled to receive interest in respect of the loans or underlying loans in proportion to the interest that each class of securities would have otherwise been entitled to receive in respect of the loans or underlying loans had an interest shortfall not occurred.

                                 USE OF PROCEEDS

     The depositor will apply all or substantially all of the net proceeds from the sale of each series of securities for one or more of the following purposes:

     o    to establish any reserve fund, pre-funding account or segregated trust account,

     o    to pay costs of structuring and issuing the securities, including the costs of obtaining enhancement and

     o    to pay for the purchase of the primary assets from the seller.

                                       46

                        FEDERAL INCOME TAX CONSIDERATIONS

         This section sets forth:

     o    certain federal income tax opinions of McKee Nelson LLP, special counsel to the depositor, referred to as federal tax counsel, and

     o    a summary, based on the advice of federal tax counsel, of the material federal income tax consequences of the purchase, ownership and disposition of securities.

     The summary does not purport to deal with all aspects of federal income taxation that may affect particular investors in light of their individual circumstances, nor with certain types of investors subject to special treatment under the federal income tax laws. The summary focuses primarily upon investors who will hold securities as capital assets, generally, property held for investment, within the meaning of Section 1221 of the Internal Revenue Code of
1986, but much of the discussion is applicable to other investors as well.
Because tax consequences may vary based on the status or tax attributes of the owner of a security, prospective investors are advised to consult their own tax advisers concerning the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the securities. For purposes of this tax discussion, except with respect to information reporting, or where the context indicates otherwise, any reference to the holder means the beneficial owner of a security.

     The summary is based upon the provisions of the Internal Revenue Code of
1986, the regulations promulgated under the Internal Revenue Code of 1986, including, where applicable, proposed regulations, and the judicial and administrative rulings and decisions now in effect, all of which are subject to change or possible differing interpretations. The statutory provisions, regulations, and interpretations on which this interpretation is based are subject to change, and a change could apply retroactively.

     The federal income tax consequences to holders will vary depending on whether:

     (a)  the securities of a series are classified as indebtedness for federal income tax purposes;

     (b)  an election is made to treat the trust fund, or certain assets of the trust fund, relating to a particular series of securities as a real estate mortgage investment conduit, known as a REMIC, under the
          Internal Revenue Code of 1986;

     (c)  the securities represent an ownership interest for federal income tax purposes in some or all of the assets included in the trust fund for a series; or

     (d)  for federal income tax purposes the trust fund relating to a particular series of certificates is classified as a partnership.

         The prospectus supplement for each series of securities will specify how the securities will be treated for federal income tax purposes and will discuss whether a REMIC election, if any, will be made with respect to each series.

OPINIONS

         Federal tax counsel is of the opinion that:

     (a)  If a prospectus supplement indicates that one or more classes of securities of the related series are to be treated as indebtedness for federal income tax purposes, assuming that all of the provisions of the applicable agreement are complied with, the securities so designated will be considered indebtedness of the trust fund for federal income tax purposes;

                                       47

     (b)  If a prospectus supplement indicates that one or more REMIC elections will be made with respect to the related trust fund, assuming that these REMIC elections are timely made and all of the provisions of the applicable agreement are complied with:

          (1)  each segregated pool of assets specified in the applicable agreement will constitute a REMIC for federal income tax
               purposes,

          (2)  the class or classes of securities of the related series which are designated as "regular interests" in the related prospectus supplement will be considered regular interests in a REMIC for federal income tax purposes and

          (3)  the class of securities of the related series which is designated as the residual interest in the related prospectus supplement will be considered the sole class of "residual interests" in the applicable REMIC for federal income tax purposes;

     (c)  If a prospectus supplement indicates that a trust fund will be treated as a grantor trust for federal income tax purposes, assuming compliance with all of the provisions of the applicable agreement,

          (1)  the trust fund will be considered to be a grantor trust under
               Subpart E, Part I of Subchapter J of the Internal Revenue Code of
               1986 and will not be considered to be an association taxable as a corporation and

          (2)  a holder of the related securities will be treated for federal income tax purposes as the owner of an undivided interest in the primary assets included in the trust fund; and

     (d)  If a prospectus supplement indicates that a trust fund is to be treated as a partnership for federal income tax purposes, assuming that all of the provisions of the applicable agreements are complied with, that trust fund will be considered to be a partnership for federal income tax purposes and will not be considered to be an association or publicly traded partnership taxable as a corporation.

     Each opinion is an expression of an opinion only, is not a guarantee of results and is not binding on the Internal Revenue Service or any third-party.

TAXATION OF DEBT SECURITIES INCLUDING REGULAR INTEREST SECURITIES

     Interest and acquisition discount. Securities representing a regular interest in a REMIC, which are referred to as regular interest securities, are generally taxable to holders in the same manner as evidences of indebtedness issued by the REMIC. Stated interest on the regular interest securities will be taxable as ordinary income and taken into account using the accrual method of accounting, regardless of the holder's normal accounting method. Interest, other than original issue discount, on securities, other than regular interest securities, that are characterized as indebtedness for federal income tax purposes will be includible in income by holders of those securities in accordance with their usual methods of accounting. Securities characterized as debt for federal income tax purposes and regular interest securities will from here be referred to in this prospectus collectively as debt securities.

     Debt securities that are compound interest securities will, and certain of the other debt securities may, be issued with original issue discount, known as
OID. The following discussion is based in part on the rules governing OID which are set forth in Sections 1271-1275 of the Internal Revenue Code of 1986 and the
Treasury regulations issued under the Internal Revenue Code of 1986. A holder should be aware, however, that the OID regulations do not adequately address some issues relevant to prepayable securities, such as the debt securities.

     In general, OID, if any, will equal the difference between the stated
redemption price at maturity of a debt security and its issue price. A holder of a debt security must include OID in gross income as ordinary interest income as it accrues under a prescribed method which takes into account an economic accrual of the discount. In general, OID must be included in income in advance of the receipt of the cash representing that income. The

                                       48

amount of OID on a debt security will be considered to be zero if it is less than a de minimis amount determined under the Internal Revenue Code of 1986.

     The issue price of a debt security is the first price at which a substantial amount of debt securities of that class are sold to the public, excluding bond houses, brokers, underwriters or wholesalers. If less than a substantial amount of a particular class of debt securities is sold for cash on or prior to the closing date, the issue price for the class will be treated as the fair market value of the class on the closing date. The stated redemption price at maturity of a debt security includes the original principal amount of the debt security, but generally will not include distributions of interest if the distributions constitute qualified stated interest.

     Under the OID regulations, interest payments will not be qualified stated
interest unless the interest payments are unconditionally payable. The OID
Treasury regulations state that interest is unconditionally payable if reasonable legal remedies exist to compel timely payment, or the debt instrument otherwise provides terms and conditions that make the likelihood of late payment, other than late payment that occurs within a reasonable grace period, or nonpayment of interest a remote contingency, as defined in the OID Treasury regulations. It is unclear whether the terms and conditions of the loans underlying the debt securities, or those of the debt securities, are considered when determining whether the likelihood of late payment or nonpayment of interest is a remote contingency.

     Some debt securities will provide for distributions of interest based on a period that is the same length as the interval between distribution dates but ends prior to each distribution date. Any interest that accrues prior to the closing date may be treated under the OID regulations either (a) as part of the issue price and the stated redemption price at maturity of the debt securities or (b) as not included in the issue price or stated redemption price. The OID
Treasury regulations provide a special application of the de minimis rule for debt instruments with long first accrual periods where the interest payable for the first period is at a rate which is effectively less than that which applies in all other periods. In these cases, for the sole purpose of determining whether original issue discount is de minimis, the OID Treasury regulations provide that the stated redemption price is equal to the instrument's issue price plus the greater of the amount of foregone interest or the excess, if any, of the instrument's stated principal amount over its issue price.

     Under the de minimis rule, OID on a debt security will be considered to be zero if OID is less than 0.25% of the stated redemption price at maturity of the debt security multiplied by the weighted average maturity of the debt security.
For this purpose, the weighted average maturity of the debt security is computed as the sum of the amounts determined by multiplying the number of full years
(i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the debt security and the denominator of which is the stated redemption price at maturity of the debt security.
Holders generally must report de minimis OID pro rata as principal payments are received, and this income will be capital gain if the debt security is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

     The holder of a debt security issued with OID must include in gross income, for all days during its taxable year on which it holds the debt security, the sum of the daily portions of original issue discount. The amount of OID includible in income by a holder will be computed by allocating to each day during a taxable year a pro rata portion of the original issue discount that accrued during the relevant accrual period. In the case of a debt security that is not a regular interest security and the principal payments on which are not subject to acceleration resulting from prepayments on the loans, the amount of
OID includible in income of a holder for an accrual period, generally the period over which interest accrues on the debt instrument, will equal the product of the yield to maturity of the debt security and the adjusted issue price of the debt security, reduced by any payments of qualified stated interest. The adjusted issue price is the sum of its issue price plus prior accruals of OID, reduced by the total payments made with respect to the debt security in all prior periods, other than qualified stated interest payments.

     The amount of OID to be included in income by a holder of a debt instrument, such as certain classes of the debt securities, that is subject to acceleration due to prepayments on other debt obligations securing these instruments, called a pay-through security, is computed by taking into account the anticipated rate of prepayments assumed in pricing the debt instrument, called the prepayment assumption. The amount of OID that will accrue

                                       49

during an accrual period on a pay-through security is the excess, if any, of the sum of the present value of all payments remaining to be made on the pay-through security as of the close of the accrual period and the payments during the accrual period of amounts included in the stated redemption price of the pay-through security, over the adjusted issue price of the pay-through security at the beginning of the accrual period, over the adjusted issue price of the pay-through security at the beginning of the accrual period.

     The present value of the remaining payments is to be determined on the basis of three factors:

     (a)  the original yield to maturity of the pay-through security, determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period,

     (b)  events which have occurred before the end of the accrual period and

     (c)  the assumption that the remaining payments will be made in accordance with the original prepayment assumption.

     The effect of this method is to increase the portions of OID required to be included in income by a holder to take into account prepayments with respect to the loans at a rate that exceeds the prepayment assumption, and to decrease, but not below zero for any period, the portions of OID required to be included in income by a holder of a pay-through security to take into account prepayments with respect to the loans at a rate that is slower than the prepayment assumption. Although OID will be reported to holders of pay-through securities based on the prepayment assumption, no representation is made to holders that loans will be prepaid at that rate or at any other rate.

     It is unclear whether the seller may adjust the accrual of OID on a class of regular interest securities, or other regular interests in a REMIC, to take account of realized losses on the loans. The OID regulations do not provide for adjustments. If the Internal Revenue Service were to require that OID be accrued without adjustments, the rate of accrual of OID for a class of regular interest securities could increase.

     Some classes of regular interest securities may represent more than one class of REMIC regular interests. Unless the applicable prospectus supplement specifies otherwise, the trustee intends, based on the OID regulations, to calculate OID on these securities as if, solely for the purposes of computing
OID, the separate regular interests were a single debt instrument.

     A subsequent holder of a debt security will also be required to include OID in gross income, but a subsequent holder of a debt security who purchases that debt security for an amount that exceeds its adjusted issue price will be entitled, as will an initial holder who pays more than a debt security's issue price, to offset the OID by comparable economic accruals of portions of the excess.

     Effects of defaults and delinquencies. Holders will be required to report income with respect to the related securities under an accrual method without giving effect to delays and reductions in distributions attributable to a default or delinquency on the loans, except possibly to the extent that it can be established that these amounts are uncollectible. As a result, the amount of income, including OID, reported by a holder of a security in any period could significantly exceed the amount of cash distributed to the holder in that period. The holder will eventually be allowed a loss, or will be allowed to report a lesser amount of income, to the extent that the aggregate amount of distributions on the securities is reduced as a result of a home equity loan default. However, the timing and character of losses or reductions in income are uncertain and, accordingly, holders of securities should consult their own tax advisors on this point.

     Interest-only debt securities. The trust fund intends to report income from interest-only classes of debt securities to the Internal Revenue Service and to holders of interest-only debt securities based on the assumption that the stated
redemption price at maturity is equal to the sum of all payments determined under the applicable prepayment assumption. As a result, interest-only debt securities certificates will be treated as having original issue discount.

                                       50

     Variable rate debt securities. Under the OID regulations, debt securities paying interest at a variable rate are subject to special rules. A variable rate debt security will qualify as a variable rate debt instrument if:

     (a)  its issue price does not exceed the total noncontingent principal payments due under the variable rate debt security by more than a specified de minimis amount;

     (b)  it provides for stated interest, paid or compounded at least annually, at

          (1)  one or more qualified floating rates,

          (2)  a single fixed rate and one or more qualified floating rates,

          (3)  a single objective rate or

          (4)  a single fixed rate and a single objective rate that is a qualified inverse floating rate; and

     (c)  it does not provide for any principal payments that are contingent, as defined in the OID regulations, except as provided in (a) above.

     A qualified floating rate is any variable rate where variations in the value of the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the variable rate debt security is denominated.

     A multiple of a qualified floating rate will generally not itself constitute a qualified floating rate for purposes of the OID Treasury regulations. However, a variable rate equal to:

     (a)  the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35 or

     (b)  the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate,

will constitute a qualified floating rate for purposes of the OID Treasury regulations. In addition, under the OID Treasury regulations, two or more qualified floating rates that can reasonably be expected to have approximately the same values throughout the term of the variable rate debt security will be treated as and presumed to be a single qualified floating rate. Two or more qualified floating rates with values within 25 basis points of each other as determined on the variable rate debt security's issue date will be conclusively presumed to be a presumed single qualified floating rate. Notwithstanding the foregoing, a variable rate that would otherwise constitute a qualified floating rate but which is subject to one or more restrictions such as a cap or floor, will not be a qualified floating rate for purposes of the OID Treasury regulations unless the restriction is fixed throughout the term of the variable rate debt security or the restriction will not significantly affect the yield of the variable rate debt security.

     An objective rate is a rate that is not itself a qualified floating rate but which is determined using a single fixed formula and which is based upon objective financial or economic information. The OID Treasury regulations also provide that other variable rates may be treated as objective rates if so designated by the Internal Revenue Service in the future. An interest rate on a
REMIC regular interest that is the weighted average of the interest rates on some or all of the qualified mortgages held by the REMIC should constitute an objective rate. Despite the foregoing, a variable rate of interest on a variable rate debt security will not constitute an objective rate if it is reasonably expected that the average value of the rate during the first half of the variable rate debt security's term will be either significantly less than or significantly greater than the average value of the rate during the final half of the variable rate debt security's term. Further, an objective rate does not include a rate that is based on information that is in the control of or unique to the circumstances of the issuer or a party related to the issuer. An objective rate will qualify as a qualified inverse floating rate if the rate is equal to a fixed rate minus a qualified floating rate and variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate. The OID Treasury regulations also provide that if a variable rate debt security provides for stated

                                       51

interest at a fixed rate for an initial period of less than one year followed by a variable rate that is either a qualified floating rate or an objective rate and if the variable rate on the variable rate debt security's issue date is intended to approximate the fixed rate, then the fixed rate and the variable rate together will constitute either a single qualified floating rate or objective rate, as the case may be called a presumed single variable rate. If the value of the variable rate and the initial fixed rate are within 25 basis points of each other as determined on the variable rate debt security's issue date, the variable rate will be conclusively presumed to approximate the fixed rate.

     For variable rate debt securities that qualify as a variable rate debt instrument under the OID Treasury regulations and provide for interest at either a single qualified floating rate, a single objective rate, a presumed single qualified floating rate or a presumed single variable rate throughout the term, original issue discount is computed as described above based on the following:

     (a)  stated interest on the single variable rate debt security which is unconditionally payable in cash or property, other than debt instruments of the issuer, at least annually will constitute qualified stated interest;

     (b)  by assuming that the variable rate on the single variable rate debt security is a fixed rate equal to:

          (1)  in the case of a single variable rate debt security with a qualified floating rate or a qualified inverse floating rate, the value of, as of the issue date, of the qualified floating rate or the qualified inverse floating rate or

          (2)  in the case of a single variable rate debt security with an objective rate, other than a qualified inverse floating rate, a fixed rate which reflects the reasonably expected yield for the single variable rate debt security; and

     (c)  the qualified stated interest allocable to an accrual period is increased (or decreased) if the interest actually paid during an accrual period exceeds (or is less than) the interest assumed to be paid under the assumed fixed rate described in (b) above.

     In general, any variable rate debt security other than a single variable rate debt security, called a multiple variable rate debt security, that qualifies as a variable rate debt instrument will be converted into an equivalent fixed rate debt instrument for purposes of determining the amount and accrual of original issue discount and qualified stated interest on the multiple variable rate debt security. The OID Treasury regulations generally require that a multiple variable rate debt security be converted into an equivalent fixed rate debt instrument by substituting any qualified floating rate or qualified inverse floating rate provided for under the terms of the multiple variable rate debt security with a fixed rate equal to the value of the qualified floating rate or qualified inverse floating rate, as the case may be, as of the multiple variable rate debt security's issue date. Any objective rate, other than a qualified inverse floating rate, provided for under the terms of the multiple variable rate debt security is converted into a fixed rate that reflects the yield that is reasonably expected for the multiple variable rate debt security.
In the case of a multiple variable rate debt security that qualifies as a variable rate debt instrument and provides for stated interest at a fixed rate in addition to either one or more qualified floating rates or a qualified inverse floating rate, the fixed rate is initially converted into a qualified floating rate or a qualified inverse floating rate, if the multiple variable rate debt security provides for a qualified inverse floating rate. Under these circumstances, the qualified floating rate or qualified inverse floating rate that replaces the fixed rate must be such that the fair market value of the multiple variable rate debt security as of the multiple variable rate debt security's issue date is approximately the same as the fair market value of an otherwise identical debt instrument that provides for either the qualified floating rate or qualified inverse floating rate rather than the fixed rate.
Subsequent to converting the fixed rate into either a qualified floating rate or a qualified inverse floating rate, the multiple variable rate debt security is then converted into an equivalent fixed rate debt instrument in the manner described above.

     Once the multiple variable rate debt security is converted into an equivalent fixed rate debt instrument pursuant to the foregoing rules, the amount of original issue discount and qualified stated interest, if any, are determined for the equivalent fixed rate debt instrument by applying the original issue discount rules to the equivalent fixed rate debt instrument in the manner described above. A holder of the multiple variable rate debt security will account for original issue discount and qualified stated interest as if the holder held the equivalent fixed

                                       52

rate debt instrument. Each accrual period appropriate adjustments will be made to the amount of qualified stated interest or original issue discount assumed to have been accrued or paid with respect to the equivalent fixed rate debt instrument in the event that these amounts differ from the accrual amount of interest accrued or paid on the multiple variable rate debt security during the accrual period.

     If a variable rate debt security does not qualify as a variable rate debt instrument under the OID Treasury regulations, then the variable rate debt security would be treated as a contingent payment debt obligation. It is not clear under current law how a variable rate debt security would be taxed if the debt security were treated as a contingent payment debt obligation.

     The Internal Revenue Services issued final regulations governing the calculation of OID on instruments having contingent interest payments. The final regulations specifically do not apply for purposes of calculating OID on debt instruments to Internal Revenue Code Section 1272(a)(6), such as the pay-through securities, including regular interest securities. Additionally, the OID regulations do not contain provisions specifically interpreting Internal Revenue
Code Section 1272(a)(6). Until the Treasury issues guidelines to the contrary, the trustee intends to base its computation on Internal Revenue Code Section
1272(a)(6) and the OID Treasury regulations as described in this prospectus.
However, because no regulatory guidance exists under Internal Revenue Code
Section 1272(a)(6), there can be no assurance that the methodology represents the correct manner of calculating OID.

     Market discount. A purchaser of a security may be subject to the market discount rules of Sections 1276-1278 of the Internal Revenue Code of 1986. A
holder that acquires a debt security with more than a prescribed de minimis amount of market discount, generally, the excess of the principal amount of the debt security over the purchaser's purchase price will be required to include accrued market discount in income as ordinary income in each month, but limited to an amount not exceeding the principal payments on the debt security received in that month and, if the securities are sold, the gain realized. Market discount would accrue in a manner to be provided in Treasury regulations but, until applicable regulations are issued, market discount would in general accrue either:

     (a)  on the basis of a constant yield, in the case of a pay-through security, taking into account a prepayment assumption, or

     (b)  in the ratio of

          (1)  in the case of securities, or in the case of a pass-through security, as set forth below, the loans underlying the security, not originally issued with original issue discount, stated
               interest payable in the relevant period to total stated interest remaining to be paid at the beginning of the period or

          (2)  in the case of securities or in the case of a pass-through security, as described below, the loans underlying the security, originally issued at a discount, OID in the relevant period to total OID remaining to be paid.

     Section 1277 of the Internal Revenue Code provides that, regardless of the origination date of the debt security, or, in the case of a pass-through security, the loans, the excess of interest paid or accrued to purchase or carry a security, or, in the case of a pass-through security, as described below, the underlying loans, with market discount over interest received on the security is allowed as a current deduction only to the extent the excess is greater than the market discount that accrued during the taxable year in which the interest expense was incurred. In general, the deferred portion of any interest expense will be deductible when market discount is included in income, including upon the sale, disposition, or repayment of the security, or in the case of a pass-through security, an underlying loan. A holder may elect to include market discount in income currently as it accrues, on all market discount obligations acquired by that holder during the taxable year the election is made and after, in which case the interest deferral rule will not apply.

     Premium. A holder who purchases a debt security, other than an interest weighted security to the extent described above, at a cost greater than its stated redemption price at maturity, generally will be considered to have purchased the security at a premium, which it may elect to amortize as an offset to interest income on the security,

                                       53

and not as a separate deduction item, on a constant yield method. Although there are regulations addressing amortizable bond premium, they specifically do not apply to prepayable debt instruments subject to Internal Revenue Code Section
1272(a)(6), such as the pay-through securities. The legislative history of the
Tax Reform Act of 1986 indicates that premium is to be accrued in the same manner as market discount. Accordingly, it appears that the accrual of premium on a class of pay-through securities will be calculated using the prepayment assumption used in pricing that class. If a holder makes an election to amortize premium on a debt security, the election will apply to all taxable debt instruments, including all REMIC regular interests and all pass-through certificates representing ownership interests in a trust holding debt obligations, held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments subsequently acquired by the holder, and will be irrevocable without the consent of the Internal
Revenue Service. It is recommended that purchasers who pay a premium for the securities consult their tax advisers regarding the election to amortize premium and the method to be employed.

     Election to treat all interest as original issue discount. The OID Treasury regulations permit a holder of a debt security to elect to accrue all interest, discount, including de minimis market or original issue discount, and premium in income as interest, based on a constant yield method for debt securities acquired on or after April 4, 1994. If an election were to be made with respect to a debt security with market discount, the holder of the debt security would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that the holder of the debt security acquires during the year of the election or after. Similarly, a holder of a debt security that makes this election for a debt security that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the holder owns or acquires. The election to accrue interest, discount and premium on a constant yield method with respect to a debt security is irrevocable.

     Sale or exchange. A holder's tax basis in its debt security is the price the holder pays for a debt security, plus amounts of OID or market discount included in income and reduced by any payments received, other than qualified stated interest payments, and any amortized premium. Gain or loss recognized on a sale, exchange, or redemption of a debt security, measured by the difference between the amount realized and the debt security's basis as so adjusted, will generally be capital gain or loss, assuming that the debt security is held as a capital asset. In the case of a debt security held by a bank, thrift, or similar institution described in Section 582 of the Internal Revenue Code, however, gain or loss realized on the sale or exchange of a debt security will be taxable as ordinary income or loss. In addition, gain from the disposition of a regular interest security that might otherwise be capital gain will be treated as ordinary income to the extent of the excess, if any, of:

          (a)  the amount that would have been includible in the holder's income if the yield on the regular interest security had equaled 110% of the applicable federal rate as of the beginning of the holder's holding period, over

          (b)  the amount of ordinary income actually recognized by the holder with respect to the regular interest security.

     In addition, gain on the sale of a debt security purchased at a market discount would be taxable as ordinary income in an amount not exceeding the market discount that accrued while the security was held by the seller, reduced by market discount included in income under the rules described above under
"Market discount."

TAXATION OF THE REMIC AND ITS HOLDERS

     Status of regular interest securities as real property loans. Regular interest securities and securities representing a residual interest in a REMIC will be real estate assets for purposes of Section 856(c)(4)(A) of the Internal
Revenue Code and assets described in Section 7701(a)(19)(C) of the Internal
Revenue Code to the extent that the REMIC's assets are qualifying assets.
However, if at least 95 percent of the REMIC's assets are qualifying assets, then 100 percent of the REMIC securities will be qualifying assets. Similarly, income on the REMIC securities will be treated as interest on obligations secured by mortgages on real property within the meaning of Section 856(c)(3)(B)
of the Internal Revenue Code, subject to the limitations of the preceding two sentences. In addition to loans, the REMIC's assets will include payments on loans held pending distribution to holders of REMIC securities, amounts in reserve accounts, if any, other credit enhancements, if any, and possibly buydown

                                       54

funds. The loans generally will be qualifying assets under both of the foregoing sections of the Internal Revenue Code. However, loans that are not secured by residential real property or real property used primarily for church purposes may not constitute qualifying assets under Section 7701(a)(19)(C)(v) of the
Internal Revenue Code. In addition, to the extent that the principal amount of a loan exceeds the value of the property securing the loan, it is unclear and federal tax counsel is unable to opine whether the loan will be qualifying assets. The regulations under Sections 860A through 860G of the Internal Revenue
Code are known as the REMIC regulations and treat credit enhancements as part of the mortgage or pool of mortgages to which they relate, and therefore credit enhancements generally should be qualifying assets. Regulations issued in conjunction with the REMIC regulations provide that amounts paid on loans and held pending distribution to holders of regular interest securities will be treated as qualifying assets. It is unclear whether reserve funds or buydown funds would also constitute qualifying assets under any of those provisions.

REMIC EXPENSES; SINGLE CLASS REMICS

     As a general rule, all of the expenses of a REMIC will be taken into account by holders of the residual interest securities. In the case of a single class REMIC, however, the expenses will be allocated, under Treasury regulations, among the holders of the regular interest securities and the holders of the residual interest securities on a daily basis in proportion to the relative amounts of income accruing to each holder on that day. In the case of a holder of a regular interest security who is an individual or a pass-through interest holder, including pass-through entities but not including real estate investment trusts, expenses will be deductible only to the extent that these expenses, plus other miscellaneous itemized deductions of the holder, exceed 2% of the holder's adjusted gross income and the holder may not be able to deduct any fees and expenses to any extent in computing the holder's alternative minimum tax liability. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount will be reduced by the lesser of:

     (a)  3% of the excess of adjusted gross income over the applicable amount,
          or

     (b)  80% of the amount of itemized deductions otherwise allowable for the related taxable year.

     For taxable years beginning after December 31, 1997, in the case of a partnership that has 100 or more partners and elects to be treated as an electing large partnership, 70 percent of the partnership's miscellaneous itemized deductions will be disallowed, although the remaining deductions will generally be allowed at the partnership level and will not be subject to the 2 percent floor that would otherwise be applicable to individual partners. The reduction or disallowance of this deduction may have a significant impact on the yield of the regular interest security to a holder. In general terms, a single class REMIC is one that either

     (a)  would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC, treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes or

     (b)  is similar to a grantor trust which is not a REMIC and which is structured with the principal purpose of avoiding the single class
          REMIC rules.

     Unless otherwise stated in the applicable prospectus supplement, the expenses of the REMIC will be allocated to holders of the related residual interest securities.

TAXATION OF THE REMIC

     General. Although a REMIC is a separate entity for federal income tax purposes, a REMIC is not generally subject to entity-level tax. Rather, the taxable income or net loss of a REMIC is taken into account by the holders of residual interests. As described above, the regular interests are generally taxable as debt of the REMIC.

     Tiered REMIC structures. For certain series of securities, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs for federal income tax purposes. Solely for purposes

                                       55

of determining whether the REMIC certificates will be real estate assets within the meaning of Section 856(c)(4)(A) of the Internal Revenue Code, and loans secured by an interest in real property under Section 7701(a)(19)(C) of the
Internal Revenue Code, and whether the income on these certificates is interest described in Section 856(c)(3)(B) of the Internal Revenue Code, the tiered
REMICs will be treated as one REMIC.

     Calculation of REMIC income. The taxable income or net loss of a REMIC is determined under an accrual method of accounting and in the same manner as in the case of an individual, with adjustments. In general, the taxable income or net loss will be the difference between:

     (a)  the gross income produced by the REMIC's assets, including stated
          interest and any original issue discount or market discount on loans and other assets, and

     (b)  deductions, including stated interest and original issue discount accrued on regular interest securities, amortization of any premium with respect to loans, and servicing fees and other expenses of the
          REMIC.

     A holder of a residual interest security that is an individual or a pass-through interest holder, including certain pass-through entities, but not including real estate investment trusts, will be unable to deduct servicing fees payable on the loans or other administrative expenses of the REMIC for a given taxable year, to the extent that these expenses, when aggregated with the holder's other miscellaneous itemized deductions for that year, do not exceed two percent of such holder's adjusted gross income and the holder may not be able to deduct these fees and expenses to any extent in computing his alternative minimum tax liability. For taxable years beginning after December
31, 1997, in the case of a partnership that has 100 or more partners and elects to be treated as an electing large partnership, 70 percent of the partnership's miscellaneous itemized deductions will be disallowed, although the remaining deductions will generally be allowed at the partnership level and will not be subject to the 2 percent floor that would otherwise be applicable to individual partners.

     For purposes of computing its taxable income or net loss, the REMIC should have an initial aggregate tax basis in its assets equal to the aggregate fair market value of the regular interests and the residual interests on the startup day, generally the day that the interests are issued. This aggregate basis will be allocated among the assets of the REMIC in proportion to their respective fair market values.

     The OID provisions of the Internal Revenue Code apply to loans of individuals originated on or after March 2, 1984. Subject to possible application of the de minimis rules, the method of accrual by the REMIC of OID income on loans originated on or after March 2, 1984 will be equivalent to the method under which holders of pay-through securities accrue original issue discount, that is, under the constant yield method taking into account the prepayment assumption. The REMIC will deduct OID on the regular interest securities in the same manner that the holders of the regular interest securities include discount in income, but without regard to the de minimis rules. However, a REMIC that acquires loans at a market discount must include market discount in income currently, as it accrues, on a constant interest basis.

     To the extent that the REMIC's basis allocable to loans that it holds exceeds their principal amounts, the resulting premium, if attributable to mortgages originated after September 27, 1985, will be amortized over the life of the loans, presumably taking into account the prepayment assumption, on a constant yield method. Although the law is somewhat unclear regarding recovery of premium attributable to loans originated on or before September 27, 1985, it is possible that the premium may be recovered in proportion to payments of loan principal.

     Prohibited transactions; Contributions tax; Tax on net income from foreclosure property. The REMIC will be subject to a 100% tax on any net income derived from a prohibited transaction. For this purpose, net income will be calculated without taking into account any losses from prohibited transactions or any deductions attributable to any prohibited transaction that resulted in a loss. In general, prohibited transactions include:

     o    subject to limited exceptions, the sale or other disposition of any qualified mortgage transferred to the REMIC;

                                       56

     o    subject to a limited exception, the sale or other disposition of a cash flow investment;

     o    the receipt of any income from assets not permitted to be held by the
          REMIC pursuant to the Internal Revenue Code; or

     o    the receipt of any fees or other compensation for services rendered by the REMIC.

It is anticipated that a REMIC will not engage in any prohibited transactions in which it would recognize a material amount of net income.

     In addition, subject to a number of exceptions, a tax is imposed at the rate of 100% on amounts contributed to a REMIC after the startup day. In addition, a REMIC is subject to tax, deductible from its income, on any net income from foreclosure property, determined in accordance with Section
857(b)(4)(B) of the Internal Revenue Code as if the REMIC were a REIT. The holders of residual interest securities will generally be responsible for the payment of any taxes imposed on the REMIC. To the extent not paid by the holders or otherwise, however, the taxes will be paid out of the trust fund and will be allocated pro rata to all outstanding classes of securities of the REMIC.

TAXATION OF HOLDERS OF RESIDUAL INTEREST SECURITIES

     The holder of a security representing a residual interest will take into account the daily portion of the taxable income or net loss of the REMIC for each day during the taxable year on which the holder held the residual interest security. The daily portion is determined by allocating to each day in any calendar quarter its ratable portion of the taxable income or net loss of the
REMIC for the relevant quarter, and by allocating that amount among the holders, on that day, of the Residual interest securities in proportion to their respective holdings on that day.

     The holder of a residual interest security must report its proportionate share of the taxable income of the REMIC whether or not it receives cash distributions from the REMIC attributable to income or loss. The reporting of taxable income without corresponding distributions could occur, for example, in some REMIC issues in which the loans held by the REMIC were issued or acquired at a discount, since mortgage prepayments cause recognition of discount income, while the corresponding portion of the prepayment could be used in whole or in part to make principal payments on REMIC regular interests issued without any discount or at an insubstantial discount. If this occurs, it is likely that cash distributions will exceed taxable income in later years. Taxable income may also be greater in earlier years of some REMIC issues as a result of the fact that interest expense deductions, as a percentage of outstanding principal on REMIC regular interest securities, will typically increase over time as lower yielding securities are paid, whereas interest income with respect to loans will generally remain constant over time as a percentage of loan principal.

     In any event, because the holder of a residual interest is taxed on the net income of the REMIC, the taxable income derived from a residual interest security in a given taxable year will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pretax yield. Therefore, the after-tax yield on the residual interest security may be less than that of a corporate bond or stripped instrument.

     Limitation on losses. The amount of the REMIC's net loss that a holder may take into account currently is limited to the holder's adjusted basis at the end of the calendar quarter in which the loss arises. A holder's basis in a residual interest security will initially equal the holder's purchase price, and will subsequently be increased by the amount of the REMIC's taxable income allocated to the holder, and decreased, but not below zero, by the amount of distributions made and the amount of the REMIC's net loss allocated to the holder. Any disallowed loss may be carried forward indefinitely, but may be used only to offset income of the same REMIC. The ability of holders of residual interest securities to deduct net losses may be subject to additional limitations under the Internal Revenue Code, and it is recommended that holders consult their tax advisers.

     Distributions. Distributions on a residual interest security, whether at their scheduled times or as a result of prepayments, will generally not result in any additional taxable income or loss to a holder of a residual interest

                                       57

security. If the amount of a payment exceeds a holder's adjusted basis in the residual interest security, however, the holder will recognize gain, treated as gain from the sale of the residual interest security, to the extent of the excess.

     Sale or exchange. A holder of a residual interest security will recognize gain or loss on the sale or exchange of a residual interest security equal to the difference, if any, between the amount realized and the holder's adjusted basis in the residual interest security at the time of the sale or exchange.
Except to the extent provided in regulations, which have not yet been issued, any loss upon disposition of a residual interest security will be disallowed if the selling holder acquires any residual interest in a REMIC or similar mortgage pool within six months before or after disposition.

     Excess inclusions. The portion of the REMIC taxable income of a holder of a residual interest security consisting of excess inclusion income may not be offset by other deductions or losses, including net operating losses, on the holder's federal income tax return. Further, if the holder of a residual interest security is an organization subject to the tax on unrelated business income imposed by Internal Revenue Code Section 511, the holder's excess inclusion income will be treated as unrelated business taxable income of that holder. In addition, under Treasury regulations yet to be issued, if a real estate investment trust, a regulated investment company, a common trust fund, or certain cooperatives were to own a residual interest security, a portion of dividends or other distributions paid by the real estate investment trust or other entity would be treated as excess inclusion income. If a residual security is owned by a foreign person, excess inclusion income is subject to tax at a rate of 30% which may not be reduced by treaty, is not eligible for treatment as portfolio interest and is subject to certain additional limitations.

     In addition, the Small Business Job Protection Act of 1996 provides three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a residual holder:

     (a)  alternative minimum taxable income for a residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions;

     (b)  a residual holder's alternative minimum income for a tax year cannot be less than excess inclusions for the year;

     (c)  the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions.

These rules are effective for tax years beginning after December 31, 1986, unless a residual holder elects to have these rules apply only to tax years beginning after August 20, 1996.

     The excess inclusion portion of a REMIC's income is generally equal to the excess, if any, of REMIC taxable income for the quarterly period allocable to a residual interest security, over the daily accruals for the related quarterly period of:

     (a)  120% of the long-term applicable federal rate on the startup date multiplied by

     (b)  the adjusted issue price of the residual interest security at the beginning of the related quarterly period.

     The adjusted issue price of a residual interest security at the beginning of each calendar quarter will equal its issue price, calculated in a manner analogous to the determination of the issue price of a regular interest security, increased by the aggregate of the daily accruals for prior calendar quarters, and decreased, but not below zero, by the amount of loss allocated to a holder and the amount of distributions made on the residual interest security before the beginning of the quarter. The long-term federal rate, which is announced monthly by the Treasury Department, is an interest rate that is based on the average market yield of outstanding marketable obligations of the United
States government having remaining maturities in excess of nine years.

                                       58

     Under the REMIC regulations, in some circumstances, transfers of residual interest securities may be disregarded.

     Restrictions on ownership and transfer of residual interest securities. As a condition to qualification as a REMIC, reasonable arrangements must be made to prevent the ownership of a REMIC residual interest by any disqualified organization. Disqualified organizations include the United States, any state or political subdivision of the United States, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in Section
1381(a)(2)(C) of the Internal Revenue Code, or any entity exempt from tax, other than certain farmers' cooperatives, unless the entity is not subject to tax on its unrelated business income. Accordingly, the applicable agreement will prohibit disqualified organizations from owning a residual interest security. In addition, no transfer of a residual interest security will be permitted unless the proposed transferee shall have furnished to the trustee an affidavit representing and warranting that it is neither a disqualified organization nor an agent or nominee acting on behalf of a disqualified organization.

     If a residual interest security is transferred to a disqualified organization in violation of the restrictions set forth above, a substantial tax will be imposed on the transferor of that residual interest security at the time of the transfer. In addition, if a disqualified organization holds an interest in a pass-through entity, including, among others, a partnership, trust, real estate investment trust, regulated investment company, or any person holding as nominee an interest in a pass-through entity, that owns a residual interest security, the pass-through entity will be required to pay an annual tax on its allocable share of the excess inclusion income of the REMIC. For taxable years beginning after December 31, 1997, all partners of electing partnerships having
100 or more partners will be treated as disqualified organizations for purposes of the tax imposed on pass-through entities if these electing large partnerships hold residual interests in a REMIC. However, the electing large partnership would be entitled to exclude the excess inclusion income from gross income for purposes of determining the taxable income of the partners.

     The REMIC regulations provide that a transfer of a noneconomic residual interest will be disregarded for all federal income tax purposes unless impeding the assessment or collection of tax was not a significant purpose of the transfer. A residual interest will be treated as a noneconomic residual interest unless, at the time of the transfer

          (1) the present value of the expected future distributions on the residual interest at least equals the product of:

               (x) the present value of all anticipated excess inclusions with respect to the residual interest and

               (y) the highest corporate tax rate, currently 35 percent, and

          (2) the transferor reasonably expects that for each anticipated excess inclusion, the transferee will receive distributions from the REMIC, at or after the time at which taxes on the excess inclusion accrue, sufficient to pay the taxes that excess inclusion.

     A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A transferor will be presumed not to know or have reason to know if the following conditions are met:

     (a)  the transferor conducts, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and, as a result of the investigation, the transferor finds that the transferee has historically paid its debts as they came due and finds no significant evidence to indicate that the transferee will not continue to pay its debts as they come due in the future,

                                       59

     (b)  the transferee represents to the transferor that:

          (1)  the transferee understands that it might incur tax liabilities in excess of any cash received with respect to the residual
               interest,

          (2)  the transferee intends to pay the taxes associated with owning the residual interest as they come due, and

          (3)  the transferee will not cause income from the residual interest to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer, and

     (c)  either (1) the amount received by the transferee is no less on a present value basis than the present value of the net tax detriment attributable to holding the residual interest reduced by the present value of the projected payments to be received on the residual interest or (2) the transfer is to a domestic taxable corporation with specified large amounts of gross and net assets where agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for the same "safe harbor"
          provision.

     Eligibility for the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the residual interest will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility. The safe harbor rules contain additional detail regarding their application. Prior to purchasing a residual interest, prospective purchasers should consult their own tax advisors concerning the safe harbor rules and should consider the possibility that a transfer of the residual interest by the purchaser may be disregarded, which would result in the retention of tax liability by the purchaser.

     A different formulation of this rule applies to transfers of residual interest security by or to foreign transferees.

     Inducement Fees: The IRS recently issued final regulations addressing the tax treatment of payments made by the transferor of a non-economic residual interest to induce the transferee to acquire that residual interest ("inducement fees"). The regulations (i) require the transferee to recognize an inducement fee as income over the expected remaining life of the REMIC in a manner that reasonably reflects the after-tax costs and benefits of holding that residual interest and (ii) specify that inducement fees constitute income from sources within the United States.

     Mark to market rules. Treasury regulations provide that for purposes of the mark to market requirements of Internal Revenue Code Section 475, a REMIC residual interest acquired after January 3, 1995 is not a security and cannot be marked to market, regardless of the value of the REMIC residual interest.

ADMINISTRATIVE MATTERS

     The REMIC's books must be maintained on a calendar year basis and the REMIC must file an annual federal income tax return. The REMIC will also be subject to the procedural and administrative rules of the Internal Revenue Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit, by the IRS in a unified administrative proceeding.

TAX STATUS AS A GRANTOR TRUST

     As further described below, each holder of a security representing an ownership interest in a grantor trust must report on its federal income tax return the gross income from the portion of the mortgages that is allocable to that security and may deduct the portion of the expenses incurred or accrued by the trust fund that is allocable to that security, at the same time and to the same extent as these items would be reported by the holder if it had purchased and held directly an interest in the mortgages and received or accrued directly its share of the payments on the

                                       60

mortgages and incurred or accrued directly its share of expenses incurred or accrued by the trust fund when those amounts are received, incurred or accrued by the trust fund.

     A holder of a pass-through security that is an individual, estate, or trust will be allowed deductions for expenses only to the extent that the sum of those expenses and the holder's other miscellaneous itemized deductions exceeds two percent of the holder's adjusted gross income. Moreover, a holder of a pass-through security that is not a corporation cannot deduct expenses for purposes of the alternative minimum tax, if applicable. Deductions will include servicing, guarantee and administrative fees paid to the servicer of the mortgage loans. As a result, the trust fund will report additional taxable income to holders of pass-through securities in an amount equal to their allocable share of deductions, and individuals, estates, or trusts holding pass-through securities may have taxable income in excess of the cash received.

     Status of the pass-through securities as real property loans. The pass-through securities will be real estate assets for purposes of Section
856(c)(5)(A) of the Internal Revenue Code and loans secured by an interest in real property within the meaning of Section 7701(a)(19)(C)(v) of the Internal
Revenue Code to the extent that the trust fund's assets are qualifying assets.
The pass-through securities may not be qualifying assets under any of the foregoing sections of the Internal Revenue Code to the extent that the trust fund's assets include buydown funds, reserve funds, or payments on mortgages held pending distribution to certificateholders. Further, the pass-through securities may not be qualifying real property loans to the extent loans held by the trust fund are not secured by improved real property or real property which is to be improved using the loan proceeds, may not be real estate assets to the extent loans held by the trust are not secured by real property, and may not be loans secured by an interest in real property to the extent loans held by the trust are not secured by residential real property or real property used primarily for church purposes. In addition, to the extent that the principal amount of a loan exceeds the value of the property securing the loan, it is unclear and federal tax counsel is unable to opine whether the loans will be qualifying assets.

     Taxation of pass-through securities under stripped bond rules. The federal income tax treatment of the pass-through securities will depend on whether they are subject to the rules of Section 1286 of the Internal Revenue Code. The pass-through securities will be subject to those rules if stripped interest-only certificates are issued. In addition, whether or not stripped interest-only certificates are issued, the Internal Revenue Service may contend that the rules of Internal Revenue Code Section 1286 apply on the ground that the servicer's servicing fee, or other amounts, if any, paid to, or retained by, the servicer or its affiliates, as specified in the applicable prospectus supplement, represent greater than an arm's length consideration for servicing the loans and should be characterized for federal income tax purposes as an ownership interest in the loans. The Internal Revenue Service has taken the position in Revenue
Ruling 91-46 that a retained interest in excess of reasonable compensation for servicing is treated as a stripped coupon under the rules of Internal Revenue
Code Section 1286.

     If interest retained for the servicer's servicing fee or other interest is treated as a stripped coupon, the pass-through securities will either be subject to the OID rules or the market discount rules. A holder of a pass-through security will account for any discount on the pass-through security as market discount rather than OID if either (a) the amount of OID with respect to the pass-through security was treated as zero under the OID de minimis rule when the pass-through security was stripped or (b) no more than 100 basis points, including any amount of servicing in excess of reasonable servicing, is stripped off from the loans. If neither of the above exceptions applies, the OID rules will apply to the pass-through securities.

     If the OID rules apply, the holder of a pass-through security, whether a cash or accrual method taxpayer, will be required to report interest income from the pass-through security in each taxable year equal to the income that accrues on the pass-through security in that year calculated under a constant yield method based on the yield of the pass-through security, or, possibly, the yield of each mortgage underlying the pass-through security, to the holder. The yield would be computed at the rate, assuming monthly compounding, that, if used in discounting the holder's share of the payments on the mortgages, would cause the present value of those payments to equal the price at which the holder purchased the pass-through security. With respect to certain categories of debt instruments, Section 1272(a)(6) of the Internal

                                       61

Revenue Code requires that OID be accrued based on a prepayment assumption determined in a manner prescribed by forthcoming regulations. Section 1272(a)(6)
has been amended to apply to pools of debt instruments the yield on which may be affected by prepayments. If required to report interest income on the pass-through securities to the Internal Revenue Service under the rules of
Section 1286 of the Internal Revenue Code, it is anticipated that the trustee will calculate the yield of the pass-through securities based on a representative initial offering price of the pass-through securities and a reasonable assumed rate of prepayment of the mortgages, although this yield may differ from the yield to any particular holder that would be used in calculating the interest income of that holder. The prospectus supplement for each series of pass-through securities will describe the prepayment assumption that will be used for this purpose, but no representation is made that the mortgages will prepay at that rate or at any other rate.

     Assuming that holders are not taxed as directly owning the loans, in the case of a pass-through security acquired at a price equal to the principal amount of the mortgages allocable to the pass-through security, the use of a reasonable prepayment assumption would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a pass-through security acquired at a discount or premium, that is, at a price less than or greater than this principal amount, respectively, the use of a reasonable prepayment assumption would increase or decrease the yield, and thus accelerate or decelerate the reporting of interest income, respectively.

     If a loan is prepaid in full, the holder of a pass-through security acquired at a discount or premium generally will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the loan that is allocable to the pass-through security and the portion of the adjusted basis of the pass-through security that is allocable to the loans.
The method of allocating the basis among the loans may differ depending on whether a reasonable prepayment assumption is used in calculating the yield of the pass-through securities for purposes of accruing OID. It is not clear whether any other adjustments would be required to reflect differences between the prepayment rate that was assumed in calculating yield and the actual rate of prepayments.

     Pass-through securities of some series may provide for a pass-through rate based on the weighted average of the interest rates of the mortgages held by the trust fund, which interest rates may be fixed or variable. In the case of a variable rate pass-through security that is subject to the OID rules, the daily portions of OID generally will be calculated under the principles discussed in
"--Taxation of debt securities including regular interest securities--Variable rate debt securities."

     Taxation of pass-through securities if stripped bond rules do not apply. If the stripped bond rules do not apply to a pass-through security, then the holder will be required to include in income its share of the interest payments on the mortgages in accordance with its tax accounting method. In addition, if the holder purchased the pass-through security at a discount or premium, the holder will be required to account for that discount or premium in the manner described below. The treatment of any discount will depend on whether the discount is OID as defined in the Internal Revenue Code and, in the case of discount other than
OID, whether this other discount exceeds a de minimis amount. In the case of
OID, the holder, whether a cash or accrual method taxpayer, will be required to report as additional interest income in each month the portion of the discount that accrues in that month, calculated based on a constant yield method. In general it is not anticipated that the amount of OID to be accrued in each month, if any, will be significant relative to the interest paid currently on the mortgages. However, OID could arise with respect to a loan, known as an ARM, that provides for interest at a rate equal to the sum of an index of market interest rates and a fixed number. The OID for ARMs generally will be determined under the principles discussed in "Taxation of debt securities including regular interest securities--Variable rate debt securities."

     If discount other than OID exceeds a de minimis amount, the holder will also generally be required to include in income in each month the amount of discount accrued through the applicable month and not previously included in income, but limited, with respect to the portion of discount allocable to any mortgage, to the amount of principal on the mortgage received by the trust fund in that month. Because the mortgages will provide for monthly principal payments, a discount may be required to be included in income at a rate that is not significantly slower than the rate at which the discount accrues, and therefore at a rate not significantly slower than the rate at which the discount would be included in income if it were OID. The holder may elect to accrue discount under a constant yield method based on the yield of the pass-through security to the holder, or possibly based on the yields of each loan. In the absence of an election, it may be necessary to accrue discount under a more rapid straight-line method. Under the de minimis rule, market discount with respect to a pass-through security will be considered to be zero if it is less than the product of:

     (a)  0.25% of the principal amount of the mortgages allocable to the pass-through security and

                                       62

     (b)  the weighted average life, in complete years, of the mortgages remaining at the time of purchase of the pass-through security.

     If a holder purchases a pass-through security at a premium, the holder may elect under Section 171 of the Internal Revenue Code to amortize the portion of premium that is allocable to a loan under a constant yield method based on the yield of the loan to the holder, provided that the loan was originated after
September 27, 1985. Premium allocable to a loan originated on or before that date should be allocated among the principal payments on the loan and allowed as an ordinary deduction as principal payments are made or, perhaps, upon termination.

     It is not clear whether the foregoing adjustments for discount or premium would be made based on the scheduled payments on the loans or taking account of a reasonable prepayment assumption, and federal tax counsel is unable to opine on this issue.

     If a loan is prepaid in full, the holder of a pass-through security acquired at a discount or premium will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the loan that is allocable to the pass-through security and the portion of the adjusted basis of the pass-through security that is allocable to the loans. The method of allocating basis among the loans may differ depending on whether a reasonable prepayment assumption is used in calculating the yield of the pass-through securities for purposes of accruing OID. Other adjustments might be required to reflect differences between the prepayment rate that was assumed in accounting for discount or premium and the actual rate of prepayments.

MISCELLANEOUS TAX ASPECTS

     Backup withholding. A holder, other than a holder of a residual interest security, may, under some circumstances, be subject to backup withholding at a rate of 31% (subject to adjustment for periods after August 6, 2001) with respect to distributions or the proceeds of a sale of certificates to or through brokers that represent interest or original issue discount on the securities.
This withholding generally applies if the holder of a security:

     o    fails to furnish the trustee with its taxpayer identification number;

     o    furnishes the trustee an incorrect taxpayer identification number;

     o    fails to report properly interest, dividends or other reportable payments as defined in the Internal Revenue Code; or

     o    under particular circumstances, fails to provide the trustee or the holder's securities broker with a certified statement, signed under penalty of perjury, that the taxpayer identification number provided is its correct number and that the holder is not subject to backup withholding.

     Backup withholding will not apply, however, with respect to payments made to holders, including payments to exempt recipients, such as exempt organizations, and to foreign investors. Holders should consult their tax advisers as to their qualification for exemption from backup withholding and the procedure for obtaining the exemption.

     Treasury regulations, which are generally effective with respect to payments made after December 31, 2000, consolidate and modify the current certification requirements and means by which a holder may claim exemption from
United States federal income tax withholding and provide presumptions regarding the status of holders when payments to the holders cannot be reliably associated with appropriate documentation provided to the payor. It is recommended that holders consult their tax advisors regarding the application of Treasury regulations with respect to payments made after December 31, 2000.

     The trustee will report to the holders and to the servicer for each calendar year the amount of any reportable payments during the year and the amount of tax withheld, if any, with respect to payments on the securities.

                                       63

TAX TREATMENT OF FOREIGN INVESTORS

     Subject to the discussion below with respect to trust funds which are treated as partnerships for federal income tax purposes and with respect to certificates treated as debt for federal income tax purposes, unless interest, including OID, paid on a security, other than a residual interest security, is considered to be effectively connected with a trade or business conducted in the
United States by a foreign investor, the interest will normally qualify as portfolio interest, except where:

     (a)  the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the issuer, or

     (b)  the recipient is a controlled foreign corporation to which the issuer is a related person, and will be exempt from federal income tax.

     For this purpose, a foreign investor is any holder that is not:

     (a)  a citizen or resident of the United States,

     (b)  a corporation or partnership, including any entity that is classified as either a corporation or partnership for federal income tax purposes, organized under the law of the United States or any state, including the District of Columbia,

     (c)  an estate the income of which is includible in gross income regardless of its source, or

     (d)  a trust other than a foreign trust, as the term is defined in Section
          7701(a)(31) of the Internal Revenue Code.

Upon receipt of appropriate ownership statements, the issuer normally will be relieved of obligations to withhold tax from interest payments. These provisions supersede the generally applicable provisions of United States law that would otherwise require the issuer to withhold at a 30% rate, unless the rate were reduced or eliminated by an applicable tax treaty, on, among other things, interest and other fixed or determinable, annual or periodic income paid to foreign investors. Holders of pass-through securities however, may be subject to withholding to the extent that the loans were originated on or before July 18,
1984.

     Interest and OID of holders who are foreign investors are not subject to withholding if they are effectively connected with a United States business conducted by the holder and timely provide an Internal Revenue Service Form
W-8ECI. They will, however, generally be subject to the regular United States income tax.

     The Final Withholding regulations consolidate and modify the current certification requirements and means by which a holder may claim exemption from
United States federal income tax withholding. It is recommended that holders consult their tax advisors regarding the application of Treasury regulations with respect to payments made after December 31, 2000.

     Payments to holders of residual interest securities who are foreign investors will generally be treated as interest for purposes of the 30%, or lower treaty rate, United States withholding tax. Holders should assume that income does not qualify for exemption from United States withholding tax as portfolio interest. It is clear that, to the extent that a payment represents a portion of REMIC taxable income that constitutes excess inclusion income, a holder of a residual interest security will not be entitled to an exemption from or reduction of the 30%, or lower treaty rate, withholding tax rule. If the payments are subject to United States withholding tax, they generally will be taken into account for withholding tax purposes only when paid or distributed, or when the residual interest security is disposed of. The Treasury has statutory authority, however, to promulgate regulations which would require these amounts to be taken into account at an earlier time in order to prevent the avoidance of tax. Treasury regulations could, for example, require withholding prior to the distribution of cash in the case of residual interest securities that do not have significant value. Under the REMIC regulations, if a residual interest security has tax avoidance potential, a transfer of a residual interest security to a foreign investor will be disregarded for all federal tax

                                       64

purposes. A residual interest security has tax avoidance potential unless, at the time of the transfer the transferor reasonably expects that the REMIC will distribute to the transferee residual interest holder amounts that will equal at least 30% of each excess inclusion, and that these amounts will be distributed at or after the time at which the excess inclusions accrue and not later than the calendar year following the calendar year of accrual. If a foreign investor transfers a residual interest security to a United States person, that is, a person that is not a foreign investor, and if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, then the transfer is disregarded and the transferor continues to be treated as the owner of the residual interest security for purposes of the withholding tax provisions of the Internal Revenue Code.

     Subject to the discussion in the previous paragraph, any capital gain realized on the sale, redemption, retirement or other taxable disposition of a security by a foreign investor will be exempt from United States federal income and withholding tax, provided that:

     (a)  the gain is not effectively connected with the conduct of a trade or business in the United States by the foreign investor and

     (b)  in the case of an individual foreign investor, the foreign investor is not present in the United States for 183 days or more in the taxable year.

TAX CHARACTERIZATION OF THE TRUST AS A PARTNERSHIP

     If a trust fund is intended to be a partnership for federal income tax purposes the applicable agreements will provide that the nature of the income of the trust fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations or the issuance of the certificates will be structured as a private placement under an Internal Revenue Service safe harbor, so that the trust fund will not be characterized as a publicly traded partnership taxable as a corporation.

TAX CONSEQUENCES TO HOLDERS OF THE NOTES ISSUED BY A PARTNERSHIP

     Treatment of the notes as indebtedness. The trust fund will agree, and the noteholders will agree by their purchase of notes, to treat the notes as debt for federal income tax purposes. Except as otherwise provided in the related prospectus supplement, federal tax counsel has advised the seller that the notes will be classified as debt for federal income tax purposes. Consequently, holders of notes will be subject to taxation as described in "Taxation of debt securities including regular interest securities" above for debt securities which are not regular interest securities.

     Possible alternative treatment of the notes. If, contrary to the opinion of federal tax counsel, the Internal Revenue Service successfully asserted that one or more of the notes did not represent debt for federal income tax purposes, the notes might be treated as equity interests in the trust fund. If so treated, the trust fund would likely be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet qualifying income tests.
Nonetheless, treatment of the notes as equity interests in a publicly traded partnership could have adverse tax consequences to some holders. For example, income to foreign holders generally would be subject to United States federal income tax and United States federal income tax return filing and withholding requirements, and individual holders might be subject to limitations on their ability to deduct their share of the trust fund's expenses.

TAX CONSEQUENCES TO HOLDERS OF THE CERTIFICATES ISSUED BY A PARTNERSHIP

     Treatment of the trust fund as a partnership. In the case of a trust fund intended to qualify as a partnership for federal income tax purposes, the trust fund and the seller will agree, and the certificateholders will agree by their purchase of certificates, to treat the trust fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the trust fund, the partners of the partnership being the certificateholders, and the notes, if any, being debt of the partnership.
However, the proper characterization of the arrangement involving the trust fund, the certificates, the

                                       65

notes, the trust fund and the servicer is not clear because there is no authority on transactions closely comparable to that contemplated in this prospectus.

     A variety of alternative characterizations are possible. For example, because the certificates have certain features characteristic of debt, the certificates might be considered debt of the trust fund. This type of characterization would not result in materially adverse tax consequences to certificateholders as compared to the consequences from treatment of the certificates as equity in a partnership, described below. The following discussion assumes that the certificates represent equity interests in a partnership. The following discussion also assumes that all payments on the certificates are denominated in United States dollars, none of the certificates have interest rates which would qualify as contingent interest under the OID
Treasury regulations, and that a series of securities includes a single class of certificates. If these conditions are not satisfied with respect to any given series of certificates, additional tax considerations with respect to the certificates will be disclosed in the applicable prospectus supplement.

     Partnership taxation. As a partnership, the trust fund will not be subject to federal income tax. Rather, each certificateholder will be required to separately take into account a holder's allocated share of income, gains, losses, deductions and credits of the trust fund. The trust fund's income will consist primarily of interest and finance charges earned on the loans, including appropriate adjustments for market discount, OID and bond premium, and any gain upon collection or disposition of loans. The trust fund's deductions will consist primarily of interest and OID accruing with respect to the notes, servicing and other fees, and losses or deductions upon collection or disposition of loans.

     The tax items of a partnership are allocable to the partners in accordance with the Internal Revenue Code, Treasury regulations and the partnership agreement, here, the trust agreement and related documents. The trust agreement will provide, in general, that the certificateholders will be allocated taxable income of the trust fund for each month equal to the sum of:

     (a)  the interest that accrues on the certificates in accordance with their terms for the related month, including interest accruing at the pass-through rate for the related month and interest on amounts previously due on the certificates but not yet distributed;

     (b)  any trust fund income attributable to discount on the loans that corresponds to any excess of the principal amount of the certificates over their initial issue price;

     (c)  prepayment premium payable to the certificateholders for the related month; and

     (d)  any other amounts of income payable to the certificateholders for the related month.

This taxable income allocation will be reduced by any amortization by the trust fund of premium on loans that corresponds to any excess of the issue price of certificates over their principal amount. All remaining taxable income of the trust fund will be allocated to the seller. Based on the economic arrangement of the parties, this approach for allocating trust fund income should be permissible under applicable Treasury regulations, although no assurance can be given that the Internal Revenue Service would not require a greater amount of income to be allocated to certificateholders. Moreover, even under the foregoing method of allocation, certificateholders may be allocated income equal to the entire pass-through rate plus the other items described above even though the trust fund might not have sufficient cash to make current cash distributions of that amount. Thus, cash basis holders will in effect be required to report income from the certificates on the accrual basis and certificateholders may become liable for taxes on trust fund income even if they have not received cash from the trust fund to pay these taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all certificateholders but certificateholders may be purchasing certificates at different times and at different prices, certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the trust fund.

     If notes are also issued, all of the taxable income allocated to a certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity, including an individual retirement account, will

                                       66

constitute unrelated business taxable income generally taxable to this type of holder under the Internal Revenue Code.

     An individual taxpayer's share of expenses of the trust fund, including fees to the servicer but not interest expense, would be miscellaneous itemized deductions. These deductions might be disallowed to the individual in whole or in part and might result in the holder being taxed on an amount of income that exceeds the amount of cash actually distributed to the holder over the life of the trust fund.

     The trust fund intends to make all tax calculations relating to income and allocations to certificateholders on an aggregate basis. If the Internal Revenue
Service were to require that tax calculations be made separately for each loan, the trust fund might be required to incur additional expense but it is believed that there would not be a material adverse effect on certificateholders.

     Discount and premium. It is believed that the loans will not have been issued with OID and, therefore, the trust should not have OID income. However, the purchase price paid by the trust fund for the loans may be greater or less than the remaining principal balance of the loans at the time of purchase. If so, the loan will have been acquired at a premium or discount, as the case may
be. As indicated above, the trust fund will make this calculation on an aggregate basis, but might be required to recompute it on a loan by loan basis.

     If the trust fund acquires the loans at a market discount or premium, the trust fund will elect to include any market discount in income currently as it accrues over the life of the loans or to offset any premium against interest income on the loans. As indicated above, a portion of market discount income or premium deduction may be allocated to certificateholders.

     Section 708 termination. Under Section 708 of the Internal Revenue Code, the trust fund will be deemed to terminate for federal income tax purposes if
50% or more of the capital and profits interests in the trust fund are sold or exchanged within a 12-month period. If a termination occurs, the trust fund will be considered to distribute its assets to the partners, who would then be treated as recontributing those assets to the trust fund as a new partnership.
The trust fund will not comply with the technical requirements that might apply when a constructive termination occurs. As a result, the trust fund may be subject to tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the trust fund might not be able to comply due to lack of data.

     Disposition of certificates. Generally, capital gain or loss will be recognized on a sale of certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the certificates sold.
A certificateholder's tax basis in a certificate will generally equal the holder's cost increased by the holder's share of trust fund income, includible in income, and decreased by any distributions received with respect to the certificate. In addition, both the tax basis in the certificates and the amount realized on a sale of a certificate would include the holder's share of the notes and other liabilities of the trust fund. A holder acquiring certificates at different prices may be required to maintain a single aggregate adjusted tax basis in those certificates, and, upon sale or other disposition of some of the certificates, allocate a portion of the aggregate tax basis to the certificates sold, rather than maintaining a separate tax basis in each certificate for purposes of computing gain or loss on a sale of that certificate.

     Any gain on the sale of a certificate attributable to the holder's share of unrecognized accrued market discount on the loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The trust fund does not expect to have any other assets that would give rise to special reporting requirements. Thus, to avoid those special reporting requirements, the trust fund will elect to include market discount in income as it accrues.

     If a certificateholder is required to recognize an aggregate amount of income, not including income attributable to disallowed itemized deductions described above, over the life of the certificates that exceeds the aggregate cash distributions with respect to those certificates, the excess will generally give rise to a capital loss upon the retirement of the certificates.

                                       67

     Allocations between sellers and transferees. In general, the trust fund's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the certificateholders in proportion to the principal amount of certificates owned by them as of the close of the last day of the applicable month. As a result, a holder purchasing certificates may be allocated tax items, which will affect its tax liability and tax basis, attributable to periods before the actual transaction.

     The use of a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed, or only applies to transfers of less than all of the partner's interest, taxable income or losses of the trust fund might be reallocated among the certificateholders. The trust fund's method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.

     Section 754 election. In the event that a certificateholder sells its certificates at a profit or loss, the purchasing certificateholder will have a higher or lower basis in the certificates than the selling certificateholder had. The tax basis of the trust fund's assets will not be adjusted to reflect that higher or lower basis unless the trust fund were to file an election under
Section 754 of the Internal Revenue Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the trust fund currently does not intend to make this election. As a result, certificateholders might be allocated a greater or lesser amount of trust fund income than would be appropriate based on their own purchase price for certificates.

     Administrative matters. The owner trustee is required to keep or have kept complete and accurate books of the trust fund. These books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the trust fund will be the calendar year. The trustee will file a partnership information return (Internal Revenue Service Form 1065) with the Internal
Revenue Service for each taxable year of the trust fund and will report each certificateholder's allocable share of items of trust fund income and expense to holders and the Internal Revenue Service on Schedule K-1. The trust fund will provide the Schedule K-1 information to nominees that fail to provide the trust fund with the information statement described below and the nominees will be required to forward the information to the beneficial owners of the certificates. Generally, holders must file tax returns that are consistent with the information return filed by the trust fund or be subject to penalties unless the holder notifies the IRS of all inconsistencies.

     Under Section 6031 of the Internal Revenue Code, any person that holds certificates as a nominee at any time during a calendar year is required to furnish the trust fund with a statement containing information on the nominee, the beneficial owners and the certificates so held. This information includes:

     (a)  the name, address and taxpayer identification number of the nominee
          and

     (b)  as to each beneficial owner

          (1)  the name, address and identification number of the person,

          (2)  whether the person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the
               foregoing, and

          (3)  information on certificates that were held, bought or sold on behalf of the person throughout the year.

In addition, brokers and financial institutions that hold certificates through a nominee are required to furnish directly to the trust fund information as to themselves and their ownership of certificates. A clearing agency registered under Section 17A of the Securities Exchange Act of 1934 is not required to furnish an information statement to the trust fund. The information referred to above for any calendar year must be furnished to the trust fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the trust fund with the information described above may be subject to penalties.

                                       68

     The seller will be designated as the tax matters partner in the related trust agreement and, as the tax matters partner, will be responsible for representing the certificateholders in any dispute with the Internal Revenue
Service. The Internal Revenue Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer.
Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the trust fund by the appropriate taxing authorities could result in an adjustment of the returns of the certificateholders, and, under some circumstances, a certificateholder may be precluded from separately litigating a proposed adjustment to the items of the trust fund. An adjustment could also result in an audit of a certificateholder's returns and adjustments of items not related to the income and losses of the trust fund.

     Tax consequences to foreign certificateholders. It is not clear whether the trust fund would be considered to be engaged in a trade or business in the
United States for purposes of federal withholding taxes with respect to non-U.S.
persons because there is no clear authority dealing with that issue under facts substantially similar to those described in this prospectus. Although it is not expected that the trust fund would be engaged in a trade or business in the
United States for tax withholding purposes, the trust fund will withhold as if it were so engaged in order to protect the trust fund from possible adverse consequences of a failure to withhold. The trust fund expects to withhold on the portion of its taxable income that is allocable to foreign certificateholders pursuant to Section 1446 of the Internal Revenue Code, as if the taxable income were effectively connected to a U.S. trade or business, at the highest rate applicable to corporations for foreign holders that are taxable as corporations and the highest rate applicable to individuals for all other foreign holders.
Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the trust fund to change its withholding procedures.

     Each foreign holder might be required to file a United States individual or corporate income tax return, including, in the case of a corporation, the branch profits tax, on its share of the trust fund's income. Each foreign holder must obtain a taxpayer identification number from the Internal Revenue Service and submit that number to the trust fund on Form W-8BEN in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the Internal Revenue Service a claim for refund with respect to taxes withheld by the trust fund taking the position that no taxes were due because the trust fund was not engaged in a United States trade or business. However, interest payments made, or accrued, to a certificateholder who is a foreign person generally will be considered guaranteed payments to the extent these interest payments are determined without regard to the income of the trust fund. If these interest payments are properly characterized as guaranteed payments, then the interest probably will not be considered portfolio interest. As a result, certificateholders will be subject to United States federal income tax and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable treaty. In this case, a foreign holder would only be entitled to claim a refund for that portion of the taxes, if any, in excess of the taxes that should be withheld with respect to the guaranteed payments.

     Backup withholding. Distributions made on the certificates and proceeds from the sale of the certificates will be subject to a backup withholding tax of
31% (subject to adjustment for periods after August 6, 2001) if, in general, the certificateholder fails to comply with identification procedures, unless the holder is an exempt recipient under applicable provisions of the Internal
Revenue Code.

                            STATE TAX CONSIDERATIONS

     In addition to the federal income tax consequences described in "Federal
Income Tax Considerations," potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, it is recommended that potential investors consult their own tax advisors with respect to the various state and local tax consequences of an investment in the securities.

                                       69

                              ERISA CONSIDERATIONS

GENERAL

     A fiduciary of a pension, profit-sharing, retirement or other employee benefit plan subject to Title I of ERISA should consider the fiduciary standards under the Employee Retirement Income Security Act of 1974, as amended ("ERISA")
in the context of the plan's particular circumstances before authorizing an investment of a portion of such plan's assets in the securities. Accordingly, pursuant to Section 404 of ERISA, such fiduciary should consider among other factors (i) whether the investment is for the exclusive benefit of plan participants and their beneficiaries; (ii) whether the investment satisfies the applicable diversification requirements; (iii) whether the investment is in accordance with the documents and instruments governing the plan; and (iv)
whether the investment is prudent, considering the nature of the investment.
Fiduciaries of plans also should consider ERISA's prohibition on improper delegation of control over, or responsibility for, plan assets.

     In addition, employee benefit plans or other retirement arrangements subject to ERISA, as well as individual retirement accounts, certain types of
Keogh plans not subject to ERISA but subject to Section 4975 of the Code, or any entity (including insurance company separate or general accounts) whose underlying assets include plan assets by reason of such plans, arrangements or accounts investing in the entity (each, a "Plan") are prohibited from engaging in a broad range of transactions involving Plan assets and persons having certain specified relationships to a Plan ("parties in interest" and
"disqualified persons"). Such transactions are treated as "prohibited transactions" under Sections 406 of ERISA and excise taxes and/or other penalties are imposed upon such persons under ERISA and/or Section 4975 of the
Code unless an exemption applies. The depositor, the seller, each servicer or other servicer, any insurer, the trustee, the indenture trustee and certain of their affiliates might be considered "parties in interest" or "disqualified persons" with respect to a Plan. If so, the acquisition, holding or disposition of securities by or on behalf of such Plan could be considered to give rise to a
"prohibited transaction" within the meaning of ERISA and the Code unless a statutory, regulatory or administrative exception or exemption is available.

ERISA CONSIDERATIONS RELATING TO CERTIFICATES

     Plan assets

     In 29 C.R.F Section 2510.3-101 (the "Plan Asset Regulations"), the U.S.
Department of Labor ("DOL") has defined what constitutes "plan assets" for purposes of ERISA and Section 4975 of the Code. The Plan Asset Regulations
provide that if a Plan makes an investment in an "equity interest" in an entity, an undivided portion of the assets of the entity will be considered the assets of such Plan unless certain exceptions set forth in such Regulations apply. The certificates will be deemed an equity interest for purposes of the Plan Asset
Regulations, and the depositor can give no assurance that the certificates will qualify for any of the exceptions under the Plan Asset Regulations. As a result,
(i) a Plan may be deemed to have acquired an interest in the assets of the trust fund and not merely an interest in the certificates, (ii) the fiduciary investment standards of ERISA could apply to such assets and (iii) transactions occurring in the course of managing, operating and servicing the trust fund and its assets might constitute prohibited transactions, unless a statutory, regulatory or administrative exemption applies.

     Underwriter exemptions

     The DOL has granted to Greenwich Capital Markets and to a predecessor of
Wachovia Securities, Inc. individual exemptions, Prohibited Transaction
Exemption ("PTE") 90-59 and PTE 96-22, which were both amended and restated most recently by PTE 2002-41, (collectively, the "Exemption") which is applicable to securities such as the certificates which meet its requirements whenever the
Greenwich Capital Markets or Wachovia Securities Inc. or either of their affiliates is the sole underwriter, manager or co-manager of an underwriting syndicate or is the selling or placement agent. The Exemption generally exempts certain transactions from the application of certain of the prohibited transaction provisions of ERISA and the Code provided that the conditions set forth in the Exemption are satisfied. These transactions include the servicing, managing and operation of investment trusts holding fixed (generally non-revolving pools) of enumerated categories of assets of the type described in this prospectus and participation interests therein and the purchase, sale and holding in the initial offering and secondary market of certificates which represent beneficial ownership interests in the assets of such trusts.

                                       70

General conditions of exemption

     Among the general conditions which must be satisfied for a transaction involving the certificates to be eligible for exemptive relief under the
Exemption are:

          (1) the acquisition of certificates by Plans must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

          (2) the assets held by the trust fund must be fully secured (other than one-to-four family residential mortgage loans and home equity loans or receivables backing certain types of certificates, as described below).
     (Mortgage loans, loans, obligations and receivables will be collectively referred to herein as "loans.");

          (3) unless the certificates are backed by fully-secured loans, they may not be subordinated;

          (4) the certificates at the time of acquisition by the Plan must generally be rated in one of the four highest generic rating categories by
     Standard & Poor's Ratings Services, a division of The McGraw-Hill
     Companies, Inc., Moody's Investors Services, Inc. or Fitch Ratings (each, a
     "Rating Agency");

          (5) the trustee and the indenture trustee generally cannot be affiliates of any member of the "Restricted Group", other then the underwriter. (The Restricted Group consists of: (i) underwriter as defined in the Exemption, (ii) the depositor, (iii) the servicer, (iv) each other servicer, (v) any insurer, (vi) the counterparty of any "interest swap" (as described below) held as an asset of the trust fund and (vii) any obligor with respect to loans constituting more than 5% of the aggregate unamortized principal balance of the loans held in the trust fund as of the date of initial issuance of the certificates;

          (6) the sum of all payments made to, and retained by, the underwriters must represent not more than reasonable compensation for underwriting the certificates; the sum of all payments made to, and retained by, the depositor pursuant to the assignment of the loans to the related trust fund must represent not more than the fair market value of such loans; and the sum of all payments made to, and retained by, the servicer and any other servicer must represent not more than reasonable compensation for such person's services under the pooling and servicing agreement and reimbursement of such person's reasonable expenses in connection therewith;

          (7) the investment pool must consist only of assets of the type enumerated in the Exemption and which have been included in other investment pools; certificates evidencing interests in such other investment pools must have been rated in one of the four highest generic rating categories by one of the Rating Agencies for at least one year prior to a Plan's acquisition of certificates; and certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to a Plan's acquisition of certificates;

          (8) the investing Plan must be an accredited investor as defined in
     Rule 501(a)(1) of Regulation D of the Commission under the Securities Act of 1933, as amended. The depositor assumes that only Plans which are accredited investors under the federal securities laws will be permitted to purchase the certificates; and

          (9) one subset of transactions, residential (one- to-four family) and home equity loans, may be less than fully secured, provided that the rights and interests evidenced by certificates issued in such transactions are:
     (a) not subordinated to the rights and interests evidenced by securities of the same trust fund; (b) such certificates acquired by the Plan have received a rating from a Rating Agency at the time of such acquisition that is in one of the two highest generic rating categories; and (c) any loan included in the corpus or assets of the trust fund is secured by collateral whose fair market value on the closing date is at least equal to 80% of the sum of: (i) the outstanding principal balance due under the loan which is held by the trust fund and (ii) the outstanding principal balance(s) of any other loan(s) of higher priority (whether or not held by the trust fund)
     which are secured by the same collateral.

                                       71

     Insurance company general accounts

     In the event that securities which are certificates, but not notes, do not meet the requirements of the Exemption solely because they are subordinate certificates or fail to meet a minimum rating requirement under the Exemption, certain Plans may be eligible to purchase certificates pursuant to Sections I and III of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60") which permits insurance company general accounts as defined in PTCE 95-60 to purchase such certificates if they otherwise meet all of the other requirements of the
Exemption.

     Certain permitted assets

     The Exemption permits interest-rate swaps and yield supplement agreements to be assets of the trust fund subject to certain conditions. An interest-rate swap (or if purchased by or on behalf of the trust fund) an interest-rate cap contract (collectively, a "Swap" or "Swap Agreement") is a permitted trust fund asset if it:

          (1) is an "eligible Swap;"

          (2) is with an "eligible counterparty;"

          (3) is purchased by a "qualified plan investor;"

          (4) meets certain additional specific conditions which depend on whether the Swap is a "ratings dependent Swap" or a "non-ratings dependent
     Swap" and

          (5) permits the trust fund to make termination payments to the Swap
     (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the servicer or seller.

     An "eligible Swap" is one which:

          (1) is denominated in U.S. dollars;

          (2) pursuant to which the trust fund pays or receives, on or immediately prior to the respective payment or distribution date for the class of securities to which the Swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g.,
     LIBOR or the U.S. Federal Reserve's Cost of Funds Index (COFI)), with the trust fund receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted ("Allowable
     Interest Rate");

          (3) has a notional amount that does not exceed either: (i) the principal balance of the class of securities to which the Swap relates, or
     (ii) the portion of the principal balance of such class represented by obligations ("Allowable Notional Amount");

          (4) is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference) ("Leveraged");

          (5) has a final termination date that is either the earlier of the date on which the issuer terminates or the related class of securities are fully repaid and

          (6) does not incorporate any provision which could cause a unilateral alteration in the interest rate requirements described above or the prohibition against leveraging.

     An "eligible counterparty" means a bank or other financial institution which has a rating at the date of issuance of the securities, which is in one of the three highest long-term credit rating categories or one of the two highest short-term credit rating categories, utilized by at least one of the Rating
Agencies rating the securities; provided that, if a counterparty is relying on its short-term rating to establish eligibility hereunder, such counterparty

                                       72

must either have a long-term rating in one of the three highest long-term rating categories or not have a long-term rating from the applicable Rating Agency.

     A "qualified plan investor" is a Plan or Plans where the decision to buy such class of securities is made on behalf of the Plan by an independent fiduciary qualified to understand the Swap transaction and the effect the Swap would have on the rating of the securities and such fiduciary is either:

          (1)  a "qualified professional asset manager" ("QPAM") under PTCE
               84-14,

          (2)  an "in-house asset manager" under PTCE 96-23 or

          (3)  has total assets (both Plan and non-Plan) under management of at least $100 million at the time the certificates are acquired by the Plan.

     In "ratings dependent Swaps" (where the rating of a class of securities is dependent on the terms and conditions of the Swap), the Swap Agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any Rating Agency below a level specified by the Rating Agency, the servicer must, within the period specified under the pooling and servicing agreement:

          (1) obtain a replacement Swap Agreement with an eligible counterparty which is acceptable to the Rating Agency and the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); or

          (2) cause the Swap counterparty to establish any collateralization or other arrangement satisfactory to the Rating Agency such that the then current rating by the Rating Agency of the particular class of securities will not be withdrawn or reduced (and the terms of the Swap Agreement must specifically obligate the counterparty to perform these duties for any class of securities with a term of more than one year).

     In the event that the servicer fails to meet these obligations, Plan securityholders must be notified in the immediately following periodic report which is provided to securityholders but in no event later than the end of the second month beginning after the date of such failure. Sixty days after the receipt of such report, the exemptive relief provided under the Exemption will prospectively cease to be applicable to any class of securities held by a Plan which involves such ratings dependent Swap.

     "Non-ratings dependent Swaps" (those where the rating of the securities does not depend on the terms and conditions of the Swap) are subject to the following conditions. If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the servicer will, within a specified period after such rating withdrawal or reduction:

          (1) obtain a replacement Swap Agreement with an eligible counterparty, the terms of which are substantially the same as the current Swap Agreement
     (at which time the earlier Swap Agreement must terminate);

          (2) cause the counterparty to post collateral with the trust fund in an amount equal to all payments owed by the counterparty if the Swap transaction were terminated; or

          (3) terminate the Swap Agreement in accordance with its terms.

     An "eligible yield supplement agreement" is any yield supplement agreement or similar arrangement (or if purchased by or on behalf of the trust fund) an interest rate cap contract to supplement the interest rates otherwise payable on obligations held by the trust fund ("EYS Agreement"). If the EYS Agreement has a notional principal amount and/or is written on an International Swaps and
Derivatives Association, Inc. (ISDA) form, the EYS Agreement may only be held as an asset of the trust fund with respect to certificates purchased by Plans if it meets the following conditions:

                                       73

               (1) it is denominated in U.S. dollars;

               (2) it pays an Allowable Interest Rate;

               (3) it is not Leveraged;

               (4) it does not allow any of these three preceding requirements to be unilaterally altered without the consent of the trust fund;

               (5) it is entered into between the trust fund and an eligible counterparty and

               (6) it has an Allowable Notional Amount.

     Pre-funding accounts

     The Exemption permits transactions using pre-funding accounts ("Pre-Funding
Account") whereby a portion of the Loans are transferred to the trust fund within a specified period following the closing date ("DOL Pre-Funding Period")
(see below) instead of requiring that all such Loans be either identified or transferred on or before the closing date, provided that the following conditions are met.

          (1) the ratio of the amount allocated to the Pre-Funding Account to the total principal amount of the securities being offered ("Pre-Funding
     Limit") must not exceed twenty-five percent (25%);

          (2) all Loans transferred after the closing date (referred to here as
     "additional Loans") must meet the same terms and conditions for eligibility as the original Loans used to create the trust fund, which terms and conditions have been approved by the Rating Agency;

          (3) the transfer of such additional Loans to the trust fund during the
     DOL Pre-Funding Period must not result in the securities receiving a lower credit rating from the Rating Agency upon termination of the DOL
     Pre-Funding Period than the rating that was obtained at the time of the initial issuance of the securities by the trust fund;

          (4) solely as a result of the use of pre-funding, the weighted average annual percentage interest rate (the "average interest rate") for all of the Loans in the trust fund at the end of the DOL Pre-Funding Period must not be more than 100 basis points lower than the average interest rate for the Loans which were transferred to the trust fund on the closing date;

          (5) either: (i) the characteristics of the additional Loans must be monitored by an insurer or other credit support provider which is independent of the seller; or (ii) an independent accountant retained by the seller must provide the seller with a letter (with copies provided to the Rating Agency, the underwriter and the trustee) stating whether or not the characteristics of the additional Loans conform to the characteristics described in the prospectus or prospectus supplement ("Offering Documents")
     and/or the pooling and servicing agreement. In preparing such letter, the independent accountant must use the same type of procedures as were applicable to the Loans which were transferred as of the closing date;

          (6) the DOL Pre-Funding Period must end no later than three months or
     90 days after the closing date or earlier, in certain circumstances, if the amount on deposit in the Pre-Funding Account is reduced below the minimum level specified in the pooling and servicing agreement or an event of default occurs under the pooling and servicing agreement;

          (7) amounts transferred to any Pre-Funding Account and/or capitalized interest account used to hold funds temporarily invested pending the purchase of the additional Loans ("Capitalized Interest Account") used in connection with the pre-funding may be invested only in investments which are permitted by the Rating Agency. Such investments must consist only of:
     (i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any

                                       74

     agency or instrumentality thereof (provided that such obligations are backed by the full faith and credit of the United States); or (ii) be rated
     (or the obligor has been rated) in one of the three highest generic rating categories by the Rating Agency; and

          (8)  certain disclosure requirements must be met.

     Revolving pool features

     The Exemption only covers certificates backed by "fixed" pools of loans which require that all the loans must be transferred to the trust fund or identified at closing (or transferred within the DOL Pre-Funding Period, if pre-funding meeting the conditions described above is used). Accordingly, certificates issued by trust funds which feature revolving pools of assets will not be eligible for a purchase by Plans. However, securities which are notes backed by revolving pools of assets may be eligible for purchase by Plans pursuant to certain other prohibited transaction exemptions. See discussion below in "ERISA Considerations Relating to Notes."

     Limitations on scope of the exemption

     If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by ERISA and the Code in connection with the initial acquisition, transfer or holding, and the acquisition or disposition in the secondary market, of the certificates by
Plans. However, no exemption is provided from the restrictions of ERISA for the acquisition or holding of certificates on behalf of an "Excluded Plan" by any person who is a fiduciary with respect to the assets of such Excluded Plan. For those purposes, an Excluded Plan is a Plan sponsored by any member of the
Restricted Group. Exemptive relief may also be provided for the acquisition, holding and disposition of certificates by Plans if the fiduciary or its affiliate is the obligor with respect to 5% or less of the fair market value of the Loans in the trust fund provided that: (i) the Plan is not an Excluded Plan,
(ii) each Plan's investment in each class of certificates does not exceed 25% of the outstanding certificates in the class, (iii) after the Plan's acquisition of the certificates, no more than 25% of the assets over which the fiduciary has investment authority are invested in certificates of a trust fund containing assets which are sold or serviced by the same entity and (iv) in the case of initial issuance (but not secondary market transactions), at least 50% of each class of certificates and at least 50% of the aggregate interests in the trust fund are acquired by persons independent of the Restricted Group.

ERISA CONSIDERATIONS RELATING TO NOTES

     Under the Plan Asset Regulations, the assets of the trust fund would be treated as "plan assets" of a Plan for the purposes of ERISA and the Code only if the Plan acquires an "equity interest" in the trust fund and none of the exceptions contained in the Plan Asset Regulations is applicable. An equity interest is defined under the Plan Asset Regulations as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Assuming that the notes are treated as indebtedness without substantial equity features for purposes of the Plan Asset
Regulations, then such notes will be eligible for purchase by Plans. However, without regard to whether the notes are treated as an "equity interest" for such purposes, the acquisition or holding of notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the trust fund or any of its affiliates is or becomes a party in interest or disqualified person with respect to such Plan, or in the event that a note is purchased in the secondary market and such purchase constitutes a sale or exchange between a Plan and a party in interest or disqualified person with respect to such Plan. There can be no assurance that the trust fund or any of its affiliates will not be or become a party in interest or a disqualified person with respect to a Plan that acquires notes.

     The Exemption permits trust funds which are grantor trusts, owner-trusts,
REMICs or FASITs to issue notes, as well as certificates, provided a legal opinion is received to the effect that the noteholders have a perfected security interest in the trust fund's assets. The exemptive relief provided under the
Exemption for any prohibited transactions which could be caused as a result of the operation, management or servicing of the trust fund and its assets would not be necessary with respect to notes with no substantial equity features which are issued as obligations of the trust fund. The Exemption would provide prohibited transaction exemptive relief for the acquisition, holding or transfer of notes between a Plan and a party in interest, provided that the same conditions of the Exemption described above relating to certificates are met with respect to the notes. The same limitations of

                                       75

such exemptive relief relating to acquisitions of certificates by fiduciaries with respect to Excluded Plans would also be applicable to the notes as described herein in "Limitations on Scope of the Exemption."

     In the event that the Exemption is not applicable to the notes, one or more other prohibited transactions exemptions may be available to Plans purchasing or transferring the notes depending in part upon the type of Plan fiduciary making the decision to acquire the notes and the circumstances under which such decision is made. These exemptions include, but are not limited to, Prohibited
Transaction Class Exemption 90-1 (regarding investments by insurance company pooled separate accounts), Prohibited Transaction Class Exemption 91-38
(regarding investments by bank collective investments funds), PTCE 84-14
(regarding transactions effected by "qualified professional asset managers"),
PTCE 95-60 (regarding investments by insurance company general accounts) and
PTCE 96-23 (regarding transactions effected by "in-house asset managers")
(collectively, the "Investor-Based Exemptions"). However, even if the conditions specified in these Investor-Based Exemptions are met, the scope of the relief provided under such Exemptions might or might not cover all acts which might be construed as prohibited transactions.

     EACH PROSPECTUS SUPPLEMENT WILL CONTAIN INFORMATION CONCERNING
CONSIDERATIONS RELATING TO ERISA AND THE CODE THAT ARE APPLICABLE TO THE RELATED
SECURITIES. BEFORE PURCHASING SECURITIES IN RELIANCE ON THE EXEMPTION, THE
INVESTOR-BASED EXEMPTIONS OR ANY OTHER EXEMPTION, A FIDUCIARY OF A PLAN SHOULD
ITSELF CONFIRM THAT REQUIREMENTS SET FORTH IN SUCH EXEMPTION WOULD BE SATISFIED.

     ANY PLAN INVESTOR WHO PROPOSES TO USE "PLAN ASSETS" OF ANY PLAN TO PURCHASE
SECURITIES SHOULD CONSULT WITH ITS COUNSEL WITH RESPECT TO THE POTENTIAL
CONSEQUENCES UNDER ERISA AND SECTION 4975 OF THE CODE OF THE ACQUISITION AND
OWNERSHIP OF SUCH SECURITIES.

     Governmental plans and church plans as defined in ERISA are not subject to
ERISA or Code Section 4975, although they may elect to be qualified under
Section 401(a) of the Code and exempt from taxation under Section 501(a) of the
Code and would then be subject to the prohibited transaction rules set forth in
Section 503 of the Code. In addition, governmental plans may be subject to federal, state and local laws which are to a material extent similar to the provisions of ERISA or a Code Section 4975 ("Similar Law"). A fiduciary of a governmental plan should make its own determination as to the propriety of an investment in securities under applicable fiduciary or other investment standards and the need for the availability of any exemptive relief under any
Similar Law.

                                LEGAL INVESTMENT

     Unless otherwise specified in the related prospectus supplement, the securities will not constitute mortgage-related securities within the meaning of
The Secondary Mortgage Marketing Enhancement Act. Accordingly, investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and the extent to which the securities constitute legal investments for them.

                              PLAN OF DISTRIBUTION

     On the terms and conditions set forth in an underwriting agreement with respect to each trust fund, the depositor will agree to sell to each of the underwriters named in the related prospectus supplement, and each of those underwriters will severally agree to purchase from the depositor, the principal amount of each class of securities of the related series set forth in the related prospectus supplement.

     In each underwriting agreement, the several underwriters will agree, subject to the terms and conditions set forth in that agreement, to purchase all of the securities which are offered by this prospectus and by the related prospectus supplement if any of those securities are purchased. If an underwriter defaults in its obligations, each underwriting agreement will provide that purchase commitments of the nondefaulting underwriters may be increased, or the underwriting agreement may be terminated.

     Each prospectus supplement will either:

                                       76

     (x)  set forth the price at which each class of securities will be offered to the public and any concessions that may be offered to dealers participating in the offering of those securities or

     (y)  specify that the related securities are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the time of sale.

     After the initial public offering of any securities, the public offering price and concessions may be changed.

     Each underwriting agreement will provide that the depositor will indemnify underwriters against particular liabilities, including liabilities under the
Securities Act of 1933, as amended.

     Under each underwriting agreement, the closing of the sale of any class of securities subject to that agreement will be conditioned on the closing of the sale of all other classes also subject to that agreement.

     The place and time of delivery for the securities in respect of which this prospectus is delivered will be set forth in the related prospectus supplement.

                                  LEGAL MATTERS

     Legal matters in connection with the securities will be passed upon for the depositor by McKee Nelson LLP, New York, New York or such other counsel as may be identified in the applicable prospectus supplement.

                                       77

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                           $583,800,000 (Approximate)
                    Renaissance Home Equity Loan Trust 2004-4

                                Home Equity Loan
                    Asset-Backed Certificates, Series 2004-4

                      Renaissance Mortgage Acceptance Corp.
                                   (Depositor)

                             Wells Fargo Bank, N.A.
                 (Master Servicer and Securities Administrator)

                             Ocwen Federal Bank FSB
                                   (Servicer)

                      -------------------------------------

                              PROSPECTUS SUPPLEMENT

                                December 23, 2004
                      -------------------------------------

                              RBS GREENWICH CAPITAL

    CITIGROUP                                           FRIEDMAN BILLINGS RAMSEY